      As filed with the Securities and Exchange Commission on July 18, 1996
                                                      Registration No. 333-07821

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                AMENDMENT NO. 1
                                       TO
                                   FORM S-3
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                   ----------
                    CORNERSTONE REALTY INCOME TRUST, INC.


       Virginia                                           54-1589139
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                                   ----------
                              306 East Main Street
                            Richmond, Virginia 23219
                                   ----------
                                 (804) 643-1761
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                Glade M. Knight
                              306 East Main Street
                            Richmond, Virginia 23219
                                 (804) 643-1761
                                   ----------
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               with a copy to:

                           Leslie A. Grandis, Esq.
                   McGuire, Woods, Battle & Boothe, L.L.P.
                    One James Center, 901 East Cary Street
                           Richmond, Virginia 23219
                                (804) 775-4322
                                   ----------

Approximate date of commencement of proposed sale to the public. As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                       CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

                                      Proposed
Title of each                         maximum        Proposed
  class of                           aggregate       maximum
securities to    Amount to be          price         aggregate          Amount of
be registered .  registered           per unit     offering price    registration fee
- --------------------------------------------------------------------------------
Common Shares .  4,545,454.54 Shares   $ 11.00         $50,000,000      $17,241.50

- -------------------------------------------------------------------------------


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically rates that this Registration Statement shall thereafter becomes effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                      CORNERSTONE REALTY INCOME TRUST, INC.
                         COMMON SHARES (THE "SHARES")
                                $11 PER SHARE
                          MINIMUM INVESTMENT--$5,000


   Cornerstone Realty Income Trust, Inc. (the "Company") is a Virginia corporation which has elected to be treated as a real estate investment trust ("REIT") for federal income tax purposes. The Company invests primarily in existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. The Company anticipates that it will hold its Properties for an indefinite length of time. Cornerstone Advisors, Inc. (the "Advisor") and Cornerstone Management Group, Inc., will provide the day-to-day management for the Company and its Properties, respectively. The sole shareholder of the Advisor and Cornerstone Management Group, Inc. is the Chairman of the Board and President of the Company. Accordingly, the Advisor and Cornerstone Management Group, Inc. may be deemed to be Affiliates of the Company.

   THESE ARE SPECULATIVE SECURITIES. The offering involves certain risks and investment considerations (see "Risk Factors"), including:


   o There will be no public trading market for the Shares for an indefinite period of time, if ever. Thus, investors may be unable to resell their shares, or may be able to resell them only at a substantial discount from the purchase price.

   o There can be no assurance that the Company will generate sufficient cash from operations to continue to make distributions at the current rate.

   o The Company has not identified any Properties to be acquired with the proceeds of this offering, and prospective investors may receive no information regarding new Property acquisitions before buying Shares.

   o The Advisor and persons related to it will receive substantial compensation from the Company. The payment of such compensation may tend to reduce investment return by reducing funds available for investment and reducing cash flow from operations. The compensation is generally payable before distributions to Shareholders and regardless of Company profitability. See "Compensation."

   o The Advisor and persons related to it will be subject to various conflicts of interest with the Company, including non-arms-length transactions and competition for management services. See "Conflicts of Interest." As a result, such persons could have an incentive to favor their interests to those of the Company.

   o The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and Property operating expenses, which in turn will be affected by Property selection, Property and Company management, Property location and local and general economic conditions. The Company may not operate profitably.

   o Company  borrowing is permitted  within  limits set forth in the  Company's
     Bylaws, and would entail additional risks such as reduction of cash available for distribution and risk of default. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   o Certain private partnerships sponsored by persons related to the Advisor have experienced adverse business developments. See "The Advisor-Prior Performance of Programs Sponsored by Affiliates of the Advisor."

   All of the Shares offered hereby are being sold by the Company. It is expected that approximately 86.5% of the gross offering proceeds will be available for investment in Properties and 0.5% allocated to a working capital reserve. The balance of proceeds will pay expenses and fees of the Advisor and others. See "Estimated Use of Proceeds."

   The Shares are being offered through the Managing Dealer on a "best-efforts" basis, meaning that neither the Managing Dealer nor any other broker-dealers are obligated to purchase any Shares. There is no required minimum number of Shares which must be sold in the offering made by this Prospectus. The Company may, as an administrative convenience, place prospective investors' subscription funds in a separate escrow account (with or without a separate "escrow agent"). Disbursement of such funds to the Company is not subject to any conditions pertaining to the receipt of a minimum amount of offering proceeds. The offering will terminate when all Shares have been sold or one year from the date hereof, unless sooner terminated by the Company or extended for up to an additional year. See "Summary of the Offering -- The Offering" and "Plan of Distribution."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED
       THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                    UNLAWFUL.

- --------------------------------------------------------------------------------

                                    Price to        Selling            Proceeds to
                                   the Public    Commissions (1)(2)    the Company(3)
- --------------------------------------------------------------------------------------
Per Share.......................  $        11    $    0.825           $    10.175
Total Offering(4)...............  $50,000,000    $  3,750,000         $46,250,000

- --------------------------------------------------------------------------------
(1) The Shares are being offered exclusively through David Lerner Associates, Inc. (the "Managing Dealer") pursuant to an Agency Agreement. Under the Agency Agreement, the Managing Dealer may engage other broker-dealers. The Company has agreed to indemnify the Managing Dealer and such other broker-dealers against certain liabilities, including liabilities under the Securities Act of 1933.
(2) Payable to David Lerner Associates, Inc., the Managing Dealer, which will also receive a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares.
(3) Before deducting other expenses payable by the Company in connection with the offering. Such expenses are estimated at $1,750,000 for the entire offering (including the Marketing Expense Allowance referred to in (2)). See "Estimated Use of Proceeds."
(4) The Company estimates that  approximately  300,000 Shares ($3,300,000 at $11
    per  Share)  will  be  purchased  through   Shareholders'   reinvestment  of
    distributions during the offering period. See "Plan of Distribution."

                        DAVID LERNER ASSOCIATES, INC.
                        -----------------------------
                477 JERICHO TURNPIKE, SYOSSET, NEW YORK 11791
                ---------------------------------------------

                   The date of this Prospectus is July 19, 1996
                   -------------------------------------------

   Each purchaser of Shares must certify that he has either (i) a minimum annual gross income of $50,000 and a net worth of at least $50,000 (exclusive of equity in home, home furnishings and personal automobiles), or (ii) a net worth
(similarly defined) of at least $100,000, or $150,000 in the case of North Carolina purchasers. No purchaser of Shares may purchase Shares costing more than 10% of the purchaser's net worth (similarly defined).

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH SUCH OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN HAS NOT CHANGED AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            AVAILABLE INFORMATION

   Cornerstone Realty Income Trust, Inc., with principal executive offices at 306 East Main Street, Richmond, Virginia 23219, telephone number (804) 643-1761, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copies at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

   The Company has filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement, including the schedules and exhibits filed as a part thereof, which may be obtained from the Commission upon payment of the fees prescribed by the Commission.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (including Amendments No. 1 and No. 2 thereto on Form 10-K/A), the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, the
Company's Current Reports on Form 8-K dated January 31, 1996 (including Amendment No. 1 thereto on Form 8-K/A) and April 30, 1996, and the Company's Registration Statement on Form 8-A under the Exchange Act, each of which has been filed by the Company with the Commission, are incorporated herein by reference.

   All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   Information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

   THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO ANY SUCH DOCUMENT UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION IN THIS PROSPECTUS. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO CORNERSTONE REALTY INCOME TRUST, INC., 306 EAST MAIN STREET, RICHMOND, VIRGINIA 23219, ATTENTION: INVESTOR RELATIONS (TELEPHONE NUMBER (804) 643-1761).

                                TABLE OF CONTENTS

                                                   PAGE
                                                  ------
AVAILABLE INFORMATION...........................   i
SUMMARY OF THE OFFERING.........................   1
RISK FACTORS....................................  10
 Absence of Public Trading Market...............  10
 Risk of Insufficient Cash Available for
  Distribution..................................  10
 Properties to be Acquired are not Identified...  10
 Compensation to Affiliates is Payable Before
  Distributions and May Reduce Investors'
  Return........................................  10
 Acquisition, Management and Other Fees and
  Expenses May Reduce Return....................  10
 Conflicts of Interest..........................  11
 Uncertainty Regarding Revenues and Expenses....  12
 Possible Borrowing; Debt Financing May Reduce
  Cash Flow and Increase Risk of Default. ......  12
 Prior Performance Difficulties of Certain
  Affiliates....................................  13
 Federal Income Tax Risks.......................  14
  Failure to Maintain REIT Status...............  14
  Uncertainties in and Possible Changes to the
   Tax Law......................................  14
 Immediate Dilution.............................  15
 Environmental Problems and Liabilities.........  15
 Competition for Properties and Tenants.........  15
 Uninsured Losses...............................  15
 Required Reliance on Management................  16
 Possible Changes in Investment Objectives and
  Policies May Not Serve the Interests of
  Certain Shareholders .........................  16
 Responsibilities of Directors, Advisor and
  Affiliates -- Possible Inadequacy of Remedies;
  Directors, Advisor and Affiliates benefit from
  Exculpation and Indemnification Provisions ...  16
 Arbitrary Share Offering Price.................  17
 Advisor and Affiliates May Purchase and Vote
  Shares........................................  17
 Potential Dilution of Shareholders' Interests..  17
 Accumulation Restrictions .....................  17
 Joint Venture Investments -- Risks of
  Conflicting Interests and Impasse.............  18
ESTIMATED USE OF PROCEEDS.......................  18
COMPENSATION....................................  20
 Generally......................................  20
 Compensation Paid to Advisor and Affiliates in
  1994 and 1995.................................  23
 Compensation Paid to David Lerner Associates,
  Inc...........................................  25

CONFLICTS OF INTEREST...........................  25
 General........................................  25
 Transactions with Affiliates and Related
  Parties.......................................  26
 Competition by the Company with Affiliates.....  26
 Competition for Management Services............  26
 Lack of Separate Representation; Relationship
  with Certain Law Firms........................  27
 David Lerner as Former Director................  27

INVESTMENT OBJECTIVES AND POLICIES..............  27
 General........................................  27
 Investment Criteria............................  28
 Types of Investments...........................  29
 Diversification................................  30
 Joint Venture Investments......................  30
 Borrowing Policies.............................  30
 Management of Properties.......................  31
 Reserves.......................................  32
 Sale and Refinancing Policies..................  32
 Changes in Objectives and Policies.............  32
DISTRIBUTION POLICY.............................  33

                                                  PAGE
                                                  ------
 BUSINESS AND PROPERTIES........................   34
 Business.......................................   34
 Legal Proceedings..............................   35
 Regulation.....................................   35
 Properties Owned by The Company................   36
MANAGEMENT......................................   93
 Directors and Officers.........................   93
 Committees of Directors........................   97
 Director Compensation..........................   97
 Indemnification and Insurance..................   97
 Officer Compensation...........................   98
 Stock Incentive Plans..........................   98
 The Incentive Plan.............................   98
 Directors' Plan................................   99
 Stock Option Grants............................  101
THE ADVISOR AND AFFILIATES......................  102
 General........................................  102
 The Advisory Agreement.........................  102
 Cornerstone Realty Group, Inc..................  104
 Cornerstone Management Group, Inc..............  104
 Prior Performance of Programs Sponsored by
  Affiliates of the Advisor.....................  105
PRINCIPAL AND MANAGEMENT STOCKHOLDERS...........  106

                                       iii

                                                   PAGE
                                                  ------
FEDERAL INCOME TAX
 CONSIDERATIONS.................................  107
 Federal Income Taxation of the
  Company.......................................  107
 Requirements for Qualification as a REIT.......  107
  Organizational Requirements...................  108
  Income Tests..................................  108
  Asset Tests...................................  110
  Annual Distribution Requirement...............  110
  Failure to Qualify as a REIT..................  111
 Federal Income Taxation of the Shareholders....  111
 Investment by Tax-Exempt Entities..............  112
 Foreign Investors..............................  112
  Foreign Shareholders..........................  112
  Backup Withholding............................  113
  State and Local Taxes.........................  114
INVESTMENT BY TAX-EXEMPT ENTITIES...............  114
 Unrelated Business Taxable Income..............  114
 ERISA Considerations...........................  114
DILUTION........................................  115
SELECTED FINANCIAL DATA.........................  117
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS .  118
 Liquidity and Capital Resources................  118
 Results of Operations..........................  120
 Impact of Inflation............................  121
PLAN OF DISTRIBUTION............................  122
DESCRIPTION OF CAPITAL STOCK....................  123
 General........................................  123
 Repurchase of Shares and Restrictions on
  Transfer......................................  124
 Facilities for Transferring Shares.............  125
 Transfer Agent and Registrar...................  125
SUMMARY OF ORGANIZATIONAL DOCUMENTS.............  126
 Board of Directors ............................  126
 Responsibility of Board of Directors, Advisor,
  Officers and Employees........................  126
 Issuance of Securities.........................  127
 Redemption and Restrictions on Transfer........  127
 Amendment......................................  128
 Shareholder Liability..........................  128
SALES LITERATURE................................  128
REPORTS TO SHAREHOLDERS.........................  128
LEGAL OPINIONS..................................  128
EXPERTS.........................................  129
CHANGE IN COMPANY'S CERTIFYING
 ACCOUNTANT.....................................  129
GLOSSARY........................................  130
INDEX TO FINANCIAL STATEMENTS OF
 THE COMPANY....................................  F-1
SUBSCRIPTION AGREEMENT........................ Exhibit A

                           SUMMARY OF THE OFFERING

   The following is a summary of important information contained in this Prospectus, but is not complete and is qualified in its entirety by reference to the entire Prospectus. Certain capitalized terms used in this Prospectus are defined, or are defined with more particularity, under "Glossary."

   The Company. Cornerstone Realty Income Trust, Inc. (the "Company") is a Virginia corporation which has elected to be treated for federal income tax purposes, and intends to qualify on a continuing basis, as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The principal executive offices of the Company are located at 306 East Main Street, Richmond, Virginia 23219 (telephone: 804-643-1761).

   The Advisor. Cornerstone Advisors, Inc. (the "Advisor") is the advisor to the Company and will provide its day-to-day management under an agreement (the "Advisory Agreement") between the Company and the Advisor.

   The Company is an "externally-advised" or "externally-managed" REIT. As described herein, the Advisor (Cornerstone Advisors, Inc.) oversees the ordinary business of the Company pursuant to the Advisory Agreement. In addition, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (both Affiliates of the Advisor) provide Property management services and Property acquisition and disposition services to the Company. In exchange for their services, the Advisor, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. all receive certain fees and expense reimbursements from the Company. See "Compensation" herein.

   The officers and Directors of the Company have undertaken an evaluation of whether it would be in the best interests of the Company and the Shareholders to convert the Company into a "self-administered" or "self-managed" REIT. This conversion, if undertaken, would involve transferring some or all of the management and other services now being provided by other companies to employees of the Company. If such conversion were implemented, the Company would no longer pay fees (such as the Asset Management Fee, Real Estate Commissions and Property Management Fees) to other companies for services assumed by employees of the Company, but would itself bear the costs thereof (including salaries and wages to such employees). Any such conversion would likely involve the payment of consideration, either in Shares, cash or other property, from the Company to the entities whose contracts with the Company were being terminated in connection with such conversion, in recognition of such companies agreeing to the termination of their agreements. Material developments, if any, pertaining to the possible conversion of the Company to "self-administered" or "self-managed" status will be reported in supplements to this Prospectus or in appropriate filings under the Securities Exchange Act of 1934.

   Previous Share Offerings. Pursuant to a Prospectus dated December 31, 1992, as supplemented (the "1992 Prospectus"), and a Prospectus dated November 4, 1994, as supplemented (the "1994 Prospectus"), the Company conducted public offerings of Shares during the period from January, 1993 through September 7, 1994 and November 4, 1994 through July, 1996 (the "Initial Offering Periods"). During the Initial Offering Periods, the Company raised approximately $250 million (approximately $225 million net of selling commissions) through the sale of an aggregate of 22,899,118 Shares.

   As of July 31, 1995, the Company had closed the sale to investors of 3,461,545 Shares in the Offering under the 1994 Prospectus, representing aggregate gross proceeds to the Company of $38,077,003, and net proceeds (net of selling of commissions) of $34,269,303. On March 31, 1995, June 2, 1995,
September 5, 1995, September 14, 1995 and October 6, 1995, the Company filed with the Securities and Exchange Commission post-effective amendments (containing the Company's audited financial statements for the year ended
December 31, 1994) to the registration statement which had been declared effective November 4, 1994. Each of the post-effective amendments was filed pursuant to the Company's undertaking to file at least once every three months a post-effective amendment to consolidate all supplements theretofore used in connection with the Offering and to file any prospectus required by section 10(a)(3) of the Securities Act of 1933 in a post-effective amendment. Subsequent to July 31, 1995, the Company continued the offering and sale of Shares and, in August, 1995, closed the sale to investors of approximately 668,728 Shares, representing aggregate gross proceeds to the Company of approximately $7,756,010, and net proceeds (net of selling commissions) of approximately $6,818,409. All of the post-effective amendments were declared effective on October 6, 1995.

   The Offering. The offering made by this Prospectus will continue until all Common Shares of the Company (the "Shares" or "Common Shares") offered under this Prospectus have been sold or until one year from the date of this Prospectus, unless the Company terminates the offering at an earlier date or extends it beyond such date for up to an additional year. In some states, extension of the offering may not be allowed or may be allowed only upon certain conditions. Closings will occur from time to time during the offering period. The Shares are being offered through David Lerner Associates, Inc. and other selected broker-dealers. All of the Shares offered hereby are being sold by the Company.

   Because there is no minimum number of Shares required to be sold in the offering made by this Prospectus, the prospective investors' payments for Shares are not required to be held by an escrow agent or in an escrow account. However, the Company expects as an administrative convenience, to place prospective investors' subscription funds in a separate escrow account (with or without a separate "escrow agent") for disbursement to the Company in a block at a "closing." Disbursement of such funds to the Company is not subject to any conditions pertaining to the receipt of a minimum amount of offering proceeds.

   In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company intends to cause to be paid from any escrow account each investor's share of net interest on escrowed funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. If the Company elects to use a separate escrow account (with or without a separate "escrow agent"), investors' subscription funds will be deemed to remain the Property of the investors, and the investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in escrow for an indefinite period of time.

   The minimum investment for investors is $5,000 (approximately 454.5 Shares at $11 per Share), except that Qualified Plans (defined as qualified employee pension or profit-sharing trusts, Keogh Plan trusts and IRAs) may purchase a minimum of $2,000 (approximately 181.8 Shares at $11 per Share). The record holders of the Company's Shares will be the "Shareholders" of the Company.

   As described under "Plan of Distribution," it is expected that investors purchasing Shares in this offering will be able to elect to reinvest any distributions from the Company in additional Shares available in this offering, for as long as this offering continues. This option is referred to as the "Additional Share Option." The Company estimates that approximately 300,000 Shares ($3,300,000 at $11 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option, but the number of Shares which will be so purchased cannot be determined at this time. Shares purchased pursuant to the Additional Share Option will be at the same price per Share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. Shareholders electing the Additional Share Option will be taxed as if they received the reinvested distributions. See "Plan of Distribution."

   The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or other equity or debt securities of the Company, on such terms and for such consideration as it may deem advisable. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases a Property, as part or all of the purchase price of the Property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed to be their value. See "Summary of Organizational Documents -- Issuance of Securities."

   Affiliates of the Advisor. The term "Affiliate" used in this Prospectus, which term is defined in the Glossary, refers generally to a person or entity which is related to another specified person or entity through common control, through significant (10% or more) equity ownership, or by serving as an officer or director of (or in a similar capacity with) such specified entity. Affiliates of the Advisor include Cornerstone Realty Group, Inc., Cornerstone Management Group, Inc. and Glade M. Knight, who owns all of the outstanding stock of the Advisor, Cornerstone Realty Group, Inc. and Cornerstone Management Group, Inc.

   Risk Factors. An investment in Shares involves certain risks (described more fully under "Risk Factors"), including the following:

   o There will be no public trading market for the Shares for an indefinite period of time, if ever. Accordingly, Shareholders may be required to hold their Shares for an indefinite length of time. Shareholders may be unable to resell their shares at all, or may be able to resell them only at a substantial discount from the purchase price. See "Risk Factors -- Absence of Public Trading Market."

   o If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would decrease. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders. See "Risk Factors -- Risk of Insufficient Cash Available for Distribution."

   o The Company has not identified any Properties to be acquired with the proceeds from this offering of the Shares. Accordingly, prospective investors may not have the opportunity to evaluate the assets to be acquired with the proceeds of the offering before purchasing Shares. There can be no assurance that any Property acquired by the Company after the date of this Prospectus will operate successfully or will be comparable to any Property currently owned by the Company.

   o The Advisor and its Affiliates will receive substantial compensation from the Company. Such compensation has been established without the benefit of arm's-length negotiation. See "Compensation." The payment of compensation to the Advisor, its Affiliates and others from proceeds of the offering and Property revenues will reduce the amount of proceeds available for investment in Properties, or the cash available for distributions, and will therefore tend to reduce the return on Shareholders' investments. In particular, the payment of such compensation means that the investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same Properties. See "Risk Factors -- Fees and Expenses may Reduce Return." The compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for, distributions.

   o The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. Generally, such conflicts arise because certain Directors and officers of the Company (i) are also principals in or have relationships with other companies which will enter into contracts with the Company, and (ii) are, and will in the future be, principals in other programs which may compete with the Company. While certain policies and procedures, described under "Conflicts of Interest," will be implemented to ameliorate potential conflicts of interest, certain conflicts of interest cannot be completely ameliorated. To the extent there are conflicts of interest, the Advisor or its Affiliates may be inclined to favor their own interests over those of the Company. The principal conflict of interest currently involving the Company is that Glade M. Knight, who is a Director, Chairman of the Board and the President of the Company, also owns the Advisor, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc., all of which provide services to the Company in exchange for compensation. The business and affairs of the Company are controlled by the Company's Board of Directors, a majority of whom are not Affiliated with the Advisor and its Affiliates. Prospective Shareholders must rely upon the Board of Directors to supervise the relationship between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, to ensure that any adverse effect of any potential conflict of interest is minimized. Prospective Shareholders should note, however, that Mr. Knight could have influence on the Board of Directors disproportionate to his voting power because he is engaged on a full-time basis in the operation of the Company and its Properties. See "Conflicts of Interest."

   o The investment in residential apartment communities (and other real property, if any) involves many potential risks, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and Property maintenance) exceeding income (which could necessitate borrowing to fund deficits), on-site environmental problems, and possible uninsurable losses. There can be no assurance that the Company's Properties will operate profitably, appreciate in value or generate cash for distribution. See "Risk Factors -- Real Estate Investment Risks."

   o Although not anticipated, except on the limited interim basis described under "Business and Properties -- Properties Owned by the Company," borrowing by the Company is permitted, subject to certain limitations. Company borrowing would entail additional risks, including the risks that required principal and interest payments would reduce distributions to Shareholders, and that the Company could lose Properties securing borrowings through foreclosure. As of the date of this Prospectus, there is no mortgage debt encumbering the Company's Properties. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   o Certain private partnerships sponsored by Affiliates of the Advisor have experienced certain adverse business developments (bankruptcy reorganizations and/or Property foreclosures). See "The Advisor -- Prior Performance of Programs Sponsored by Affiliates of the Advisor."

   o The ability of the Company to operate as planned will depend upon its continuing to qualify as a "real estate investment trust" for federal income tax purposes. If the Internal Revenue Service (the "Service") were to determine that the Company failed to meet the requirements for REIT status or if the Company fails to maintain REIT status on a continuing basis, it will not be able to achieve its investment objectives. See "Risk Factor -- Federal Income Tax Risks."

   o Purchasers of the Shares offered hereby will experience immediate dilution in the net tangible book value of the Shares from the public offering price. See "Dilution."


   Estimated Use of Proceeds. The proceeds of the offering will be used (i) to pay expenses and fees of selling the Shares; (ii) to invest in Properties; (iii) to pay expenses and fees associated with acquiring Properties; and (iv) to establish a working capital reserve. It is estimated that the expenses and fees described in clauses (i) and (iii) of the preceding sentence will aggregate 13% of the gross offering proceeds, that the amount available to invest in Properties will be 86.5% of the gross offering proceeds, after establishing a working capital reserve equal to 0.5% of gross offering proceeds. See "Estimated Use of Proceeds."

   Compensation. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. Compensation and reimbursements payable to the Advisor and its Affiliates are listed below. See "Compensation." Except as indicated, the maximum dollar amount of such compensation and reimbursements is not now determinable.

   o The Advisor is entitled to receive an annual Asset Management Fee, based upon the ratio of Funds from Operations to Total Contributions, of between 0.1% and 0.25% of Total Contributions. ("Funds from Operation" is defined as net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restruc turing and sales of Property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, if any. "Total Contributions" is defined as the gross proceeds from the sale of the Shares.) See "The Advisor and Affiliates -- The Advisory Agreement." Assuming the Maximum Offering amount ($50,000,000) is sold, the Total Contributions would be $300,000,000 and the annual Asset Management Fee would be between $300,000 and $750,000. The Company believes that Funds from Operations is an appropriate measure to use in determining the fees to be paid to the Advisor because it ties compensation to an indicator of performance. "Funds from Operations" is not the same as cash generated from operating activities in accordance with generally accepted accounting principles, and, therefore, should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.

   o Cornerstone Management Group, Inc., an Affiliate of the Advisor, will manage the Company's Properties and will receive a Property management fee equal to 5% of the monthly gross revenues of the Properties.

   o Cornerstone Realty Group, Inc., an Affiliate of the Advisor, will serve as the real estate broker in connection with the Company's purchases and sales of Properties, and will receive fees from the Company of up to 2% of the gross purchase price of each Property and up to 2% of the gross sale prices.

   o The Advisor and its Affiliates will be entitled to reimbursement for actual costs incurred by them in connection with the offering of the Shares and the operation of the Company.

   o The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to payment therefor. Such conditions generally include the requirement that the transaction be approved by the affirmative vote of a majority of the "Independent Directors," who are those Directors who are not Affiliated with the Advisor. There are currently no plans for the providing of material services or property of the type described in this paragraph.


   Conflicts of Interest. The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. See "Conflicts of Interest." These conflicts of interest include the following:

   o The Advisor and its Affiliates will receive substantial compensation from the Company which has been established without the benefit of arm's-length negotiation. In certain circumstances, the receipt of such compensation could create a conflict of interest between the entity receiving the compensation and the Shareholders. The entity receiving the compensation could have an incentive to take, or refrain from taking, a particular action on behalf of the Company based upon the compensation to be received by it, rather than based upon the best interests of the Company and the Shareholders. Affiliates of the Advisor will attempt to resolve or eliminate such conflicts of interest by determining what is in the best interests of the Company and the Shareholders.

   o Affiliates of the Advisor have formed, and may in the future form, other real estate investment companies, including REIT's. Subject only to the requirement that until more than 95% of the proceeds of the offering are invested, the Advisor and its Affiliates must present to the Company any suitable investment opportunity before offering it to any other Affiliated entity, such other real estate investment companies may engage in the same business as, and compete with, the Company. Thus, the Company could, in the future be competing with the Advisor, its Affiliates, or other companies managed or advised by the Advisor or its Affiliates, with respect to Property acquisition, disposition and management.

   o Since Affiliates of the Advisor are and may in the future become principals in other businesses, including other real estate investment companies, they may have conflicts of interest in allocating their time and services between the Company and such other businesses. If the Advisor or its Affiliates, in the future, devote time and services to other businesses, the time and services available for the Company could be reduced, which could adversely affect the operations of the Company.

   o David Lerner, a principal of the Managing Dealer, served as a Director of the Company from August 3, 1992 to October 24, 1994. Thus, the Managing Dealer may not be in the nature of an "independent sales agent" for the Shares. Consequently, the Managing Dealer may not have undertaken the same "due diligence" investigation contemplated by the Securities Act of 1933 with respect to the Company and its offering as would have been undertaken by a truly independent sales agent.

   Investment Objectives and Policies. The principal investment objectives of the Company are to: (i) preserve and protect the capital of the Company; (ii) provide quarterly distributions to the holders of the Company's Common Shares (the "Shareholders"), a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and (iii) provide long-term capital appreciation in the value of the Company's investments. The Company does not intend to make distributions from borrowings or refinancings.

   The Company anticipates that achievement of these objectives will enable it to provide Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve these objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable Properties. See "Investment Objectives and Policies -- General."

   The Company invests primarily in existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. Diversity in geographic location will be a consideration for investment. See "Investment Objectives and Policies -- Diversification."

   The Company's management believes there is substantial opportunity for growth from acquisitions of additional multi-family Properties in the mid-Atlantic and southeastern regions of the United States. Management believes that the current real estate environment is conducive to opportunistic acquisitions of existing multi-family properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction. The extensive experience of the management personnel of the Company and the Advisor and its Affiliates in operating multi-family properties in the mid-Atlantic and southeastern regions is intended to assist the Company in the evaluation of specific markets and Properties in this region.

   The Company reserves the right to issue Shares at any time and from time to time, consistent with the terms of this Prospectus and the Subscription Agreements executed by investors. See "Plan of Distribution."

   The Board of Directors may, in its sole discretion, issue Shares, or other equity or debt securities of the Company, to sellers of Properties, as part or all of the purchase price of the Property. See "Summary of Organizational Documents -- Issuance of Securities."

    The Company currently anticipates that it will continue to hold its investment Properties for an indefinite length of time. Although the Company intends, by the end of the third quarter in 1996 or as soon thereafter as practicable, to use its best efforts to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System, if the Board of Directors determines such action to be prudent, there is no assurance when, or that, the Shares will be so listed or quoted. In making its determination, it is expected that the Board of Directors will consider all relevant economic considerations affecting the Company, including general economic and market conditions, the Company's satisfaction of the legal listing or quotation requirements in effect at such time, the economic performance of the Company, the Company's financial condition at the time listing or quotation is considered, and the size of the Company. See "Risk Factors -- Absence of Public Trading Market."

    The Company generally intends to purchase its Properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties -- Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its Properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company has the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies." Subject to this limitation, the investment policies of the Company do not restrict the Company to any one method of financing its operations. Therefore, it may purchase Properties subject to financing or mortgages existing before the date of purchase, use either seller or new institutional financing or borrow from the Advisor or its Affiliates. The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors.

   The investment return to Shareholders from the Company will likely be less than could be obtained by a Shareholder's direct acquisition and ownership of the same Properties because (i) the Company will pay, principally to Affiliates of Directors, substantial "front-end" fees (that is, fees paid directly from funds received from sales of the Shares) to sell the Shares and acquire Properties, which will reduce the net proceeds available for investment in Properties; and (ii) the Company will likely pay, principally to the Advisor and its Affiliates, substantial management and related compensation (which might be greater than the fees for Property management which a direct owner would incur), which will reduce funds available for distribution to Shareholders. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in Properties, revenues may be reduced by 13.5% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of Properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

   A person directly acquiring and owning properties like those sought by the Company would likely incur at least some types of the fees and expenses which the Company will incur in the acquisition and ownership of its Properties. Furthermore, the Advisor believes that while the payment of certain fees (such as the Selling Commissions) will not result in increased Company profitability, the payment of other fees, such as management fees to a professional Property manager, while being funded by revenues derived from Properties, may be at least partially offset by increased revenues from the Properties attributable to the services rendered in exchange for such fees.

   The Board of Directors has the power and authority to modify the investment objectives and policies of the Company, subject to the provisions of the Company's Articles of Incorporation and Bylaws and applicable law. Any such modification would be based upon the perceived best interests of the Company and its Shareholders. See "Investment Objectives and Policies -- Changes in Objectives and Policies."

   Distribution Policy. The Company's policy and objective will be to pay to Shareholders regular distributions. The timing and amounts of distributions will be determined by the Board of Directors, acting in its sole discretion.

   The distributions for the first, second, third and fourth quarters of 1995 were $.23 per Share, $.24 per Share, $.2425 per Share, and $.245 per Share, respectively. Of the $.96 ($.9575) per Share distribution in 1995, 17% thereof represented a return of capital and the balance represented ordinary dividend income.

   The first quarter distribution for 1996 was $.248 per Share. On an annual basis, this distribution would be $.992 per Share. At the end of each year, the Company will determine, and will report to Shareholders, the portions of the year's distributions which represent ordinary dividend income and a return of capital, respectively. The Company anticipates the funds available for distribution will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. See "Distribution Policy."

   Business and Properties. The Company has been established to provide Shareholders with a professionally managed, diversified portfolio of real estate equity interests consisting primarily of existing residential apartment communities which have the potential for current cash flow and capital appreciation.

   The Company owns the following apartment Properties as of the date of this Prospectus (see "Business and Properties" for additional information):

                                                                                EFFECTIVE
                                                                 NUMBER OF       DATE OF
                                                                 APARTMENT     ACQUISITION
            NAME OF PROPERTY                   LOCATION            UNITS        BY COMPANY
- ---------------------------------------  -------------------- --------------- --------------
The Hollows ...........................  Raleigh, NC          176               6-1-93
Polo Club (formerly La Vista) .........  Greenville, SC       365               6-3-93
Mayflower Seaside......................  Virginia Beach, VA   263             10-26-93
County Green ..........................  Lynchburg, VA        180              12-1-93
Stone Ridge (formerly River Ridge) ....  Columbia, SC         191              12-8-93
Wimbledon Chase (formerly Fountain
 Head) ................................  Wilmington, NC       192               2-1-94
Harbour Club (formerly Birdneck Lakes)   Virginia Beach, VA   214               5-1-94
Chase Mooring (formerly The Palms)  ...  Wilmington, NC       224               8-1-94
The Trestles...........................  Raleigh, NC          280             12-30-94
Wind Lake (formerly Sterling Pointe) ..  Greensboro, NC       299               4-1-95
Magnolia Run (formerly Edgewood) ......  Greenville, SC       212               6-1-95
Breckinridge...........................  Greenville, SC       236              6-21-95
Bay Watch Pointe (formerly Broad
 Meadows)..............................  Virginia Beach, VA   160              7-18-95
Hanover Landing (formerly Lemon Tree) .  Charlotte, NC        192              8-22-95
Mill Creek.............................  Winston-Salem, NC    220               9-1-95
Glen Eagles............................  Winston-Salem, NC    166              10-1-95
Osprey Landing (formerly Summer Hill) .  Wilmington, NC       176              11-1-95
Tradewinds.............................  Hampton, VA          284              11-1-95
Sailboat Bay (formerly The Lake) ......  Charlotte, NC        358              11-1-95
Meadows................................  Asheville, NC        176              1-31-96
West Eagle Greens (formerly Scarlett
 Oaks).................................  Augusta, GA          165               3-1-96
Ashley Park............................  Richmond, VA         272               3-1-96
Arbor Trace (formerly Colonial
 Ridge)................................  Virginia Beach, VA   148               3-1-96
Longmeadow.............................  Charlotte, NC        120               4-1-96
Trophy Chase (formerly Westfield) .....  Charlottesville, VA  185               4-1-96
Beacon Hill............................  Charlotte, NC        349               5-1-96
Meadow Creek...........................  Pineville, NC        250               6-1-96
Summer Walk (formerly Lakewood) .......  Concord, NC          160               5-1-96
Willow Creek...........................  Durham, NC           200               5-1-96
Lexington Towers.......................  Richmond, VA         197              6-26-96

    As of the date of this Prospectus, there is no mortgage debt encumbering the Company's Properties. The Company has an unsecured line of credit, described under "Business and Properties -- Properties Owned by the Company."

   Federal Income Tax Considerations. The Company has elected to be treated, and intends to qualify on a continuing basis, as a REIT. The election was first made for the Company's taxable year ended December 31, 1993. The Company anticipates that it will qualify as a REIT throughout its existence, but there can be no assurance that the Company will so qualify. As a REIT, the Company will be allowed a deduction for the amount of distributions paid to its Shareholders, thereby subjecting the distributed net income of the Company to taxation only at the Shareholder level. The Company's continued qualification as a REIT will depend upon its compliance with numerous requirements, including requirements as to the nature of its income. For a discussion of the risk that the Company may fail to meet one or more of the requirements for REIT status, see "Risk Factors -- Federal Income Tax Risks." Each year, the Company will send to each Shareholder a Form 1099 that will report the amount of income taxable to such Shareholder for the preceding year.

   As a REIT, the Company will deduct from its taxable income amounts distributed to Shareholders and, therefore, will pay no tax on amounts distributed to Shareholders. Distributions generally will be considered taxable dividends to Shareholders to the extent of the Company's earnings and profits, and, to such extent, will be considered portfolio rather than passive income for purposes of Shareholders' use of investment expense deductions and passive losses. Any distributions in excess of the Company's earnings and profits will first reduce a Shareholder's basis in his or her Shares and, to the extent of such reduction, will not be taxable to such Shareholder. Any distributions in excess of both the Company's earnings and profits and the Shareholder's basis will generally be treated as capital gain. Shareholders who are corporations will not be eligible to claim the dividends-received deduction with respect to any distributions paid by the Company. See "Federal Income Tax Considerations."

   Investment by Tax-Exempt Entities. The Service has ruled that amounts distributed by a REIT to a pension trust do not constitute "unrelated business taxable income" ("UBTI"). Based on this analysis, amounts distributed by the Company to tax-exempt Shareholders generally should not constitute UBTI, although recent legislation has created the possibility of UBTI for certain tax-exempt Shareholders in certain situations. Also, a tax-exempt entity that incurs indebtedness to finance its purchase of Common Shares may be subject to UBTI by virtue of the acquisition indebtedness rules. See "Federal Income Tax Considerations Federal Income Taxation of the Shareholders -- Investment by Tax-Exempt Entities" and "Investment by Tax-Exempt Entities." To assist fiduciaries of Qualified Plans in satisfying their legal obligation to value Plan assets annually, the Company intends to determine on an annual basis the Company's current "Adjusted Net Asset Value" per Share, defined generally as the net fair market value of Company assets divided by the number of Shares outstanding.

   Description of Capital Stock. The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value. As of the completion of the Second Offering, there were 22,899,118 Common Shares of the Company issued and outstanding.

   The Common Shares will have the sole voting power to elect Directors. Holders of the outstanding Common Shares will be entitled to one vote per Share on all matters submitted to a vote of the Shareholders. In addition, the holders of the Common Shares will be entitled to participate equally in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in distributions of the net assets of the Company upon its liquidation, dissolution or winding up.

    Liquidity. Prior to this offering there has been no public market for the Shares, and initially such a market is not expected to develop. Although the Company plans to list the Shares on a national securities exchange or to have them quoted on the NASDAQ National Market System by the end of the third quarter of 1996 or as soon thereafter as practicable, if the Board determines such action to be prudent, there is no assurance the Shares will be so listed or quoted.

   In addition, the Company's Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. This restriction is designed to ensure the continued qualification of the Company as a REIT. See "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer."

                                 RISK FACTORS

   Investment in the Shares involves various risks. No assurance can be given that the investment objectives of the Company will be achieved. In addition to the information set forth elsewhere in this Prospectus, investors should consider the following risks before making a decision to purchase the Shares.

ABSENCE OF PUBLIC TRADING MARKET

   Prior to this offering, there has been no public market for the Shares, and initially such a market is not expected to develop. Accordingly, Shareholders may be required to hold their Shares for an indefinite length of time and there will be no liquidating distribution until such time, if ever, as a majority of the shareholders determine to dissolve the Company. Shareholders may be unable to resell their Shares at all, or may be able to resell them only at a substantial discount from the purchase price. Thus, the purchase of Shares should be considered a long-term investment.

RISK OF INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTION

   If the Company were to incur significant unanticipated cash expenditures, the amount of cash available for distribution would decrease. Furthermore, there can be no assurance that the Company will continue to be able to acquire Properties that will generate sufficient cash from operations to enable the Company to maintain distributions at the current rate. See the other risk factors in this section entitled "Risk Factors" for a discussion of factors which could result in unanticipated cash expenditures, or which could otherwise affect the Company's ability to make cash distributions to Shareholders. There can be no assurance that the Company will maintain any specific level of distributions to Shareholders.

PROPERTIES TO BE ACQUIRED ARE NOT IDENTIFIED

   The Company has not identified any Properties to be acquired with the proceeds from this offering of the Shares. Accordingly, prospective investors may not have the opportunity to evaluate the assets to be acquired with the proceeds of the offering before purchasing Shares. There can be no assurance that any Property acquired by the Company after the date of this Prospectus will operate successfully or will be comparable to any Property currently owned by the Company.

COMPENSATION TO AFFILIATES IS PAYABLE BEFORE DISTRIBUTIONS AND MAY REDUCE INVESTORS' RETURN

   The Advisor and its Affiliates will receive substantial compensation from the Company in exchange for various services they have agreed to render to the Company. See "Compensation." This compensation has been established without the benefit of arms-length negotiation, and the payment of such compensation from proceeds of the offering and Property revenues will reduce the amount of proceeds available for investment in Properties, or the cash available for distribution, and will therefore tend to reduce the return on Shareholders' investments. In addition, the compensation is generally payable regardless of Company profitability, and is generally payable prior to, and without regard to whether the Company has sufficient cash for distributions.

ACQUISITION, MANAGEMENT AND OTHER FEES AND EXPENSES MAY REDUCE RETURN

   The investment return to Shareholders likely will be less than could be obtained by a Shareholder's direct acquisition and ownership of the same properties because (i) the Company will pay, principally to Affiliates of Directors, substantial "front-end" fees and expenses to sell the Shares, and acquire Properties, which will reduce the net proceeds available for investment in Properties; and (ii) the Company will pay, principally to the Advisor and its Affiliates, substantial management and related compensation (which might be greater than the fees for property management that a direct owner would incur), which will reduce cash available for distribution to Shareholder. Thus, for example, if only 86.5% of the gross proceeds of the offering are available for investment in Properties and 0.5% of the gross proceeds are reserved for working capital, revenues may be reduced by 13% compared to revenues in the absence of such front-end fees. Similarly, any profit from appreciation in values of Properties could be commensurately reduced to the extent gross offering proceeds are used to pay front-end fees.

   A person directly acquiring and owning properties of the type sought by the Company likely would incur most of the types of fees and expenses which the Company will incur in the acquisition and ownership of its Properties. Also, the Advisor believes that while the payment of certain fees (such as the Selling Commissions) will not result in increased Company profitability, the payment of other fees, such as management fees to a professional Property manager, while being funded by revenues derived from Properties, may be at least partially offset by increased revenues from the Properties attributable to the services rendered in exchange for such fees. Furthermore, the Company may offer an opportunity to invest in a larger and more diverse group of Properties than might be available to an individual investing directly in real estate.

CONFLICTS OF INTEREST

   The Advisor and its Affiliates will be subject to various conflicts of interest in their dealings with the Company. See "Conflicts of Interest." Generally, such conflicts of interest arise because certain Directors and officers of the Company (i) are also principals in other companies which will enter into contracts with the Company (principally for asset management and Property management, acquisition and disposition services), and (ii) are, and will in the future be, principals in other real estate investment programs which may compete with the Company. Other possible transactions involving conflicts of interest would include the Company's acquisition of Properties from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Investment Criteria"), and the Company borrowing from the Advisor or an Affiliate (which is permitted under the conditions summarized in "Investment Objectives and Policies -- Borrowing Policies").

   The differing types of compensation payable to the Advisor and its Affiliates present different potential conflicts of interest for such entities. Cornerstone Realty Group, Inc. is paid an acquisition fee in connection with each acquisition of a Property by the Company, and a disposition fee in connection with certain Property dispositions. As a consequence, Cornerstone Realty Group, Inc. may have an incentive to recommend the purchase or disposition of a Property, in order to receive a fee, rather than based upon the best interests of the Company. Cornerstone Management Group, Inc. receives a Property management fee which is a percentage of gross revenues from each Property owned by the Company. This entity could, therefore, have an incentive to recommend that the Company retain a Property, rather than dispose of it, so that Cornerstone Management Group, Inc. can continue to receive its Property management compensation. Cornerstone Advisors, Inc. receives a fee which is a percentage of the total consideration received by the company with sale of Shares and therefore could have an incentive, from a compensation standpoint, to close the sales of Shares as rapidly as possible.

   As discussed under "Conflicts of Interest," the Company has implemented certain policies and procedures designed to eliminate or ameliorate the effects of potential conflicts of interest, certain potential conflicts of interest. For example, the business and affairs of the Company, including, without limitation, all of the relationships between the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, are under the supervision and control of the Company's Board of Directors, a majority of whom is not Affiliated with the Advisor or its Affiliates. In evaluating the significance of a majority of the Board of Directors being unaffiliated, prospective Shareholders should bear in mind that Mr. Knight may have an influence on the Board of Directors disproportionate in relation to his voting power, since he is engaged full-time in connection with the management of the Company and its Properties. In general, if a person with responsibilities both to the Company and to an entity contracting with the Company, or both to the Company and to a program in competition with the Company, were to resolve a potential conflict of interest in such dual capacity against the interest of the Company, the operation of the Company could be adversely affected. However, in light of the policies and procedures implemented to ameliorate the effects of potential conflicts of interest, the Advisor and its Affiliates do not believe that the potential conflicts of interest will have a material adverse effect upon the Company's ability to realize its investment objectives, although there can be no assurance to this effect.

UNCERTAINTY REGARDING REVENUES AND EXPENSES

   The Company's success depends upon maximizing revenues (primarily rent payments) while minimizing Company and Property operating expenses, which in turn will be affected by Property selection, Property and Company management, Property location and local and general economic conditions. The

Company's  investment  in  residential   apartment   communities  involves  many
potential risks bearing on potential revenues and expenses, including high vacancy rates, competition for tenants, expenses (including those related to taxes, insurance and Property maintenance) exceeding income (which could necessitate borrowing to fund deficits, on-site environmental problems, and possible uninsurable losses. Although the Company and the Advisor and its Affiliates will seek to minimize the effect of factors such as these, some of such factors are beyond the control of such persons. In addition, to the extent such factors are within the control of such persons, the skill and ability of such persons to select, maintain and operate such Properties will largely determine whether the Company will operate profitably. There can be no assurance that the Company's Properties will operate profitably, appreciate in value or generate cash for distribution.

   Equity real estate investments will tend to limit the ability of the Company to vary its portfolio promptly in response to changing economic, financial and investment conditions. These investments will be subject to risks such as adverse changes in general economic conditions or local conditions (for example, excessive building resulting in an oversupply of available space, or a decrease in employment, reducing the demand for real estate) as well as other factors affecting real estate values (for example, increasing labor, materials and energy costs, the attractiveness of the Properties to tenants and the attractiveness of the surrounding area). Investments will also be subject to such risks as the inability of the Company to provide for adequate maintenance of its Properties. If the Company found it necessary to borrow, its operations could be affected adversely by factors such as increased interest rates and reduced availability of debt financing. However, to the extent that the Company's investments are made on an all-cash basis, the risks relating to interest rates and availability of long-term financing are not present.

   The Company's investments will be primarily in existing residential apartment communities. Some of the proceeds may be allocated to the repair and renovation of such apartment communities. The Company's real estate equity investments will be subject to the risk of inability to attract or retain tenants, and to the risk of a decline in rental income as a result of adverse changes in economic conditions, local real estate markets, or other factors. Also, certain expenditures associated with equity investments (such as real estate taxes, the costs of maintenance, renovations or improvements, insurance and utility costs) are not necessarily decreased by events adversely affecting the Company's income from those investments. Should any such events occur, the Company's cash distributions to Shareholders may be impaired.

   While it is the policy of the Company primarily to buy income-producing Properties at a price equal to or below their appraised values and below the replacement cost of similar structures, there is no assurance that any Company Properties will operate at a profit, will appreciate in value, or will ever be sold at a profit, or that distributions will be paid by the Company. The marketability and value of any such Properties will depend upon many factors beyond the control of the Board of Directors and the Advisor.

   If the Company does not operate profitably and exhausts its reserves, it might be required to borrow funds or liquidate some of its investments to pay fixed expenses of the Company which are not reduced by events which reduce income.

POSSIBLE BORROWING; DEBT FINANCING MAY REDUCE CASH FLOW AND INCREASE RISK OF DEFAULT.

    The Company generally intends to purchase its Properties either on an all-cash basis or using the limited interim borrowing described under "Business and Properties -- Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its Properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow. See "Investment Objectives and Policies -- Borrowing Policies." As of the date of this Prospectus, there is no mortgage debt encumbering the Company's Properties.

   One purpose of borrowing could be to permit the Company's acquisition of additional Properties through the "leveraging" of Shareholders' equity contributions. Alternatively, the Company might find it necessary to borrow to permit the payment of operating deficits of Properties already owned. There can be no assurance that the Company would be able to borrow on favorable terms, if at all, if borrowing became necessary or desirable. Furthermore, the incurrence of debt would entail certain additional risks for the Company, some of which are summarized below. If the Company defaulted on secured indebtedness, the lender could foreclose, and the Company could lose its investment in the Property or Properties used as collateral.

   The Company might obtain financing with variable rates and varying maturities. Such rates normally provide cash flow benefits in an environment of relatively low or declining interest rates, and a corresponding cash flow detriment when interest rate increase. Alternatively, financings obtained by the Company could have fixed rates and prepayment penalties.

   The Company might obtain financing with "due-on-encumbrance" or "due-on-sale" clauses in which future refinancing or sale of the Properties could cause the maturity dates of the mortgages to be accelerated and the financing to become due immediately. Thus, the Company could be required to sell its Properties on an all-cash basis or the purchaser might be required to obtain new financing in connection with the sale. It cannot be predicted whether the holders of mortgages encumbering the Company's investment Properties will require such acceleration, or whether other mortgage financing will be available. The resolution of this issue would depend on the mortgage market, and on financial and economic conditions existing at the time of the sale or refinancing. The Company might obtain mortgages that involve balloon payments. Such mortgages involve greater risks than mortgages with principal amounts amortized over the term of the loan since the ability of the Company to repay the outstanding principal amount at maturity may depend on the Company's ability to obtain adequate refinancing or to sell the Property, which will in turn depend on economic conditions in general and the value of the underlying Properties in particular. There can be no assurance that the Company would be able to refinance or repay any such mortgages at maturity. Further, a significant decline in the value of the underlying Property could result in a loss of the Property by the Company through foreclosure.

   The Company does not intend to make distributions from borrowings or refinancings. However, it is possible that the Company might, under certain circumstances, find it necessary to borrow and distribute the borrowed funds to comply with the distribution requirements for REITs under the Code. However, the obligation to make principal payments on any such borrowings might adversely affect the Company's ability to make the required distributions to maintain its REIT status. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirement." Since the REIT distribution requirement is based on the Company's taxable income (with various adjustments) rather than cash flow, the Company expects to be able to satisfy the requirement without any borrowing. However, if such a borrowing were necessary, the resulting distribution would not reflect a return on the Shareholders' investments.

   The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors. Except as set forth in this paragraph, the Company is not limited in the amount of debt it can incur.

PRIOR PERFORMANCE DIFFICULTIES OF CERTAIN AFFILIATES

   Certain private partnerships previously organized by Affiliates of the Advisor have experienced certain operating difficulties. These operating Difficulties led to (1) filings by certain partnerships for reorganization under Chapter 11 of the United States Bankruptcy Code, some of which filings ended in foreclosures on partnership property, and (ii) other partnerships consenting to negotiated foreclosures on their properties. Each such partnership owned a single property, and the adverse business development affecting the partnership therefore resulted in such partnership ceasing all cash distributions to investors. See "The Advisor -- Prior Performance of Programs Sponsored by
Affiliates of the Advisor." The Advisor believes that all of the investment vehicles experiencing such difficulties had investment objectives and policies dissimilar to those of the Company, and that their difficulties are attributable to a combination of factors (principally high leverage, changes in tax laws, a general downturn in economic conditions and the unavailability of favorable financing) which are not expected to be applicable to the Company. However, prospective investors should consider the experience of the Advisor and its Affiliates in evaluating an investment in the Company.

FEDERAL INCOME TAX RISKS

   Failure to Maintain REIT Status. The Company intends to conduct its operations in a manner that will permit it to qualify as a REIT for federal income tax purposes. Although the Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") that it will qualify as a REIT, it has received an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P. that, based upon certain representations and assumptions described in "Federal Income Tax Considerations," it does so qualify. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing ability to meet various requirements concerning, among other things, the ownership of its Shares, the nature of its assets, the sources of its income and the amount of its distributions to Shareholders. Failure to meet any of such requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and the four succeeding taxable years.

   To qualify as a REIT, the Company must distribute to the Shareholders an amount equal to at least 95% of its "REIT taxable income" (plus certain other items). In the event any Company expenditure, including a fee paid to the Advisor, is disallowed for any reason, the asserted deductions could be deferred, reduced or eliminated. Any retroactive increase in the Company's taxable income resulting from the disallowance of a Company deduction could result in (i) a failure of the Company to meet the income distribution requirement, (ii) the imposition of Company-level taxation on additional amounts of undistributed REIT income, or (iii) an increase in the amount of REIT income on which an excise tax is imposed. However, if the Company makes distributions in accordance with its stated policy, it does not expect that a recharacterization of its expenses would have the effects described. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT
- -- Annual Distribution Requirements."

   In any year for which the Company failed to qualify as a REIT, it generally would be subject to federal income taxation in the same manner as a regular corporation. In such event, the Company would not be allowed a deduction for earnings distributed to the Shareholders, thereby subjecting such earnings (including gains from sales of Properties) to taxation at both the Company and Shareholder levels. The resulting tax liability to the Company would reduce substantially the amount of Company cash available for distribution to the Shareholders. Although the Company would be eligible to re-elect REIT status after five years, the burden of double taxation might cause the Company to liquidate before that time. See "Federal Income Tax Considerations -- Federal Income Taxation of the Company," "-- Requirements for Qualification as a REIT" and "-- Federal Income Taxation of the Shareholders."

   Uncertainties in and Possible Changes to the Tax Law. The absence of Treasury Regulations and other administrative interpretations with respect to many provisions of the Code, combined with the highly technical and complex nature of the rules governing REITs, gives rise to uncertainty concerning various tax aspects of REITs generally and the tax consequences of an investment in the Company in particular. Furthermore, the Company cannot predict whether or what legislative, administrative, or judicial changes or developments may take place in the future, any of which might impact the Company adversely, and perhaps retroactively. Potential investors should consult their tax advisors concerning the potential impact of any such changes or developments.

IMMEDIATE DILUTION

   Purchasers of the Shares offered hereby will experience immediate dilution in the net tangible book value of the Shares from the public offering price.
See "Dilution."

ENVIRONMENTAL PROBLEMS AND LIABILITIES

   While the Company intends to exercise due diligence by securing a report from a qualified environmental engineer prior to the acquisition of any Property, there can be no assurance that hazardous substances or wastes will not be discovered on Properties subsequent to acquisition by the Company. Federal law imposes liability on any owner of property or predecessor in title for the presence on the premises of improperly disposed hazardous substances. This liability is without regard to fault for or knowledge of the presence of such substances and may be imposed jointly and severally upon all succeeding landowners from the date of the first improper disposal. The laws of the states in which the Company may acquire Properties may have additional requirements. If it is ever determined that hazardous substances are present on a Property, the Company could be required to pay all costs of any necessary cleanup work, although under certain circumstances claims against other responsible parties could be made by the Company. The Company is unaware of any material environmental problem on or affecting any of the Properties it owns as of the date of this Prospectus.

COMPETITION FOR PROPERTIES AND TENANTS

   The results of operations of the Company will depend upon the availability of suitable opportunities for investment of its funds, which in turn depends to a large extent on the type of investment involved, the condition of the financial markets, the nature and geographical location of the Property, and other factors, none of which can be predicted with certainty. The Company will be competing for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts, and limited partnerships that have investment objectives similar to those of the Company. Many of these competitors have greater resources than the Company, and may have greater experience than the Board of Directors, the Advisor and its Affiliates.

   In addition, when the Company owns a particular Property it will be competing for tenants with many other Properties in the same market. Various competing properties may be newer than the Company's Property, or may offer superior amenities, a superior location, perceived superior management or other advantages over the Company's Property. The adverse impact of competition may be greater during times of local or general economic downturns. The general effect of such competition may be a decrease in the occupancy rate at Company Properties, a decrease in rental rates at Company Properties, or both, which in turn will mean a decrease in Company income and lower, if any, distributions by the Company to Shareholders.

   The Company owns more than one Property in several cities. Generally, the Company may acquire multiple Properties in cities, particularly where the cities involved are perceived as being favorable rental markets. The ownership of multiple Properties within a given city or rental market may offer some operational economies for the Company. However, Properties located within the same city or rental market area may, to a certain extent, compete with one another for tenants. The Company does not plan to acquire multiple Properties in any city or rental market if the Company believes that the Properties would be engaged in competition with each other which could adversely affect the operations of any Property.

UNINSURED LOSSES

   The Advisor will arrange for comprehensive insurance, including fire, liability, and extended coverage on all Properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, as well as punitive damages. If any such loss occurs and is not covered by insurance, the Company might suffer a loss of capital invested and any profits which might be anticipated from the Property in question. The Company from time to time will consider whether to obtain earthquake and flood insurance for its Properties to the extent that it is economically available.

REQUIRED RELIANCE ON MANAGEMENT

   Shareholders will not have any active participation in management of the Company or the investment of offering proceeds; rather, they must rely on the management and acquisition expertise provided by the Board of Directors, the Advisor and its Affiliates. Thus, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management of the Company to the Board of Directors, the Advisor and its Affiliates.

POSSIBLE CHANGES IN INVESTMENT OBJECTIVES AND POLICIES MAY NOT SERVE THE INTERESTS OF CERTAIN SHAREHOLDERS

   Subject to limited restrictions in the Company's Bylaws, the Articles of Incorporation and applicable law, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. See "Investment Objectives and Policies -- Changes in Objectives and Policies." The Advisor believes that, since any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders, the existence of such discretion to modify the investment objectives and policies would generally be beneficial to the Shareholders. However, the exercise of such discretion could result in the Company adopting new investment objectives and policies which differ materially from those described in this Prospectus.

RESPONSIBILITIES OF DIRECTORS, ADVISOR AND AFFILIATES -- POSSIBLE INADEQUACY OF REMEDIES; DIRECTORS, ADVISOR AND AFFILIATES BENEFIT FROM EXCULPATION AND INDEMNIFICATION PROVISIONS

   The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries and consequently must exercise good faith and integrity in handling the Company's affairs. This is a rapidly developing and changing area of the law, and Shareholders who have questions concerning the duties of the Directors and the Advisor should consult with their own counsel. Virginia corporation law and the Articles of Incorporation of the Company exculpate each Director and officer in certain actions by or in the right of the Company from liability unless the Director or officer has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. Further, the Advisory Agreement exculpates the Advisor from liability unless the Advisor has engaged in gross negligence or willful misconduct. The Articles of Incorporation and the Advisory Agreement, respectively, also provide that the Company shall indemnify a present or former Director or officer and the Advisor (and certain Affiliates) against expense or liability in an action if the Directors (other than the indemnified party) determine in good faith that the person to be indemnified was acting in good faith within what he or it reasonably believed to be the scope of his or its authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its Shareholders and that such liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law on the part of the person to be indemnified. See "Summary of Organizational Documents."

   As a result of the exculpation and indemnification provisions of the Company's Articles of Incorporation and the Advisory Agreement, a Shareholder may have a more limited right of action than such Shareholder would otherwise have had in the absence of such provisions. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct.

   In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising out of the Securities Act is against public policy and, therefore, unenforceable.

   The Company intends to purchase insurance policies under which Directors, officers and (if feasible) other agents of the Company will be insured against liability or loss arising out of actual or asserted misfeasance or nonfeasance in the performance of their duties, to the extent such insurance is available at reasonable rates.

ARBITRARY SHARE OFFERING PRICE

   The per-Share offering price has been established arbitrarily by the Company. Neither prospective investors nor Shareholders should assume that the per-Share price reflects the intrinsic or realizable value of the Shares or otherwise reflects the Company's value, earnings or other objective measures of worth.

ADVISOR AND AFFILIATES MAY PURCHASE AND VOTE SHARES

   As of the completion of the Second Offering, the Advisor and its Affiliates own an aggregate of approximately 118,764 Shares (including Shares which could be acquired by the exercise of options), which represent less than 1% of the total number of Shares issued and outstanding. The Advisor and Affiliates of the Advisor may purchase in this offering up to 2.5% of the total number of Shares of the Company sold in this offering (113,636 Shares if the Maximum Offering amount is sold), subject to the restrictions on accumulation of Shares contained in the Company's Bylaws, which generally prohibit accumulation by any person or entity of more than 9.8% of all the Company's outstanding Shares. Any purchase of Shares in this offering by the Advisor or its Affiliates must be for investment, and not for resale or distribution.

   In addition to the foregoing, the Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and Affiliates of the Advisor. See "Management -- Stock Incentive Plans."

   Any such purchaser would possess the same voting power per Share as any other purchaser. While it is not expected that the Advisor and its Affiliates will purchase a substantial number of Shares, they will be permitted to vote any Shares purchased by them in the same manner as other Shareholders.

POTENTIAL DILUTION OF SHAREHOLDERS' INTERESTS

   The Board of Directors is authorized, without Shareholder approval, to issue additional Shares or to raise capital through the issuance of options, warrants and other rights, on such terms and for such consideration as the Board of Directors in its sole discretion may determine. See "Summary of Organizational Documents -- Issuance of Securities." Any such issuance could result in dilution of the equity of the Shareholders. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases a Property, as part or all of the purchase price of the Property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.

   The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans." The effect of the exercise of such options could be to dilute the value of the Shareholders' investments to the extent of any difference between the exercise price of an option and the value of the Shares purchased at the time of the exercise of the option.

   In addition, the Company expressly reserves the right to implement a dividend reinvestment plan involving the issuance of additional Shares by the Company, at an issue price determined by the Board of Directors.

ACCUMULATION RESTRICTIONS

   The Company's Bylaws generally prohibit ownership of more than 9.8% of the Company's outstanding Shares by one investor. See "Summary of Organizational Documents -- Redemption and Restrictions on Transfer." That restriction is designed to ensure that the Company does not violate certain share accumulation restrictions imposed by the Code on REITs. The provisions restricting concentrations of Share ownership also may have the effect of deterring the acquisition of, or a change in, control of the Company. In addition, certain states may impose investor suitability standards on the transfer of Shares.

JOINT VENTURE INVESTMENTS -- RISKS OF CONFLICTING INTERESTS AND IMPASSE

   Under certain circumstances, the Company might participate with an entity (including Affiliates of the Advisor) in jointly acquiring an investment Property. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company invest-ment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a Property which is too large for the Company to acquire by itself.

   The investment by the Company through a joint venture could subject the Company to risks not otherwise present, although the Company will endeavor to structure any joint venture investment so as to minimize the number and magnitude of risks not generally associated with a Company investment. Risks not otherwise present could, however, include the possibility that the joint venture participant will have economic interests different from the Company and that the participant might be in a position to take actions contrary to the instructions of the Company or contrary to the interests of the Company. In addition, in joint venture investments there is a potential risk of impasse on decisions if neither joint venture participant controls the venture. Conversely, if the Company has a right of first refusal to purchase a joint venture participant's interest, there is a potential risk that it may not have the resources to do so.

                            ESTIMATED USE OF PROCEEDS

   The Company intends to invest the net proceeds of this offering in equity ownership interests in existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. Pending such investment and to the extent the proceeds are not invested in real estate as described herein, the proceeds may be invested in certain permitted types of temporary investments. See "Investment Objectives and Policies -- General." All proceeds of this offering received by the Company must be invested or committed for investment in Properties or allocated to working capital reserves or used for other proper Company purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used for other proper Company purposes by the end of such time period shall be returned to investors within 30 days after the expiration of such period, but the Company may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company"). The proceeds of this offering will be received and held in trust for the benefit of investors in compliance with applicable securities laws, to be used only for the purposes set forth herein.

   As described under "Compensation," the Company's Bylaws prohibit total Organizational and Offering Expenses from exceeding 15% of Total Contributions. "Organizational and Offering Expenses" means, generally, all expenses incurred in organizing the Company and offering and selling the Shares, including selling commissions and fees, legal fees and accounting fees, and federal, state and other regulatory filing fees. The Bylaws also prohibit the total of all Acquisition Fees (defined generally as all fees and commissions paid by any party in connection with the Company's purchase of real Property) and Acquisition Expenses (defined generally as all expenses related to the selection or acquisition of Properties by the Company) paid in connection with an acquisition of a Property from exceeding 6% of the contract price for the Property (unless such excess is approved by the Board of Directors, as described therein). Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.

   As indicated below, the Company expects that 86.5% of the gross offering proceeds will be available for investment in Properties and 0.5% will be allocated to the Company's working capital reserve. However, subject generally to the limitation in the Company's Bylaws on permitted Organizational and Offering Expenses, and Acquisition Fees and Acquisition Expenses, the percentage of gross offering proceeds available for investment could be less.

   As discussed under "Compensation," the Advisor and its Affiliates will be entitled to reimbursement for expenses incurred by them in the operation of the Company as well as, among other fees, a Real Estate Commission equal to 2% of the proceeds of the offering used to pay each Property's gross purchase price (which does not include amounts budgeted for repairs and improvements), which constitutes an "Acquisition Fee."

   The following table reflects the intended application of the proceeds from the sale of the Common Shares.

                                                                      % OF GROSS
                                                           AMOUNT       PROCEEDS
                                                       -------------- ----------
Gross Proceeds (1)...................................  $50,000,000    100.00%
Less:
 Offering Expenses (2)...............................      500,000      1.00%
 Selling Commissions (3).............................    3,750,000      7.50%
 Marketing Expense Allowance (3) ....................    1,250,000      2.50%
                                                       -----------    ------
Net Proceeds after Offering Costs....................  $44,500,000     89.00%
Less Acquisition Fees and Expenses (4) ..............    1,000,000      2.00%
                                                       -----------    ------
Proceeds Available for Investment and Working
 Capital.............................................  $43,500,000     87.00%
Less Working Capital Reserve (5) ....................      250,000      0.50%
                                                           -------      ----
Net Amount Available for Investment in Properties
 (6).................................................  $43,250,000     86.50%
                                                       ===========     =====


   (1) The Shares are being offered on a "best-efforts" basis and there can be no assurance that any Shares will be sold or that any proceeds will be received.

   (2) These amounts reflect the Company's estimate of Offering Expenses, exclusive of the Selling Commissions and the Marketing Expense Allowance payable to the Managing Dealer or the Selected Dealers. If such expenses are greater than the amounts indicated, the amount of proceeds available for investment will decrease, and if such expenses are less, the amount available for investment will increase.

   (3) Payable to the Managing Dealer or the Selected Dealers.

   (4) These amounts include a Real Estate Commission payable to an Affiliate of the Advisor in an amount equal to 2% of the proceeds of the offering used to pay the purchase price of each Property acquired (which does not include amounts budgeted for repairs and improvements) plus the Company's estimates of other expenses and fees which will be incurred in connection with Property acquisitions. As described under "Compensation," management of the Company is considering the conversion of the Company to "self-administered" status which, if undertaken would affect the fees payable by the Company.

   (5) Until used, amounts in the Company's working capital reserve, together with any other proceeds not invested in Properties or used for other
       Company purposes, will be invested in certain permitted temporary investments, such as U.S. Government securities or similar highly liquid instruments. See "Investment Objectives and Policies -- General."

   (6) The investment Properties are expected to be existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. See "Investment Objectives and Policies."

                                 COMPENSATION

GENERALLY

   The table below describes the compensation and reimbursement which will be paid to the Advisor and its Affiliates by the Company. The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates.

   The Company is an "externally-advised" or "externally-managed" REIT. As described herein, the Advisor (Cornerstone Advisors, Inc.) oversees the ordinary business of the Company pursuant to the Advisory Agreement. In addition, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (both Affiliates of the Advisor) provide Property management services and Property acquisition and disposition services to the Company. In exchange for their services, the Advisor, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. all receive certain fees and expense reimbursements from the Company.

   The officers and Directors of the Company have undertaken an evaluation of whether it would be in the best interests of the Company and the Shareholders to convert the Company into a "self-administered" or "self-managed" REIT. This conversion, if undertaken, would involve transferring some or all of the management and other services now being provided by other companies to employees of the Company. If such conversion were implemented, the Company would no longer pay fees (such as the Asset Management Fee, Real Estate Commissions and Property Management Fees) to other companies for services assumed by employees of the Company, but would itself bear the costs thereof (including salaries and wages to such employees). Any such conversion would likely involve the payment of consideration, either in Shares, cash or other property, from the Company to the entities whose contracts with the Company were being terminated in connection with such conversion, in recognition of such companies agreeing to the termination of their agreements. Material developments, if any, pertain to the possible conversion of the Company to "self-administered" or "self-managed" status will be reported in supplements to this Prospectus or in appropriate filings under the Securities Exchange Act of 1934.

   The Company's Bylaws generally prohibit the Operating Expenses of the Company (generally defined as all Company operating, general and administrative expenses, but excluding depreciation and similar non-cash items and expenses of raising capital, interest, taxes and costs related to asset acquisition, operation and disposition) from exceeding in any year the greater of 2% of the total Average Invested Assets of the Company (generally defined as the monthly average of the aggregate book value of Company assets invested in real estate, before deducting depreciation) or 25% of the Net Income of the Company (generally defined as the revenues for any period, less expenses other than depreciation or similar non-cash items) for such year. Unless the Independent Directors conclude that a higher level of expenses is justified based upon unusual and nonrecurring factors which they deem sufficient, the Advisor must reimburse the Company for the amount of any such excess. The Advisor must make such reimbursement within 120 days from the end of the Company's fiscal year. The Advisor will be entitled to be repaid such reimbursements in succeeding fiscal years to the extent actual Operating Expenses are less than the permitted levels. In determining that unusual and nonrecurring factors are present, the Independent Directors will be entitled to consider all relevant factors pertaining to the Company's business and operations, and will be required to explain their conclusion in written disclosure to the Shareholders. The Advisor generally would expect to pay any required reimbursement out of compensation received from the Company in the current or prior years. However, there can be no assurance that the Advisor would have the financial ability to fulfill its reimbursement obligations.

   The Company's Bylaws further prohibit the total Organizational and Offering Expenses (including Selling Commissions) from exceeding 15% of the Total Contributions. Furthermore, the total of all Acquisition Fees and Acquisition Expenses paid by the Company in connection with the purchase of a Property by the Company shall be reasonable and shall in no event exceed an amount equal to 6% of the contract price for the Property, unless a majority of the Directors (including a majority of the

Independent Directors) not otherwise interested in the transaction approves the transaction as being commercially competitive, fair and reasonable to the Company. For purposes of the foregoing limitation, the "contract price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of the Property, exclusive of Acquisition Fees and Acquisition Expenses. Any Organizational and Offering Expenses or Acquisition Fees and Acquisition Expenses incurred by the Company in excess of the permitted limits shall be payable by the Advisor immediately upon demand of the Company.

   The Company will pay David Lerner Associates, Inc. Selling Commissions equal to 7.5% of the purchase price of the Shares sold by it and a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares sold by it. If the Maximum Offering is sold by the Managing Dealer, the Selling Commissions would be $3,750,000 and the Marketing Expense Allowance would be $1,250,000.

           PERSON
         RECEIVING                             TYPE OF                                      AMOUNT OF
      COMPENSATION (1)                       COMPENSATION                               COMPENSATION (2)
- ---------------------------  ------------------------------------------- ----------------------------------------------
Cornerstone Realty           Real Estate Commission for acquiring the    2% of the proceeds of the offering used to
Group, Inc. ("CRG")          Company's Properties                        pay the purchase prices of the Properties
                                                                         purchased by the Company. (3)

                                Operational Phase
                                                                         Annual fee ranging from 0.1% of Total
                             Asset Management Fee for managing the       Contributions to 0.25% of Total
The Advisor                  Company's day-to-day operations             Contributions (payable quarterly) --
                                                                         Currently, up to $625,000 per year;
                                                                         a maximum of $750,000 per year if the
                                                                         Maximum Offering is sold. (4)

Cornerstone Management       Property Management Fee for managing the    5% of the monthly gross revenues of the
 Group, Inc. ("CMG")         Company's Properties                        Properties. (5)


The Advisor, CRG and         Reimbursement for costs and expenses        Amount is indeterminate.
CMG                          incurred on behalf of the Company, as
                             described in Note (6)

                                Disposition Phase

CRG                          Real Estate Commission for selling the      Up to 2% of the gross sales prices of the
                             Company's Properties                        Properties sold by the Company. (7)

                                   All Phases
The Advisor, CRG and
 CMG                         Payment for Services and Property (8)       Amount is indeterminate.

- ----------
   (1)As discussed in this Section and under "Conflicts of Interest," the Advisor and its Affiliates will receive different types of compensation for services rendered in connection with the acquisition, management and disposition of Properties, as well as the management of the day-to-day operations of the Company. As discussed under "Conflicts of Interest," the receipt of such fees could result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities. Thus, for example, because Cornerstone Realty Group, Inc., an Affiliate of the Advisor, will receive a 2% commission upon each purchase by the Company of a Property, and a commission of 2% upon each sale by the Company of a Property if certain conditions are met, its compensation will increase in proportion to the number of Properties purchased and sold by the Company and the Properties' purchase and sale prices. On the other hand, Cornerstone Management Group, Inc., also an Affiliate of the Advisor, will receive a management fee equal to 5% of the monthly gross revenues of each Property owned by the Company. The management fee would cease to be payable if the Property being managed were sold. Since these entities receiving compensation are Affiliates of the Advisor, which in turn will provide advice to the Company concerning the acquisition, holding and dispo-sition of Properties, the Advisor and its principals could have a conflict of interest in presenting investment advice to the Company. The Advisor's Asset Management Fee is a percentage of total Contributions (that is, total proceeds received from time to time by the Company from the sales of its Shares). Accordingly, the Advisor has an incentive to see that sales of Shares are closed as quickly as possible by the Company. Since the Company pays compensation to the Advisor and certain of its Affiliates there are potential conflicts of interest as described in "Conflicts of Interests." The Advisor and its Affiliates do not intend to take any action or make any decision on behalf of the Company which is based, wholly or in part, upon a consideration of the compensation payable to them as a consequence of such action or decision. In addition, the Company's affairs will be directed by a Board of Directors, a majority of whose members are Independent Directors. See "Management." Compensation and reimbursements which would exceed specified limits or ceilings cannot be recovered by the Advisor or its Affiliates through reclassification into a different category.

   (2)Except as otherwise indicated in this table (including these notes), the specific amounts of compensation or reimbursement payable to the Advisor and its Affiliates are not now known and generally will depend upon factors determinable only at the time of payment. Compensation payable to the Advisor and its Affiliates may be shared or reallocated among such Affiliates in their sole discretion as they may agree.

   (3)Under a Property Acquisition/Disposition Agreement with the Company, Cornerstone Realty Group, Inc. has agreed to serve as the real estate broker in connection with both the Company's purchases and sales of Properties. In exchange for such services, such corporation will be entitled to a fee from the Company of 2% of the gross purchase price (which does not include amounts budgeted for repairs and improvements) of each Property purchased by the Company; provided that if indebtedness is assumed or incurred in connection with the acquisition the acquisition fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid with the proceeds of this Offering or other equity financing.

   (4)"Total Contributions" means the gross offering proceeds which have been received from time to time from the sale of the Shares. Under its Advisory Agreement with Cornerstone Advisors, Inc., the Company is obligated to pay to the Advisor an Asset Management Fee which is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter:
      0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. The Advisory Agreement has a current term beginning as of July 1, 1996 and ending on June 30, 1997, and is thereafter reviewed annually. Assuming the Maximum Offering ($50,000,000) is sold, the annual Asset Management Fee would be between $300,000 and $750,000. Under the Advisory Agreement, and in exchange for the Asset Management Fee, the Advisor will seek to obtain, investigate, evaluate and recommend Property investment opportunities for the Company, serve as Property investment advisor and consultant in connection with investment policy decisions made by the Directors and, subject to the direction of the Directors, supervise the day-to-day operations of the Company. The primary task of the Advisor will be to evaluate suitable Property investments for the Company, and to make recommendations concerning Property acquisitions and dispositions. The Bylaws require the Independent Directors to monitor the Advisor's performance of the Advisory Agreement and to determine at least annually that the amount of compensation the Company pays the Advisor is reasonable, based on such factors as such Independent Directors deem appropriate. See "The Advisor and Affiliates."

   (5)Cornerstone Management Group, Inc., an Affiliate of the Advisor, is expected to provide Property management services for each of the Company's Properties and in exchange therefor will receive a monthly fee equal to 5% of the monthly gross revenues of the Properties. Cornerstone Management Group, Inc. is also expected to be responsible for the accounting and financial reporting responsibilities for each of the separate Properties acquired by the Company. Each Property management agreement will have an initial term of two years and thereafter will be renewed automatically for successive two-year terms until terminated as provided therein or until the Property is sold. See "Investment Objectives and Policies -- Management of Properties." The Company believes that the monthly 5% Property management fee it pays to Cornerstone Management Group, Inc. is generally comparable with the management fees paid by other REITs which engage separate Property management companies. However, such fee may represent an expense which is greater than the management expenses of self-administered REITs, which do not use an outside Property management company.

   (6)Cornerstone Realty Group, Inc. and its Affiliates will be reimbursed for all direct costs of acquiring and operating the Properties and of goods and materials used for or by the Company and obtained from entities that are not Affiliated with the Advisor. These costs and expenses include, but are not limited to, legal fees and expenses, travel and communication expenses, expenses relating to Shareholder communications, costs of appraisals, nonrefundable option payments on Property not acquired, accounting fees and expenses, title insurance, compensation of on-site management personnel and leasing agents (including any incentive compensation), to the extent any of such persons are not employees of the Company, maintenance and repair expenses, advertising and promotional expenses, and all other fees, costs and expenses directly attributable to the acquisition, ownership and operation of the Properties. In addition, Cornerstone Management Group, Inc. will be reimbursed for salaries and related expenses and overhead expenses associated with bookkeeping, accounting and financial reporting services to the Properties. Operating Expenses reimbursable to the Advisor or its Affiliates are subject to the overall limitation on Operating Expenses discussed above, but the amount of reimbursement is not otherwise limited.

   (7)Under the  Property  Acquisition/Disposition  Agreement  described in note
      (3), Cornerstone Realty Group, Inc. also will be entitled to a fee from the Company in connection with the Company's sale of each Property equal to 2% of the gross sales price of the Property if, and only if, the sales price exceeds the sum of (1) the Company's cost basis in the Property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the Property) plus (2) 10% of such cost basis. If the sales price does not equal such amount, no fee is payable, but Cornerstone Realty Group, Inc. is entitled to payment by the Company of its "direct costs" incurred in marketing the Property, where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing and selling such Property. Subject to the conditions applicable generally to transactions between the Company and Affiliates of the Advisor (see "Conflicts of Interest -- Transactions with Affiliates and Related Parties"), Affiliates of the Advisor may render services to the Company in connection with Company financings or refinancings, and would be entitled to compensation for such services. As of the date of this Prospectus, there are no specific agreements for any such services.


   (8)The Advisor and its Affiliates may provide other services or property to the Company under certain conditions, and will be entitled to compensation or payment therefor. The conditions, which are summarized under "Conflicts of Interest -- Transactions with Affiliates and Related Parties," include the requirement that each such transaction be approved by the affirmative vote of a majority of the Independent Directors. Currently, there are no arrangements or proposed arrangements between the Company, on the one hand, and the Advisor or its Affiliates, on the other hand, for the provision of services or property to the Company or the payment of compensation or reimbursement therefor. If any such arrangements arise in the future, the terms of such arrangements, including the compensation or reimbursement payable thereunder, will be subject to the restrictions in the Company's Bylaws and also will be subject to the approval of a majority of the Independent Directors. The Bylaws provide generally that a transaction between the Company, on the one hand, and the Advisor or an Affiliate, on the other hand, is permitted only if the transaction is in all respects on such terms at the time of the transaction and under the circumstances then prevailing, fair and reasonable to the Shareholders and, in the case of a transaction involving the acquisition of property, only if such acquisition is on terms generally prevailing for arms-length transactions concerning comparable property and at a price to the Company no greater than the cost of the property to the seller, unless substantial justification for any excess exists and such excess is not unreasonable. Subject to these general provisions, the amounts, forms and payment terms for services or property rendered to the Company by the Advisor or its Affiliates are not otherwise restricted. Such compensation, reimbursement or payment could take the form of cash or property, including Shares.


COMPENSATION PAID TO ADVISOR AND AFFILIATES IN 1994 AND 1995

   Cornerstone Advisors, Inc. earned an Asset Management Fee of $219,930 in 1995. Cornerstone Realty Group, Inc. earned real estate commissions aggregating $1,302,550 during 1995. Cornerstone Management Group, Inc. was paid Property management fees aggregating $1,022,998 in 1995. In addition, the Cornerstone Companies were paid expense reimbursements aggregating $1,663,206 during 1995, most of which were for salary reimbursements for persons employed to manage, lease and maintain the Company's various Properties. Cornerstone Advisors, Inc., by Glade M. Knight, its sole shareholder, agreed to waive its asset management fee and any related expenses for 1994 in partial consideration for the Shares that were distributed to Mr. Knight by Cornerstone Realty Advisors, Inc. in connection with the termination of the prior advisory agreement. See Note (1), below. Cornerstone Realty Group, Inc.

earned real estate commissions aggregating $349,880 during 1994. Cornerstone Management Group, Inc. was paid Property management fees aggregating $581,520 in 1994. In addition, the Cornerstone Companies were paid expense reimbursements aggregating $864,296 during 1994, most of which were for salary reimbursements for persons employed to manage, lease and maintain the Company's Properties.

   The staffs of the individual Properties owned by the Company were employees of Cornerstone Management Group, Inc. through December 31, 1995. These employees perform the leasing, collection and maintenance functions to run the Properties on a day-to-day basis. Effective January 1, 1996, these employees were directly employed by the Company, and not Cornerstone Management Group, Inc., and there will no longer be reimbursement for salary expenses of these employees. Instead, such salaries will be paid directly by the Company.

   Messrs. Zuckerbrod and Taubenfeld, Directors of the Company, are principals in the law firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York, which has acted as counsel to the Company in connection with the Company's acquisition of its Properties since the Company began operations. This law firm will render additional such services to the Company in 1996 and will receive compensation for such services.

   Mr. Grandis, who is a Director of the Company, is a Partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which serves as general counsel to the Company and certain of its Affiliates. Such representation is expected to continue in 1996.

- ----------
   (1)On May 13, 1993, the Company entered into a Advisory Agreement with Cornerstone Realty Advisors, Inc. Under this Advisory Agreement, Cornerstone Realty Advisors, Inc. agreed to serve as Advisor to the Company in exchange for an Asset Management Fee equal to 1.0% per annum of "Original Assets," defined as proceeds from the sales of Shares in the Company. The initial term of the Advisory Agreement was due to expire in September, 1995. The outstanding stock of Cornerstone Realty Advisors, Inc. was owned 50% by Mr. Knight, 25% by Mr. Zuckerbrod and 25% by Mr.
      Taubenfeld.   By  agreement   with  the  Company's   Board  of  Directors,
      Cornerstone Realty Advisors, Inc. agreed to a waiver of its Asset Management Fee for 1993. On August 30, 1994, the Company's arrangements with respect to the Advisory Agreement were substantially restructured, as described in the balance of this note (1). On August 30, 1994, the
      Company's Board of Directors unanimously approved certain changes involving the advisory services provided to the Company. The changes were designed generally to enhance further the attractiveness of the Company to prospective investors by generally decreasing fees payable by the Company to the Advisor and to tie the advisory fees more directly to performance and the interests of the shareholders.

      Effective July 1, 1994, the Company purchased all of the assets of Cornerstone Realty Advisors, Inc. (the sole material asset being the existing Advisory Agreement) in exchange for the payment to Cornerstone Realty Advisors, Inc. of 40,000 Shares. This transaction was approved and effectuated in compliance with the provisions of the Company's Bylaws applicable to transactions between the Company and the Advisor, including the requirement that the transaction be approved by a majority of the Independent Directors. The 40,000 Shares would have a purchase price to the public of $440,000 (based upon the public offering price for the Shares under the 1994 Prospectus), which is approximately the same as the total Asset Management Fees which would have been due to Cornerstone Realty Advisors, Inc. for the period ending December 31, 1994 had the Advisory Agreement not be cancelled. Effective July 1, 1994, the Advisory Agreement with Cornerstone Realty Advisors, Inc. was cancelled.

      The 40,000 Shares issued by the Company to Cornerstone Realty Advisors, Inc. were further distributed by Cornerstone Realty Advisors, Inc. in the following amounts to the following persons: 15,000 Shares to Glade M.
      Knight, 10,000 Shares to Martin Zuckerbrod, 10,000 Shares to Harry S. Taubenfeld, 3,000 Shares to Stanley J. Olander, Jr., and 2,000 Shares to Debra A. Jones.

      Effective July 1, 1994, the Advisory Agreement with Cornerstone Realty Advisors, Inc. was cancelled. Also, effective July 1, 1994, the Company entered into a new Advisory Agreement with "Cornerstone Advisors, Inc.," a Virginia corporation, wholly-owned by Glade M. Knight. The new Advisory Agreement was in substantially the same form as the previous Advisory Agreement except that (i) it had an initial term beginning as of July 1, 1994 and ending on June 30, 1995, and is thereafter reviewed annually and
      (ii) the Asset Management Fee is based upon the ratio of Funds from Operations to Total Contributions rather than simply being 1% or Original Assets. The new Asset Management Fee, which was waived for the balance of calendar year 1994 (in consideration for a portion of the 15,000 Shares issued to Mr. Knight, as described above) is payable commencing January 1, 1995, and is calculated as follows: The Asset Management Fee is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operation to Total Contributions (such ratio being referred to as the "Return Ratio") for the preceding calendar quarter. The per annum Asset Management Fee equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%.

      Mr. Knight is the sole shareholder, and a director, of the Advisor, Cornerstone Realty Group, Inc. and Cornerstone Management Group, Inc. Mr. Olander, who is also a Director of the Company, serves as a Director of the Advisor and is an executive officer of the Advisor, Cornerstone Realty Group, Inc. and Cornerstone Management Group, Inc.

COMPENSATION PAID TO DAVID LERNER ASSOCIATES, INC.

   David Lerner, who, from August 3, 1992 to October 24, 1994 served as a Director of the Company, owns all of the outstanding capital stock of David Lerner Associates, Inc., which has served as Managing Dealer in the Company's offer and sale to the public of its Shares. For its services, David Lerner Associates, Inc. is entitled to Selling commissions equal to 7.5% of the purchase price for the shares and a Marketing Expense Allowance equal to 2.5% of the purchase price of the shares. As of the completion of the Second Offering David Lerner Associates, Inc. had been paid a total of $18,750,000 in Selling Commissions and $6,250,000 as a Marketing Expense Allowance. It is expected that David Lerner Associates, Inc. will continue to provide such services and receive such compensation from and after the date of this Prospectus.

                              CONFLICTS OF INTEREST

GENERAL

   The Company may be subject to various conflicts of interest arising from its relationship with the Advisor and its Affiliates and with certain Directors. The Advisor and its Affiliates and the Directors are not restricted from engaging for their own account in business activities of the type conducted by the Company, and occasions may arise when the interests of the Company would be in conflict with those of one or more of the Directors, the Advisor or their Affiliates. The Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries, and consequently must exercise good faith and integrity in handling the Company's affairs.

   The Advisor and its Affiliates will assist the Company in the acquisition, organization, servicing, management and disposition of investments. At this time, the Advisor will provide services exclusively to the Company, but the Advisor may perform similar services for other parties, both Affiliated and unaffiliated, in the future.

   The receipt of various fees from the Company by the Advisor and its Affiliates may result in potential conflicts of interest for persons who participate in decision making on behalf of both the Company and such other entities. Affiliates of the Advisor who participate in decision making on behalf of the Company will attempt to resolve or eliminate such conflicts of interest by determining what is in the best interests of the Company and the Shareholders. In addition, the presence on the Board of Directors of Independent Directors is intended to ameliorate or eliminate the potential impact of conflicts of interest for persons who participate in decision making on behalf of both the Company and the Advisor or its Affiliates.

   The Directors, the Advisor and its Affiliates will also be subject to the various conflicts of interest described below. As described below, certain policies and procedures will be implemented to eliminate or ameliorate the effect of potential conflicts of interest. By way of illustration, the Bylaws place certain limitations on the terms of contracts between the Company and the Advisor or its Affiliates designed to ensure that such contracts are not less favorable to the Company than would be available from an unaffiliated party. However, certain potential conflicts of interest (such as the potential conflict of interest experienced by an individual who has executive or management responsibilities with respect to multiple entities) are not easily susceptible to resolution. Prospective Shareholders are entitled to rely on the general fiduciary duties of the Directors and the Advisor, as well as the specific policies and procedures designed to eliminate or ameliorate potential conflicts of interest described below. The Advisor and its Affiliates believe that general legal principles dealing with fiduciary and similar duties of corporate officers and directors, combined with specific contractual provisions in the agreements be-tween the Company, on the one hand, and the Advisor and its Affiliates, on the other hand, will provide substantial protection for the interests of the Shareholders. Thus, the Advisor and its Affiliates do not believe that the potential conflicts of interest described herein will have a material adverse effect upon the Company's ability to realize its investment objectives.

TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

   The Board of Directors currently consists of seven members, a majority of whom are Independent Directors. At all times, a majority of the Board of Directors must be Independent Directors. The Directors who are not Independent Directors are Affiliated with the Advisor. Under the Company's Bylaws, any transaction (whether a sale or acquisition of assets, any borrowing or lending, any agreement for the provision of property or services, or otherwise) between the Company, on the one hand, and the Advisor or any Affiliate of the Advisor, on the other hand (excluding only the entering into, and the initial term under, the Advisory Agreement, the Property Acquisition/Disposition Agreement, and the Property Management Agreement for each Property, each of which agreement is described in this Prospectus) is permitted only if such transaction has been approved by the affirmative vote of a majority in number of all of the Independent Directors. In addition, under the Bylaws, any such transaction must meet certain conditions, including that the transaction be in all respects fair and reasonable to the Shareholders of the Company. If any such proposed transaction involves the purchase of property, the purchase must be on terms not less favorable to the Company than those prevailing for arm's-length transactions concerning comparable property, and at a price to the Company no greater than the cost of the asset to the seller unless a majority of the Independent Directors determines that substantial justification for such excess exists. Examples of substantial justification might include, without limitation, an extended holding period or capital improvements by the seller which would support a higher purchase price.

   The Advisor and its Affiliates will receive compensation from the Company for providing many different services. The fees payable and expenses reimbursable are subject to the general limitation on Operating Expenses. See "Compensation." The Board of Directors will have oversight responsibility with respect to any such relationships and will attempt to ensure that they are structured to be no less favorable to the Company than the Company's relationships with unrelated persons or entities and are consistent with the Company's objectives and policies.

COMPETITION BY THE COMPANY WITH AFFILIATES

   Affiliates of the Advisor may form additional REITs, limited partnerships and other entities to engage in activities similar to those of the Company, although the Advisor and its Affiliates have no present intention of organizing any additional REITs. However, until such time as more than 95% of the proceeds of this offering are invested, the Advisor and its Affiliates shall present to the Company any suitable investment opportunity before offering it to any other Affiliated entity. The competing activities of the Advisor and its Affiliates may involve certain conflicts of interest. For example, Affiliates of the Advisor are interested in the continuing success of previously formed ventures because they have fiduciary responsibilities to investors in those ventures, they may be personally liable on certain obligations of those ventures and they have equity and incentive interests in those ventures. Conflicts of interest would also exist if Properties acquired by the Company compete with properties owned or managed by Affiliates of the Advisor. Conflicts of interest may also arise in the future if the Company and other ventures developed by Affiliates of the Advisor seek to sell, finance or refinance Properties at the same time.

COMPETITION FOR MANAGEMENT SERVICES

   Certain officers and directors of the Advisor are also officers or directors of one or more entities Affiliated with the Advisor which engage in the brokerage, sale, operation, or management of real estate. Affiliates of the Advisor presently are acting as general partners in a number of limited partnerships engaged in real estate investments. Accordingly, certain Directors and the officers and directors of the Advisor may have conflicts of interest in allocating management time and services between the Company and other entities.

LACK OF SEPARATE REPRESENTATION; RELATIONSHIP WITH CERTAIN LAW FIRMS

   The Company may retain the same independent accountants as are retained by the Advisor and Affiliates of the Advisor. The law firm of McGuire, Woods, Battle & Boothe, L.L.P. which is passing on the legality of the Shares for the Company and is advising it as to the Company's status as a REIT for federal income tax purposes, may act as counsel to the Company in other matters. McGuire, Woods, Battle & Boothe, L.L.P. also renders and may continue to render legal services to the Advisor and its Affiliates; however, such counsel would recommend the engagement of independent counsel for the Company, the Advisor or such Affiliates in circumstances in which the applicable canons of ethics would so require. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe, L.L.P. is a Director of the Company. See "Management."

   The law firm of Zuckerbrod & Taubenfeld (whose principals are Martin Zuckerbrod and Harry S. Taubenfeld, Directors of the Company) is expected (but not required) to be engaged by the Company to provide legal services in connection with each Property acquisition. Although not currently contemplated, the law firm of Zuckerbrod & Taubenfeld may act as counsel to the Company in connection with certain other matters, and may receive compensation from the Company for any such representation, on the condition that the terms of the engagement, including the compensation, comply with the provisions in the Company's Bylaws concerning transactions with Affiliates. The compensation payable to Messrs. Zuckerbrod and Taubenfeld may present a conflict of interest for them, as Directors of the Company, by providing them an incentive to vote in favor of proposed Property acquisitions (or in favor of other proposals) in order to obtain such compensation.

DAVID LERNER AS FORMER DIRECTOR

   Mr. David Lerner, who is President and controlling shareholder of the Managing Dealer, served as a Director of the Company from August 3, 1992 to October 24, 1994 . Therefore, the relationship between the Company and the Managing Dealer and its Affiliates may not be equivalent to the relationship between the Company and an "independent sales agent" for the Shares.

                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

   The Company intends to invest in existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. Pending such investment, the proceeds of this offering may be invested in U.S. Government securities, certificates of deposit from banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the U.S. Government or U.S. governmental agencies issued by banks located in the U.S. having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness. In addition, to the extent the proceeds are not invested in real estate as described herein, the Company has the ability to invest in such securities. All proceeds of this offering received by the Company must be invested or committed for investment in Properties or allocated to working capital reserves or used for other proper Company purposes within the later of two years after commencement of the offering or one year after termination of the offering; any proceeds not invested or committed for investment or allocated to working capital reserves or used for other proper Company purposes by the end of such time period shall be returned to investors, within 30 days after the expiration of such period, but the Company may elect to return such proceeds earlier if, and to the extent, required by applicable law (including to the extent necessary to avoid characterization as an "investment company").

   The principal investment objectives of the Company are:

     (i) to preserve and protect the capital of the Company;

    (ii) to provide quarterly distributions to Shareholders, a portion of which may constitute a nontaxable return of capital (rather than current taxable income); and

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
   (iii) to provide long-term capital appreciation in the value of the Company's investments.

   The Company anticipates that achievement of such objectives will enable it to provide the Shareholders with appreciation in the value of their Shares. There can be no assurance that the Company will achieve such objectives. Attainment of the objectives is contingent in part upon the Company's ability to acquire suitable Properties. Unless required to maintain REIT status, the Company does not intend to borrow or refinance to make distributions.

   The Company's primary business objectives are to increase distributions per Share and the value of its Properties by:

     (i) increasing occupancy rates and rental income at Properties;

    (ii) implementing expense controls; and

   (iii) emphasizing regular maintenance and periodic renovations, including additions to amenities.

   The Company has in the past made, and in the future likely will make, acquisitions of established apartment communities involved in foreclosure proceedings when the Advisor and the Company believe the Property may have below market-rate leases, correctable vacancy problems or other cash flow growth potential. In suitable situations, the Company also may make acquisitions of Properties from over-leveraged owners of such Properties and from governmental regulatory authorities and lending institutions which have taken control of such Properties, as well as mortgagees-in-possession and, possibly, through bankruptcy reorganization proceedings.

   In connection with the acquisition of Properties, the Company sets aside an amount determined by it to be necessary to fund repairs and improvements which the Company believes should be made at the Property, to make it competitive in its market and, where appropriate, to permit rental increases.

   The Company will seek to assure that its Properties remain attractive residences for their tenants and are desirable locations for prospective tenants. The maintenance, custodial and groundskeeping staff of Cornerstone Management Group, Inc. performs regular maintenance and upkeep on the Properties to preserve and enhance their practical and aesthetic attributes. The physical appearance of, and tenant satisfaction with, each Property are evaluated on a regular basis by the Company's executive officers.

   The Company's management places strong emphasis on the marketing and promotion of its Properties. Marketing plans focus on each Property's specific needs for maximizing occupancy. Marketing programs include television, radio and newspaper advertising, all designed to attract tenants in each market.

   The Board of Directors may, in its sole discretion, issue Shares, or other equity or debt securities of the Company, to sellers of Properties, as part or all of the purchase price of the Property. See "Summary of Organizational Documents -- Issuance of Securities."

INVESTMENT CRITERIA

   The Advisor is charged with identifying and recommending to the Company suitable investments. The Advisor will make such recommendations based upon such relevant factors as (i) the potential for realizing capital appreciation; (ii) current and projected cash flow and the ability to increase rental income through capable management; (iii) neighborhood location, condition and design of the Property; (iv) historical and projected occupancy rates; (v) prospects for liquidity through sale, financing or refinancing; (vi) economic conditions in the community; (vii) geographic location and type of Property in light of the Company's diversification objectives; and (viii) the purchase price of the Property as it relates to prices of comparable Properties in comparable locations.

   The Company's management believes there is substantial opportunity for growth from acquisitions of additional multi-family Properties in the mid-Atlantic and southeastern regions of the United States. Management believes that the current real estate environment is conducive to opportunistic acquisitions of existing multi-family Properties that meet the Company's investment criteria. In many instances, such acquisitions may be made for less than the cost of new construction. The extensive experience of the

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
management personnel of the Company and the Advisor and its Affiliates in operating multi-family properties in the mid-Atlantic and southeastern regions is intended to assist the Company in the evaluation of specific markets and Properties in this region.

   The Company will acquire Properties in which the Advisor or an Affiliate has an interest only if a majority of the Directors of the Company (including a majority of the Independent Directors) approves the transaction as being fair and reasonable to the Company and at a price no greater than the cost of the Property to the Advisor or the Affiliate, or, if the price is in excess of such cost, only if a majority of the Directors (including a majority of the Independent Directors) finds that substantial justification for such excess exists and such excess is not unreasonable. In no event shall the cost of any such Property to the Company exceed its current appraised value.

   Generally, the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in real Property, as described in "Investment Objectives and Policies -- General." It is expected that the Company will make its own decisions with respect to such temporary securities investments.

   Cornerstone Realty Group, Inc., an Affiliate of the Advisor, will receive a 2% real estate commission upon each purchase by the Company of a Property. See "The Advisor and Affiliates -- Cornerstone Realty Group, Inc."

TYPES OF INVESTMENTS

   The Company intends to invest in existing residential apartment communities in the mid-Atlantic and southeastern regions of the United States. The Company does not intend to invest in undeveloped land except in connection with the acquisition of an existing apartment community. The Company does not intend to make or invest in any mortgage loans (except that the Company may hold purchase money obligations secured by mortgages on Properties sold by it). Except in connection with permitted joint venture investments (see "Joint Venture Investments," below) and except with respect to permitted temporary investments (see "General" above), the Company will not invest in securities of or interests in other persons engaged in real estate activities. However, in certain limited circumstances, the Board of Directors has the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) to restructure the Company's activities. See "Investment by Tax-Exempt Entities -- ERISA Considerations." See also "Changes in Objectives and Policies," below.

   In addition, the Company's Bylaws prohibit it from engaging in certain investment and other activities, including: (i) investing more than 10 percent of the total assets of the Company in unimproved real property or mortgage loans on unimproved real property; (ii) investing in commodities or commodity future contracts or effecting short sales of commodities or securities, except when done solely for hedging purposes; (iii) investing in or making mortgage loans on property unless the Company obtains a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title; (iv) investing in contracts for the sale of real estate unless they are recordable in the chain of title; (v) making or investing in mortgage loans, including construction loans, on any property if the aggregate amount of all mortgage loans outstanding on the property (at the time the Company makes or invests in its mortgage loan), including the loans of the Company, would exceed 85 percent of the appraised value of the property; (vi) investing in junior mortgage loans (provided that this and the foregoing limitations shall not apply to the Company taking back secured debt in connection with the sale of any property); (vii) issuing securities that are redeemable; (viii) issuing debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient properly to service the higher level of debt or unless the cash flow of the Company (for the last fiscal year) excluding extraordinary, nonrecurring items, is sufficient to cover the debt service on all debt securities to be outstanding; (ix) investing in the equity securities of any non-governmental issuer, including other REITs or limited partnerships, for a period in excess of 18 months; (x) issuing equity securities on a deferred payment basis or other similar arrangement; (xi) incurring any indebtedness, secured or unsecured, if such indebtedness would result in an aggregate amount of indebtedness in excess of 100 percent of Net Assets, before subtracting liabilities (unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by

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
the Bylaws); (xii) allowing aggregate borrowings of the Company to exceed 50 percent of the Adjusted Net Asset Value (before subtracting any liabilities) of the Company unless the excess borrowing is similarly approved by the Independent Directors and disclosed to the Shareholders; (xiii) engaging in any short sale of or underwriting or distributing, as an agent, securities issued by others, or engaging in trading, as compared with investment activities; and (xiv) acquiring securities in any company engaging in activities or holding investments prohibited by the above prohibitions, the Code or Virginia law.

DIVERSIFICATION

   One of the Company's investment objectives is to own Properties in various geographic locations in the mid-Atlantic and southeastern United States, thereby minimizing the effects of changes in specific industries, local economic conditions or similar risks. The extent of geographic diversification depends upon the number of separate Properties which can be purchased and the number of different "markets" in which they are located. As of the date of this Prospectus, the Company owns 30 apartment complexes spread across 16 distinct markets in four states. While this represents a certain degree of diversification, the diversification is limited in both number of Properties and their locations. Because there is no minimum number of Shares which must be sold in the offering made by this Prospectus, there can be no assurance that the Company will achieve substantial additional diversification in the future.

JOINT VENTURE INVESTMENTS

   Some of the Company's investments may be made through partnerships or joint ventures. The Company's partner or joint venturer could be an Affiliate of the Advisor. While each such partnership or joint venture agreement may vary in form, depending on negotiations, in no case will the co-venturer have any legal right to take action which would prevent the Company from carrying on its business as described in this Prospectus. Any joint venture investment of the Company would be subject to the same conditions, limitations and restrictions applicable to a Company investment not undertaken as a joint venture, and the use of a joint venture structure would not itself be designed to alter or expand the investment objectives and policies of the Company. Investment through a joint venture could, for example, permit the Company to invest in a Property which is too large for the Company to acquire by itself.

   Joint venture arrangements may under certain circumstances involve risks not otherwise present in investments directly in Properties themselves, including, for example, the risk of impasse and risks associated with the possibility that the co-venturer may at any time experience adverse business developments or have economic or business interests or goals which are inconsistent with the economic or business interests or goals of the Company.

   There is no limitation on the percentage of the proceeds of the offering that can be invested in joint ventures. In no event, however, will the Company acquire or invest in limited partnership interests of any partnership.

BORROWING POLICIES

    To maximize potential cash flow and minimize risk to the Company, the Company generally intends to purchase its Properties either on an "all-cash" or unleveraged basis or using the limited interim borrowing described under "Business and Properties -- Properties Owned by the Company." The Company will endeavor to repay any interim borrowing with proceeds from the sale of Shares and thereafter to hold its Properties on an unleveraged basis. However, for the purpose of flexibility in operations, the Company will have the right, subject to the approval of the Board of Directors, to borrow. As of the date of this Prospectus, there is no mortgage debt encumbering the Company's Properties.

   One purpose of  borrowing  could be to permit the  Company's  acquisition  of
additional   Properties   through  the  "leveraging"  of  Shareholders'   equity
contributions.  Alternatively,  the Company might find it necessary to borrow to
permit  the  payment  of  operating   deficits  at  Properties   already  owned.
Furthermore, although not anticipated, Properties may be financed or refinanced if the Board of Directors deems it in the best interests of Shareholders because, for example, indebtedness can be incurred on favorable  terms and the  incurring of  indebtedness  is expected to improve the
Shareholders'   after-tax  cash  return  on  invested  capital.  See  "Sale  and
Refinancing Policies" below. See "Risk Factors -- Real Property Investment Risks
- -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   Loans obtained by the Company may be evidenced by promissory notes secured by mortgages on the Company's Properties. In addition, the Company may grant other forms of security to a lender, including a conditional assignment of leases and rents of the Company's Properties. As a general policy, the Company would seek to obtain mortgages securing indebtedness which encumber only the particular Property to which the indebtedness relates, but recourse on such loans may include all of the Company's assets. If recourse on any loan incurred by the Company to acquire or refinance any particular Property includes all of the Company's assets, the equity of the Company in its other Properties could be reduced or eliminated through foreclosure on that loan.

   Subject to the approval of the Board of Directors, the Company may borrow from the Advisor or its Affiliates or establish a line of credit with a bank or other lender. The Advisor and its Affiliates are under no obligation to make any such loans, however. Any loans made by the Advisor or its Affiliates must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances.

   The Company's Bylaws prohibit the Company from incurring debt (secured or unsecured) if such debt would result in aggregate debt exceeding 100% of "Net Assets" (defined generally to mean assets at cost), before subtracting liabilities, unless the excess borrowing is approved by a majority of the Independent Directors and disclosed to the Shareholders as required by the Bylaws. The Bylaws also prohibit the Company from allowing aggregate borrowings to exceed 50% of the Company's "Adjusted Net Asset Value" (defined generally to mean assets at fair market value), before subtracting liabilities, subject to the same exception. In addition, the Bylaws provide that the aggregate borrowings of the Company must be reasonable in relation to the Net Assets of the Company and must be reviewed quarterly by the Directors.

MANAGEMENT OF PROPERTIES

   Day-to-day Property management services for the Company's residential Properties will be provided by Cornerstone Management Group, Inc., an Affiliate of the Advisor, subject to review by the Board of Directors. For such services, Cornerstone Management Group, Inc. will receive a monthly Property Management Fee equal to 5% of the monthly gross revenues of the Properties. The Company intends that Cornerstone Management Group, Inc. will also be responsible for the accounting and financial reporting responsibilities for each of the Properties the Company acquires. Cornerstone Management Group, Inc. will be reimbursed for expenses, including salaries and related overhead expenses, associated with such accounting and financial reporting responsibilities.

   The Company will enter into a Property management agreement (the "Property Management Agreement") with Cornerstone Management Group, Inc. with respect to each of the Company's residential Properties at the time the Company acquires each such Property. The agreement will have an initial term of two years and thereafter will be renewed automatically for successive two-year terms until terminated as provided therein or until the Property is sold. A copy of the form of that agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement itself for a complete statement of its provisions. See "Conflicts of Interest" and "Compensation."

   Depending  on  the  location  of the  Company's  real  Property  investments, unaffiliated, independent property management companies may also render day-to-day property management services pursuant to contracts with the Company. Such contracts with the Company may provide for unaffiliated property managers to receive either fixed or performance-based incentive fees for property management services, subject to the condition that compensation to such property managers must be fair, competitive and commercially reasonable. It is intended that the management capabilities of the property managers will

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
maximize rental revenues of specific Properties through renewing leases at higher market rates; renovating and retenanting under-performing Properties; and constructing additional rental space on the sites of existing Properties, where appropriate.

   Cornerstone Management Group, Inc. currently manages 30 apartment complexes with an aggregate of 6,619 residential units. All of the apartment complexes managed by Cornerstone Management Group, Inc. are owned by the Company.

   Cornerstone Realty Group, Inc. (which, like Cornerstone Management Group, Inc., is wholly owned by Glade M. Knight) currently manages four apartment complexes with an aggregate of 690 residential units. All of the apartment complexes managed by Cornerstone Realty Group, Inc. are owned by partnerships which were sponsored by Cornerstone Realty Group, Inc. or its Affiliates.

RESERVES

   A portion of the proceeds of this offering will be reserved to meet working capital needs and contingencies associated with the Company's operations. The Company will initially allocate to its working capital reserve not less than 0.5% of the proceeds of the offering. As long as the Company owns any Properties, the Company will retain as working capital reserves an amount equal to at least 0.5% of the proceeds of the offering, subject to review and re-evaluation by the Board of Directors. If such reserves and any other available income of the Company were insufficient to cover the Company's operating expenses and liabilities, it would be necessary to obtain additional funds by borrowing, refinancing Properties or liquidating the Company's investment in one or more Properties.

SALE AND REFINANCING POLICIES

   The Company is under no obligation to sell its investment Properties, and currently anticipates that it will hold its Properties for an indefinite length of time. However, sale may occur at any time if the Advisor deems it advisable for the Company based upon current economic considerations, and the Board of Directors concurs with such decision. In deciding whether to sell a Property, the Advisor will also take into consideration such factors as the amount of appreciation in value, if any, to be realized, federal, state and local tax consequences, the possible risks of continued ownership and the anticipated advantages to be gained for the Shareholders from sale of a Property versus continuing to hold such Property.

   Unless required to maintain REIT status, the Company does not intend to borrow or refinance to make distributions. Although not anticipated, in some cases it might be advantageous for the Company to incur mortgage indebtedness on, or finance or refinance, a Property to further the Company's investment objectives. If the original mortgage indebtedness, if any, on a Property has been significantly reduced and/or if a particular Property has increased
substantially   in  value,   then   financing   (or   refinancing   of  existing
indebtedness), if achievable, may permit the Company to realize a portion of the appreciation in value of the Property and retain the Property. See "Risk Factors
- -- Real Property Investment Risks -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   Under its Property Acquisition/Disposition Agreement with the Company, Cornerstone Realty Group, Inc., an Affiliate of the Advisor, may receive a 2% real estate commission upon each sale by the Company of a Property. It is also possible that Cornerstone Realty Group, Inc., or an Affiliate, will render services, and receive compensation, in connection with Company financings and refinancings, although there are no specific agreements for such services as of the date of this Prospectus. See "The Advisor and Affiliates -- Cornerstone Realty Group, Inc."

CHANGES IN OBJECTIVES AND POLICIES

   Subject to the limitations in the Articles of Incorporation, the Bylaws and the Virginia Stock Corporation Act, the powers of the Company will be exercised by or under the authority of, and the business and affairs of the Company will be controlled by, the Board of Directors. The Board of Directors also has the right and power to establish policies concerning investments and the right, power and obligation to monitor the procedures, investment operations and performance of the Company.

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
   In general, the Articles of Incorporation and the Bylaws can be amended only with the affirmative vote of a majority of the outstanding Common Shares, except that the Bylaws may be amended by the Directors if necessary to comply with the REIT provisions of the Code or with other applicable laws and regulations. The Bylaws contain certain restrictions on the activities of the Company and prohibit the Company from engaging in certain activities. See "Types of Investments."

   Within the express restrictions and prohibitions of the Bylaws, the Articles of Incorporation and applicable law, however, the Board of Directors has significant discretion to modify the investment objectives and policies of the Company, as stated in this Prospectus. The Company has no present intention to modify any of such investment objectives and policies, and it is anticipated that any such modification would occur only if business and economic factors affecting the Company made the Company's stated investment objectives and policies unworkable or imprudent. By way of illustration only, owing to a significant change in economic conditions, the Board of Directors could elect to acquire apartment communities outside of the mid-Atlantic and southeastern regions of the United States, or to acquire one or more commercial Properties in addition to residential Properties.

   Thus, while this Prospectus accurately and fully discloses the current investment objectives and policies of the Company, prospective Shareholders must be aware that the Board of Directors, acting consistently with the Company's organizational documents, applicable law and their fiduciary obligations, may elect to modify or expand such objectives and policies from time to time. Any such action by the Board of Directors would be based upon the perceived best interests of the Company and the Shareholders.

                             DISTRIBUTION POLICY

   The Company intends to make regular quarterly distributions to its Shareholders. Federal income tax law requires that a REIT distribute annually at least ninety-five percent (95%) of its REIT taxable income (which does not include net capital gains). Under certain circumstances, the Company may be required to make distributions in excess of cash available for distribution to meet such distribution requirements. See "Federal Income Tax Considerations -- Requirements for Qualification as a REIT -- Annual Distribution Requirements" and "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   The timing and amounts of distributions to Shareholders are within the discretion of the Board of Directors, although the Company will use its best efforts to meet the distribution requirements established by the Code for REITs. The Company's actual results of operations, and therefore the amount of cash available for distribution to Shareholders, will be affected by a number of factors, including the revenues received from the Company's Properties, the operating expenses of the Company, and the Company's interest expense, if any. The distribution policy of the Board of Directors from time to time will depend on a number of factors, including the amount of cash available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute them, the Company's capital and reserve requirements, and such other factors as the Board of Directors deems relevant.

   The distributions for the first, second, third and fourth quarters of 1995 were $.23 per Share, $.24 per Share, $.2425 per Share, and $.245 per Share, respectively. Of the $.96 ($.9575) per Share distribution in 1995, 17% thereof represented a return of capital and the balance represented ordinary dividend income.

   The first quarter distribution for 1996 was $.248 per Share. On an annual basis, this distribution would be $.992 per Share. While it is anticipated that a portion of the 1996 distributions will be characterized as a return of capital, the exact percentage is unknown at this time and will not be known until the final audit of the operations for the full calendar year is completed by the Company's independent accountants.

   The Company has in the past, and expects in the future, to include within the acquisition budget for each Property it proposes to acquire amounts deemed necessary for repairs and improvements required at the Property. Such amounts are anticipated to be funded with proceeds from the sale of Shares. Thus, the Company anticipates that all net cash generated from operations of the Properties will continue to be available for distribution.

   If the Company elects to incur financing in conjunction with the acquisition of its Properties, such financing could have an adverse effect on the Company's ability to maintain its level of distribution. See "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default."

   The Company anticipates that cash available for distributions before capital expenditures will exceed earnings and profits due to non-cash expenses, primarily depreciation and amortization, to be incurred by the Company. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to shareholders as ordinary dividend income. Distributions in excess of such earnings and profits generally will be treated as a return of capital, resulting in a non-taxable reduction of the Shareholder's basis in his Shares to the extent thereof, and thereafter as taxable gain. Distributions that are treated as non-taxable reduction in basis will have the effect of deferring taxation until the sale of such Shareholder's Shares.

                           BUSINESS AND PROPERTIES

BUSINESS

   The Company has been established to provide both taxable and tax-exempt investors with a professionally managed, diversified portfolio of real estate equity interests consisting primarily of existing residential apartment communities that have the potential for current cash flow and capital appreciation. The Company currently anticipates that it will hold its investment Properties for an indefinite length of time. The Company intends, by the end of the first quarter in 1997, to use its best efforts to cause the shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System, if the Board of Directors determines such action to be prudent. However, there is no assurance when or that the Shares will be so listed or quoted, and Shareholders may be required to hold their investment for an indefinite length of time.

   The Company has elected to be taxed as a REIT under the Code and intends to qualify as such on a continuing basis. However, no assurance can be given that it will so qualify. For years in which the Company qualifies as a REIT, it will not be subject to federal income tax on that portion of its taxable income that is distributed annually to Shareholders. See "Risk Factors -- Federal Income Tax Risks -- Failure to Achieve or Maintain REIT Status" and "Federal Income Tax Considerations."

   The Company is an "externally-advised" or "externally-managed" REIT. As described herein, the Advisor (Cornerstone Advisors, Inc.) oversees the ordinary business of the Company pursuant to the Advisory Agreement. In addition, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (both Affiliates of the Advisor) provide Property management services and Property acquisition and disposition services to the Company. In exchange for their services, the Advisor, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. all receive certain fees and expense reimbursements from the Company. See "Compensation" herein.

   The officers and Directors of the Company have undertaken an evaluation of whether it would be in the best interests of the Company and the Shareholders to convert the Company into a "self-administered" or "self-managed" REIT. This conversion, if undertaken, would involve transferring some or all of the management and other services now being provided by other companies to employees of the Company. If such conversion were implemented, the Company would no longer pay fees to other companies for services transferred to employees of the Company, but would itself bear the costs thereof (including salaries and wages to such employees). Any such conversion would likely involve the payment of consideration, either in Shares, cash or other property, from the Company to the entities whose contracts with the Company were being terminated in connection with such conversion, in recognition of such companies agreeing to the termination of their agreements. Material developments, if any, pertain to the possible conversion of the Company to "self-administered" or "self-managed" status will be reported in supplements to this Prospectus or in appropriate filings under the Securities Exchange Act of 1934.

LEGAL PROCEEDINGS

   Neither the Company nor the Properties are presently subject to any material litigation nor, to the Company's knowledge, is any material litigation threatened against the Company or the Properties, other than routine litigation arising in the ordinary course of business and which is expected to be covered by liability insurance.

REGULATION

   General. Apartment community properties are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Company believes that under present laws, ordinances and regulations, each Property has the necessary permits and approvals to operate its business.

   Americans with Disabilities Act. The Properties and any newly-acquired or developed multi-family Properties must comply with Title III of the Americans with Disabilities Act ("ADA") to the extent that such Properties are "public accommodations" or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of the Properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as multi-family properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as a leasing office, are open to the public. Although the Company believes that the Properties substantially comply with all present requirements under the ADA and applicable state laws, final regulations under the ADA have not yet been promulgated. Noncompliance could result in imposition of fines or an award of damages to private litigants. If required changes involve greater expenditures than the Company currently anticipates, or if the changes must be made on a more accelerated basis than it anticipates, the Company's ability to make expected distributions could be adversely affected. The Company believes that its competitors face similar costs to comply with the requirements of the ADA.

   Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires multi-family Properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Company believes that it is in compliance with such law.

   Rent Control Legislation. State and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to recover from tenants increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions, although none of the jurisdictions in which the Company presently operates has adopted such laws. The Company does not presently intend to develop or acquire multi-family properties in markets that are either subject to rent control or in which rent limiting legislation exists, although the Company is not precluded from doing so.

PROPERTIES OWNED BY THE COMPANY

   The Company owns the following Properties as of the date of this Prospectus:

                                                                                EFFECTIVE
                                                                NUMBER OF        DATE OF
                                                                APARTMENT      ACQUISITION
           NAME OF PROPERTY                   LOCATION            UNITS        BY COMPANY
- --------------------------------------  -------------------- --------------- --------------
The Hollows ..........................  Raleigh, NC          176               6-1-93
Polo Club (formerly La Vista)  .......  Greenville, SC       365               6-3-93
Mayflower Seaside.....................  Virginia Beach, VA   263             10-26-93
County Green .........................  Lynchburg, VA        180              12-1-93
Stone Ridge (formerly River Ridge)  ..  Columbia, SC         191              12-8-93
Wimbledon Chase (formerly Fountain
 Head) ...............................  Wilmington, NC       192               2-1-94
Harbour Club (formerly Birdneck Lakes)  Virginia Beach, VA   214               5-1-94
Chase Mooring (formerly The Palms)  ..  Wilmington, NC       224               8-1-94
The Trestles..........................  Raleigh, NC          280             12-30-94
Wind Lake (formerly Sterling Pointe) .  Greensboro, NC       299               4-1-95
Magnolia Run (formerly Edgewood) .....  Greenville, SC       212               6-1-95
Breckinridge..........................  Greenville, SC       236              6-21-95
Bay Watch Pointe (formerly Broad
 Meadows).............................  Virginia Beach, VA   160              7-18-95
Hanover Landing (formerly Lemon Tree).  Charlotte, NC        192              8-22-95
Mill Creek............................  Winston-Salem, NC    220               9-1-95
Glen Eagles...........................  Winston-Salem, NC    166              10-1-95
Osprey Landing (formerly Summer Hill).  Wilmington, NC       176              11-1-95
Tradewinds............................  Hampton, VA          284              11-1-95
Sailboat Bay (formerly The Lake) .....  Charlotte, NC        358              11-1-95
Meadows...............................  Asheville, NC        176              1-31-96
West Eagle Greens (formerly Scarlett
 Oaks)................................  Augusta, GA          165               3-1-96
Ashley Park...........................  Richmond, VA         272               3-1-96
Arbor Trace (formerly Colonial
 Ridge)...............................  Virginia Beach, VA   148               3-1-96
Longmeadow............................  Charlotte, NC        120               4-1-96
Trophy Chase (formerly Westfield) ....  Charlottesville, VA  185               4-1-96
Beacon Hill...........................  Charlotte, NC        349               5-1-96
Meadow Creek..........................  Pineville, NC        250               6-1-96
Summer Walk (formerly Lakewood) ......  Concord, NC          160               5-1-96
Willow Creek..........................  Durham, NC           200               5-1-96
Lexington Towers......................  Richmond, VA         197              6-26-96


   The following table sets forth basic information regarding the Properties:

                                                                       AS OF JUNE 21, 1996
                                                       --------------------------------------------------
                              APPROXIMATE               AVERAGE     AVERAGE   AVERAGE ANNUAL
                      YEAR     RENTABLE     AVERAGE    RENT PER     RENT PER     RENT PER
 PROPERTY          COMPLETED    AREA       UNIT SIZE     UNIT      SQUARE FOOT  SQUARE FOOT    OCCUPANCY
- ---------------------------------------------------------------------------------------------------------
South Carolina
 Polo Club.......       1972   295,000         807       $394       $0.49         $ 5.86           98%
 Magnolia Run....       1972   210,000         993       $483       $0.49         $ 5.84           97%
 Breckinridge....       1973   171,000         726       $425       $0.58         $ 7.02           86%
 Stone Ridge.....       1975   200,000       1,047       $499       $0.48         $ 5.72           92%
Georgia
 West Eagle Greens      1974   131,000         796       $412       $0.52         $ 6.21           92%
North Carolina  .
 Chase Mooring...       1968   194,000         867       $493       $0.57         $ 6.82           88%
 Wimbledon.......       1976   157,000         818       $506       $0.62         $ 7.43           91%
 Osprey Landing..       1973   173,000         981       $487       $0.50         $ 5.96           86%
 Sailboat Bay....       1973   324,000         906       $517       $0.57         $ 6.85           71%
 Meadow Creek....       1984   215,000         860       $579       $0.67         $ 8.08           95%
 Beacon Hill.....       1985   256,000         734       $543       $0.74         $ 8.88           93%
 Hanover Landing.       1972   160,000         832       $480       $0.58         $ 6.93           89%
 Long Meadow.....       1986   104,000         867       $565       $0.65         $ 7.83           99%
 Summer Walk.....       1983   154,000         963       $528       $0.55         $ 6.58           92%
 The Meadows.....       1974   188,000       1,068       $578       $0.54         $ 6.50           86%
 Glen Eagles.....  1986/1990   158,000         952       $610       $0.64         $ 7.68           93%
 Mill Creek......       1984   197,000         897       $539       $0.60         $ 7.22           93%
 Wind Lake.......       1985   217,000         727       $500       $0.69         $ 8.26           93%
 Willow Creek....       1984   192,000         960       $556       $0.58         $ 6.95           89%
 Hollows.........       1974   159,000         903       $579       $0.64         $ 7.69           99%
 Trestles........       1987   217,000         776       $560       $0.72         $ 8.65           95%
Virginia ........
 County Green....       1976   180,000       1,000       $487       $0.49         $ 5.84           89%
 Ashley Park.....       1988   208,000         765       $554       $0.72         $ 8.69           98%
 Trophy Chase....       1970   149,000         807       $459       $0.57         $ 6.82           86%
 Baywatch Pointe.       1972   146,000         911       $563       $0.62         $ 7.42           91%
 Harbour Club....       1988   174,000         813       $547       $0.67         $ 8.08           94%
 Arbor Trace.....       1985   125,000         850       $517       $0.61         $ 7.30           96%
 Mayflower.......       1950   184,000         698       $646       $0.93         $11.11           99%
 Tradewinds......       1988   264,000         930       $569       $0.61         $ 7.35           97%
 Lexington Towers       1965   107,000         725       $438       $0.67         $ 8.04           90%


    Additional information on these Properties and the markets in which they are located is provided below. As of the date of this Prospectus, there is no mortgage debt encumbering the Company's Properties although, as described below, the Compnay has an unsecured line of credit. The Company believes that each of the Company's Properties is and will continue to be adequately covered by Property and liability insurance.

   As described more specifically below with respect to each individual Property, in connection with each Property acquisition, the Company has included in its Property acquisition budget an amount of proceeds from the sales of Shares deemed adequate to pay for any repairs and improvements necessary at the Property proposed to be acquired. One of the purposes of such repairs and improvements at the Properties is to increase the attractiveness of the Properties to prospective tenants and thereby to increase both occupancy rates and rental rates in the future.

   As part of general marketing efforts, the Company's management agent, Cornerstone Management Group, Inc., from time to time offers promotional "give-backs" and similar rent concessions at certain of the Properties, the effect of which can be, in any particular case, to reduce the rent realized with respect to a particular tenant for a particular month. Such concessions are offered by the Company, through its management agent, on a sporadic basis and are not reflective of any specific practice or policy. The overall impact of such concessions on effective rent is believed by the Company not to be material, and is not expected to become material in the future. Accordingly, rental rates referred to in this Prospectus do not reflect such concessions.

   The Company owns more than one Property in several cities. Generally, the Company may acquire multiple Properties in cities, particularly where the cities involved are perceived as being favorable rental markets. The ownership of multiple Properties within a given city or rental market may offer some operational economies for the Company. However, Properties located within the same city or rental market area may, to a certain extent, compete with one another for tenants. The Company does not plan to acquire multiple Properties in any city or rental market if the Company believes that the Properties would be engaged in competition with each other which could adversely affect the operations of any Property.

   Each Property described below is managed by Cornerstone Management Group, Inc. under a Property management agreement requiring payment by the Company of a monthly management fee equal to five percent (5%) of the gross revenues of the Property. For information on the amount of Property management fees and expense reimbursements received by Cornerstone Management Group, Inc. from the Company, see "Additional Information Concerning the Company -- Compensation to Advisor and Affiliates" in this Supplement. In addition, in consideration of services rendered to the Company in connection with the selection and acquisition of each Property, the Company paid to Cornerstone Realty Group, Inc. a Property acquisition fee of two percent (2%) of the purchase price of each Property, as follows:

NAME OF PROPERTY            ACQUISITION FEE
- -----------------          ----------------
The Hollows................  $   84,000
Polo Club..................      86,000
Mayflower Seaside..........     152,683
Stone Ridge................      66,500
County Green...............      76,000
Wimbledon Chase ...........      66,000
Harbour Club...............     105,000
Chase Mooring .............      71,880
The Trestles...............     207,000
Wind Lake..................     175,200
Magnolia Run...............     110,000
Breckinridge...............     112,000
Bay Watch Pointe...........      67,451
Hanover Landing............     114,500
Mill Creek.................     171,000
Glen Eagles................     146,000
Osprey Landing.............      87,500
Tradewinds.................     204,000
Sailboat Bay...............     182,000
Meadows....................     124,000
West Eagle Greens..........      80,000
Ashley Park................     244,100 *
Arbor Trace................     100,000
Longmeadow.................     100,500
Trophy Chase...............      74,200
Beacon Hill................     268,144
Meadow Creek...............     222,000 *
Summer Walk................     113,200 *
Willow Creek...............     166,900 *
Lexington Towers...........     120,000
  Total....................  $3,897,758

- ----------
   * As of June 28, 1996 $90,000 of the fee attributable to Ashley Park had been paid $29,687 of the fee attributable to Summer Walk had been paid, and none of the fees attributable to Meadow Creek or Willow Creek had been paid. The unpaid amounts are payable if and when financing incurred to purchase the Properties is repaid with proceeds of the offering.

   Under a Unanimous Consent of Directors of the Company dated October 27, 1995 (the "Unanimous Consent"), the Company's Board of Directors authorized the Company's officers to cause the Company to borrow up to $30 million principal amount from time to time outstanding, on prevailing commercial terms from suitable commercial lenders (and on either an unsecured or secured basis), to permit Property acquisitions by the Company, as long as the offering and sale of Shares is continuing and it is anticipated by the Company's officers that proceeds from future sales of Shares will be sufficient to repay the amount of the borrowing. This borrowing authorization is in substitution for, and not in addition to, earlier similar borrowing authorizations. The borrowings authorized by the Unanimous Consent are authorized by the Company's Bylaws. In addition, the limitations on the borrowings adopted in the Unanimous Consent should not be construed as limiting any of the Company's rights and powers generally provided for in its Bylaws.

   The Company believes that a line of credit facilitates the timely acquisition of Properties by the Company and improves the regularity with which closings of sales of Shares can be effected, without changing the Company's overall business objective and policy of operating on an unleveraged or "debt-free" basis. The Company believes that the rate at which Shares are sold is not necessarily consistent with the manner in which prospective attractive Property acquisitions become available to the Company. The use of interim borrowings, which are designed to be repaid with subsequent sales of Shares, may permit the Company to acquire Properties thought by management to be desirable, before Shares representing the full purchase price of a particular Property have been sold. Also, the use of such interim debt may have the effect of reducing the period of time during which the investors' funds are held in escrow pending disbursement to the Company, since the Company is no longer required to match exactly proceeds from Share sales with Property purchase prices.

   Pursuant to the authority granted by the Company's Board of Directors, in November, 1995, the Company obtained a $20 million unsecured line of credit (the "Unsecured Line of Credit") from First Union National Bank of Virginia. Under the Unsecured Line of Credit, the Company could borrow up to $20 million, principal amount from time to time outstanding, on an unsecured basis. The line of credit matured, and any outstanding balance remaining unpaid thereunder was due, on March 31, 1996, unless extended by the parties thereto. Pursuant to a Unanimous Consent of Directors of the Company dated as of April 11, 1996, the Company's Board of Directors authorized the Company's officers to increase the amount of the Company's unsecured borrowings to up to $60 million (principal amount from time to time outstanding). Pursuant to such authority the Company's officers have renewed the Unsecured Line of Credit from First Union National Bank of Virginia with an increased credit limit of $50 million (principal amount from time to time outstanding). The terms of such renewed unsecured line of credit (as so renewed, the "Unsecured Line of Credit") are the same as before, except that the expiration date is March 31, 1997, unless extended by agreement of the lender and the Company. The interest rate on the Unsecured Line of Credit is one-month LIBOR plus 160 basis points. The conditions, limitations and risks associated with the Company's utilization of the renewed line of credit are the same as with the Unsecured Line of Credit which matured on March 31, 1996.

   The Company presently intends to utilize such interim borrowings only if, and to the extent that, it is anticipated that future sales of Shares will provide funds necessary to repay such borrowings. However, there can be no assurance that any such borrowings will, in fact, be repaid from future sales of Shares. To the extent that Share sales are insufficient to repay any such borrowings, the Company will have a remaining outstanding loan, which would entail the types of risks and investment considerations described under "Risk Factors -- Possible Borrowing; Debt Financing May Reduce Cash Flow and Increase Risk of Default" and "Investment Objectives and Policies -- Borrowing Policies." The Company would have a variety of potential means of addressing any such loan remaining outstanding, including the repayment of such borrowing with cash from operations or refinancing such borrowing with other debt, but such repayment and/or refinancing would entail the types of effects on investors and the risks described in such sections of the Prospectus.

   As of June 17, 1996, the outstanding principal balance under the Unsecured Line of Credit was $32,705,000. In addition, as described below under "Lexington Towers Apartments," the Company has issued a $5.5 million promissory note (secured by a letter of credit) payable in three years.

                           (1) THE HOLLOWS APARTMENTS
                             RALEIGH, NORTH CAROLINA

   On June 1, 1993, the Company purchased The Hollows Apartments, a 176-unit apartment complex located west of Raleigh, North Carolina (the "Property"). The seller was not Affiliated with the Company, the Advisor or their Affiliates. The purchase price was $4,200,000, which the Company paid entirely in cash from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by Limited Warranty Deed.

   Location. The following is based in part on information provided by the Raleigh Chamber of Commerce. Raleigh is the state capital of North Carolina and the seat of Wake County. The city is located approximately 150 miles southwest of Richmond, Virginia, 380 miles northeast of Atlanta, Georgia, 140 miles east of Charlotte, North Carolina, and 260 miles south of Washington, D.C. Raleigh had a population of approximately 210,000 in 1991. The total population for Wake County was 424,000 in 1991.

   The Property is approximately three miles outside the beltline and five miles west of downtown Raleigh, and can be reached by taking Route 70 west to Duraleigh Road. Route 70 is characterized by extensive commercial development consisting of strip shopping centers, motels, restaurants, office buildings and automobile dealerships. The neighborhood in the vicinity of the Property is principally residential, consisting of multifamily rental properties, condominiums and townhouse developments and middle to upper-income single family housing.

   The economy of the Raleigh area is diversified. Raleigh's largest employer is the State of North Carolina, which employs approximately 18,870 persons. Other major employers include IBM with 10,000 employees, and the Wake County Public Schools with approximately 9,000 employees. A contributing factor to Raleigh's growth has been the Research Triangle, a 5,800 acre research and development center which employs more than 15,000 people in over 30 government and industrial firms. These firms are complemented by the resources of the three major universities that form the Triangle: Duke University in Durham, the
University of North Carolina in Chapel Hill, and North Carolina State University. Raleigh was ranked by Forbes Magazine in December, 1992 as the sixth best city in the country in which to do business.

   Description of the Property. The Property consists of a 176-unit apartment complex located on approximately 19 acres of land. The apartment complex was constructed in 1974. The unit mix and rents being charged new tenants as of June 1, 1996 are as follows:

                                        APPROXIMATE
                                         INTERIOR       MONTHLY
 QUANTITY             TYPE            SQUARE FOOTAGE     RENTAL
- ----------  ------------------------ ---------------- -----------
28          1 Bedroom, 1 Bath "A"      663              $510
40          1 Bedroom, 1 Bath "B"      767               530
36          2 Bedrooms, 1 Bath         858               605
40          2 Bedrooms, 2 Baths      1,050               660-680
32          3 Bedrooms, 2 Baths      1,150               730-750

   Leases at the Property generally are for terms of one year or less. Average rental rates increased steadily over five years preceding the Company's purchase of the Property. As a typical example, a two bedroom, one bath unit rented for $385 in 1989, $419 in 1990, $429 in 1991, $439 in 1992 and $465 in 1993. The
average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $6.17, $6.39, $6.89, $7.21 and $7.36, respectively.

   The apartment units are contained in 22 two-story buildings, for a combined total of approximately 159,000 square feet of net rentable area. There are four ground level and four second floor units in each of the buildings. In addition to the 22 residential buildings, the Property has a freestanding clubhouse which also contains an exercise facility, rental office and maintenance shop. There are also three laundry buildings placed about the Property. The buildings are all of wood stud frame with clapboard siding. All buildings have A-frame roofs with composition shingles, with the exception of the clubhouse which has a flat roof with tar and gravel covering. The buildings are slab on grade with second floor units having lightweight concrete floors. All second floor units have balconies constructed of pressure treated wood. Parking areas are asphalt, and walkways and curbs are concrete.

   The Property features a clubhouse with fireplace, an exercise room, two swimming pools, a tennis court, a volleyball court and a small playground area. There are approximately 457 parking spaces. The Property is well-landscaped, with a duck pond and meandering stream.

   All apartments have wall-to-wall carpet, mini-blinds, cable television hook-ups, individually controlled ceiling mounted electric forced warm air furnaces with central air conditioning and electric hot water heater. All kitchens are equipped with a double stainless steel sink, garbage disposal, refrigerator/freezer, electric range and dishwasher. Bathrooms were originally designed with full ceramic tile tubs and shower stalls. A significant number of the tub areas have now been covered with fiberglass sheeting over tile.

   Each apartment is individually metered for electricity consumption, and tenants pay costs for heating, air conditioning, hot water, cooking and illumination. The Company provides cold water, sewer, common-area electricity and refuse collection.

   The Company has spent approximately $953,000 in the completion of repairs and improvements at the Property. The completed repairs and improvements include the replacement of all exterior siding, reroofing of all buildings, exterior painting, parking lot repair, and clubhouse renovation, including new office furnishings, a new fitness center and a renovated club facility, together with certain improvements to apartment unit interiors.

   Competition for the Property includes numerous apartment developments in the Raleigh area. There are at least nine apartment complexes in the neighborhood of the Property which compete directly with the Property for tenants. Many of the complexes enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 97%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 93% in 1991 and 95% in 1992. Occupancy during 1993, 1994 and 1995 averaged 96%, 96% and 98%, respectively. On June 1, 1996, the Property was 100% occupied. The majority of the residents are under 35 years of age with incomes of under $25,000. The largest work-related fields are "trade persons", "sales" and "professional."

   The 1995 real estate tax rate applicable to the Property was approximately $1.174 per $100 of assessed value, and the real estate taxes for 1995 were $57,589. The assessed value was $4,680,511. The basis of the depreciable real Property portion of the Property for federal income tax purposes ($5,288,688 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis, and the basis of the personal Property portion is being depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                            (2) POLO CLUB APARTMENTS
                           GREENVILLE, SOUTH CAROLINA

   On June 3, 1993, the Company purchased the La Vista Apartments, a 365-unit apartment complex located in Greenville, South Carolina (the "Property"). The seller is not Affiliated with the Company, the Advisor or their Affiliates. The purchase price was $4,300,000, which the Company paid entirely in cash from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by Limited Warranty Deed. The Company changed the name of the Property to "Polo Club."

   Location. The following is based in part on information provided by the Greenville Chamber of Commerce. Greenville, South Carolina is in Greenville County, and is located approximately 100 miles northwest of Columbia, South Carolina, 100 miles southwest of Charlotte, North Carolina, and 145 miles northeast of Atlanta, Georgia. With a county-wide population of 320,000 in 1990, Greenville County is the most populous county in South Carolina. The Greenville metropolitan statistical area, which includes Greenville, Spartanburg, Anderson, Pickens and Cherokee, had a population of 830,600 in January of 1993.

   The Property is located just off of Poinsette Highway (U.S. 276) at 357 Hillandale Road, in northwest Greenville. Development along Poinsette Highway is a mixture of commercial usage, including restaurants, gas stations, automobile dealerships and strip shopping centers. The single family development near the Property consists primarily of middle income housing. The Property is less than two miles from Furman University, and approximately 10 miles from downtown Greenville via Poinsette Highway.

   The economy of the Greenville area is diversified, with an emphasis on manufacturing. Greenville's largest employer is the School District, which employs approximately 6,200 persons. Other major employers include Michelin Tire, with 4,200 employees, and the Greenville hospital system, with over 4,500 employed. BMW has recently announced plans to construct a manufacturing plant in Greenville which will employ approximately 6,500.

   Description of the Property. The Property consists of a 365-unit apartment complex located on approximately 20 acres of land. The apartment complex was constructed in 1972. The unit mix and rents being charged new tenants as of June 1, 1996 are as follows:

                                                 APPROXIMATE
                                                  INTERIOR       MONTHLY
 QUANTITY                  TYPE                SQUARE FOOTAGE     RENTAL
- ----------  --------------------------------- ---------------- -----------
  5         Efficiency                        475                $325
118         1 Bedroom, 1 Bath                 675               360-390
 52         1 Bedroom, 1 Bath                 675               360-390
 10         2 Bedrooms, 1 Bath                920                 410
120         2 Bedrooms, 1.5 Baths (garden)    940               450-470
 60         2 Bedrooms, 1.5 Baths (townhouse) 975               475-510

   Leases at the Property generally are for terms of one year or less. Rental increases for the five years preceding the Company's purchase of the Property were modest. As a typical example, a one-bedroom, one-bath unit rented for $280 in 1989, $280 in 1990, $300 in 1991, $300 in 1992 and $300 in 1993. The average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $5.67, $5.85, $5.85, $6.26 and $6,68, respectively.

   The apartment units are contained in 32 two-story buildings and one three-story building, for a combined total of approximately 295,000 square feet of net rentable area. In addition to the 33 residential buildings, the Property has a freestanding clubhouse which also houses the rental office and a maintenance workshop. There are three separate laundry facilities at the
Property. The buildings are all of wood stud frame and brick veneer construction. All buildings have flat roofs with tar and gravel covering and mansards, with the exception of the clubhouse roof which is pitched and covered with composition shingles. Some building units are constructed on crawl spaces while others feature concrete slab construction. Parking areas are asphalt, and walkways and curbs are concrete. All second and third floor units have wood balconies.

   The Property features a clubhouse with fireplace, two swimming pools, sunbathing area, one lighted tennis court and a basketball court. There are approximately 538 parking spaces. The Property is well-landscaped, with mature trees and shrubbery, and adjoins the 18-hole Hillandale Golf Course.

   All apartments have  wall-to-wall  carpeting in the living areas,  except for vinyl floors in the kitchen and bath. All kitchens are equipped with refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-up, water heater, and an individually controlled forced air heating and central air conditioning unit.

   Each apartment is individually metered for electricity consumption, and tenants pay costs for heating, air conditioning, hot water, cooking and illumination. The Company provides cold water, sewer, common-area electricity and refuse collection.

   Prior to the Company's purchase of the Property, there had been a considerable amount of deferred maintenance at the Property. The Company has addressed the maintenance items by spending approximately $2,141,000 of the proceeds of the Initial Offering for repairs and improvements. Such items include replacement of mansards, repair and replacement of roofs not previously replaced, renovation of the clubhouse, new carpet and appliances in the apartments as needed, and certain landscaping improvements, and the modernization of interiors of apartment units.

   Competition for the Property includes numerous apartment developments in the Greenville area. There are at least five apartment complexes in the neighborhood of the Property which compete directly with the Property for tenants. Many of the complexes enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 77% in 1991 and 79% in 1992. Occupancy during 1993, 1994 and 1995 averaged 89%, 92% and 94%, respectively. On June 1, 1996, the Property was 97% occupied. The majority of the residents are under 45 years of age with incomes of under $20,000. The largest work-related fields are as "trade persons," "sales," "professional" and "clerical".

   Before purchase by the Company, the Property was owned by a lender that obtained the Property through foreclosure. However, the Company believes that operating difficulties at the Property experienced by the previous owner were attributable to ineffective management and the magnitude of the debt service obligations of the former owner and that these factors will have no application to the Company and its ownership and operation of the Property. The Company has no debt service obligations with respect to the Property. Furthermore, the Company believes that repairs and improvements made at the Property, together with Property marketing and management activities exceeding those of the previous owner will result in substantially improved operating results for the Property.

   The 1995 real estate tax rate applicable to the Property is equivalent to $27.71 for each $100 of assessed value, with "assessed value" being defined as 6% of appraised value. Real estate taxes for 1995 were $75,472. The appraised value is $4,100,000. The basis of the depreciable real Property portion of the Property for federal income tax purposes ($6,427,607 of year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                        (3) MAYFLOWER SEASIDE APARTMENTS
                            VIRGINIA BEACH, VIRGINIA

   On October 26, 1993, the Company purchased the Mayflower Seaside Apartments, a 263-unit apartment complex located in Virginia Beach, Virginia (the "Property"). The Company purchased the Property from a seller which was unaffiliated with the Company, the Advisor or their Affiliates. The purchase price was $7,634,144, which the Company paid entirely from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by Limited Warranty Deed.

   Location. The following is based in part on information provided by the Virginia Beach Chamber of Commerce. The City of Virginia Beach, Virginia is located in the southeast corner of the state along the Atlantic Ocean, and shares a common border with Norfolk, Virginia. With a present population of approximately 400,000, Virginia Beach is the largest and fastest growing city in Virginia and the 11th fastest growing city in the United States. Virginia Beach is one of 12 municipalities which comprise the Norfolk/Virginia Beach/Newport News Metropolitan Statistical Area (MSA). This MSA has a population exceeding
1.4 million, making it the 34th largest MSA in the U.S.

   The area has a broad-based economic structure with several key employment sectors. Virginia Beach is perhaps best known for its Atlantic Ocean shoreline and its well-known resort strip. Nearly 21,000 people are employed in tourist related jobs. The estimated 2.5 million annual tourists contribute approximately $500 million in hotel and restaurant sales to the local community.

   The other primary employer in the area is the military, with approximately 35,000 armed service and civilian employees. The area received a boost from recent military cutbacks when Norfolk was named the east coast "Super Base" for the Navy. This facility is the largest naval base in the world. The effect of the national base closings has been positive for the Virginia Beach/Norfolk area, which has absorbed soldiers from various bases that were on the closing list. This trend is expected to continue throughout the 1990's.

   The balance of the economic base is in industry and agriculture.

   The Property is located in the heart of the Virginia Beach resort area. The area immediately surrounding the Property consists of extensive motel, commercial and retail development. The Property is readily accessible from Interstate 64 and Route 44, the primary limited-access corridor in Virginia Beach. The Norfolk International Airport is approximately a 15 minute drive from the Property.

   Description of the Property. The Property consists of a 16-story high rise on approximately 2.1 acres of land located across the street from the Atlantic Ocean. The building has 263 units and an adjacent parking deck. The main structure was constructed in 1950, and underwent substantial renovation in 1986. The parking deck was added at the time of the renovation. The Property also includes an adjacent retail building as well as retail space on the basement level of the main building. The retail space is leased to a variety of tenants including three restaurants, a florist, a hair dresser and a gift shop.

   The Property offers 12 unit sizes to accommodate a variety of family sizes. The unit mix and rents being charged new tenants as of June 1, 1996 are as follows:

                                        APPROXIMATE
                                         INTERIOR         MONTHLY
 QUANTITY             TYPE            SQUARE FOOTAGE       RENTAL
- ----------  ------------------------ ---------------- ---------------
62          Studio (5 Sizes)          360             $ 465-550
26          1 Bedroom                 475               570-625
86          1 Bedroom -- large        700               655-755
 7          1 Bedroom -- deluxe       900               720-750
 2          1 Bedroom -- 2 bath       725               600-650
36          2 Bedroom                 875               755-840
35          2 Bedroom -- ocean view   875               795-855
 3          3 Bedroom                1225               880-920
 1          4 Bedroom                1800              1,216
 3          Penthouse                2000              1,400-1,600
 1          Penthouse                3000              1,700
 1          Penthouse                4198              2,150


   The above units provide for a combined total of approximately 184,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years preceding the Company's purchase of the Property increased gradually. As a typical example, a one bedroom, one bath unit rented for $505 in 1989, $535 in 1990, $550 in 1991, $600 in 1992 and $645 in
1993. The average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $11.64, $11.64, $11.64, $11.83 and $12.04,
respectively.

   The main building is constructed on a piled foundation with structural concrete floor decks and brick veneer over steel frame. The roof is flat with a modified bitument rubber sheathing. Windows are wood sash, double hung. The retail building is one story and built on concrete piers on concrete footings. The floor is a four inch slab. The exterior is concrete block with a variation of brick veneer and stucco on the front facade. The parking deck is concrete, and a supplemental parking lot is gravel. Walkways and curbs are concrete. The penthouse apartments have balconies.

   The Property features a swimming pool, hot tub, sunbathing area, and a meeting room. Illuminated parking is available in the adjoining parking deck at an extra fee per month. There are a total of approximately 287 parking spaces. The Property is lightly landscaped with mature shrubbery.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-up, and individually controlled forced air heating and central air conditioning unit. The Company supplies all utilities, excluding telephone and cable service.

   The Company spent approximately $1,060,000 of the proceeds of the Initial Offerings for repairs and improvements, including the renovation of the tower lobby, relocation and renovation of the office, construction and furnishing of the fitness center and recreation area, construction of a new indoor pool, and certain improvements to apartment unit interiors. The renovation of the tower lobby included refurnishing, construction of a new reception counter and new marble and carpeting on the floors.

   Competition for the Property includes other high rise and garden apartment buildings. There are at least six apartment complexes in the neighborhood of the Property which compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 96%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1991 and 95% in 1992. Occupancy during 1993, 1994 and 1995 averaged 92%, 95% and 95%, respectively. On June 1, 1996, the Property was 100% occupied. The majority of the residents are either white collar or retired, representing approximately one-third each of the tenant mix. The remaining residents are blue collar, military, and public service employees.

   The Company purchased the Property from a lender that obtained the Property through foreclosure. The Company believes that the Property historically has been generally well run, that the cash flow difficulties experienced by the prior owner have been attributable to the magnitude of its debt service obligations, and that this factor will have no application to the Company, since the Company has no debt service obligation with respect to the Property. The purchase price paid by the Company was equal to approximately 50% of the prior owner's mortgage debt on the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.18 per $100 of assessed value, and the real estate taxes for 1995 were $79,522. The assessed value was $6,693,732. The basis of the depreciable residential real Property portion of the Property ($8,819,334 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (4) STONE RIDGE APARTMENTS
                            COLUMBIA, SOUTH CAROLINA

   On December 8, 1993, the Company purchased the River Ridge Apartments, a 191-unit apartment complex located in Columbia, South Carolina (the "Property"). The Property was renamed the "Stone Ridge Apartments." The Company purchased the Property from a seller which was unaffiliated with the Company, the Advisor or their Affiliates. The purchase price was $3,325,000, which the Company paid entirely from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part on information provided by the Columbia Chamber of Commerce. The City of Columbia, South Carolina is located in the center of the state, about 80 miles south of Charlotte, North Carolina and 80 miles northeast of Augusta, Georgia. The Property is located in Columbia near the intersection of Greystone Boulevard and Interstate 126. Interstates 26 and 20 are within a one-mile drive from the Property, and downtown Columbia is approximately four miles northeast of the Property on Interstate 126. The area immediately around the Property consists of a mix of high-end multifamily, residential, commercial and retail development.

   The population of the Columbia metropolitan area is approximately 500,000, and the South Carolina Department of Commerce projects that the population will grow by approximately 24.7% by the year 2010. Columbia is the state capital and home to the University of South Carolina. The single largest employer in Columbia is the state government. Columbia is also home to Fort Jackson, an Army installation, which has recently stepped up its operation as a regional recruit training center.

   The economy of Columbia is broad-based, with several key employment sectors, the largest being government at 29.6%, with wholesale and retail trade at 21.0%, services at 16.9% and manufacturing at 14.2%. The balance of the economic base is in finance, construction and transportation.

   Description of the Property. The Property consists of 191 garden and townhouse apartments in 12 buildings of two and three stories, situated on approximately 14.65 acres.

   Since its construction in 1975, the interiors of the apartments had been reasonably well maintained and were in relatively good condition. Before its acquisition by the Company, the Property suffered from a moderate amount of deferred maintenance. The Company has expended approximately $1,950,000 in repairs and improvements, including new roofing, new siding, renovation of the clubhouse/fitness center, parking lot repair and the modernization of apartment units. The source of the funds for the completed repairs and improvements was the proceeds of the Initial Offering.

   The Property offers five unit sizes to accommodate a variety of family sizes. The unit mix and rents being charged new tenants as of June 1, 1996 are as follows:

                                   APPROXIMATE
                                    INTERIOR
 QUANTITY           TYPE         SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  ------------------- ---------------- ---------------
22          1 Br/1 Bath           748             $460
22          1 Br/1 Bath/Twnhs     748              440
46          2 Br/2 Bath          1087              530-560
93          2 Br/2 Bath/Twnhs    1140              530-560
 8          3 BR/2.5 Bath/Twnhs  1280              675


   The units provide for a combined total of just under 200,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years preceding the Company's purchase of the Property increased steadily. As a typical example, a one bedroom, one bath unit rented for $355 in 1989, $370 in 1990, $385 in 1991, $390 in 1992 and $410 in
1993. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994 and 1995 was $5.52, $5.52, $5.52, $5.55 and $5.79,
respectively.

   The buildings are wood frame with a combination of brick veneer and wood siding built on either concrete slabs or concrete and block foundations. Roofs are flat with rubber membrane surfacing. Windows are single hung with aluminum frames. The parking lot is asphalt. Walkways are either asphalt or wooden, and curbs are concrete. All units have either a patio or balcony.

   The Property features an outdoor swimming pool, sunbathing area, two tennis courts, a clubhouse and laundry facilities. There are a total of approximately 310 parking spaces in a lighted parking lot. The Property is well-landscaped with mature trees and shrubs.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a frost-free refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-up, and individually controlled forced-air heating and central air conditioning unit. There are washer and dryer connections in the two and three bedroom townhouse apartments. The Company pays for cold water, sewer and common area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water and cooking.

   Competition for the Property includes other garden and townhouse communities in the area. There are at least six apartment complexes in the neighborhood of the Property which compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 86% in 1991 and 86% in 1992. Occupancy during 1993, 1994 and 1995 averaged 88%, 85% and 93%, respectively. On June 1, 1996, the Property was 89% occupied. The residents are comprised primarily of students and white and blue collar workers.

   The 1995 real estate tax rate applicable to the Property was approximately $2.12 per $100 of assessed value, and the real estate taxes for 1995 were $62,614. The assessed value was $3,677,167. The basis of the depreciable residential real Property portion of the Property ($5,340,562 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (5) COUNTY GREEN APARTMENTS
                               LYNCHBURG, VIRGINIA

   On December 15, 1993, the Company purchased the County Green Apartments, a 180-unit apartment complex located in Lynchburg, Virginia (the "Property"). The purchase price was $3,800,000 and was paid entirely from the proceeds of the Initial Offering. The Property was conveyed to the Company by limited warranty deed.

   The Company purchased the Property from a limited  partnership in which Glade
M. Knight, an Affiliate of the Company and the Advisor, effectively served as a general partner. Companies owned and controlled by Mr. Knight also managed the Property since 1983. All of the distributable cash received from the Company as a result of this purchase was distributed to the limited partners of the seller as a partial return of their equity. Mr. Knight, in his capacity as a general partner of the seller, did not receive any cash from the proceeds of the sale. The seller made the decision to sell based on the conclusion that, as a result of the Tax Reform Act of 1986, the limited partners had maximized the value of their investment in the Property.

   Pursuant to the Bylaws of the Company, the purchase from an Affiliate was approved by a majority of the Company's Independent Directors, with the vote of directors in favor of purchase being unanimous. The Company also obtained independent appraisals and engineering reports in accordance with its standard practice and Bylaws. The appraised value was not less than the purchase price of the Property.

   Location. The following is based in part on information provided by the Lynchburg Chamber of Commerce. The City of Lynchburg, Virginia is located in central Virginia approximately 100 miles west of the City of Richmond. The Property is located in the southeastern sector of Lynchburg, in an area consisting of single and multi-family development. It is readily available to shopping and employment via the Lynchburg Expressway and U.S. Routes 460 and 29. The population of the Lynchburg area is approximately 200,000, and is projected to increase by approximately 10% during the 1990s.

   The economy of Lynchburg is a diverse mix of manufacturing and service industries. Routes 460 and 29 connect to Interstates 81 and 64, respectively, making Lynchburg a transportation hub within the state. As a result, the city is the home to over 20 trucking terminals, two major rail line stations and an Amtrak station. The city is also served by Lynchburg Regional Airport, which provides direct commercial service to many metropolitan areas.

   Description of the Property. The Property consists of 22 two and three story buildings located on approximately 21.11 acres of land. The Property was built in 1976 and has been generally well maintained. The Property offers four relatively spacious floor plans to accommodate a mix of family sizes. The unit mix and rents being charged new tenants as of June 1, 1996 are as follows:

                            APPROXIMATE
                             INTERIOR      MONTHLY
 QUANTITY       TYPE      SQUARE FOOTAGE    RENTAL
- ----------  ------------ ---------------- ---------
52          1 Bedroom         750         $450
92          2 Bedroom        1110          500
 4          2 Bedroom        1110          475
32          3 Bedroom        1300          600

   The units provide for a combined total of approximately 180,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years preceding the Company's purchase of the Property increased steadily. As a typical example, a one bedroom, one bath unit rented for $320 in 1989, $330 in 1990, $340 in 1991, $350 in 1992 and $360 in
1993. The average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $5.53, $5.53, $5.53, $5.53 and $5.94,
respectively.

   The buildings are built on concrete slabs and are of wood frame construction covered with a combination of wood siding and cedar shake. Roofs are pitched and covered with composition shingles. All apartments have patios or balconies. The parking lot is asphalt and walkways and curbs are concrete. The Property is adequately landscaped with mature trees and shrubbery. The Company has spent approximately $890,000 of the proceeds from the Initial Offering on the repair and improvement of the Property, including roof replacement, carpeting repairs and apartment unit modernization.

   The Property features an outdoor swimming pool, sunbathing area, two tennis courts and a laundry facility. There are a total of approximately 286 parking spaces in the lighted parking lot.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-up, and individually controlled forced air heating and central air conditioning unit. The Company pays for cold water, sewer and common area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water and cooking.

   Competition for the Property includes other garden and townhouse properties. There are at least five apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   Physical occupancy at the Property averaged approximately 92% in 1991 and 94% in 1992. Occupancy averaged 96%, 96% and 95% in 1993, 1994 and 1995, respectively. On June 1, 1996, the Property was 81% occupied. The majority of the residents are white collar, representing 50% of the tenant mix. The remaining residents are approximately 25% blue collar and 25% retired.

   The 1995 real tax rate applicable to the Property was approximately $1.13 per $100 of assessed value, and the real estate taxes for 1995 were $49,972. The assessed value was $4,422,300. The basis of the depreciable residential real Property portion of the Property ($4,921,858 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                        (6) WIMBLEDON CHASE APARTMENTS
                          WILMINGTON, NORTH CAROLINA

   On February 25, effective February 1, 1994, the Company purchased the Fountain Head Apartments, a 192-unit apartment complex having an address of 601-D Plum Nearly Lane, Wilmington, North Carolina (the "Property"). The Property was renamed "Wimbledon Chase Apartments." The Company purchased the Property from a seller which was unaffiliated with the Company, the Advisor or their Affiliates. The purchase price was $3,300,000, which the Company paid entirely from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part on information provided by the Wilmington Chamber of Commerce. The City of Wilmington, North Carolina, is located on the Atlantic Ocean in the southeast corner of the state, about 100 miles southeast of Raleigh, North Carolina on Interstate 40. The Property is centrally located within the city limits of Wilmington, approximately three miles from downtown Wilmington. The Property is readily accessible from Interstate 40 and from the major arteries of Kerr Avenue and College Avenue. The area immediately around the Property consists primarily of a mix of single family and multifamily development.

   The greater Wilmington area (encompassing New Hanover and Brunswick counties) is the fastest growing area in the Carolinas. Wilmington is the largest metropolitan area in southeastern North Carolina and is the service hub for seven surrounding counties. This service area has an aggregate population of approximately 500,000.

   The area has a broad-based economic structure with several key employment sectors. Wilmington is the home to the University of North Carolina at Wilmington which has over 8,000 students. The area has a diverse industrial base and an impressive list of major national employers such as General Electric, Corning and DuPont. Several textile mills are also located within the area. Tourism generates more than $400 million annually.

   Wilmington has become a major film-making community and is the home to Carolco Studios. Since 1985 more than 60 feature films and 25 commercials have been filmed in Wilmington. The studio provides employment to more than 500 local residents. Some of the recent productions that have been filmed in Wilmington include "Teenage Mutant Ninja Turtles," "Rambling Rose," "Billy Bathgate," "Amos & Andrew," "Super Mario Brothers," the television series "The Young Indiana Jones Chronicles" and the 1992-93 season of "Matlock."

   Wilmington is accessible by land, sea and air. A major boost to the economy was the completion of Interstate 40 which linked the area with Raleigh and gave it direct access to Interstate 95. The city is served by the New Hanover International Airport which was built on a 1,500 acre site, three miles north of Wilmington, in 1991. Over 377,000 passengers were processed through the terminal in 1991.

   Wilmington is also a port city with an active import and export trade as well as cargo and storage facilities. In addition, several cruise ships sail between the Port of Wilmington and Bermuda.

   Description of the Property. The Property consists of 192 garden apartments in 16 three-story buildings situated on approximately 13.2 acres. The Property was built in 1976. The Company spent approximately $1,635,000 from the proceeds of the Initial Offering on the replacement of siding, roof replacement, tennis court renovation, clubhouse renovation, modernization of the apartment units, and other improvements.

   The Property offers four unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                             APPROXIMATE
                              INTERIOR       MONTHLY
 QUANTITY        TYPE      SQUARE FOOTAGE    RENTAL
- ----------  ------------- ---------------- ----------
48         Studio         520             $     450
48         One Bedroom    760                   525
48         Two Bedroom    970               595-605
48         Two Bedroom   1020               615-625


   The units provide for a combined total of approximately 157,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years preceding the Company's purchase of the Property increased gradually. As a typical example, a one bedroom unit rented for $320 in 1989, $330 in 1990, $340 in 1991, $360 in 1992 and $375 in 1993. The
average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $4.31, $5.40, $5.51, $5.82 and $6.27, respectively.

   The buildings are wood frame with cedar siding and are built on concrete slabs. Roofs are pitched with asphalt shingles. Windows are single hung with aluminum frames. The parking lot is asphalt and walkways are concrete. All units have either a patio or balcony.

   The Property features an outdoor swimming pool, two clay tennis courts, volleyball court and a combination office/clubhouse. The clubhouse is in need of renovation and is not currently being used. The Property also has laundry facilities. There are a total of approximately 306 parking spaces in a lighted parking lot. The Property is adequately landscaped with mature trees and shrubs.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector and individually controlled forced-air heating and central air conditioning unit. The Company supplies cold water, sewer and common area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There are at least six apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 98%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 87% in 1991, 98% in 1992, and 94% in 1993. Occupancy averaged 90% in 1994 and 95% in 1995. On June 1, 1996, the Property was 93% occupied. A majority of the residents are employed in a combination of blue and white collar positions.

   The Company believes that, except for the deferred maintenance, the Property historically has been generally well run, and that the Property's good location combined with the planned improvements to its appearance give the Property good potential for rent increases. The Company purchased the Property from a lender that obtained the Property through foreclosure. The Company believes that the cash flow difficulties experienced by the prior owner were attributable to the magnitude of the debt service obligations, and that this factor will have no application to the Company and its proposed operation of the Property since the Company has no debt service obligation with respect to the Property. The purchase price paid by the Company was equal to approximately 66% of the prior owner's mortgage debt on the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.21 per $100 of assessed value, and the real estate taxes for 1995 were $53,810. The assessed value was $4,447,141. The basis of the depreciable residential real Property portion of the Property ($5,084,166 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (7) HARBOUR CLUB APARTMENTS
                            VIRGINIA BEACH, VIRGINIA

   As of May 1, 1994, the Company purchased the Birdneck Lakes Apartments, a 214-unit apartment complex having an address of 226 Birch Lake Crescent, Virginia Beach, Virginia (the "Property"). The Company purchased the Property from a seller which was unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,250,000, which the Company paid entirely from the proceeds of the Initial Offering, and title to the Property was conveyed to the Company by limited warranty deed. The Company renamed the Property "Harbour Club Apartments."

   Location. The Property is located in Virginia Beach, Virginia. A description of Virginia Beach is set forth herein under the description of the "Mayflower Seaside Apartments."

   The Property is located approximately 1.1 miles from the ocean front. The area immediately surrounding the Property consists of extensive motel, commercial and retail development and single family housing. The Property is readily accessible from Interstate 64 and Route 44, the primary limited-access corridor in Virginia Beach. The Norfolk International Airport is approximately a 15 minute drive from the Property.

   Description of the Property. The Property consists of 214 garden apartments in 20 two-story buildings situated on approximately 13 acres. Since its construction, which was completed in two phases in 1987 and 1988, the Property has been well maintained and is in good condition. The Company has spent approximately $285,000 of the proceeds of the Initial Offerings for office renovation, renovation of the interiors of several apartment units and common area hallway renovation, repair of the common area security doors, exterior trim carpentry and painting and additional landscaping.

                                          APPROXIMATE
                                           INTERIOR      MONTHLY
 QUANTITY              TYPE             SQUARE FOOTAGE    RENTAL
- ----------  -------------------------- ---------------- ---------
13          1 Bedroom, 1 Bath (up)       900            $ 490
 2          1 Bedroom, 1 Bath (down)     900              480
41          2 Bedrooms, 1 Bath (up)      900              530
38          2 Bedrooms, 1 Bath (down)    900              520
20          2 Bedrooms, 1 Bath (up)      900              530
20          2 Bedrooms, 1 Bath (down)    900              520
26          3 Bedrooms, 2 Baths (up)   1,100              650
26          3 Bedrooms, 2 Baths (down) 1,100              640
14          3 Bedrooms, 2 Baths (up)   1,100              650
14          3 Bedrooms, 2 Baths (down) 1,100              640

   The units provide for a combined total of approximately 174,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years preceding the Company's purchase of the Property generally increased gradually. As a typical example, a two bedroom unit rented for $470 in 1989, $480 in 1990, $490 in 1991, $495 in 1992 and $495 in
1993. The average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $7.94, $8.10, $8.10, $8.57 and $9.01,
respectively.

   The buildings are wood frame with aluminum siding and are built on concrete slabs. Roofs are pitched with composition shingles. Windows are aluminum frames, dual pane. The parking lot is asphalt and walkways are concrete. All units have either a patio or balcony.

   The Property features an outdoor swimming pool, tot lot, laundry facilities and a rental office. Many of the units have washer/dryer hookups. There are a total of approximately 383 parking spaces in a lighted parking lot. The Property is adequately landscaped with mature trees and shrubs.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a frost free refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-ups and individually controlled forced-air heating and central air conditioning unit.
Second floor apartments have cathedral ceilings. The Company supplies cold water, sewer and common area electric service. The tenants pay for their electric service, including heat pumps, air conditioning, hot water, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There are at least five apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages 97%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 89% in 1991, 90% in 1992, and 93% in 1993. Occupancy averaged 93% in 1994 and 91% in 1995. On June 1, 1996, the Property was 92% occupied. A majority of the residents are either white collar or military. Of the remaining residents, approximately 10% are blue collar and the remaining are in service industries.

   The Company believes that the Property historically has been generally well run, and that the Property's good location combined with the planned improvements to its appearance give the Property good potential for rent increases. The Company purchased the Property from a lender that obtained the Property through foreclosure. The Company believes that the cash flow difficulties experienced by the prior owner were attributable to the magnitude of the debt service obligations, and that this factor will have no application to the Company and its proposed operation of the Property since the Company has no debt service obligation with respect to the Property. The purchase price paid by the Company was equal to approximately 77% of the prior owner's mortgage debt on the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.18 per $100 of assessed value, and the real estate taxes for 1995 were $85,112. The assessed value was $7,164,305. The basis of the depreciable residential real Property portion of the Property ($5,672,670 at year-end 1995) is being depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                          (8) CHASE MOORING APARTMENTS
                           WILMINGTON, NORTH CAROLINA

   On August 10, 1994, effective August 1, 1994, the Company purchased The Palms Apartments, a 224-unit apartment complex having an address of 3417 Wilshire Blvd., Wilmington, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $3,594,000, which the Company paid entirely from the proceeds of the offering, and title to the Property was conveyed to the Company by general warranty deed. The Company renamed the Property "Chase Mooring."

   Location. The City of Wilmington, North Carolina is described herein under the description of "Wimbledon Chase Apartments."

   The Property is centrally located within the city limits of Wilmington, approximately 1.5 miles from Wimbledon Chase Apartments. The Property is readily accessible from US Highway 132 and from Wilshire Boulevard and Wrightsville Avenue. The area immediately around the Property consists primarily of a mix of single family and multifamily development.

   Description of the Property. The Property consists of 224 garden apartments in 28 two-story buildings situated on approximately 16 acres. Since its construction in 1968, the interiors of the apartments have been reasonably well maintained, and underwent extensive carpet and appliance replacement in the hands of the former owner. The Company has expended approximately $845,000 for the construction of new parking areas, exterior carpentry repair, painting and hallway renovation and other improvements.

   The Property offers five unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                 APPROXIMATE
                                  INTERIOR      MONTHLY
 QUANTITY          TYPE        SQUARE FOOTAGE    RENTAL
- ----------  ----------------- ---------------- ---------
 42         One Bedroom/Den   850              $480
127         Two Bedroom       850               525
 24         Two Bedroom/Den   904               550
 27         Three Bedroom     925               600
  4         Three Bedroom/Den 974               650


   The units provide for a combined total of approximately 194,000 square feet of net rentable area.

    Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have increased gradually. As a typical example, a one bedroom unit rented for $340 in 1990, $345 in 1991, $350 in 1992, $355 in 1993 and $364 in 1994. The average effective annual rental per square foot of the Property for 1991, 1992, 1993, 1994 and 1995 was $4.40, $4.25,
$4.90, $4.95 and $5.78, respectively.

   The buildings are wood frame with brick veneer and vinyl siding and are built on concrete slabs. Roofs on 11 buildings are pitched and covered with asphalt shingles. The roofs on the remaining 17 buildings are flat with a membrane covering. All of the flat roofs have been recently replaced and are guaranteed for 15 years. Windows are double hung with aluminum frames. The parking lot is asphalt and walkways are concrete. There are a total of approximately 250 parking spaces in a lighted parking lot.

   The Property features an outdoor swimming pool, and also laundry facilities in each building. All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven and most units have dishwashers. Each apartment is equipped with a smoke detector and individually controlled forced-air heating and central air conditioning unit. The owner of the Property supplies cold water, sewer and common area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There are at least six apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   The Company believes that the Property historically has been generally well run. According to information provided by the seller, physical occupancy at the Property has averaged approximately 80% in 1991, 88% in 1992, and 93% in 1993. Occupancy averaged 98% in 1994 and 93% in 1995. On June 1, 1996, the Property was 86% occupied. A majority of the residents are employed in a combination of blue and white collar positions.

   The 1995 real estate tax rate applicable to the Property was approximately $1.21 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $44,537. The assessed value was $3,680,805. The basis of the depreciable residential real Property portion of the Property ($4,586,234 at year-end 1995) is being recovered over 27.5 years on a straight-line basis. The basis of the personal Property portion will be recovered in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated as permitted by the Code based upon the nature of the expenditures.

                           (9) THE TRESTLES APARTMENTS
                             RALEIGH, NORTH CAROLINA

   On December 30, 1994, the Company purchased The Trestles Apartments, a 280-unit apartment complex having an address of 3008 Calvary Drive, Raleigh, N.C. (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $10,350,000. On an interim basis, $5,000,000 of the total funds needed to acquire the Property were borrowed funds. The borrowing was repaid in February, 1995 with proceeds from the sale of Shares. The balance of the amount required for the purchase of the Property came from the closing of the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The City of Raleigh, North Carolina is described herein under the description of "The Hollows Apartments."

   The Property is located on the south side of Calvary Drive in northeast Raleigh. The primary thoroughfare in the area is Capital Boulevard (U.S. Highway
1) which intersects with Calvary Drive two-tenths of one mile east of the Property. Capital Boulevard provides quick access to major east/west corridors and to the Raleigh Beltline (I-440) three miles south of the Property. Downtown Raleigh is six miles and a ten minute drive on Capital Boulevard. The Raleigh Beltline and Interstate 40 form Raleigh's belt loop providing convenient access to other key thoroughfares, the Raleigh/Durham Airport, and the Research Triangle Park.

   The neighborhood immediately surrounding the Property consists of a combination of single family housing, apartment communities, neighborhood shopping centers, and commercial businesses. According to the Raleigh News and Observer, a 65 acre shopping area, which will reportedly contain 534,000 square feet of shopping space, is currently being developed directly across Calvary Drive from the Property, and, in addition, another 123 acres are being developed into a 1.2 million square foot regional shopping mall within one mile of the Property. The estimated cost of this development is $123 million and it is anticipated to open in late 1997.

   Description of the Property. The Property consists of 280 garden style apartments in 15 two- and three-story buildings situated on approximately 14.8 acres. The Company believes that since its construction in 1987, the complex has been well-maintained and is in good condition. The Company has expended approximately $485,000 in the completion of certain improvements to the Property, including renovation of the clubhouse, some landscaping and other minor refurbishments.

   The Property offers four unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                   APPROXIMATE
                                    INTERIOR
                                     SQUARE       MONTHLY
 QUANTITY           TYPE             FOOTAGE       RENTAL
- ----------  -------------------- -------------- -----------
96          1 bedroom/1 bath       600         $488-504
64          1 bedroom/1 bath       740          541-562
80          2 bedrooms/1.5 baths   880          604-640
40          2 bedrooms/2 baths   1,049          667-682


   The units provide for a combined total of approximately 217,000 square feet of net rentable area.

    Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have increased gradually. As a typical example, a one bedroom unit rented for $350 in 1991, $385 in 1992, $400 in 1993, $485 in 1994, and $485 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.31, $6.47,
$6.86, $7.74, and $8.20, respectively.

   All buildings are wood frame with a combination of brick veneer and cedar siding. The buildings are slab on grade with second and third floor units having plywood covered with lightweight concrete floors. Access to the upper floor units is by metal pan exterior stairs leading to a lightweight concrete deck-walkway. Balconies are constructed of pressure treated wood. Roofs are A-frame construction with composition shingles. The parking lot is asphalt and walkways are concrete. All units have either a patio or balcony.

   The Property features two outdoor swimming pools, a tennis court, a jacuzzi, a three-acre lake with a picnic area, and a combination office/clubhouse. There are two laundry facilities on the Property. There are a total of approximately 424 parking spaces in a lighted parking lot. The Property is well landscaped with trees and shrubs.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen. All kitchens are equipped with a double stainless steel sink, garbage disposal, frost-free refrigerator, electric range and dishwasher. Bathrooms have full ceramic tile tubs. Each apartment is equipped with mini-blinds, a cable television hook-up, an individually controlled electric forced warm air furnace with central air conditioning and an electric hot water heater.

   There are a number of variations in the interior finish of the units. All of the 104 upper level units feature a vaulted ceiling. Approximately 26% of the units have washer and dryer connections. Fireplaces are contained in approximately 21% of the units. Each of these additional amenities carries a premium to the basic rental rates. Additional rent is also obtained from those units which feature a pool or lake view. The owner of the Property supplies cold water, sewer, common-area electric service and trash collection. The tenants pay for their electric service and cable television.

   Competition for the Property includes other garden apartment properties in the area. There are at least six apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally equivalent to those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

    According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1991, 94% in 1992, 95% in 1993, and 96% in 1994. Physical occupancy averaged 95% during 1995. On March 21, 1996, the Property was 91% occupied. Two of the occupied units are furnished to members of the on-site staff at reduced rental rates and one unit is used as a maintenance shop.

   The Company believes that the Property historically has been generally well run. The Company purchased the Property from a lender that obtained the Property through foreclosure. The Company believes that the cash flow difficulties experienced by the prior owner were attributable to the nature of the prior owner's debt service obligations, and that these factors will have no application to the Company and its proposed operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.174 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $89,909 (including an additional charge of $15 per apartment unit under a community waste reduction program). The assessed value was $7,300,604. The basis of the depreciable residential real Property portion of the Property (approximately $7,659,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                            (10) WIND LAKE APARTMENTS
                           GREENSBORO, NORTH CAROLINA

   On April 7, 1995, effective April 1, 1995, the Company purchased the Sterling Pointe Apartments, a 299-unit apartment complex having an address of 3822 Mizell Road, Greensboro, North Carolina (the "Property"). The Company has changed the name of the Property to "Wind Lake Apartments."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $8,775,000 (including $15,000 of the seller's closing costs), all of which was ultimately paid from the proceeds from the sale of Shares. On an interim basis, $4,500,000 of the total funds needed to acquire the Property was borrowed under an unsecured line of credit. The borrowed amount was repaid in April, 1995 from proceeds from sales of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part on information provided by the Greensboro Chamber of Commerce. The Greensboro-Winston/Salem-Highpoint MSA, a seven county area, currently has a population in excess of 1.1 million people and has grown in excess of 19% over the past 10 years. Steady growth in population is expected through 2010.

   In 1994, 1,453 jobs were created by firms new to Greensboro while 1,235 jobs were created by existing firms which expanded their operations. Recently, job growth has increased significantly in the services sector, although manufacturing continues to represent the largest proportion of employment, at 29%. The unemployment rate is currently approximately 3.5%, which is below the national average. Principal employers in the area are R.J. Reynolds, Bauman Gray Baptist Hospital, Sara Lee, Sears, US Air and Cone Mills.

   Description of the Property. The Property consists of 299 studio and one and two bedroom garden style apartments in 16 buildings situated on approximately
23.7 acres of land. Since its construction in 1985, the interiors and exteriors of the apartments have been reasonably well maintained. The Company has expended approximately $180,000 in the completion of certain improvements, including swimming pool repair and hallway renovation. The Company believes that the Property is in good condition.

   The Property offers three unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                                 APPROXIMATE
                                                  INTERIOR
                                                   SQUARE       MONTHLY
 QUANTITY                  TYPE                    FOOTAGE      RENTAL
- ----------  ---------------------------------  -------------- ----------
13          studio                             479            $425
50          1 bedroom, 1 bath                  617             465
50          1 bedroom, 1 bath, FP              617             475
15          1 bedroom, 1 bath lake view        617             475
15          1 bedroom, 1 bath, FP, lake view   617             475
63          2 bedrooms, 1 bath                 824             540
13          2 bedrooms, 1 bath, FP             824             565
15          2 bedrooms, 1 bath, lake view      824             575
50          2 bedrooms, 1 bath, FP             824             575
15          2 bedrooms, 1 bath, FP, lake view  824             575


   The units provide a combined total of approximately 217,000 square feet of net rentable area.

    Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have both increased and decreased. As a typical example, a two bedroom unit rented for $430 in 1990, $440 in 1991, $420 in 1992, $430 in 1993, $455 in 1994, and $540 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.66, $6.74, $6.89, $7.26, and $8.10, respectively.

   The buildings are wood frame with vinyl siding and are built on concrete slabs. Roofs are pitched with asphalt shingles. Windows are metal frame and double pane. All units have either a patio or balcony.

   The Property features an indoor swimming pool, fitness center, jacuzzi, two lighted tennis courts, an enclosed racquetball court and an office/clubhouse. The Property also has laundry facilities in each building.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range/oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector, cable television hook-up and individually controlled forced-air heating and central air conditioning unit. Nearly half of the units have a fireplace. The owner of the Property supplies cold water, sewer and common area electric service. The tenants pay for all other utilities, including electricity for heating/cooling, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There are at least eight apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally higher than those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

    According to information provided by the seller, physical occupancy at the Property averaged approximately 85% in 1991, 85% in 1992, 90% in 1993, and 91% in 1994. Physical occupancy averaged 90% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was 85% occupied. A majority of the residents are students or employed in a combination of blue and white collar positions.

   The 1995 real estate tax rate applicable to the Property was approximately $1.174 per $100 of assessed value, and the real estate taxes for 1994 were calculated to be $85,709. The assessed value was $8,698,310. The basis of the depreciable residential real Property portion of the Property (approximately $7,708,800) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                          (11) MAGNOLIA RUN APARTMENTS
                           GREENVILLE, SOUTH CAROLINA

   On June 29, 1995, effective June 1, 1995, the Company purchased the Edgewood Apartments, a 212-unit apartment complex having an address of 151 Century Drive, Greenville, South Carolina (the "Property"). The Company has changed the name of the Property to "Magnolia Run Apartments." A description of Greenville can be found herein under the heading "Polo Club Apartments."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,500,000, which the Company paid entirely from the proceeds from the sale of Shares, and title to the Property was conveyed to the Company by limited warranty deed.

   Location. The Property is centrally located within the northeastern quadrant of Greenville. The immediate area surrounding the Property consists of single family and multifamily development and office/mixed use. The Property has direct access to I-385 within one mile of the site and is convenient to major employers, shopping and downtown. I-85 is readily accessible from I-385.

   Description of the Property. The Property consists of 212 garden and townhouse apartment units in 16 three-story buildings situated on approximately 12 acres.

   Since its construction in 1972, the interiors of the apartments have been reasonably well maintained. Approximately half of the appliances are original but are in good repair. Most of the appliances which have not been replaced have been repainted. The Company anticipates that it will replace the majority of the appliances in the next three years, as needed.

   The Company has repaved the parking lot and improved the landscaping. About half of the roofs and some exterior trim needed replacement and have been replaced, while the vinyl siding is in good condition. The Company has repaired and upgraded the leasing office and club facility for residents. Other minor improvements designed to improve the Property's appeal to prospective tenants have been completed. The Company has spent approximately $582,000 for the foregoing improvements. The Company believes that the Property is in good condition.

   The Property offers five unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                            APPROXIMATE
                                             INTERIOR
                                              SQUARE       MONTHLY
 QUANTITY                TYPE                 FOOTAGE      RENTAL
- ----------  ----------------------------- -------------- ----------
72         1 bedroom, 1 bath                788          $420
44         2 bedrooms, 2 baths TH         1,050           515
64         2 bedrooms, 2 baths            1,131           595
24         2 bedrooms, 2.5 baths TH       1,280           595
 8         3 bedrooms, 2.5 baths, FP, TH  1,550           695


   The units provide for a combined total of approximately 210,000 square feet of net rentable area.

    Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have increased gradually. As a typical example, a one bedroom unit rented for $340 in 1991, $340 in 1992, $350 in 1993, $350 in 1994, and $390 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.09, $5.26,
$5.52, $5.70, and $6.32, respectively.

   The buildings are wood frame on block foundation with crawl space. The exteriors are covered with vinyl siding, and roofs are pitched with asphalt shingles. Windows are single hung with aluminum frames. The parking lot is asphalt and walkways are concrete. All units have either a patio or balcony.

   The  Property  features an outdoor  swimming  pool,  two tennis  courts and a combination office/clubhouse. The Property also has centralized laundry facilities in addition to washer/dryer hookups in the larger units. There are a total of approximately 252 parking spaces in a lighted parking lot. The Property is adequately landscaped with mature trees and shrubs.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector and individually controlled forced-air heating and central air conditioning unit. Eight of the units contain fireplaces and 64 contain built-in china cabinets. The owner of the Property supplies cold water, sewer and common-area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There is one apartment complex in the immediate neighborhood of the Property which will compete directly with the Property for tenants, and many others within one mile. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally higher than those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 92%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 91% in 1991, 91% in 1992, 92% in
1993, and 92% in 1994. Physical occupancy averaged

99% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was 95% occupied. A majority of the residents are employed in a combination of blue and white collar positions. Due to the larger size of the units the majority of the tenants are families or multi-tenant households.

   The Company believes that, except for the deferred maintenance, the Property historically has been generally well run, and that the Property's good location combined with the improvements to its appearance give the Property good potential for rent increases.

   The 1995 real estate tax rate applicable to the Property was approximately $1.78 per $100 of assessed value, and the real estate taxes for 1995 are expected to be $83,532. The assessed value was $4,473,000. The basis of the depreciable residential real Property portion of the Property (approximately $5,005,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                          (12) BRECKINRIDGE APARTMENTS
                           GREENVILLE, SOUTH CAROLINA

   On June 21, 1995, the Company purchased the Breckinridge Apartments, a 236-unit apartment complex having an address of 230 Pelham Road, Greenville, South Carolina (the "Property"). A description of Greenville can be found herein under the heading "Polo Club Apartments."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,600,000, which the Company paid entirely from the proceeds from the sale of Shares, and title to the Property was conveyed to the Company by limited warranty deed.

   Location. The Property is centrally located within the northeastern quadrant of Greenville. The immediate area surrounding the Property consists of multifamily development, office/mixed use and convenience shopping. The Property has direct access to I-385 within one mile of the site and is convenient to major employers, shopping and downtown. I-85 is readily accessible from I-385.

   Description of the Property. Constructed in 1973, the Property consists of 236 garden style apartments in 16 two-story buildings situated on approximately 12 acres. The Property has been substantially rehabilitated in the past three years with over $800,000 spent on improvements by prior owners. Completed exterior renovations include wood replacement as needed, exterior painting and replacement of all except two roofs. New signs have been installed, the grounds have been relandscaped and the parking lot has been repaved. Generally, the Property has excellent visibility and curb appeal.

   The interiors of the apartments have been reasonably well maintained and are in relatively good condition. Within the last three years over half of the carpets have been replaced, over $50,000 has been expended on wallpaper replacement, approximately $17,000 has been spent on appliance replacement, and at least $115,000 has been expended on additional interior replacements. The Company has spent approximately $350,000 in the completion of improvements at the Property, including replacement of one roof, minor interior renovations to the clubhouse, and other minor improvements. The Company believes that the Property is in good condition.

   The Property offers four unit sizes to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                  APPROXIMATE
                                   INTERIOR
                                    SQUARE       MONTHLY
 QUANTITY           TYPE            FOOTAGE      RENTAL
- ----------  ------------------- -------------- ----------
96          1 bedroom, 1 bath     530          $420
80          1 bedroom, 1 bath     720           465
28          2 bedrooms, 1 bath  1,020           580
32          2 bedrooms, 2 baths 1,075           599


   The units provide for a combined total of approximately 171,000 square feet of net rentable area.

    Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have increased gradually. As a typical example, a two bedroom unit that rented for $335 in 1991, rented for $389 in 1992, $425 in 1993, $450 in 1994, and $580 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.78, $5.83, $5.88, $6.73, and $6.90, respectively. The Company and Cornerstone Management Group, Inc. believe that the substantial rental rate increases implemented following the Company's acquisition of the Property are reasonable and appropriate in light of the improvements made to the Property, more effective Property management and improved marketing of the Property. However, there can be no assurance that increased rental rates will not result in increased vacancy rates.

   The buildings are wood frame on a concrete slab foundation. The exteriors are covered with a combination of brick veneer and wood siding, and roofs are pitched with asphalt shingles. Windows are single hung with aluminum frames. The parking lot is asphalt and walkways are concrete. All units have an exterior entrance and a small porch.

   The Property features a large clubhouse, exercise room with two saunas, a swimming pool, two tennis courts and a rental office. The Property also has centralized laundry facilities in addition to washer/dryer hookups in the larger units. There are a total of approximately 327 parking spaces in a lighted parking lot.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Each apartment is equipped with a smoke detector and individually controlled forced-air heating and central air conditioning unit. The owner of the Property supplies cold water, sewer and common area electric service. The tenants pay for their electric service, including heat, air conditioning, hot water, cooking and lights.

   Competition for the Property includes other garden apartment properties in the area. There are at least 10 apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally lower than those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

    According to information provided by the seller, physical occupancy at the Property averaged approximately 78% in 1991, 65% in 1992, 75% in 1993, and 93% in 1994. Physical occupancy averaged 95% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was approximately 90% occupied. A majority of the residents are employed in a combination of blue and white collar positions.

   The Company believes that the Property historically has been generally well run since a foreclosure in 1992. The Company purchased the Property from a lender that obtained the Property through foreclosure in 1992. The Company believes that the cash flow difficulties experienced by the prior owner were attributable to the nature of the debt service obligations, and that these factors will have no application to the Company and its proposed operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.78 per $100 of assessed value, and the real estate taxes for 1995 are calculated to be $59,498. The assessed value was $3,344,000. The basis of the depreciable residential real Property portion of the Property (approximately $4,088,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                        (13) BAY WATCH POINTE APARTMENTS
                            VIRGINIA BEACH, VIRGINIA

   On July 18, 1995, the Company purchased the Broad Meadows Apartments, a 160-unit apartment complex having an address of 5414 Catina Arch, in Virginia Beach, Virginia (the "Property"). The Company has changed the name of the Property to "Bay Watch Pointe Apartments." A description of Virginia Beach can be found herein under the heading "Mayflower Seaside Apartments."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $3,372,525, which the Company paid entirely from the proceeds from the sale of Shares, and title to the Property was conveyed to the Company by a limited warranty deed.

   Location. The Property is located in the northern portion of the City of Virginia Beach, off of Wesleyan Drive. The immediate neighborhood consists of other multi-family housing developments, commercial and retail development and some single-family housing. The Property is near Cypress Pointe, which is a planned development under construction which will contain shopping centers, single-family housing and an 18-hole golf course. The Property is readily accessible from Interstate 64 and Route 44, which is the metropolitan Virginia Beach area primary limited access corridor. The Norfolk International Airport is an approximately five-minute drive from the Property.

   Description of the Property. The Property was built in 1972, and consists of 160 garden and townhouse style apartments located in 20 buildings on 11.7 acres.

   The Company believes that the Property has generally been well maintained and is in good condition, although, at the time of the purchase by the Company, there was substantial deferred maintenance which required attention. The Company has spent approximately $750,000 in the completion of certain improvements to the Property, including new exterior siding, painting, new patio design and the renovation of the clubhouse.

   The unit mix and rents currently being charged to new tenants at the Property are as follows:

                                    APPROXIMATE
                                     INTERIOR
                                      SQUARE       MONTHLY
 QUANTITY            TYPE             FOOTAGE      RENTAL
- ----------  --------------------- -------------- ----------
20          1 bedroom, 1 bath       587          $480
96          2 bedrooms, 1.5 baths   860           560
32          3 bedrooms, 1.5 baths 1,147           675
12          4 bedrooms, 1.5 baths 1,229           775


   The apartment units provide for a combined total of approximately 146,000 square feet of net rentable space.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have increased gradually. As a typical example, a two bedroom unit that rented for $471 in 1991, rented for $486 in 1992, $500 in 1993, $510 in 1994, and $560 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.60, $6.79, $6.92, $7.03, and $7.22, respectively.

   The buildings are wood frame on a concrete slab foundation. The exteriors are a combination of brick veneer and wood siding. Roofs are pitched and covered with asphalt composition shingles. Windows are single hung with aluminum frames. The parking lot is paved and walkways are concrete. Units have an exterior entrance.

   The Property has an outdoor swimming pool, centralized laundry facilities and a rental office. There are approximately 330 parking spaces.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Apartment units have cable television hook-ups and individually-controlled heating and air conditioning units. The owner of the Property supplies hot and cold water, gas heat and sewer service. The tenant pays for electricity for air conditioning, cooking and lights.

   Competition for the Property includes numerous other apartment properties in the area. There are at least five apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally lower than those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 90%.

   Based in part on information provided by the seller, physical occupancy at the Property averaged 89% during 1995. Information with respect to earlier periods is not available. On March 21, 1996, the Property was 83% occupied. The tenants of the Property are employed in a variety of white-collar, blue-collar and military positions.

   The Company purchased the Property from the Federal Deposit Insurance Corporation (the "FDIC"), which acquired the Property through foreclosure in May of 1994. The Company believes that the operational difficulties experienced by the owner which lost the Property in foreclosure were attributable to the nature of such owner's debt service obligations. Because the Company intends to own the Property on a debt-free basis, the Company believes that these factors will have no application to the Company's proposed operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.18 per $100 of assessed value, and the real estate taxes for 1995 are calculated to be $42,860. The assessed value was $3,632,256. The basis of the depreciable residential real Property portion of the Property (approximately $2,596,845) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                       (14) HANOVER LANDING APARTMENTS
                          CHARLOTTE, NORTH CAROLINA

   On August 22, 1995, the Company purchased the Lemon Tree Apartments, a 192-unit apartment complex having an address of 5920 Monroe Road, in Charlotte, North Carolina (the "Property"). The Company has changed the name of the Property to "Hanover Landing Apartments." The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,725,000, which the Company paid entirely from the proceeds from the sale of Shares, and title to the Property was conveyed to the Company by limited warranty deed.

   Location. Some of the following information was obtained from the Mecklenburg County Chamber of Commerce. Charlotte is the most populous city in North Carolina and the county seat of Mecklenburg County. It is located 225 miles northeast of Atlanta, Georgia and 350 miles southwest of Washington, D.C. As of 1995, Charlotte and Mecklenburg County had an aggregate population in excess of 442,750, and the greater Charlotte trading area, known as Metrolina, had a population in excess of 1.3 million.

   The area holds the largest supply of business capital between Philadelphia and Dallas, with $43 billion in assets held by banks headquartered in Charlotte. Charlotte is the third largest financial center in the U.S. (behind New York and San Francisco) with two of the nation's 10 largest banks. First Union and NationsBank have their executive headquarters in Charlotte. One reason for Charlotte's high employment rate is the continued attraction of new business to Charlotte. Although distribution and finance are the primary areas of activity and growth, there are more than 950 manufacturing firms in Mecklenburg County.

   Charlotte's geographic location and diversified economic base have accounted for its growth as a distribution and transportation hub. The Charlotte area is served by Interstate Highways I-85 and I-77 and U.S. Highways 21, 29 and 74. Additionally, plans are underway for construction of I-285 and the Independence Expressway, which will connect the major expressways. There are 10 major commercial airlines serving the area, with 184 flights to and from Charlotte daily. The Charlotte/Douglas International Airport is the nation's 23rd largest airport in terms of passenger boardings, and provides direct and non-stop service to over 100 cities daily.

   The Charlotte area is home to an extensive higher education system. Charlotte is the location of one branch of the University of North Carolina and there are 25 other colleges and universities within the Metrolina area. They collectively represent an enrollment of over 90,000 persons.

   The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development, and single-family housing. The Property is convenient to shopping areas. The Property is readily accessible from Interstates 85 and 77, which are the principal interstate highways in the area.

   Description of the Property. The Property was built in 1972, and consists of 192 garden style apartments located in 16 buildings arranged in four courtyards on approximately 14 acres.

   The Company believes that the Property has generally been well maintained and is in good condition, although, at the time of purchase by the Company, there was some deferred maintenance which required attention. Between 1993 and the date of the Company's purchase of the Property, approximately 85% of the apartment interiors were renovated with the installation of new carpet, new vinyl and new appliances, as needed. The Company has spent approximately $390,000 in the completion of improvements to the Property, including roof replacement, exterior wood repair, exterior painting, mansard repair and clubhouse renovation.

   The unit mix and rents currently being charged to new tenants at the Property are as follows:

                                    APPROXIMATE
                                     INTERIOR
                                      SQUARE       MONTHLY
 QUANTITY            TYPE             FOOTAGE      RENTAL
- ----------  --------------------- -------------- ----------
80          1 bedroom, 1 bath       689          $450
48          2 bedrooms, 1.5 baths   860           510
48          2 bedrooms, 1.5 baths   954           540
16          3 bedrooms, 2 baths   1,095           600


   The apartment units provide for a combined total of approximately 160,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one-year or less. Average rental rates for the last five years have increased gradually. As a typical example, a 2-bedroom unit that rented for $390 in 1991, rented for $405 in 1992, $405 in 1993, $435 in 1994, and $500 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.39, $5.63, $5.63, $5.63, and $6.78, respectively. The Company and Cornerstone Management Group, Inc. believe that the substantial rental rate increases implemented following the Company's acquisition of the Property are reasonable and appropriate in light of the improvements made to the Property, more effective Property management and improved marketing of the Property. However, there can be no assurance that increased rental rates will not result in increased vacancy rates.

   The buildings are wood frame with flat roofs and mansards covered with cedar shake shingles. Exteriors are a combination of brick veneer and wood siding. Windows are single-pane aluminum frame. The parking lot is asphalt and walkways are concrete.

   The Property has an outdoor swimming pool and four laundry facilities, each consisting of four coin-operated washers and four coin-operated dryers.
There is a rental office.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and bath. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. Apartment units have cable television hook-ups and individually-controlled heating and air conditioning units. The owner of the Property supplies hot and cold water, gas heat and sewer service. The tenant pays for electricity for air conditioning, cooking and lights.

   Competition for the Property includes numerous other apartment properties in the area. There are at least five apartment complexes in the neighborhood of the Property which will compete directly with the Property for tenants. Many of the competing Properties enjoy high occupancy rates and offer locations or amenities equal or superior to those of the Property. Rents at the competing Properties are generally higher than those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 70% in 1991, 70% in 1992, 70% in 1993, and 80% in 1994. Physical occupancy averaged 95% during 1995 (based in part on information provided by the seller). The Company believes that the low occupancy in 1993 was largely due to numerous units being unavailable for rent because of renovations being made throughout the year. On March 21, 1996, the Property was 94% occupied. The tenants of the Property primarily are students or employed in a variety of white-collar and blue-collar positions.

   The Company purchased the Property from a former lender which acquired the Property by deed in lieu of foreclosure in 1993. The Company believes that the operational difficulties experienced by the owner which conveyed the Property by deed in lieu of foreclosure were attributable to the nature of such owner's debt service obligations. Because the Company intends to own the Property on a debt-free basis, the Company believes that these factors will have no application to the Company's proposed operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 are calculated to be $55,503. The assessed value was $4,501,470. The basis of the depreciable residential real Property portion of the Property (approximately $4,923,500) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (15) MILL CREEK APARTMENTS
                          WINSTON-SALEM, NORTH CAROLINA

   On September 22, 1995, effective September 1, 1995, the Company purchased the Mill Creek Apartments, a 220-unit apartment complex having an address of 5771 Stone Mill Drive, Winston-Salem, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $8,550,000, all of which was ultimately paid entirely from the proceeds from the sale of Shares. On an interim basis, $5,500,000 of the total funds needed to acquire the Property were borrowed funds obtained from a line of credit, and were repaid from sales of Shares in October, 1995. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part on information provided by the Winston-Salem Chamber of Commerce. The Greensboro/Winston-Salem/High Point MSA, a seven county area, currently has a population in excess of 1.1 million people and has grown in excess of 19% over the past 10 years. Steady growth in population is expected through 2010.

   The Greensboro/Winston-Salem/High Point MSA is the second most populous MSA in North Carolina. Winston-Salem is the fourth most populous city in North Carolina. The MSA is located roughly between Atlanta and Washington, D.C., along Interstate 85. Winston-Salem is in Forsyth County, which is approximately 25 miles west of Greensboro and 20 miles northwest of High Point.

   Principal employers in the area are RJR/Nabisco, Bauman Gray Hospital, Baptist Hospital, Sara Lee, USAir and Wachovia Corporation.

   The general area surrounding the Property consists of other multi-family housing, commercial and retail development and single family housing. The neighborhood includes the Madison Park office park, in which are located offices of the USAir Reservations Center and several Sara Lee divisions. More than 2,000 employees work in the office park.

   The Property is located in the northwest section of Winston-Salem. Owing to a large number of major employment centers in the area, the area has recently been one of the faster growing parts of the city. There are many shopping and dining establishments within two miles of the Property, including notably the Super K-Mart Center, located approximately one mile from the Property, which is a combination retail goods, grocery store and fast food development.

   The Property is readily accessible from Interstates 40 and 77, as well as State Highway 52, which are the major thoroughfares in the area. The downtown area and the Piedmont/Triad International Airport are each approximately five miles from the Property.

   Description of the Property. The Property consists of 220 one, two and three bedroom garden style apartments in 25 buildings situated on approximately 17 acres of land. The Property was constructed in 1984.

   The Company believes that the Property is in good condition. The Company has expended approximately $81,000 for minor improvements, including carpet and appliance replacement and clubhouse renovation.

   The Property offers three unit types to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                  APPROXIMATE
                                   INTERIOR
                                    SQUARE       MONTHLY
 QUANTITY           TYPE            FOOTAGE      RENTAL
- ----------  ------------------- -------------- ----------
 60         1 bedroom, 1 bath     710          $497
128         2 bedrooms, 2 baths   940           584
 32         3 bedrooms, 3 baths 1,075           656


   The apartment units provide a combined total of approximately 197,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have generally increased. As an example, a one bedroom apartment rented for $365 in 1992, $390 in 1993, $440 in 1994, and $497 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.36, $6.12, $6.60, $7.44,
and $7.64, respectively.

   The buildings are wood frame and brick construction. Roofs are "A" type and consist of plywood sheathing beneath tar felt and asphalt/fiberglass shingles. Windows are double pane, double glazed with aluminum frames and screens.

   The Property's common areas include a clubhouse and leasing office, laundry room, maintenance office, swimming pool, tennis courts, play area and ample paved parking.

   All apartments have wall-to-wall carpeting in the dining room, living room, bedrooms and hallways, and vinyl floors in the kitchen, laundry room, bathrooms and the foyer of the main entrance. All units have washer/dryer connections, and are equipped with smoke detectors, cable television hook-ups, and individually controlled forced-air heating and central air conditioning units. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for all of their utilities, including electricity for heating/cooling, cooking, hot water and lights.

   There are at least 12 apartment properties in the area that compete with Mill Creek. All offer similar amenities and have rents that are equal to or in excess of those at the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 92%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1991, 90% in 1992, 90% in 1993, and 90% in 1994. Physical occupancy averaged 92% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was 92% occupied. A majority of the residents are employed in white collar positions and the major employers of the Property's residents are Sara Lee Corporation, US Air, RJR/Nabisco and Baptist Hospital.

   The 1995 real estate tax rate applicable to the Property was approximately $1.32 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $84,665. The assessed value was $6,431,600. The basis of the depreciable residential real Property portion of the Property (currently estimated at approximately $7,182,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Internal Revenue Code (the "Code"). Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (16) GLEN EAGLES APARTMENTS
                          WINSTON-SALEM, NORTH CAROLINA

   On October 26, 1995, effective October 1, 1995, the Company purchased the Glen Eagles Apartments, a 166-unit apartment complex having an address of 700 Braehill Boulevard, Winston-Salem, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $7,300,000, all of which, less $2,300,000, was paid from the proceeds from the sale of Shares. At the request of the seller, $2,300,000 of the purchase price was represented by an unsecured interest-free promissory note which was due and paid in full on January 3, 1996 using proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. For a description of the Winston-Salem area, see above under "Mill Creek Apartments."

   The immediate neighborhood surrounding the Property consists of single family and multifamily developments. The Property is located in the northwest section of Winston-Salem. There are many shopping and dining establishments within two miles of the Property. The Property is readily accessible from Interstates 40 and 77, as well as State Highway 52.

   Description of the Property. The Property consists of 166 one, two and three bedroom garden style apartments in 15 buildings situated on approximately 17 acres of land. The Property was built in two phases. The first phase consists of 74 units which were constructed in 1986. The second phase consists of 92 units constructed in 1990.

   The Company believes that the Property is in good condition. Approximately $80,000 has been budgeted by the Company for minor repairs including refurbishing of the clubhouse and power washing the stairwells. To date, approximately $29,000 of the budgeted amount has been spent.

   The Property offers nine unit types to accommodate a variety of family sizes. The unit mix and rents currently being charged new tenants are as follows:

                                        APPROXIMATE
                                         INTERIOR
                                          SQUARE       MONTHLY
 QUANTITY              TYPE               FOOTAGE      RENTAL
- ----------  ------------------------- -------------- ----------
24          1 bedroom, FP               630          $495
12          1 bedroom, W/D              725           545
24          2 bedrooms, standard        976           615
32          2 bedrooms, split         1,010           640
 8          2 bedrooms, standard      1,030           640
 8          2 bedrooms, split         1,030           640
12          2 bedrooms, split w/FP    1,030           665
            2 bedrooms, standard w/FP 1,030           665
24          3 bedrooms                1,176           745


   The apartment units provide a combined total of approximately 158,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have gradually. As an example, rent on a two bedroom standard unit was $520 in 1992, $570 in 1993, $575 in 1994 and $640 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.24, $6.36, $6.96, $7.08, and $7.55,
respectively. The Company and Cornerstone Management Group, Inc. believe that the substantial rental rate increases implemented following the Company's acquisition of the Property are reasonable and appropriate in light of more effective Property management and improved marketing of the Property. The Company also believes that the completion of its planned repairs may also help support the rent increases. However, there can be no assurance that increased rental rates will not result in increased vacancy rates.

   The buildings are of wood frame construction. Roofs are "A" type and consist of plywood sheathing beneath tar, felt and fiberglass shingles. All buildings have gutters and downspouts. The exteriors are either wood or masonite lapboard siding. Windows are double pane, doubled glazed with aluminum frames and screens.

   The Property's common areas include a clubhouse and leasing office, a laundry room, a swimming pool and two tennis courts. There is ample paved parking.

   All apartments have wall-to-wall carpeting in the dining room, living room, bedrooms and hallways, and vinyl floors in the kitchen and bathrooms. Each apartment unit is equipped with a smoke detector, cable television hook-up, and individually controlled heating and air conditioning unit. There are 58 units with fireplaces. All kitchens are equipped with a refrigerator/freezer, electric range and oven, a dishwasher and garbage disposal. The owner of the Property provides cold water, sewer service and trash removal. The tenants pay for all of their utilities, including electricity for heating/cooling, cooking, hot water and lights.

   There are at least eight properties in the area which compete with Glen Eagles. All of these Properties are of similar age and construction. Rents are generally at the same level as or above those at Glen Eagles. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1990, 90% in 1991, 90% in 1992, 91% in 1993, and 93% in 1994. Physical occupancy averaged 97% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was 92% occupied. A majority of the residents are employed in white collar positions and the major employers of the Property's residents are the Bauman Gray School of Medicine, Wachovia, US Air and Baptist Hospital.

   The 1995 real estate tax rate applicable to the Property was approximately $1.32 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $74,898. The assessed value was $5,689,100. The basis of the depreciable residential real Property portion of the Property (currently estimated at approximately $6,205,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                         (17) OSPREY LANDING APARTMENTS
                           WILMINGTON, NORTH CAROLINA

   On November 9, 1995, effective November 1, 1995, the Company purchased the Summer Hill Apartments, a 176-unit apartment complex having an address of 2019-E Fall Drive, Wilmington, North Carolina (the "Property"). The Company has changed the name of the Property to "Osprey Landing Apartments." The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $4,375,000, all of which was ultimately paid with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. For a description of the greater Wilmington, North Carolina area, see "Wimbledon Chase Apartments" herein.

   The Property is centrally located within the city limits of Wilmington. The immediate area surrounding the Property consists principally of single family and multi-family development. The Property is readily accessible from Interstate 40 and from other major traffic arteries in the area. The Property provides easy access to major shopping centers in the area, such as Long Leaf Mall and Independence Mall, and to downtown Wilmington and Carolina Beach.

   The Property is located directly across the street from Greenfield Lake. This location offers a degree of privacy and seclusion as a result of the natural park areas and jogging trails surrounding the lake. The Property is located less than two miles from the New Hanover Regional Medical Center and numerous medical office facilities in the area. The Property also is in close proximity to many employment centers.

   Description of the Property. The Property consists of 176 one, two and three bedroom townhouse apartments in 24 two-story buildings situated on approximately 13 acres of land. The Property was constructed in 1973.

   The Company  believes  that the  Property  is  generally  in good  condition.
Approximately $528,000 has been budgeted by the Company for repairs and improvements, including paving, roof replacement, siding replacement, interior upgrading and clubhouse renovation. To date, the Company has expended approximately $278,000 of the budgeted amount.

   The Property offers three unit types. The unit mix and rents currently being charged new tenants are as follows:

                                    APPROXIMATE
                                     INTERIOR
                                      SQUARE       MONTHLY
 QUANTITY            TYPE             FOOTAGE      RENTAL
- ----------  --------------------- -------------- ----------
32          1 bedroom, 1 bath            770        $480
96          2 bedrooms, 1.5 baths        940         530
48          3 bedrooms, 2.5 baths      1,205         630


   The apartment units provide a combined total of approximately 173,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have generally increased. As an example, a two bedroom apartment rented for $335 in 1991, $355 in 1992, $375 in 1993, $382 in 1994, and $500 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $4.07, $4.32, $4.56,
$4.68, and $5.47, respectively. The Company believes that rental rates at the Property can be increased significantly over historical levels because of more efficient management and the contemplated completion of significant planned repairs and improvements at the Property. However, there can be no assurance that increased rental rates will not result in increased vacancy rates.

   The buildings are all two-story townhouses with wood frame construction on concrete slabs. The exteriors are covered with T-111 plywood siding. The majority of the roofs are pitched with asphalt shingles. All of the roofs at the Property were originally flat and covered with tar and gravel. As these roofs began to leak, they were replaced with a pitched truss roof system. All of this work has been done in the past three years. There remain four roofs to be completed, at a cost of approximately $13,000 per roof, which is included in the Company's repair and improvement budget referred to above.

   The Property's common areas include an outdoor swimming pool, playground, laundry facilities, an office/clubhouse and ample paved parking. The clubhouse is in need of renovation and is not currently being used. The cost of renovation is also included in the Company's repair and improvement budget.

   All  apartments  have  wall-to-wall  carpeting  in the living areas and vinyl floors in the kitchen and baths. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. There are blinds for all windows and all units have cable television hookups. Each apartment has an individually controlled heating and air conditioning unit. One and three bedroom units are equipped with a pass-through serving bar. The owner of the Property supplies cold water, sewer and trash removal. The tenants pay for all of their utilities including electricity for heating/cooling, cooking, hot water and lights.

   There are at least six apartment properties in the area that compete with the Property. All offer similar amenities and have rents that are generally higher when compared to those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects new averages approximately 90%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1991, 91% in 1992, 90% in 1993, and 91% in 1994. Physical occupancy averaged 92% during 1995 (based in part on information provided by the seller). On March 25, 1996, the Property was 90% occupied. The tenants are a mix of blue collar and white collar workers.

   The 1995 real estate tax rate applicable to the Property was approximately $1.21 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $57,804. The assessed value was $4,777,218. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $3,981,250) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                           (18) TRADEWINDS APARTMENTS
                                HAMPTON, VIRGINIA

   On November 10, 1995, effective November 1, 1995, the Company purchased the Tradewinds Apartments, a 284-unit apartment complex having an address of 2 Tradewinds Quay, Hampton, Virginia (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $10,200,000. The purchase price was borrowed on an interim basis under the Company's unsecured line of credit. The borrowed amount was subsequently repaid with proceeds from the sale of Shares in November, 1995 and January, 1996. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part upon information provided by the Hampton Roads Chamber of Commerce. The Hampton Roads area of southeast Virginia is defined generally by twelve jurisdictions included in the Norfolk/Virginia Beach/Newport News metropolitan statistical area. The area comprises approximately 18,000 square miles and includes approximately 1.4 million people, which represents over 22% of the total population of the Commonwealth of Virginia. According to the Chamber of Commerce, the area is the 27th largest population area in the United States.

   The region is served by a major airport, three major rail lines, an interstate highway system and the nation's largest port, making the region accessible to all parts of the United States and overseas markets. Interstate 64 is the major traffic artery in the area. Richmond, the capital of the Commonwealth of Virginia, is approximately 100 miles west of Hampton Roads. The area's airport, Norfolk International Airport, is the largest airport in the region, with 200 direct flights to and from 40 major cities, serving 2.5 million passengers a year. There is also a second airport on the peninsula known as the Newport News/ Williamsburg International Airport.

   The overall economy of the region is diversified, with major economic activity in the shipbuilding and port-related areas. Other major employment activities include agribusiness, defense contracting, distribution, manufacturing and research and development. The federal government provides a stimulus of approximately $5 billion per year into the local economy through military spending and ancillary business activities. Direct military spending through the four major branches of the armed services, the Coast Guard and NASA greatly impacts the region, as do the activities of defense contractors, engineers, scientists, technicians and research and development firms serving the military complex. The region's largest employer is the federal government, with 265,000 workers.

   The region has generally benefitted from the recent military base closings, as personnel from other installations have been relocated to the region. Army, Navy and Air Force bases employ more than 140,000 military personnel and 56,000 civilians. The military accounts for approximately 17% of area employment.

   The Property is located off of Newton Road in Hampton, Virginia. The general area consists of other multi-family housing, commercial and retail development and single family housing. The immediate area surrounding the Property is occupied by Langley Research and Development Park and Hampton Roads Business Center. The Hampton Roads Business Center is the proposed future home to Gateway 2000, a national computer company with approximately 800 employees. This company is expected to move its headquarters to Hampton in 1996.

   The Property is convenient to many employment centers, shopping facilities, schools and transportation. The Property is within a mile and a half of Langley Air Force Base and within a mile of NASA's Research Center. It is also near the new Sentara Medical Facility. The Property is readily accessible from Interstate
64. The Property is generally located in a transitional area between the densely populated older section of Hampton and new bedroom communities just to the north in Poquoson County and York County.

   Description of the Property. The Property consists of 284 garden style apartments in 16 three-story buildings situated on approximately 13 acres of land. The Property was constructed in 1988.

   The Company believes that the Property is generally in good condition. Approximately $71,000 has been budgeted by the Company for repairs and improvements, including clubhouse redecoration and paving repair. To date, the Company has expended approximately $27,000 of the budgeted amount.

   The Property offers three unit types. The unit mix and rents currently being charged new tenants are as follows:

                                  APPROXIMATE
                                   INTERIOR
                                    SQUARE       MONTHLY
 QUANTITY           TYPE            FOOTAGE      RENTAL
- ----------  ------------------- -------------- ----------
 96         1 bedroom, 1 bath     772           $479-499
132         2 bedrooms, 2 baths   942          560-580
 56         3 bedrooms, 2 baths 1,169          670-698


   The apartments provide a combined total of approximately 264,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have generally increased. As an example, a two bedroom apartment rented for $455 in 1990, $480 in 1991, $525 in 1992, $525 in 1993, $525 in 1994, and $570 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.24, $6.60, $6.84, $6.84, and $7.15, respectively.

   The buildings are wood frame construction on concrete slabs. Roofs are pitched and covered with asphalt shingles. Exteriors are covered with vinyl siding and drivit. Windows are dual-paned and double glazed with aluminum frames and screens.

   The Property's common areas include a clubhouse/leasing office, laundry facility, maintenance office, outdoor swimming pool, exercise room, indoor jacuzzi, tennis courts and ample paved parking.

   All apartments have wall-to-wall carpeting in the living areas, and vinyl floors in the kitchen, laundry room, bathrooms and the foyer of the main entrance. There are washer/dryer connections in all units. Each unit is equipped with a cable television hookup, and individually controlled heating and air conditioning unit. All kitchens have a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for all of their utilities, including electricity for heating/cooling, cooking, hot water and lights.

   There are at least nine apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1991, 93% in 1992, 92% in 1993, and 87% in 1994. Physical occupancy averaged 89% during 1995 (based in part on information provided by the seller). On March 25, 1996, the Property was 90% occupied. The majority of the tenants are employed in military positions. The major employers include the United States Navy, the United States Air Force and NASA/Langley Research Center. Another significant employer is Virginia Power.

   The 1995 real estate tax rate applicable to the Property was approximately $1.23 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $123,369. The assessed value was $10,030,000. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $8,772,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repair and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                          (19) SAILBOAT BAY APARTMENTS
                            CHARLOTTE, NORTH CAROLINA

   On November 9, 1995, effective November 1, 1995, the Company purchased The Lake Apartments, a 358-unit apartment complex having an address of 5417 Albemarle Road, Charlotte, North Carolina (the "Property"). The Company has changed the name of the Property to "Sailboat Bay Apartments."

The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $9,100,000. Of such amount, $2,850,000 was paid in cash at closing from the proceeds from the sale of Shares. The balance of $6,250,000 was borrowed funds obtained on an interim basis under the Company's unsecured line of credit. This borrowed amount was subsequently repaid in November, 1995 with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. For description of the Charlotte, North Carolina area, see "Hanover Landing Apartments" herein.

   The neighborhood surrounding the Property includes other multi-family housing, commercial and retail development, and single-family housing. The Property is convenient to major shopping areas. The Property is readily accessible from Interstates 85 and 77. The downtown area is approximately 4.5 miles from the Property and Charlotte/Douglas International Airport is approximately six miles from the Property.

   Description of the Property. The Property consists of 358 studio and one and two bedroom garden style apartments in 24 buildings situated on approximately 27 acres of land. The Property was constructed during 1972 and 1973.

   The Company believes that the Property is generally in good condition. Approximately $1,645,000 has been budgeted by the Company for improvements and repairs including clubhouse renovation, exterior siding, stairway replacement, roof replacement and perimeter fencing. To date, the Company has expended approximately $755,000 of the budgeted amount.

   The Property offers a wide variety of studio, one bedroom and two bedroom unit types. The unit mix and rents currently being charged new tenants are as follows:

                                          APPROXIMATE
                                           INTERIOR
                                            SQUARE       MONTHLY
 QUANTITY               TYPE                FOOTAGE      RENTAL
- ----------  --------------------------- -------------- ----------
 9          Studio                            610          $435
12          Studio                            635           450
28          Studio                            635           450
12          One bedroom, one bath             815           485
28          One bedroom, one bath             815           485
13          One bedroom, one bath             835           495
28          One bedroom, one bath             835           495
 6          One bedroom, one bath             880           490
14          One bedroom, one bath             880           490
20          Two bedrooms, one bath            890           530
72          Two bedrooms, one bath            955           550
10          Two bedrooms, one bath, FP      1,045           590
40          Two bedrooms, two baths         1,010           575
36          Two bedrooms, two baths         1,030           585
10          Two bedrooms, two baths, FP     1,155           635
20          Two bedrooms, two baths, FP     1,155           650

   The apartment units provide a combined total of approximately 324,000 square feet of net rentable area.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the last five years have generally remained constant or decreased, until the Company acquired the Property and increased the rent in December of 1995. As an example, a studio apartment rented for $365 in 1991, $365 in 1992, $299 in 1993, $299 in 1994, and $425 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.90, $5.90, $5.69, $5.68, and $6.67, respectively. The average rental rates declined in 1994 and 1995 as a result of deferred maintenance at the Property and general market conditions in the area. The
Company   believes   that  rental   rates  at  the

Property can be increased significantly over historical levels because of more efficient management, contemplated completion of significant planned repairs and improvements at the Property and improved market conditions. However, there can be no assurance that increased rental rates will not result in increased vacancy rates.

   The buildings are wood frame on concrete slabs. Roofs are pitched and covered with composition shingles. Exteriors are a combination of brick veneer and wood siding.

   The Property's common areas include an outdoor swimming pool, sand volleyball court, tennis courts, laundry facilities and a spacious clubhouse with a racquetball court, exercise room and rental office. There is also a small lake on site. There is ample paved parking.

   All apartments have wall-to-wall carpeting in the living areas, and vinyl floors in the kitchen and baths. All units have cable television hookups and individually controlled heating and air conditioning systems. All kitchens are equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for all of their utilities, including electricity for heating/cooling, cooking, hot water and lights.

   Within approximately the last two years, the former owners partially renovated 26 units. The renovations included new dishwashers, ranges and refrigerators. In addition, 46 units received new appliances, new carpet and reconditioned cabinets. The total expenditures by the former owner were approximately $150,000.

   There are at least six apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally equal to or above those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1991, 90% in 1992, 81% in 1993, and 84% in 1994. Physical occupancy averaged 85% during 1995 (based in part on information provided by the seller). On March 21, 1996, the Property was 75% occupied. The Company believes that the recent decrease in the Company's occupancy is temporary in nature, and due to a combination of an elimination of tenants deemed unqualified and the need to relocate tenants as improvements are made to apartment units. The residents at the Property are a mixture of white collar and blue collar workers and students.

   The 1995 real estate tax rate applicable to the Property was approximately $1.34 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $108,057. The assessed value was $8,094,110. The basis of depreciable residential real Property portion of the Property (currently estimated at about $7,098,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based upon the nature of the expenditures.

                           (20) THE MEADOWS APARTMENTS
                            ASHEVILLE, NORTH CAROLINA

   On January 31, 1996, the Company purchased the Meadows Apartments, a 176-unit apartment complex having an address of 13 Ascension Court, Asheville, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $6,200,000. At closing $900,000 of the purchase price was paid in cash from the proceeds from the sale of Shares, and the balance was borrowed on an interim basis under the Company's unsecured line of credit. This borrowing was subsequently repaid in February, 1996 with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following is based in part upon information provided by the Asheville Chamber of Commerce. The Property is located in North Carolina, in the City of Asheville and Buncombe County, which collectively have a population of approximately 250,000. Asheville is located approximately 115 miles from Charlotte, North Carolina, and 65 miles from Greenville, South Carolina.

   The City of Asheville and Buncombe County are served by a number of nationally recognized companies and organizations in the health care, education and manufacturing sectors. Some of the major employers in the area include Champion International (a manufacturer of paper and paperboard), GE Lighting Systems, Westinghouse Electric and ITT Automotive. In addition, Memorial Mission Hospital and St. Joseph Hospital are major area employers.

   The major highways serving the area are Interstates 40, 26 and 240. The Asheville Regional Airport is centrally located within the metropolitan area and approximately five miles from the Property. Also, Asheville is home to the University of North Carolina at Asheville, with enrollment of approximately 3,200 students.

   The Property is located on Leicester Highway, in the west side of Asheville, within the city limits. The area surrounding the Property is well-developed, with various retail centers as well as single-family residences. The Property is located approximately two miles from the city's central business district, and is convenient to employment centers, shops and restaurants located there.

   Description of the Property. The Property consists of 176 garden-style apartments in 16 two-story and three-story buildings located on approximately 18 acres of land. The Property was constructed in 1974.

   The Company believes that the Property is generally in good condition. However, approximately $88,000 has been budgeted by the Company for repairs and improvements, including powerwashing the exterior siding and clubhouse renovation.

   The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                        APPROXIMATE
                                         INTERIOR
                                          SQUARE       MONTHLY
 QUANTITY              TYPE               FOOTAGE      RENTAL
- ----------  ------------------------- -------------- ----------
36          1 bedroom, 1 bath               728          $495
50          2 bedrooms, 1.5 baths         1,001           590
10          2 bedrooms, 1.5 baths, FP     1,001           615
70          3 bedrooms, 2 baths           1,267           690
10          3 bedrooms, 2 baths, FP       1,267           715


   The apartments provide a combined total of approximately 188,000 square feet of net rentable area. The apartment units are generally very spacious. Almost half of the apartment units are three-bedroom apartments, making the Property especially suitable for families.

   Leases at the Property generally are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a three bedroom apartment rented for $495 in 1991, $520 in 1992, $515 in 1993, $535 in 1994, $560 in 1995, and now rents for $690. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.25, $5.45, $5.49, $5.98, and $5.99 respectively. The Company and Cornerstone Management Group, Inc. believe that the substantial rental rate increases implemented following the Company's acquisition of the Property are reasonable and appropriate because of more effective Property management and improved marketing of the Property. In addition, Cornerstone Management Group, Inc. believes that a substantial rental rate increase is possible for the three-bedroom units because of a strong demand for units of that size in the area.

   The buildings are wood frame on concrete slabs. Exteriors have vinyl siding and pitched roofs covered with composition shingles. New siding was installed and all roofs were replaced by the previous owner within the last three years.

   The Property's common areas include an outdoor swimming pool, two tennis courts, a playground area, outdoor grills, a clubhouse and rental office and ample paved parking.

   All apartment units have wall-to-wall carpeting in the living areas, and vinyl floors in the kitchen and baths. Each apartment unit has a cable television hook-up, washer/dryer connections and an individually controlled heating and air conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electric usage, which covers heat, air conditioning, cooking, hot water and lights. Over the last three years, the former owners replaced approximately 50% of the dishwashers, ranges and refrigerators, representing an expenditure of approximately $85,000.

   There are at least three apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally the same as or higher than those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 94% in 1991, 95% in 1992, 97% in 1993, 89% in 1994, and 88% in 1995. On March 1, 1996, the Property was 93% occupied. The current residents at the Property are employed in a variety of white-collar and blue-collar jobs, and there are also student residents. There is no predominant employer.

   The 1995 real estate tax rate applicable to the Property was approximately $1.30 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $57,111. The assessed value was $4,393,200. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $6,000,000) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                        (21) WEST EAGLE GREENS APARTMENTS
                                AUGUSTA, GEORGIA

   On March 21, 1996, effective March 1, 1996, the Company purchased the Scarlett Oaks Apartments, a 165-unit apartment complex having an address of 249 Boy Scout Road in Augusta, Georgia (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The Company has changed the name of the Property to "West Eagle Greens Apartments." The purchase price was $4,000,000. At closing, the entire purchase price was paid in cash from the proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following information is based in part upon information provided by the Augusta Chamber of Commerce. The Property is located in Richmond County in Augusta, Georgia. As of 1990, Richmond County had a population of approximately 190,000, with approximately 45,000 of such total residing within the city limits. Augusta is an approximately 2 hour drive from Atlanta and an approximately 2 1/2 hour drive from Charlotte, North Carolina.

   There are two major employers within the greater metropolitan area: Fort Gordon, a military installation, and the medical community, which centers around the Medical College of Georgia and University Hospital. The Medical College of Georgia employs approximately 7,000 persons and University Hospital employs approximately 3,500 persons. There are also a number of Fortune 500 companies with a significant presence in the metropolitan Augusta area. These include Allied Signal, Archer Daniels Midland, Borden, Proctor & Gamble, Sunbeam and Philip Morris. There are two major colleges in the area: Augusta College with an enrollment of approximately 5,700 and the Medical College of Georgia, with approximately 5,300.

   The major highways serving the area are Interstate 20 and Interstate 520. There is a municipal airport approximately five miles from the Property.

   The immediate neighborhood surrounding the Property is focused on the intersection of Washington Road and Interstate 20. There are numerous retail centers, restaurants and businesses in this area. The Property is approximately 5 miles from the central business district of Augusta via Washington Road. The central business district of Augusta is similar to that of other older southern towns being characterized by governmental offices and banks, with some newer businesses. The Property is convenient to shopping areas, fast food restaurants, motels and other business establishments via Washington Street.

   Description of the Property. The Property consists of 165 garden-style apartments in 15 two-story and three-story buildings located on approximately
11.5 acres of land. The Property was constructed in 1974.

   The Company believes the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $370,000 for repairs and improvements, including re-siding of the entire Property, re-roofing of five buildings and renovation of the clubhouse.

   The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                        APPROXIMATE
                                          INTERIOR
                                           SQUARE     MONTHLY
 QUANTITY              TYPE               FOOTAGE      RENTAL
- ----------  -------------------------- ------------- ---------
29          1 bedroom, 1 bath           609          $365
37          1 bedroom, 1 bath (large)   684           375
13          2 bedrooms, 1 bath          865           415
28          2 bedrooms, 1 bath          865           425
49          2 bedrooms, 1 bath (large)  886           440
 9          3 bedrooms, 1 bath         1063           515


   The apartments provide a combined total of approximately 131,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally been steady or gradually increased. As an example, a two bedroom (large) apartment rented for $415 in 1991, $430 in 1992, $440 in 1993, $440 in 1994 and $440 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $5.88, $6.09, $6.20, $6.20 and $6.20, respectively.

   The buildings feature stone and wood siding over wood frames on concrete slabs. Roofs are pitched and covered with composition shingles over plywood decking. Approximately half of the roofs have been replaced within the last five years.

   The common areas include an outdoor swimming pool, two tennis courts, a laundry room, clubhouse and rental office. There is ample paved parking for residents.

   All apartment units have wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath. Each unit has a cable television hook-up, and an individually controlled heating and air-conditioning unit. There are washer/dryer connections in the two and three-bedroom units. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage which covers heat, air conditioning, cooking, hot water and lights. Approximately 60% of the heating and air-conditioning units have been replaced within the last three years.

   Some of the apartment units have a patio or balcony and some of the larger units include vaulted ceilings, skylights and ceiling fans.

   There are at least seven apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1991, 89% in 1992, 85% in 1993, 81% in 1994 and 85% in 1995. On March 25, 1996, the Property was 92% occupied. The residents are a mix of white-collar, blue-collar and military workers, with some students. There is no predominant employer.

   The 1995 real estate tax rate applicable to the Property was approximately $1.09 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $40,910. The assessed value was $3,761,000. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $3.5 million) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                           (22) ASHLEY PARK APARTMENTS
                               RICHMOND, VIRGINIA

   On March 29, 1996, effective March 1, 1996, the Company purchased the Ashley Park Apartments, a 272-unit apartment complex having an address of 6901 Marlowe Road in Richmond, Virginia (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $12,205,000. At closing the entire purchase price was borrowed on an interim basis under the Company's unsecured line of credit. As of June 17, 1996, $4.5 million of such amount had been repaid with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The following information is based in part upon information provided by the Richmond Chamber of Commerce. The Property is located in Virginia, within the City of Richmond, in close proximity to Chesterfield County. The current population of Richmond is approximately 202,000 and the current population of the Metropolitan Statistical area including the City of Richmond is approximately 930,000. Richmond is located centrally within the Commonwealth of Virginia, approximately midway between Washington, D.C. and Raleigh, North Carolina.

   The greater Richmond area is served by the Richmond International Airport, and is situated at the intersection of Interstates 95 and 64. In addition to being the capital of Virginia, Richmond is also home to numerous Fortune 500 companies. Some of the larger employers in the area are Philip Morris, state government, AT&T, Dupont, and NationsBank. In addition, the area is the site of a number of institutions of higher education, including Virginia Commonwealth University, the Medical College of Virginia, the University of Richmond, and Virginia State University.

   The Property is located off of Jahnke Road in south Richmond. The immediate area consists of other multi-family housing, commercial and retail development and single family housing. The Property is convenient to a number of major shopping areas, including Cloverleaf Mall, restaurants, and other businesses. The Property is located less than one-half mile from Chippenham Parkway and the Powhite Parkway, which provide ready access to Interstates 95 and 64. The Property is an approximately fifteen minute drive from downtown Richmond and an approximately 30 minute drive from Richmond International Airport. The Property is located a few hundred feet from Chippenham Hospital, which is a major hospital and medical office complex in the area.

   Description of the Property. The Property consists of 272 luxury garden-style apartments in 14 two-story and three-story buildings located on approximately 27 acres of land. The Property was constructed in 1988.

   The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $80,000 for repairs and improvements, including parking lot repair and enhanced landscaping.

   The Property offers five unit types. The unit mix and rents currently being charged new tenants are as follows:

                                   APPROXIMATE
                                     INTERIOR
                                      SQUARE      MONTHLY
 QUANTITY            TYPE            FOOTAGE      RENTAL
- ----------  --------------------- ------------- ----------
48          1 bedroom, 1 bath     510-550       $470-485
96          1 bedroom, 1 bath     624-674        500-515
32          1 bedroom, 1 bath     710-750        560-600
32          2 bedrooms, 1.5 baths 860-900        635-675
64          2 bedrooms, 2 baths   935-975        660-685


   The apartments provide a combined total approximately 208,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $570 in 1991, $580 in 1992, $595 in 1993, $630 in 1994, and $660 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $7.70, $7.83, $8.03,
$8.51, and $8.81, respectively.

   The buildings are wood siding and brick on concrete slabs. Roofs are pitched and covered with composition shingles over plywood decking. Windows are aluminum frame with dual panes. The Property was recently repainted and all of the roofs are in good condition.

   The Property is located in a wooded park-like setting with two fresh water ponds. The amenities include an outdoor swimming pool with tanning deck, a Jacuzzi, two lighted tennis courts, a fitness center, laundry room, car wash area, storage areas, private balconies, clubhouse, and rental office. Ample paved parking is available.

   All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. All units have draperies or mini-blinds, cable television hook-ups and individually controlled heating and air conditioning units. Most apartment units also include washer/dryer hook-ups, vaulted ceilings, a fireplace, and a built-in entertainment center. Some units are equipped with a washer and dryer. Each kitchen is equipped with a refrigerator/freezer with ice maker, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which covers heat, air conditioning, cooking, hot water and lights.

   There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and those comparable in age to the Property have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1991, 95% in 1992, 94% in 1993, 94% in 1994, and 96% in 1995. On March 25, 1996, the Property was 96% occupied. A majority of the current residents at the Property are employed in white-collar positions. According to tenant files, almost a third of the residents have household incomes in excess of $40,000.

   The 1995 real estate tax rate applicable to the Property was approximately $1.445 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $146,465. The assessed value was $10,136,000. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $8.9 million) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                           (23) ARBOR TRACE APARTMENTS
                            VIRGINIA BEACH, VIRGINIA

   On March 29, 1996, effective March 1, 1996, the Company purchased the Colonial Ridge Apartments, a 148-unit apartment complex having an address of 624 Suhtai Court, Virginia Beach, Virginia (the "Property"). The Company has changed the name of the Property to "Arbor Trace Apartments." A description of Virginia Beach can be found herein under the heading "Mayflower Seaside Apartments."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $5,000,000. At closing, the entire purchase price was paid in cash from the proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. The Property is located off of Laskin Road in the City of Virginia Beach. The Property is approximately four miles from the Atlantic Ocean via Laskin Road. The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family homes. The Property is convenient to major shopping areas, restaurants and other business establishments and can be readily assessed from Interstate 64 and Route
44. The Norfolk International Airport is an approximately 15 minute drive from the Property via Route 44.

   Description of the Property. The Property consists of 148 two-bedroom garden-style apartments in 13 three-story buildings located on approximately
7.75 acres of land. The Property was constructed in 1985.

   All of the apartment units are essentially identical, and include two bedrooms and one bath and comprise approximately 850 square feet of interior space. The monthly rent currently being charged new tenants is $530.

   The Company believes that the Property has generally been well maintained and is generally in good condition. However, the Company has budgeted approximately $74,000 for repairs and improvements, including carpet replacement and renovation of interior hallways.

   The apartments provide a combined total of approximately 125,000 square feet of net rentable area. The common areas include an outdoor pool, grill and picnic area, a laundry room in each building and a rental office. There is ample paved parking.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have been generally increased. As an example, a unit rented for $430 in 1991, $450 in 1992, $480 in 1993, $495 in 1994, and $530
in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $6.07, $6.35, $6.78, $6.99, and $7.48,
respectively.

   The buildings are wood frame and brick veneer on concrete slabs. Roofs are pitched and covered with composition shingles over plywood decking. Windows are aluminum framed with dual panes. Each apartment unit has a balcony or patio.

   Each apartment unit has wall-to-wall carpeting in the living area and vinyl floors in the kitchen and bath, as well as mini-blinds, cable television hook-ups, and an individually controlled heating and air conditioning unit. Each unit has a full-sized laundry room with a washer/dryer connection. Each kitchen is equipped with a refrigerator/freezer with ice maker, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electric service, which includes heat, air conditioning, cooking, hot water and lights.

   There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 90% in 1991, 90% in 1992, 89% in 1993, 92% in 1994, and 85% in 1995. On March 25, 1996, the Property was 85% occupied.

   The seller was an investment group based in Richmond, Virginia which acquired the Property after the predecessor owning partnership declared bankruptcy. The Property was previously managed by a management company unaffiliated with the owners. This management company maintained the Property but was not aggressive in marketing the Property or seeking rental increases. In addition, a number of tenants with marginal credit moved into the Property over the last 18 months, causing higher than normal rental delinquencies. To remedy this situation, the seller elected to evict all of the 20 marginal tenants in February of 1996, which resulted in a substantial decline in occupancy. The Company and Cornerstone Management Group, Inc. believe that the Property will enjoy substantially increased occupancy in a relatively short period of time as a result of measures they plan to implement. These measures include an active marketing program for the Property, a more careful tenant selection process, and the completion of planned repairs and improvements at the Property.

   The current residents at the Property are a mix of students, military personnel and persons employed in various white-collar and blue-collar jobs. Approximately half of the current tenants have positions in the military.

   The 1995 real estate tax rate applicable to the Property was approximately $1.188 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $58,224. The assessed value was $4,900,999. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $3.9 million) will be depreciated over 27.5 years on a straight-line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures. Property are a mix of students, military personnel and persons.

                           (24) LONGMEADOW APARTMENTS
                            CHARLOTTE, NORTH CAROLINA

   On April 30, 1996, effective April 1, 1996, the Company purchased the Longmeadow Apartments, a 120-unit apartment complex having an address of 6017 Williams Road in Charlotte, North Carolina (the "Property"). The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $5,025,000. At closing, the Company paid the entire purchase price in cash with the proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. For a description of the Charlotte, North Carolina area, see "Hanover Landing Apartments" herein.

   The Property is located on Williams Road off of Harris Boulevard in the City of Charlotte. The immediate area consists of other multi-family housing, commercial and retail development and single-family housing. The Property is convenient to area shopping centers. The Property is readily accessible from Interstates 85 and 77. The downtown area and Charlotte/Douglass International Airport are easily accessible from the Property via Interstate 77.

   Description of the Property. The Property consists of 120 garden style apartments located in 13 buildings on approximately seven acres of land. The Property was constructed in 1986.

   The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $60,000 for repairs and improvements, including painting and exterior renovations.

   The unit mix and rents currently being charged new tenants are as follows:

                                   APPROXIMATE
                                    INTERIOR
 QUANTITY           TYPE         SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  ------------------- ---------------- ----------------
 3          studio                  568          $    465
 3          studio-deluxe           596               485
12          1 bedroom, 1 bath       624               490
 6          1 bedroom, 1 bath       648               510
18          1 bedroom, 1 bath   672-690           505-525
72          2 bedrooms, 2 baths 958-995           605-635
 6          3 bedrooms, 2 baths   1,115               750


   The apartments provide a combined total of approximately 104,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally remained constant, with some recent increase. As an example, a two bedroom, two bath apartment rented for $520 in 1991, $520 in 1992, $520 in 1993, $520 in 1994, and $570 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $7.44, $7.44, $7.44, $7.44, and $8.16, respectively.

   The buildings are wood frame construction on concrete slabs. Roofs are pitched and covered with composition shingles. Windows are aluminum with dual panes.

   The amenities at the Property include an outdoor swimming pool, playground, laundry facilities and a combined clubhouse and rental office. There is ample paved parking.

   All apartment units have wall-to wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each unit has a cable television hook-up, washer and dryer connection, miniblinds and an individually controlled heating and air-conditioning unit. Most of the apartment units include fireplaces, vaulted ceilings, bay windows and room-sized decks. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which covers heat, air-conditioning, cooking, hot water and lights.

   There are at least five apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 95%.

   The seller is a limited partnership which originally built the Property in 1986. Approximately two years ago, the seller filed for protection under Chapter 11 of the Bankruptcy Code. In the opinion of the Company and Cornerstone Management Group, Inc., the operating difficulties encountered by the Seller are attributable to excessive mortgage debt and the absence of needed partnership capital. Since the Company expects to own the Property on a debt-free basis and plans to improve management and marketing activities, the Company and Cornerstone Management Group, Inc. believe that the difficulties encountered by the seller will not be similarly encountered by the Company.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 95% in 1991, 95% in 1992, 96% in 1993, 96% in 1994, and 97% in 1995. On May 21, 1996, the Property was 97% occupied. The tenants are a mix of white-collar and blue-collar workers and students. Major employers of tenants include IBM and the University of North Carolina at Charlotte.

   The 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $47,315. The assessed value was $3,600,510. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $4,230,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                          (25) TROPHY CHASE APARTMENTS
                            CHARLOTTESVILLE, VIRGINIA

   On April 30, 1996, effective April 1, 1996, the Company purchased the Westfield Apartments, a 185-unit apartment complex having an address of 2704 Peyton Drive outside of Charlottesville, Virginia (the "Property"). The Company has renamed the Property the "Trophy Chase Apartments." The purchase price was $3,710,000. At closing, the entire purchase price was paid in cash using the proceeds from the sale of Shares. Title of the Property was conveyed to the Company by limited warranty deed.

   The Company purchased the Property from a limited  partnership in which Glade
M. Knight, an Affiliate of the Advisor, served as a co-general partner. The other general partner is an affiliate of a major investment banking firm. A company owned and controlled by Mr. Knight also managed the Property since 1983. All of the distributable cash received from the Company as a result of the purchase will be distributed to the limited partners of the seller as a partial return of their equity. Mr. Knight, in his capacity as a general partner of the seller, will not receive any cash from the proceeds of the sale. The other general partner, which effectively represents the interests of the limited partners of the seller, had reached a business decision to terminate its activities in the real estate industry. In addition, the other general partner had determined that, as a result of the Tax Reform Act of 1986, the limited partners of the seller had maximized the value of their investment in the Property.

   Pursuant to the Bylaws of the Company, the purchase from an Affiliate must be approved by a majority of the Company's Independent Directors. The purchase was approved by unanimous vote of such Independent Directors. The Company also obtained an independent appraisal and engineering report in accordance with its standard practice and Bylaws. The appraised value was in excess of the purchase price of the Property.

   Location. The following information is based in part upon information provided by the Charlottesville Chamber of Commerce. The Property is located in Virginia, within Albemarle County, in close proximity to the City of Charlottesville. The greater Charlottesville metropolitan area has a population of approximately 130,000. Growth has been steady since the 1970's, and steady growth is expected to continue throughout the 1990's. Charlottesville is located approximately 70 miles northwest of Richmond, Virginia and approximately 95 miles southwest of Washington, D.C.

   The Charlottesville area has a diverse economy. However, the largest employer in the area is the University of Virginia, which has approximately 10,500 employees. The University of Virginia was designed by Thomas Jefferson in 1815 and has grown into one of the largest colleges in Virginia, with an undergraduate program as well as graduate schools in law, business, medicine, engineering, commerce and education. There are over 20,000 students at the school. The University of Virginia was responsible for bringing close to 480,000 visitors to the area during 1992, whose spending totaled almost $44 million.

   The Property is located in the northern portion of the metropolitan area. The immediate area consists of extensive commercial and retail development. The Property is readily accessible from U.S. Route 29, which provides access to Interstate 64, the major interstate highway in the area.

   Description of the Property. The Property consists of 185 garden-style apartments in 9 buildings on approximately 7.5 acres of land. The Property was constructed in two phases in 1969 and 1970.

   Management believes that the Property has been well maintained and is in generally good condition. However, the Company has budgeted approximately $552,000 for repairs and improvements, including office renovation, siding replacement and interior renovations.

   The Property offers numerous unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                APPROXIMATE
                                                 INTERIOR
 QUANTITY                 TYPE                SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  -------------------------------- ---------------- ----------------
35          1 Bedroom, 1 Bath (Breakfast bar)  659            $420
24          1 bedroom, 1 bath (den)            843             455
31          1 bedroom, 1 bath                  659             420
22          1 bedroom, 1 bath (tudor)          659             435
16          2 bedrooms, 1 bath                 799             460
16          2 bedrooms, 1 bath (den)         1,064             510
19          2 bedrooms, 1 bath (tudor)         922             480
12          2 bedrooms, 2 baths                922             485
10          3 bedrooms, 2 baths              1,197             560


   The apartments provide a combined total of approximately 149,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the last five years have generally been constant. As an example, a one bedroom, one bath apartment rented for $420 in 1991, $420 in 1992, $420 in 1993, $420 in 1994, and $420 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995, was $6.84, $6.84,
$6.84, $6.84, and $6.84, respectively.

   The buildings are of wood frame construction, with a combination of brick veneer and white aluminum siding on either concrete slabs or concrete and block foundations. In one phase, roofs are pitched and covered with fiberglass shingles, and in the other phase are flat with rubber membrane surfacing. Windows are single pane with aluminum frames.

   The amenities at the Property include two outdoors swimming pools, a sunbathing area, a clubhouse and laundry facilities.

   All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. All kitchens are equipped with a refrigerator/freezer, electric range and oven, and garbage disposal. Some, but not all, units have dishwashers. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which covers heat, air-conditioning, cooking, hot water and lights.

   There are at least seven apartment properties which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, estimates that occupancy at nearby competing projects now averages approximately 94%.

   Physical occupancy at the Property averaged approximately 90% in 1991, 90% in 1992, 90% in 1993, 90% in 1994, and 90% in 1995. On May 21, 1996, the Property
was 90% occupied. Most of the tenants are blue-collar workers. Approximately 25% are white-collar workers and 5% of the tenants are graduate students.

   The 1995 real estate tax rate applicable to the Property was approximately $0.72 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $36,226. The assessed value was $5,031,500. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $2,770,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                           (26) BEACON HILL APARTMENTS
                            CHARLOTTE, NORTH CAROLINA

   On May 30, 1996, effective May 1, 1996, the Company purchased the Beacon Hill Apartments, a 349-unit apartment complex having an address of 5625 South Boulevard, Charlotte, North Carolina (the "Property").

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $13,407,200. At closing, the entire purchase price was paid in cash from the proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. A description of Charlotte, North Carolina appears under "Hanover Landing Apartments" herein. The Property is located on South Boulevard at Tyvola Road in Charlotte, North Carolina. The immediate area consists of other multi-family housing, commercial and retail development and single-family housing. The Property is located close to major shopping, dining and
entertainment.   The  Property  has  convenient  access  to  Interstate  77  and
Interstate 85, the Charlotte-area interstates. The downtown area and Charlotte/Douglas International Airport are readily accessible from the Property via Interstate 77.

   Description of the Property. The Property consists of 349 garden-style apartments in 14 buildings located on approximately 14.2 acres of land. The Property was constructed in 1985.

   The Company believes that the Property is generally in good condition. However, the Company has budgeted approximately $60,000 for repairs and improvements, to include clubhouse renovation and parking lot repair.

   The Property offers a number of unit types. The unit mix and rents currently being charged new tenants are as follows:

                                              APPROXIMATE
                                               INTERIOR
 QUANTITY                TYPE               SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  ------------------------------ ---------------- ----------------
 69         1 bedroom, 1 bath                530            $    460
112         1 bedroom, 1 bath                652             480-500
 31         1 bedroom, 1 bath w/sun room     745             520-540
 39         1 bedroom, 1 bath                748             545-570
 28         2 bedrooms, 1.5 baths            826             605-640
 16         2 bedrooms, 2 baths              892             660-680
 12         2 bedrooms, 2 baths w/sun room   958             685-690
 42         2 bedrooms, 2 baths            1,079             705-725


   The apartments provide a combined total of approximately 256,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally remained constant or increased. As an example, a one bedroom apartment rented for $395 in 1991, $395 in 1992, $395 in 1993, $405 in 1994, and $430 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, and 1993, 1994, and 1995 was $7.79, $7.79, $7.79, $7.92, and $8.47, respectively.

   The buildings are wood frame construction on concrete slab. Roofs are pitched and covered with composition shingles. Exteriors are brick veneer and hardboard siding. The windows are aluminum with dual panes. All of the siding was repainted by the former owner in April 1996 at a cost of approximately $50,000.

   The Property has two outdoor swimming pools, two hot tubs, two laundry facilities, a car wash area and a clubhouse with a rental office. There is ample paved parking for residents.

   All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath, as well as cable television hook-ups, and individually controlled heating and air conditioning units. Most apartment units include such amenities as a fireplace, ceiling fans, an over-sized patio or balcony and washer/dryer connections. All kitchens have a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold and hot water, sewer service and trash removal. The tenants pay for their own electricity usage which covers heat, air conditioning, cooking, and lights.

   There are at least seven apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 92% in 1991, 92% in 1992, 96% in 1993, 94% in 1994, and 93% in 1995. On June 7, 1996, the Property was 90% occupied. Most of the tenants are employed as professionals or white-collar workers and only a small percentage of the residents are employed in blue-collar jobs. According to information and tenant files, at the time of the Company's acquisition of the Property, approximately one quarter of the tenants had household incomes in excess of $35,000. The major employers of the tenants include USAir, Microsoft and Carolina Medical.

   The 1995 real estate tax rate applicable to the Property was approximately $1.233 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $145,319. The assessed value was $11,134,740. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $8,738,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                          (27) MEADOW CREEK APARTMENTS
                            PINEVILLE, NORTH CAROLINA

   On May 31, 1996, effective June 1, 1996, the Company purchased the Meadow Creek Apartments, a 250-unit apartment complex having an address of 12821 Meadow Creek Lane in Pineville, North Carolina (the "Property").

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $11,100,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. Pineville is a suburb located southeast of Charlotte, North Carolina. For a description of the greater Charlotte, North Carolina area, see "Hanover Landing Apartments" herein.

   Southeast Charlotte is one of the more popular residential locations in the Charlotte area. Historically, most growth in the Charlotte area has been to the south of the city. At one time, Highway 51 represented a southern boundary for growth. However, in the last ten years, growth has continued beyond Highway 51. Such growth has been encouraged by substantial major road improvements in the area, including widening of Highway 51 to a four-lane highway, and the partial completion of Interstate 485, the Charlotte Beltway.

   One of the more significant economic elements in the growth in the southern area of Charlotte was the construction of Carolina Place Mall, which comprises 1,200,000 square feet. This mall, completed in 1991, has Belk's, JCPenney, Dillard's and Hecht's as its anchors. The mall is located approximately five miles from the Property.

   Residential growth in the area has also been vigorous. The area southeast of Charlotte has the largest number of new apartments under construction, as well as some of the more affluent neighborhoods in the region, including Piper Glen, Providence Country Club and Ballantyne. Ballantyne is an approximately 2,000-acre mixed used development including high-end single-family housing, a country club, and retail and corporate office sites. There is an entrance to Ballantyne approximately 1.5 miles from the Property.

   The immediate area surrounding the Property consists of other multi-family housing, commercial and retail development and single-family housing. The Property is located near major shopping, dining and entertainment. The Property is approximately one mile from Interstate 485.

   Description of the Property. The Property consists of 250 garden-style apartments in 12 two-story and three-story buildings on approximately 21.8 acres of land. The Property was constructed in 1984.

   The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $150,000 for repairs and improvements, including roof replacement and clubhouse renovation.

   The Property offers three unit types. The unit mix and rents currently being charged new tenants are as follows:

                                   APPROXIMATE
                                    INTERIOR
 QUANTITY           TYPE         SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  ------------------- ---------------- ----------------
110         1 bedroom, 1 bath     696            $520
120         2 bedrooms, 2 baths   958             625
 20         3 bedrooms, 2 baths 1,170             740


   The apartments provide a combined total of approximately 215,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $490 in 1991, $495 in 1992, $515 in 1993, $555 in 1994, and $575 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $7.12, $7.12, $7.41, $7.98,
and $8.27, respectively.

   The buildings are wood frame construction with pitched roofs covered with asphalt shingles. There are mostly poured concrete foundations, but some buildings are constructed on a crawl space. The exteriors are a combination of hardboard and brick siding. The windows are double-paned and insulated. Over the past 18 months, 230 of the 250 apartments have had the individual heating and air conditioning units replaced. In addition, the Property was repainted less than two years ago and the pool area was recently reconditioned. Also, over the last 18 months, the former owner expended approximately $98,000 in exterior improvements including roof replacement. About half of the roofs are new or in otherwise excellent condition.

   The Property features an outdoor swimming pool with jacuzzi, two lighted tennis courts, a children's playground, a sauna and weight room, and a designated car wash area. There is also a clubhouse with a rental office. There is ample paved parking for residents and, at the back of the Property, a designated parking area for recreational vehicles.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen, bath and utility closets. Each unit has a cable television hook-up and an individually controlled heating and air conditioning unit. Each unit has a fireplace and washer/dryer connections, and some apartment units feature a bay window, full size pantry and large walk-in closets. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property provides cold water, sewer service and trash removal. The tenants pay for their own electricity usage which covers heat, air conditioning, cooking, hot water, and lights. The prior owner states that it spent approximately $79,000 in carpet replacement and $10,000 in appliance replacement over the last 18 months.

   There are at least six apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%. There are a number of competing projects now under construction, and additional construction of competing projects in the future is likely.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 86% in 1991, 88% in 1992, 94% in 1993, 94% in 1994, and 94% in 1995. On June 7, 1996,
the Property was 97% occupied. The tenants are employed in a mix of white-collar and blue-collar jobs. According to tenant files, approximately one quarter of the residents had household incomes in excess of $40,000 as of the date of the Company's purchase of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $0.995 per $100 of assessed value, the real estate taxes for 1995 were calculated to be $79,324. The assessed value was $7,392,080. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $6,631,350) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                           (28) SUMMER WALK APARTMENTS
                             CONCORD, NORTH CAROLINA

   On May 31, 1996, effective May 1, 1996, the Company purchased the Lakewood Apartments, a 160-unit apartment complex having an address of 500 Summerlake Drive, in Concord, North Carolina (the "Property"). The Company has changed the name of the Property to "Summer Walk."

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor, and their Affiliates. The purchase price was $5,660,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. Concord is a suburb of Charlotte, North Carolina. For a description of the greater Charlotte, North Carolina area, see "Hanover Landing Apartments" in this Supplement.

   Concord is approximately 20 miles east of Charlotte, and is located within Cabarras County. The population of Cabarras County is approximately 157,000.

   Concord is the home of Charlotte Motor Speedway, as well as many manufacturing plants for companies such as Philip Morris, Fieldcrest Cannon, Perdue Farms, S&D Coffee and Willis Hosiery Mills. The area is served by Interstate Highways 85 and 77, and U.S. Highways 21, 29 and 74.

   The immediate neighborhood surrounding the Property is characterized by various retail centers, restaurants and businesses.

   Description of the Property. The Property consists of 160 garden-style apartments in 14 buildings located on approximately 27 acres of land. The Property was constructed in 1983.

   The Company believes that the Property has been well maintained and is generally in good condition. However, the Company has budgeted approximately $320,000 for repairs and improvements including roof and siding replacement and clubhouse renovation.

   The Property offers a variety of unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                          APPROXIMATE
                                                           INTERIOR
 QUANTITY                      TYPE                     SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  ------------------------------------------ ---------------- ----------------
10          1 bedroom, 1 bath                            700            $445
12          1 bedroom, 1 bath w/FP                       700             450
10          1 bedroom, 1 bath, FP, cathedral ceiling     700             450
 6          1 bedroom, 1 bath, handicapped               700             445
 2          1 bedroom, 1 bath, handicapped w/FP          700             450
20          2 bedrooms, 1 bath                         1,000             530
14          2 bedrooms, 1 bath w/FP                    1,000             540
 6          2 bedrooms, 1 bath, FP, cathedral ceiling  1,000             550
16          2 bedrooms, 2 baths                        1,000             550
30          2 bedrooms, 2 baths w/FP                   1,000             560
14          2 bedrooms, 2 baths, FP, cathedral ceiling 1,000             570
 8          3 bedrooms, 2 baths                        1,300             640
12          3 bedrooms, 2 baths w/FP                   1,300             650


   The apartments provide a combined total of approximately 154,000 square feet of net rentable area.

   The Property is subject to a Housing Assistance Payments (HAP) Contract with HUD, under which the owner receives rent subsidies in exchange for maintaining certain rent-restricted apartment units. Under the HAP Contract, the Property must make available 32 apartment units. These currently consist of 12 one-bedroom, one-bath units (current rent of $427), and 20 two-bedroom, one-bath units (current rent of $497). The current rents are $23 and $33, respectively, below market rents for similar units. The HAP Contract expires on January 31, 1998, and the Company does not plan to seek its renewal.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. However, rental rates decreased in 1995. The Company and Cornerstone Management Group, Inc. believe that such decrease was attributable to inadequate attention by the former management company and the lack of capital, while the Property was in bankruptcy, properly to maintain the Property. As an example, a one bedroom apartment (with fireplace) rented for $383 in 1991, $393 in 1992, $425 in 1993, $467 in 1994, and $413 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $6.20, $6.36, $6.88,
$7.56, and $6.63, respectively.

   The buildings are wood frame construction on concrete slab or crawl space. Roofs are pitched and covered with composition shingles. The windows are aluminum with dual panes. The exteriors are a combination of brick and masonite siding.

   The Property has an outdoor swimming pool, two tennis courts, a fishing lake, hiking trails, a laundry room and a clubhouse with a rental office. There is ample paved parking for residents.

   All apartments have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each apartment unit has a cable television hook-up and are individually controlled heating and air conditioning unit. Each apartment unit has a washer/dryer connection and 150 apartment units include microwaves. Each kitchen has a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which includes heat, air conditioning, cooking, hot water and lights.

   There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 93%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 88% in 1991, 86% in 1992, 91% in 1993, 85% in 1994, and 90% in 1995. On June 7, 1996, the Property was 90% occupied. The tenants are a mix of white-collar and blue-collar workers and students. According to tenant files, at the time of the Company's acquisition of the Property, over 40% of the tenants' household incomes were in excess of $35,000. The major employers of the tenants include Philip Morris, UNC Charlotte and Cabarras Memorial Hospital.

   The seller was a North Carolina limited partnership which originally built the Property. The seller filed for protection under Chapter 11 of the Bankruptcy Code approximately two years ago. During the bankruptcy period, the Property was managed by at least three different management companies. In the opinion of Cornerstone Management Group, Inc., the management by these companies was substandard. However, Cornerstone Management Group, Inc. does not believe that any problems associated with the operation of the Property cannot be remedied by new management. In addition, the Company and Cornerstone Management Group, Inc. believe that the prior bankruptcy was largely a result of excessive debt encumbering the Property and the lack of partnership capital of the seller. Since the Company intends to own and operate the Property on a debt-free basis, Cornerstone Management Group, Inc. and the Company do not believe that these factors will be relevant to the Company's proposed ownership and operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.005 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $34,307. The assessed value was $3,413,680. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $2,480,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                          (29) WILLOW CREEK APARTMENTS
                             DURHAM, NORTH CAROLINA

   On May 31, 1996, effective May 1, 1996, the Company purchased the Willow Creek Apartments, a 200-unit apartment complex having an address of 18 Weather Hill Circle, Durham, North Carolina (the "Property").

   The Company purchased the Property from a seller which is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $8,345,000. At closing, the entire purchase price was borrowed on an interim basis under the Unsecured Line of Credit. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. Durham, North Carolina is located in the North Central portion of North Carolina, approximately equidistant between Atlanta and New York. The Blue Ridge Mountains are approximately 150 miles to the west and the Atlantic Coast is approximately 150 miles to the east. As of 1992, Durham was the fifth largest city in the state of North Carolina, with a population of 144,000. Durham County had a population of 189,000 in 1992.

   Durham is home to Duke University, and its nationally known medical center, which are located within 10 miles of the Property. Research Triangle Park is approximately 20 miles from the Property. Both the Durham Regional Hospital and Northgate Mall are in the same general area as the Property.

   The immediate neighborhood surrounding the Property is characterized by various retail centers, restaurants, and businesses. The Property is within walking distance of a strip shopping center which has two grocery stores, a state employees' credit union, Willow Dale Spa and Willow Dale Cinemas. The movie theater houses ten theaters and the spa is frequently used by residents of the Property. The Raleigh/Durham International Airport is accessible from Interstate 85, which is within three miles of the Property.

   Description of the Property. The Property consists of 200 garden-style apartments in 12 buildings on approximately 21 acres of land. The Property was constructed in 1984.

   The Company believes that the Property has been well maintained and is generally in good condition. However the Company has budgeted approximately $400,000 for repairs and improvements, including siding replacement and clubhouse renovation.

   The Property offers seven unit types. The unit mix and rents currently being charged new tenants are as follows:

                                                APPROXIMATE
                                                 INTERIOR
 QUANTITY                 TYPE                SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  -------------------------------- ---------------- ----------------
26          1 bedroom, 1 bath                  750            $550-560
32          1 bedroom, 1 bath w/FP             750             550-560
10          1 bedroom, 1 bath, handicapped     750             550-560
24          2 bedrooms, 2 baths              1,000             630-640
16          2 bedroom, 2 baths, w/FP         1,000             630-640
48          2 bedrooms, 2 baths (split)      1,100             645-655
44          2 bedrooms, 2 baths (split) w/FP 1,100             645-655


   The apartments provide a combined total of approximately 192,000 square feet of net rentable area.

   Leases at the Property are for terms of one year or less. Average rental rates for the past five years have generally increased. As an example, a two bedroom apartment rented for $487 in 1991, $510 in 1992, $565 in 1993, $640 in 1994, and $655 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, 1995 was $6.39, $6.69, $7.41, $8.40,
and $8.59, respectively.

   The buildings are wood frame construction on concrete slab or crawl space. Roofs are pitched and covered with composition shingles. The windows are aluminum with dual panes. The exteriors are a combination of brick and masonite siding. The Property has an outdoor swimming pool, two tennis courts, a playground, a laundry room and a clubhouse with a rental office.
There is ample paved parking for residents.

   All apartment units have wall-to-wall carpeting in the living areas and vinyl floors in the kitchen and bath. Each unit has a fire extinguisher, cable television hook-up, and an individually controlling heating and air conditioning unit. All top-floor units have a fireplace. All apartment units have washer-dryer connections, mini blinds, vertical blinds, and a patio or balcony. Each kitchen is equipped with a microwave, refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property supplies cold water, sewer service and trash removal. The tenants pay for their own electricity usage, which includes, heat, air conditioning, cooking, hot water and lights.

   There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally slightly higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 94%.

   According to information provided by the Seller, physical occupancy at the Property averaged approximately 96% in 1991, 95% 1992, 94% 1993, 98% 1994, and 93% in 1995. On June 7, 1996, the Property was 89% occupied. The tenants are a mix of white collar and blue collar workers and students. According to tenant files, at the time of the Company's acquisition of the Property, over half of the tenants' household incomes were in excess $40,000.

   The seller was a North Carolina limited partnership which originally built the Property. The seller filed for protection under Chapter 11 of the Bankruptcy Code approximately two years ago. During the bankruptcy period, the Property was managed by at least three different management companies. In the opinion of Cornerstone Management Group, Inc., the management by these companies was substandard. However, Cornerstone Management Group, Inc. does not believe that any problems associated with the operation of the Property cannot be remedied by new management. In addition, the Company and Cornerstone Management Group, Inc. believe that the prior bankruptcy was largely a result of excessive debt encumbering the Property and the lack of partnership capital of the seller. Since the Company intends to own and operate the Property on a debt-free basis, Cornerstone Management Group, Inc. and the Company do not believe that these factors will be relevant to the Company's proposed ownership and operation of the Property.

   The 1995 real estate tax rate applicable to the Property was approximately $1.6227 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $108,883. The assessed value was $6,818,200. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $5,982,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                        (30) LEXINGTON TOWERS APARTMENTS

                               RICHMOND, VIRGINIA

   On June 26, 1996, effective the same date, the Company purchased the Lexington Towers Apartments, a 197-unit high-rise apartment building having an address of 102 North Fifth Street, Richmond, Virginia (the "Property").

   The seller is unaffiliated with the Company, the Advisor and their Affiliates. The purchase price was $6,000,000. At closing, the Company paid $500,000 in cash from a borrowing under the Unsecured Line of Credit. The balance of $5.5 million is evidenced by a promissory note bearing interest at 5.65%. The principal amount of the promissory note and all accrued interest is due three years after closing. The note is secured with a letter of credit which will cost the Company approximately 1% per year. The note is not secured by the Property. The Company expects to pay the note with proceeds from the sale of Shares. Title to the Property was conveyed to the Company by limited warranty deed.

   Location. A description of Richmond, Virginia appears under "Ashley Park Apartments" herein. The Property is located in downtown Richmond, Virginia. The immediate area consists of other multi-family housing, commercial development and retail development. The Property is in close proximity to Virginia Commonwealth University, and is near to the two established commercial areas known as Carytown and Shockoe Slip.

   The Property is in close proximity to Virginia's 23-acre Biotechnology Research Park, which is under development. The Park is being sponsored and master-leased by Virginia Commonwealth University to provide a common site for public and private medical-oriented biotechnology research and development facilities. Phase I, consisting of approximately 100,000 square feet, was recently completed and is fully leased. The second and third phases are under construction and are expected to be completed in late 1996. The facility, which is adjacent to the Medical College of Virginia campus of Virginia Commonwealth University, is expected to impact the demand for rental housing in the area.

   The Property is only a few blocks from the Richmond Downtown Expressway, which provides ready access to Interstates 95 and 64. The Richmond International Airport is approximately 15 minutes from the Property.

   Description of the Property. The Property consists of 197 apartment units in a single 17-story apartment building in the central business district. The Property was built in 1965.

   The Company believes that the Property is generally in good condition. However, the Company has budgeted approximately $517,500 for various repairs and improvements, including interior renovations of apartment units, carpet and appliance replacement, pool renovation, and renovation of the fitness facility and common areas.

   The Property offers 4 unit types. The unit mix and rents currently being charged new tenants are as follows:

                                    APPROXIMATE
                                     INTERIOR
 QUANTITY           TYPE          SQUARE FOOTAGE   MONTHLY RENTAL
- ----------  -------------------  ---------------- ----------------
42          efficiency                 365        $375-450
94          junior executive           480         395-500
 1          executive suite            690             550
54          1 bedroom, 1 bath      678-937         525-700
 6          2 bedrooms, 2 baths  912-1,035         775-875


   The apartments provide a combined total of approximately 107,000 square feet of net rentable area.

   Leases at the Property are generally for terms of one year or less. Average rental rates for the past five years have gradually increased. As an example, a junior executive apartment rented for $370 in 1991, $380 in 1992, $380 in 1993, $390 in 1994, and $390 in 1995. The average effective annual rental per square foot at the Property for 1991, 1992, 1993, 1994, and 1995 was $10.21, $10.49,
$10.49, $10.78, and $10.78, respectively.

   The Property has an outdoor swimming pool, a clubhouse and exercise room (located on the 16th floor), a meeting/game room, a restaurant leased to an operator, laundry facilities on each floor, and an attached parking garage, with approximately 111 parking spaces which can be reconfigured to accommodate approximately 138 vehicles. There is also 24-hour security at the Property.

   The Company is planning to convert approximately 7,500 square feet of unoccupied office space on the first floor and approximately 17,500 square feet on the 16th floor that is now being used as a clubhouse and exercise facility into new apartments. The Company believes that an additional 10 apartment units can be added using these spaces.

   The building is brick veneer over steel frame. There are concrete floor decks. The roof is flat with a modified bitumen rubber sheathing, and was replaced within the last 12 months. Windows are single stainless steel frames.

   All apartment units have wall-to-wall carpeting or parquet flooring in the living area, and vinyl flooring in the kitchen. Each apartment unit has a cable television hook-up and an individually controlled heating and air-conditioning unit. Each kitchen is equipped with a refrigerator/freezer, electric range and oven, dishwasher and garbage disposal. The owner of the Property provides all utilities. The tenants pay for their phone and cable services.

   There are at least four apartment properties in the area which compete with the Property. All offer similar amenities and have rents that are generally slightly higher when compared with those of the Property. Based on a recent telephone survey, Cornerstone Management Group, Inc. estimates that occupancy in nearby competing projects now averages approximately 97%.

   According to information provided by the seller, physical occupancy at the Property averaged approximately 43% in 1991, 41% in 1992, 41% in 1993, 42% in 1994, and 63% in 1995. On June 1, 1996, the Property was 95% occupied. The tenants are a mix of white-collar and blue-collar workers and students. Many of the current tenants have resided at the Property for many years, and detailed information on them and their status is not available. A large number of the residents are foreign intern students at the Medical Collage of Virginia. Many of the tenants on which current information is available are employed in professional positions in engineering, medicine and education.

   The Property has been managed by its original owner since construction. According to the prior owner, the Property historically enjoyed an excellent occupancy rate until the prior owner decided to convert it to condominiums approximately four years ago. Following such decision, the occupancy at the Property decreased to approximately 50%. The prior owner subsequently reversed its decision to convert to condominiums and thereafter continued to run the building as an apartment complex. However, the occupancy at the Property remained at approximately 50% until the fall of 1995. Cornerstone Management Company, Inc. believes that the failure to increase occupancy was attributable to a passive management style and insufficient on-site staff. In the fall of 1995, the owner restaffed the Property and occupancy began to improve.

   The 1995 real estate tax rate applicable to the Property was approximately $1.445 per $100 of assessed value, and the real estate taxes for 1995 were calculated to be $53,393. The assessed value was $3,695,000. The basis of the depreciable residential real Property portion of the Property (currently estimated at about $2,710,000) will be depreciated over 27.5 years on a straight line basis. The basis of the personal Property portion will be depreciated in accordance with the modified accelerated cost recovery system of the Code. Amounts to be spent by the Company on repairs and improvements will be treated for tax purposes as permitted by the Code based on the nature of the expenditures.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

   The Directors of the Company have ultimate control over the management of the Company and the conduct of its affairs, including the acquisition and disposition of the Company's assets, but the Company has entered into an Advisory Agreement with the Advisor to manage the Company's day-to-day affairs. The Directors are charged with the responsibility of monitoring the relationship between the Company and the Advisor. The Independent Directors are required to make an annual determination that the Advisor's compensation is reasonable, that total fees and expenses of the Company are reasonable and that the Company's borrowings, if any, are appropriate.

   The Directors will spend such time on the affairs of the Company as their duties may require. It is expected that the Directors will meet quarterly or more frequently as required. Financial statements and various other financial reports of the Company will be provided to the Directors quarterly to aid them in the discharge of their duties. It is not contemplated that the Directors will devote a substantial portion of their time to the discharge of their duties as Directors.

   At the Annual Meeting of Shareholders held on April 26, 1995, the Shareholders approved amendments to the Company's Amended and Restated Articles of Incorporation and Bylaws that would provide for the election of Directors to staggered terms of office beginning with the election of Directors at the 1996 Annual Meeting of Shareholders; approved amendments to the Company's Bylaws that would reduce the vote required to elect Directors to a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present; and approved amendments to the Company's Bylaws that would establish certain procedures to be followed by Shareholders when (i) bringing business before the Annual Meeting of Shareholders and (ii) nominating candidates for election to the Board of Directors. Additional information on these matters is provided below.

   Staggered Terms for Directors. Beginning at the 1996 Annual Meeting of Shareholders, the Board of Directors will be divided into three staggered terms of office.

   The adoption of staggered terms for the Directors is evidenced by Article VII in the Company's Amended and Restated Articles of Incorporation which reads as follows:

                                   ARTICLE VII
                               BOARD OF DIRECTORS

           Commencing with the 1996 Annual Meeting of Shareholders, the Board of Directors will be divided into three classes, denominated as Class I, Class II and Class III, each as nearly equal in number to the other two as possible. At the 1996 Annual Meeting of Shareholders, directors of Class I shall be elected to hold office for a term expiring at the 1997 Annual Meeting of Shareholders; directors of Class II shall be elected to hold office for a term expiring at the 1998 Annual Meeting of Shareholders; and directors of Class III shall be elected to hold office for a term expiring at the 1999 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders after 1996, the successors to the class of directors whose terms shall then expire shall be identified as being of the same class of directors they succeed and shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Shareholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

   In addition to the foregoing addition to the Company's Amended and Restated Articles of Incorporation, an essentially identical provision was added to the Company's Bylaws.

   These additions to the Amended and Restated Articles of Incorporation and the Bylaws make it more difficult to change the composition of the Board of Directors and therefore help to assure the continuity and stability of the Company's management and policies. A Board of Directors upon which Directors serve staggered three-year terms requires at least two annual Shareholder meetings in order to effect a change in the control of the Board (unless the size of the Board is changed). Currently, a change in control of the Board of Directors could be effected in one Shareholder meeting.

   By stabilizing the composition of the Board of Directors, the amendment is designed to encourage any person who might seek to acquire control of the Company to consult first with the Company's Board of Directors and to negotiate the terms of any proposed business combination or tender offer. The Board of Directors believes that any takeover attempt or business combination in which the Company is involved should be thoroughly studied by the Board of Directors to assure that all of the Company's Shareholders are treated fairly.

   Although neither the Board of Directors nor the management of the Company is aware of any actual or threatened change in control of the Company, the amendment serves to reduce the vulnerability of the Company to an unsolicited proposal for the takeover of the Company that does not contemplate the acquisition of all of the Company's outstanding Shares at a fair price, or an unsolicited proposal for the restructuring or sale of all or part of the Company.

   The staggering of the terms of the members of the Board of Directors may have the effect of "entrenching" current management by making a change in control of the Company more difficult, since at least two Annual Meetings of Shareholders will be required to replace a majority of the Board of Directors, unless the size of the Board is changed. The Company believes that the provision in the Company's Bylaws prohibiting any person from acquiring or holding, directly or indirectly, ownership of more than 9.8% of all of the outstanding Shares already imposes a substantial impediment to attempted change in control of the Company. However, prospective Shareholders should consider the staggered terms of the Company's Board of Directors, and its potential effect of "entrenching" current management, in making a decision whether or not to purchase Shares.

   Vote Required to Elect Directors. Pursuant to a proposal adopted at the 1995 Annual Meeting of Shareholders, the vote required to elect Directors was reduced from a majority of outstanding Shares to a plurality of the votes cast by the Shares entitled to vote in the election at a meeting at which a quorum is present. This change was accomplished by amending relevant provisions of the Company's Bylaws.

   Procedures for Bringing Business and Nominating Candidates for Director Positions. At the 1995 Annual Meeting of Shareholders, the Shareholders also approved certain procedures to be followed by Shareholders when bringing business before the Annual Meeting of Shareholders and nominating candidates for election to the Board of Directors. These procedures are described in new provisions added to the Company's Bylaws.

   The new provisions in the Bylaws state that a Shareholder who wishes to bring business before an Annual Meeting of Shareholders or to nominate a candidate for election to the Board of Directors must provide written notice of his intention to the Company. The notice must be timely and must contain certain specific information pertaining to the Shareholder's proposal.

   The precise and detailed provisions dealing with these matters, which are contained in the Bylaws, are available without charge upon request of any Shareholder from the Company's secretary, S.J. Olander, 306 East Main Street, Richmond, Virginia 23219 (804-643-1761), and any Shareholder contem-plating bringing business before an Annual Meeting of Shareholders or nominating a candidate for election to the Board of Directors should refer to the relevant Bylaws provisions (Sections 4.2 and 5.3 thereof). In addition, a copy of the Company Bylaws, as amended, is filed as an exhibit to the Company's registration statement, which can be inspected and copied as described under "Additional Information" in the Company's Prospectus.

   In general, the new Bylaws provisions require that a Shareholder provide to the Company written notice of proposed business or of a proposed candidate for election to the Board of Directors so that it is received by the Company (i) on or after February 1 and before March 1 of the year in which the meeting will be held, if the meeting is held in May, or (ii) not less than 60 days before the meeting if the date of the meeting is earlier than May 1 or later than May 31 in such year. In the case of proposed business (other than the nomination of a candidate for election as a Director), the notice must contain certain information concerning the proposing Shareholder and the proposed business. In the case of the nomination of a candidate for election as a Director, the notice must contain certain information concerning the proposing Shareholder and the proposed candidate for election, and such notice must be accompanied by a written consent of the proposed nominee to serve as a Director if elected and a statement from the proposed nominee to the effect that the information about him in the notice is correct.

   The amendments which were adopted are intended to provide standardized and orderly procedures for Company governance. The amendments require Shareholders who desire to bring business before the Company or to nominate candidates for election to the Board of Directors to provide timely notice of their intentions together with certain information concerning such business or such candidates. The Shareholders who fail to follow any of such procedures will not have their business or candidate brought before the Shareholders for consideration.

   The Company proposed and recommended adoption of such procedures in light of the substantial number of Company Shareholders, as well as the substantial number of Shareholders who actually attended the Company's 1994 Annual Meeting of Shareholders. The procedures are designed to promote regularity and orderliness in the bringing of business before the Company. However, since a Shareholder who fails to comply with procedures will not have requested business brought before the Company, such procedures could also have the effect of preventing proposals which might otherwise be meritorious from coming before the Shareholders for consideration. Prospective Shareholders should consider this potential effect in evaluating their potential acquisition of Shares.

   At a meeting of the Board of Directors on January 25, 1996, the Board unanimously approved (Messrs. Kirkpatrick, Graham and Marcus abstaining therefrom) to reduce the size of the Board from 10 to seven members and to nominate for election at the 1996 Annual Meeting of Shareholders the following persons, all currently serving as directors: Glenn W. Bunting, Jr., Leslie A. Grandis, Glade M. Knight, Penelope W. Kyle, Stanley J. Olander, Jr., Harry S. Taubenfeld and Martin Zuckerbrod. The reduction in the size of the Board was based upon a desire to increase the efficiency with which the Board operates and generally to conform the size of the Board with the size of the boards of directors of other real estate investment trusts, as determined by the Board. The reduction in size of the Board from 10 members to seven members was effective upon the election of the Board at the 1996 Annual Meeting of Shareholders and did not affect or shorten the remaining term of any Director. However, in anticipation of the reduction in the size of the Board and to permit the Company to begin functioning with the smaller Board as soon as possible, Mr. Kirkpatrick resigned as a Director effective January 25, 1996. Messrs. Graham and Marcus resigned effective March 28, 1996 and April 8, 1996, respectively.

   At the 1996 Annual Meeting of Shareholders, Messrs. Zuckerbrod and Olander were nominated for election as Directors to serve until the 1997 Annual Meeting of Shareholders, Mr. Taubenfeld and Ms. Kyle were nominated for election as Directors to serve until the 1998 Annual Meeting of Shareholders, and Messrs. Bunting, Grandis and Knight were nominated for election as Directors to serve until the 1999 Annual Meeting of Shareholders. At the 1996 Annual Meeting of Shareholders, each person so nominated as a Director was duly elected as a Director. The division of the Board of Directors into three classes represents the initial implementation of "staggered" terms for Directors as approved at the 1995 Annual Meeting of Shareholders.

   The Company has a total of seven Directors, a majority of whom, as required by the Company's Bylaws, are Independent Directors.

   The current Directors of the Company, and the executive officers of the Company, and their primary occupations during the last five years or more are set forth below:

          NAME            AGE                    POSITION
- -----------------------  ----- --------------------------------------------

Glade M. Knight........  51    Director, Chairman of the Board of President
Stanley J. Olander,Jr..  41    Director, Vice President and Secretary
Martin Zuckerbrod......  65    Director
Harry S. Taubenfeld ...  67    Director
Glenn W. Bunting, Jr. .  51    Director
Leslie A. Grandis......  52    Director
Penelope W. Kyle.......  48    Director


   Glade M. Knight. Mr. Knight is President, Chief Executive Officer and sole beneficial shareholder and Director of Cornerstone Realty Group, Inc., a Virginia corporation organized in 1990. Since 1972, he has held executive and/or ownership positions in several corporations (including, beginning in 1978, Knight-Austin Corporation) involved in the management of and investment in real estate. He has served, directly or indirectly, as a general or limited partner of 71 limited partnerships owning 80 Properties comprising over 13,000 apartment units. See "The Advisor -- Prior Performance of Programs Sponsored by Affiliates of the Advisor" for information on certain prior real estate programs organized by Glade M. Knight.

   Mr. Knight is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University and the Board of Directors of the Richmond Business Workout Council, and is a former member of the National Housing Roundtable. An alumnus of Brigham Young University, he has served on a National Advisory Council for the University and is a founding member of and active lecturer for the University's Entrepreneurial Department of the Graduate School of Business Management.

   Stanley J. Olander, Jr. Mr. Olander is a Senior Vice President of Cornerstone Realty Group, Inc. Mr. Olander's principal responsibility is to coordinate the investment activities of Cornerstone Realty Group, Inc., including the structuring and organization of investments. Mr. Olander has held various executive positions with Cornerstone Realty Group, Inc. and its predecessor firm, Knight-Austin Corporation, since 1981. Prior thereto, he was a National Division Sales Representative for Lawyers Title Insurance Corporation. He received a B.S. in Business Administration from Radford University and an M.S. in Real Estate and Urban Land Development from Virginia Commonwealth University. Mr. Olander is a licensed real estate agent in the Commonwealth of Virginia and a member of the Richmond Board of Realtors.

   Martin Zuckerbrod. Mr. Zuckerbrod has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld of Cedarhurst, New York since 1959, and has practiced law since 1956. Mr. Zuckerbrod's areas of professional concentration include real estate and commercial law. He received a B.A. from Brooklyn College in 1952, and a J.D. from Columbia University in 1954.

   Harry S. Taubenfeld. Mr. Taubenfeld has practiced law, and been involved in mortgage and real estate investment activities, in the firm of Zuckerbrod & Taubenfeld since 1959, and has practiced law since 1956. Mr. Taubenfeld also specializes in real estate and commercial law. He received a B.A. from Brooklyn College in 1951, and a J.D. from Columbia University in 1954.

   Glenn W. Bunting, Jr. Mr. Bunting has been President of American KB Properties, Inc., which develops and manages shopping centers, since 1985. He has been President of G.B. Realty Corporation, which brokers shopping centers and apartment communities, since 1980. In addition to his 14 years' experience in the real estate industry, he worked for various mortgage firms for 13 years. Mr. Bunting received a B.S. in Business Administration from Campbell University in 1967.

   Leslie A. Grandis. Mr. Grandis has been a partner in the law firm of McGuire, Woods, Battle & Boothe in Richmond, Virginia since 1974. Mr. Grandis received a B.S. from Washington & Lee University in 1966 and a J.D. from the University of Virginia in 1969. He is a Director of Markel Corporation.

   Penelope W. Kyle. Ms. Kyle became Director of the Virginia Lottery on September 1, 1994. Ms. Kyle had worked in various capacities for CSX Corporation and its affiliated companies from 1981 until August, 1994. She served as Vice President, Administration and Finance for CSX Realty, Inc. since 1991, as Vice President, Administration for CSX Realty, Inc. from 1989 to 1991, and as Assistant Vice President and Assistant to the President for CSX Realty, Inc. from 1987 to 1989. She received a B.A. from Guilford College in 1969, an M.A. from Southern Methodist University in 1971, a degree in law from the University of Virginia in 1979 and an M.B.A. from The College of William and Mary in 1987.

COMMITTEES OF DIRECTORS

   The Directors have established an Executive Committee that has the authority of the full Board except for the declaration of distributions and non-delegable matters specified in Virginia law. A majority of the members of the Executive Committee must be Independent Directors. The Executive Committee currently consists of Glade M. Knight (Co-Chairman of Committee), Martin Zuckerbrod (Co-Chairman of Committee) and Glenn W. Bunting, Jr.

   At this time, the Executive Committee is responsible for making all of the Company's investment and acquisition decisions, including all decisions to invest in or acquire a Property. Depending on the circumstances, certain transactions with the Advisor and its Affiliates will require the additional approval of a majority of the Directors or a majority of the Directors who are not parties to the transaction or Affiliates of any person (other than the Company) who is a party to the transaction.

   The Directors also have established an Audit Committee which will be responsible for overseeing the relationship between the Company and its independent auditors, including the annual audit of the Company's financial statements, and monitoring the reasonableness of the Company's expenses. A majority of the members of the Audit Committee must be Independent Directors. The Audit Committee currently consists of Penelope W. Kyle, Stanley J. Olander, Jr. and Harry S. Taubenfeld (Chairman of Committee).

DIRECTOR COMPENSATION

   The Company pays to each Director who is not an Affiliate of the Advisor an annual fee of $2,000 plus $500 for each meeting of the Directors attended by such person in person ($100 if any are attended by telephonic means) and reimburses all Directors for their travel and other out-of-pocket expenses incurred in connection with attending any such meeting and for carrying on the business of the Company, including reimbursement for expenses for any on-site review of Properties presented for acquisition or of new markets. If a Director who is not an Affiliate of the Advisor serves on the Executive Committee, such person receives an additional $1,000 per year. Each Director also receives $100 for each Committee meeting attended, whether in person or by telephone. Directors who are Affiliates of the Advisor receive no compensation from the Company for their service as Directors. These Directors, however, are remunerated indirectly by their relationship to the Advisor and its Affiliated companies and are reimbursed by the Company for their expenses in attending meetings of the Directors or a Committee and in carrying on the business of the Company.

INDEMNIFICATION AND INSURANCE

   See "Summary of Organizational Documents -- Responsibility of Board of Directors, Advisor, Officers and Employees" for a description of the nature of the Company's obligation to indemnify the Company's directors and officers and certain others in certain situations.

   The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $2 million (subject to a retention or "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

OFFICER COMPENSATION

   The officers of the Company are not paid salaries by the Company. Such officers are officers of the Advisor and its Affiliates, which entities are entitled to certain fees for services rendered by them to the Company. Thus, the officers of the Company are, in essence, compensated by the Advisor or its Affiliates. See "Compensation" for a description of the fees payable to the Advisor and its Affiliates.

STOCK INCENTIVE PLANS

   The Company has adopted two stock incentive plans which are described below. For purposes of the description below, the term "Offering" means the Initial Offering plus all additional offerings and sales of Shares which may occur during the five-year period beginning July 8, 1994 and ending July 7, 1999. The term "Initial Offering" means the offering of Shares made pursuant to the Prospectus dated December 31, 1992, as amended and supplemented from time to time. The term "Minimum Offering" means the offering and sale of an initial one million Shares by the Company (which was accomplished on May 26, 1993).

   The aggregate number of Shares reserved for issuance under the two stock incentive plans is (1) 80,000 Shares, plus (2) 6.425% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 6.2% of the number of Shares sold in the Offering above the Initial Offering.

THE INCENTIVE PLAN

   Under one plan (the "Incentive Plan"), incentive awards may be granted to certain employees (including officers and directors who are employees) of the Company, or of Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. or Cornerstone Realty Group, Inc. (the latter three companies being sometimes referred to herein as the "Cornerstone Companies"). Of the Directors of the Company, currently Glade M. Knight and Stanley J. Olander, Jr. are participants in the Incentive Plan. Such incentive awards may be in the form of stock options or restricted stock (as described below). Under the Incentive Plan, the number of Shares reserved for issuance is equal to an aggregate of (1) 35,000 Shares, plus (2) 4.625% of the number of Shares sold in the Initial Offering in excess of the Minimum Offering, plus (3) 4.4% of the number of the Shares sold in the Offering above the Initial Offering. If an option is cancelled, terminates or lapses unexercised, any unissued Shares allocable to such option may be subjected again to an incentive award. The purpose of the Incentive Plan is to attract and retain the services of experienced and qualified employees who are acting on behalf of the Company, either directly or through the Cornerstone Companies, in a way that enhances the identification of such employees' interests with those of the Shareholders.

   The Incentive Plan will be administered by a Compensation Committee of the Board of Directors of the Company (the "Committee"). The Compensation Committee currently consists of Leslie A. Grandis (Chairman of Committee) and Penelope W. Kyle. Leslie A. Grandis is also a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which serves as general counsel to the Company, Cornerstone Advisors, Inc. (the "Advisor") and certain of the Advisor's affiliates. Notwithstanding anything to the contrary in this Prospectus (including the Company's organizational documents referred to herein), the Committee must have a minimum of two members who are not eligible to participate in the Incentive Plan or any similar plan of the Company other than the Directors' Plan (described below).

   Subject to the provisions of the Incentive Plan, the Committee has authority to determine (i) when to grant incentive awards, (ii) which eligible employees will receive incentive awards, (iii) whether the award will be an option or restricted stock, and the number of Shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate.

STOCK OPTIONS

   An option granted under the Incentive Plan will not be transferrable by the option holder except by will or by the laws of descent and distribution, and will be exercisable only at such times as may be specified by the Committee. During the lifetime of the option holder the option may be exercised only while the option holder is in the employ of the Company or one of the Cornerstone Companies, or within 60 days after termination of employment. In the event the termination is due to death or disability, the option will be exercisable for a 180-day period thereafter.

   The exercise price of the options will be not less than 100% of the fair market value of the Shares as of the date of grant of the option.

   The Committee has discretion to take such actions as it deems appropriate with respect to outstanding options in the event of a sale of substantially all of the stock or assets of the Company, a merger of the Cornerstone Company by which an option holder is employed, or the occurrence of similar events. Adjustments will be made in the terms of options and the number of Shares which may be issued under the Incentive Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding Shares or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Shares.

   Options granted under the Incentive Plan are non-qualified stock options, not intended to qualify for favorable incentive stock option tax treatment under the Code.

RESTRICTED STOCK

   Restricted stock issued pursuant to the Incentive Plan is subject to the following general restrictions: (i) none of such Shares may be sold,
transferred,   pledged,  or  otherwise  encumbered  or  disposed  of  until  the restrictions on such Shares shall have lapsed or been removed under the provisions of the Incentive Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company or one of the Cornerstone Companies, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed.

   The Committee will establish as to each share of restricted stock issued under the Incentive Plan the terms and conditions upon which the restrictions on such Shares shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, or as a result of the disability, death or retirement of the participant. In addition, the Committee may, at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any or all such restrictions.

AMENDMENT OF THE INCENTIVE PLAN AND INCENTIVE AWARDS

   The Board of Directors may amend the Incentive Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the Incentive Plan, (ii) materially increase the number of Shares that may be issued under the Incentive Plan, or (iii) materially modify the requirements of eligibility for participation in the Incentive Plan. Incentive awards granted under the Incentive Plan may be amended with the consent of the recipient so long as the amended award is consistent with the terms of the Plan.

DIRECTORS' PLAN

   The Company has also adopted a stock option plan for Directors of the Company who are not employees of the Company or the Cornerstone Companies (the "Directors' Plan"). Under the Directors' Plan, the number of Shares reserved for issuance is equal to 45,000 Shares plus 1.8% of the number of Shares sold in the Offering in excess of the Minimum Offering.

   A Director is eligible to receive an option under the Directors' Plan if the Director is not otherwise an employee of the Company or any Cornerstone Company or any subsidiary of the Company and was not an employee of any of such entities for a period of at least one year before the date of grant of an option under the Plan. Seven members of the Board (all of the Directors except Messrs. Knight and Olander) currently qualify to receive options under the Directors' Plan.

   The Directors' Plan will be administered by the Board. Grants of stock options to eligible Directors under the Plan will be automatic. However, the Board has certain powers vested in it by the terms of the Plan, including, without limitation, the authority (within the limitations described therein) to prescribe the form of the agreement embodying awards of stock options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Directors' Plan will be final and conclusive. The Board may act only by a majority of its members in office, except members thereof may authorize any one or more of their number, or any officer of the Company, to execute and deliver documents on behalf of the Board.

   The Directors' Plan provides for the following automatic option awards:

   (1) As of the initial closing of the Shares on May 26, 1993, each eligible Director received an option to purchase 500 Shares plus 0.0125% of the number of Shares in excess of the Minimum Offering sold by the initial closing (an option to purchase 539 Shares per director).

   (2) As of each subsequent closing of the Offering before June 1, 1994, each eligible Director automatically received an option to purchase 0.0125% of the number of Shares in excess of the Minimum Offering sold since the last closing of the Offering.

   (3) As of each June 1 during the years 1994 through 1998 (inclusive), each eligible Director shall automatically receive an option to purchase 0.02% of the number of Shares issued and outstanding on that date.

   (4) As of July 8, 1994, each eligible Director automatically received an option to purchase 5,000 Shares.

   (5) As of the election as a Director of any new person who qualifies as an eligible Director, such eligible Director will automatically receive an option to purchase 5,000 Shares.

   The purpose of the Directors' Plan is to enhance the identification of the participating Directors' interests with those of the Shareholders.

   The exercise price for each option granted under the Directors' Plan will be 100% of the fair market value on the date of grant; no consideration will be paid to the Company for the granting of the option. Options granted under the Directors' Plan will have a term of 10 years and will be fully exercisable six months after the date of grant. If an optionee ceases to serve as a Director of the Company prior to the expiration of the six-month period following the date of grant, the option will terminate on the date of such termination of service as a Director. If an optionee ceases to serve as a Director of the Company after the expiration of the six-month period following the date of grant, the option will terminate three years after the date of termination of service, or on expiration of the option, whichever is earlier.

   Options granted under the Directors' Plan are non-transferable other than by will or the laws of descent and distribution upon the death of the optionee and, during the lifetime of the optionee, are exercisable only by him. Payment upon exercise of an option under the Directors' Plan may be made in cash or with the Company's Shares of equivalent value.

   The Board may suspend or discontinue the Directors' Plan or revise or amend the Plan in any respect; provided, however, that without approval of the Company's shareholders no revision or amendment may increase the number of Shares subject to the Plan or materially increase the benefits accruing under the Plan. In addition, the Directors' Plan may not be amended more than once every six months other than to comply with changes in the Code or ERISA.

STOCK OPTION AND INCENTIVE SHARE GRANTS

   Pursuant to the Incentive Plan or the Directors' Plan, as applicable, the following persons have received the following options to purchase Shares and restricted Shares as of February 24, 1996 (the Record Date for the 1996 Annual Meeting of Shareholders):

                                  NUMBER OF SHARES      NUMBER OF SHARES
                                 UNDERLYING OPTIONS    UNDERLYING OPTIONS   TOTAL NUMBER
                                 (EXERCISE PRICE OF    (EXERCISE PRICE OF     OF SHARES
                                        $10                   $11            UNDERLYING    RESTRICTED
        NAME OF PERSON               PER SHARE)            PER SHARE)        OPTIONS (4)    SHARES (5)
- -----------------------------  --------------------- --------------------- -------------- ------------
Glenn W. Bunting, Jr.(1) ....    539                  7,599                 8,138           --
Leslie A. Grandis(1).........    539                  7,599                 8,138           --
Penelope W. Kyle(1)..........    539                  7,599                 8,138           --
Martin Zuckerbrod(1)(6) .....    --                  14,589                34,220           --
Harry S. Taubenfeld(1)(6) ...    --                  14,589                34,220           --
Glade M. Knight(2)(6)........    --                  41,176                80,438         5,000
Stanley L. Olander, Jr.(2)(6)    --                  22,224                44,309         2,500
Debra A. Jones(3)(6).........    --                  22,224                44,309         2,500

- ----------

   (1) Director participating in Directors' Plan.

   (2) Director participating in Incentive Plan.

   (3) Employee of the Advisor, Cornerstone Realty Group, Inc. and Cornerstone Management Group, Inc. participating in Incentive Plan.

   (4) Each of William P. Graham, Philip H. Kirkpatrick and Edward L. Marcus, former Directors, formerly participating in the Directors' Plan, holds options to purchase 539 Shares at $10 per Share and 15,322 Shares at $11 per Share. Each of these Directors received a special award of an option to purchase 7,723 Shares at a meeting of the Board of Directors on January 25, 1996.

   (5) The Restricted Shares were issued on July 1, 1995. The Restricted Shares vest in equal 1/5 portions on July 1 of each year from 1995 through 1999, inclusive. If the grantee ceases to be an "Employee," as defined below, for any reason other than death or permanent disability, the unvested Restricted Shares will revert to the Company. For this purpose, a person will be deemed to be an "Employee" if such person (1) is an officer or employee of the Company, or (2) is an officer or employee of Cornerstone Advisors, Inc. (so long as it serves as the Advisor), or is an officer or employee of Cornerstone Management Group, Inc. (so long as it serves as the Company's principal management company). Distributions are payable to the grantees on all of the Restricted Shares, both vested and unvested.

   (6) The "Total Number of Shares Underlying Options" figures include certain options awarded but not yet issued. Some of the options awarded to the persons who were formerly or are participating in the Incentive Plan will be issued in five equal portions on September 8 of each year from 1994 through 1998, inclusive. The balance of the options awarded to the persons participating in the Incentive Plan are already issued in full. The issuance of deferred portions is not subject to any other conditions, including any requirement that the recipient remains a Director or officer of the Company or of the Cornerstone Companies. The exercise price for the two initial portions of the options granted to such persons is $11 per Share. The exercise price for the subsequent portions of the options to be issued will be the fair market value of the underlying Shares at the times of issuance of the options. The following table shows the grantees of options under the Incentive Plan as of February 24, 1996, the number of Shares covered by the options granted or awarded, and the manner in which such options are issued:

                            INCENTIVE PLAN GRANTS

                                                                     TOTAL
                                                                   NUMBER OF
                           NUMBER OF SHARES    NUMBER OF SHARES      SHARES
                          UNDERLYING OPTIONS  UNDERLYING OPTIONS   UNDERLYING
          NAME              FIRST GRANT (B)    SECOND GRANT (C)     OPTIONS
- -----------------------  -------------------- ------------------ ------------
Glade M. Knight........       65,438              15,000             80,438
Stanley J. Olander,Jr..       36,809               7,500             44,309
Martin Zuckerbrod(A)...       32,719                   0             32,719
Harry S. Taubenfeld(A).       32,719                   0             32,719
Debra A. Jones.........       36,809               7,500             44,309

(A) On April 26, 1995, Messrs. Zuckerbrod and Taubenfeld ceased to participate in the Incentive Plan and began to participate in the Directors' Plan. On June 1, 1995, each of Mr. Zuckerbrod and Mr. Taubenfeld received, under the Directors' Plan, an option to purchase 1,501 shares at $11 per Share. These grants are not included in the above table within this note (6).

(B) These options are issued in five equal portions on September 8 of each year from 1994 through 1998, inclusive.

(C)  These options were issued in full on July 1, 1995.

     None of the foregoing options has been exercised.

                          THE ADVISOR AND AFFILIATES

GENERAL

   Pursuant to the Advisory Agreement with the Company, the Advisor, among other things, will seek to obtain, investigate, evaluate and recommend Property investment opportunities for the Company, serve as Property investment advisor and consultant in connection with investment policy decisions made by the Directors and, subject to the direction of the Directors, supervise the day-to-day operations of the Company. The Advisor is a Virginia corporation all of the stock of which is owned by Glade M. Knight. The directors and principal officers of the Advisor and their principal occupations during the last five years are set forth below.

          NAME            AGE                      POSITION
- -----------------------  ----- ------------------------------------------------
Glade M. Knight........   51    Director, Chairman and Chief Executive Officer
Stanley J. Olander, Jr.   41    President, Chief Operating Officer and Director
Debra A. Jones.........   40    Secretary


   Glade M. Knight. See "Management."

   Stanley J. Olander, Jr. See "Management."


   Debra A. Jones. Ms. Jones is a Senior Vice President of Cornerstone Realty Group, Inc. Ms. Jones' principal responsibility is to oversee the management of the properties managed by Cornerstone Realty Group, Inc., including overseeing the financial conditions of the properties and arranging for and supervising construction and rehabilitation at the properties. Ms. Jones has worked for the firm and its predecessor firm since 1979. Ms. Jones is licensed as a real estate agent in the Commonwealth of Virginia, and is recognized by the Institute of Real Estate Management as a Certified Property Manager and by the National Association of Real Estate Appraisers as a Certified Real Estate Appraiser.


THE ADVISORY AGREEMENT

   As described under "Compensation -- Compensation Paid to Advisor and Affiliates in 1994 and 1995," Note (1), effective July 1, 1994, the Company cancelled its original Advisory Agreement with Cornerstone Realty Advisors, Inc. in conjunction with the issuance to Cornerstone Realty Advisors, Inc. of 40,000 Shares. Under the original Advisory Agreement with Cornerstone Realty Advisors, Inc., the Company paid no Asset Management Fees in 1993 or 1994.

   The current Advisory Agreement has a one-year term ending June 30, 1997, and is renewable annually by the Directors. The Advisory Agreement provides that it may be terminated at any time by a majority of the Independent Directors or the Advisor upon 60 days' written notice. Under the Advisory Agreement, the Advisor undertakes to use its best efforts (i) to supervise and arrange for the day-to-day management of the Company and (ii) to assist the Company in maintaining a continuing and suitable Property investment program consistent with the Company's investment policies and objectives. Under the Advisory Agreement, generally the Advisor is not required to, and will not, advise the Company on investments in securities, i.e., the temporary investment of offering proceeds pending investment of such proceeds in Property, as described in "Investment Objectives and Policies -- General." It is expected that the Company generally will make its own decisions with respect to such temporary securities investments.


   Pursuant to the Advisory Agreement, the Advisor will be entitled to an annual Asset Management Fee. The Asset Management Fee is payable quarterly in arrears. The amount of the Asset Management Fee is a percentage of Total Contributions. The applicable percentage used to calculate the Asset Management Fee is based on the ratio of Funds from Operations to Total Contributions (such ratio being referred to as the "Return Ratio" for the preceding calendar quarter. The per annum Asset Management Fee is initially equal to the following with respect to each calendar quarter: 0.1% of Total Contributions if the Return Ratio for the preceding calendar quarter is 6% or less; 0.15% of Total Contributions if the Return Ratio for the preceding calendar quarter is more than 6% but not more than 8%; and 0.25% of Total Contributions if the Return Ratio for the preceding calendar quarter is above 8%. See "Compensation." The Advisor or an Affiliate thereof will also receive reimbursement for certain direct expenses and allocable overhead incurred in connection with its provision of services to the Company.

   The Bylaws require the Independent Directors to monitor the Advisor's performance of the Advisory Agreement and to determine at least annually that the amount of compensation the Company pays the Advisor is reasonable, based on such factors as they deem appropriate, including the amount of the Asset Management Fee in relation to the size, composition and profitability of the investments of the Company; the success of the Advisor in selecting opportunities that meet the Company's investment objectives; the rates charged by other investment advisors performing comparable services; the amount of additional revenues realized by the Advisor and its Affiliates for other services performed for the Company; the quality and extent of service and advice furnished by the Advisor; the performance of the Company's investments and the quality of the Company's investments in relation to any investments generated by the Advisor for its own account.

   The foregoing is only a summary of the Advisory Agreement. A copy of the form of such agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part; reference is made to the agreement for a complete statement of its provisions.

   The Company is an "externally-advised" or "externally-managed" REIT. As described herein, the Advisor (Cornerstone Advisors, Inc.) oversees the ordinary business of the Company pursuant to the Advisory Agreement. In addition, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. (both Affiliates of the Advisor) provide property management services and property acquisition and disposition services to the Company. In exchange for their services, the Advisor, Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc. all receive certain fees and expense reimbursements from the Company. See "Compensation" herein.


   The officers and Directors of the Company have undertaken an evaluation of whether it would be in the best interests of the Company and the Shareholders to convert the Company into a "self-administered" or "self-managed" REIT. This conversion, if undertaken, would involve transferring some or all of the management and other services now being provided by other companies to employees of the Company. If such conversion were implemented, the Company would no longer pay fees (such as the Asset Management Fee, Real Estate Commissions and Property Management Fees) to other companies for services assumed by employees of the Company, but would itself bear the costs thereof (including salaries and wages to such employees). Any such conversion would likely involve the payment of consideration, either in Shares, cash or other property, from the Company to the entities whose contracts with the Company were being terminated in connection with such conversion, in recognition of such companies agreeing to the termination of their agreements. Material developments, if any, pertain to the possible conversion of the Company to "self-administered" or "self-managed" status will be reported in supplements to this Prospectus or in appropriate filings under the Securities Exchange Act of 1934.

CORNERSTONE REALTY GROUP, INC.


   Cornerstone Realty Group, Inc. is a Virginia corporation which was organized on March 5, 1990. Cornerstone Realty Group, Inc. is engaged in the business of management of real property and the solution of financial and marketing problems related to investments in real property. Cornerstone Realty Group, Inc. currently manages four apartment complexes. See "Investment Objectives and Policies -- Management of Properties."


   Cornerstone Realty Group, Inc. and the Company have entered into a Property Acquisition/Disposition Agreement under which Cornerstone Realty Group, Inc. has agreed to act as a real estate broker in connection with the Company's purchases and sales of Properties. Under such agreement, Cornerstone Realty Group, Inc. is entitled to a real estate commission equal to 2% of the gross purchase prices of the Company's Properties, payable by the Company in connection with each purchase; provided that if indebtedness is assumed or incurred in connection with the acquisition the acquisition fee that would have been payable with respect to the portion of the purchase price represented by such indebtedness shall not be payable until such time, if ever, that such indebtedness is repaid with the proceeds of this Offering or other equity financing. Under such agreements, Cornerstone Realty Group, Inc. is also entitled to a real estate commission equal to 2% of the gross sales prices of the Company's Properties, payable by the Company in connection with each Property sale if, but only if, any such Property is sold and the sales price exceeds the sum of (1) the Company's cost basis in the Property (consisting of the original purchase price plus any and all capitalized costs and expenditures connected with the Property) plus (2) 10% of such cost basis. If the sales price of a particular Property does not equal such amount, no real estate commission is payable, but Cornerstone Realty Group, Inc. is still entitled to payment by the Company of its "direct costs" incurred in marketing such Property where "direct costs" refers to a reasonable allocation of all costs, including salaries of personnel, overhead and utilities, allocable to services in marketing such Property. The agreement has an initial term of five years ending June 30, 1999, and will renew automatically for successive terms of five years unless either party to the agreement elects not to renew by notice sent to the other party within 60 days before the end of any term.

   A copy of the form of Property Acquisition/Disposition Agreement has been filed as an exhibit to the registration statement of which this Prospectus is a part, and reference is made to the agreement for a complete description of its provisions.

   Subject to the conditions applicable generally to transactions between the Company and Affiliates of the Advisor (see "Conflicts of Interest -- Transactions with Affiliates and Related Parties"), Cornerstone Realty Group, Inc. or an Affiliate may render services to the Company in connection with Company financings or refinancings, and would be entitled to compensation for such services. As of the date of this Prospectus, there are no specific agreements for any such services.

   Glade M. Knight is the sole shareholder and Director of Cornerstone Realty Group, Inc., as well as its President and Chief Executive Officer. Debra A. Jones serves as a Senior Vice President and Secretary, and Stanley J. Olander, Jr. serves as a Senior Vice President, of Cornerstone Realty Group, Inc.

CORNERSTONE MANAGEMENT GROUP, INC.

   Property management services for the Company's Properties generally will be performed by Cornerstone Management Group, Inc., an Affiliate of the Advisor. See "Investment Objectives and Policies -- Management of Properties." Cornerstone Management Group, Inc. is a Virginia corporation which was organized on July 29, 1992.

   Cornerstone Management Group, Inc. currently manages 30 apartment complexes with an aggregate of 6,619 residential units. All of the apartment complexes managed by Cornerstone Management Group, Inc. are owned by the Company.


   Cornerstone Management Group, Inc. is wholly owned by Glade M. Knight. The sole Director of Cornerstone Management Group, Inc. is Glade M. Knight, who also serves as its Chairman and Chief Executive Officer. Debra A. Jones is the President and Chief Operating Officer of Cornerstone Management Group, Inc., and Stanley J. Olander, Jr. serves as Secretary for this corporation.

PRIOR PERFORMANCE OF PROGRAMS SPONSORED BY AFFILIATES OF THE ADVISOR

   This section contains information on certain prior programs, all of which were organized as partnerships, sponsored by Affiliates of the Advisor to invest in real estate. Such information should not be considered to be indicative of the capitalization or operations of the Company. Purchasers of the Shares will not have any interest in the partnerships referred to in this Section or in any of the Properties owned by such partnerships.


   Affiliates of Cornerstone Realty Group, Inc. or its predecessor have organized 40 partnerships for the purpose of investing in real estate. Interests in 38 of these partnerships, in which Mr. Knight served as a general partner and all but one of which were limited partnerships, were sold to investors in privately offered transactions. The 38 privately offered partnerships collectively owned and operated 40 apartment complexes with a total of 5,972 apartment units and one motel with 144 rooms. A total of 733 investors in these partnerships contributed an aggregate of approximately $47,788,965 to the capital of the partnerships. The aggregate cost of the 41 properties purchased by these 38 privately offered partnerships was approximately $129,088,000. All of the partnerships were formed before and have investment objectives dissimilar to those of the Company.

   Seven of the dissimilar partnerships filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Five of these partnerships subsequently reached agreements with their lenders to allow foreclosure on their properties on terms which were more favorable to the partnerships than were available before the filing of the petition for reorganization. Two of the partnerships emerged from their Chapter 11 reorganizations and in one of those partnerships, an unaffiliated entity became the new general partner as part of a partnership recapitalization. Two other partnerships in which Mr. Knight formerly served as a general partner filed for reorganization under Chapter 11 of the United States Bankruptcy Code within two years after Mr. Knight ceased to serve as general partner. Six of the dissimilar partnerships acquiesced to negotiated foreclosures on their Properties upon terms which were more favorable to the partners than would have been available in the absence of negotiation. Each of the partnerships described in this paragraph owned a single property, and the adverse business development affecting the partnership therefore resulted in the partnership ceasing all cash distributions to investors.

   The dissimilar partnerships used leverage which varied from substantial to virtually 100% in the acquisition of their properties. In addition, a significant objective of the dissimilar partnerships was the realization of tax losses which could be used to offset some or all of investors' other sources of income. In the opinion of the Advisor, the bankruptcy filings and foreclosures described above which were experienced by various dissimilar partnerships were attributable to a combination of high leverage, a downturn in economic conditions generally and the real estate industry in particular, changes in tax laws (which decreased the perceived value of real estate to potential buyers and lenders) and the unavailability of favorable financing. The Advisor does not expect that this combination of factors will be applicable to the operations of the Company. In particular, the Company has to date, and expects in the future, to acquire its Properties on an all-cash basis. See "Investment Objectives and Policies Borrowing Policies."

   Two partnerships sponsored by an Affiliate of Cornerstone Realty Group, Inc. were issuers in public offerings of assignee units of limited partnership interest. These two publicly offered partnerships are the only partnerships sponsored by Mr. Knight that had investment objectives similar to those of the Company. One publicly offered partnership, Southeastern Income Properties Limited Partnership ("Southeastern I"), raised $25,000,000 from 2,714 investors. Southeastern I owns four apartment complexes comprising 833 apartment units. The other publicly offered partnership, Southeastern Income Properties II Limited Partnership ("Southeastern II"), raised $17,883,780 from 1,710 investors. Southeastern II owns four apartment complexes comprising 794 apartment units. The aggregate cost of the eight properties purchased by Southeastern I and Southeastern II (including capital improvements thereto) was approximately $41,178,606. The Affiliates of Cornerstone Realty Group, Inc. which originally served as the general partners for these two partnerships transferred management control over these partnerships to a third party in February, 1992 by converting to limited partner status. Thus, while these partnerships continue to exist and hold their properties, Affiliates of Cornerstone Realty Group, Inc. no longer serve as their general partners. The transfer of management control was part of a transaction in which Cornerstone Realty Group, Inc. (which had acted as manager of the two partnerships' Properties) sold its property management rights to an unaffiliated property management company.


                    PRINCIPAL AND MANAGEMENT STOCKHOLDERS


   Beneficial ownership of Shares, and options to purchase Shares (exercisable currently or within 60 days), held by Directors and executive officers of the Company, as of February 24, 1996 (the Record Date for the 1996 Annual Meeting of Shareholders), are indicated in the table below. Each person named in the table and included in the Director/Officer group has sole voting and investment powers as to such Shares, or shares such powers with his or her spouse and minor children, if any.


   As of February 24, 1996 there are no shareholders known to the Company who own beneficially more than 5% of the outstanding shares of the Company's common stock.

                                                NUMBER OF SHARES
                                               BENEFICIALLY OWNED(2)   PERCENT OF
                    NAME (1)                                             CLASS
- ------------------------------------------------------------------    ------------
Glenn W. Bunting, Jr..........................        8,138                 *
Leslie A. Grandis.............................        8,749                 *
Glade M. Knight(3)............................       63,316                 *
Penelope W. Kyle..............................        8,735                 *
Stanley J. Olander, Jr.(4)....................       27,724                 *
Harry S. Taubenfeld...........................       27,063                 *
Martin Zuckerbrod.............................       25,123                 *
All directors and executive officers as a
group.........................................      168,848              1.23%
                                                    =======             ======

   * Less than one percent of outstanding Shares


(1) The seven listed individuals are Directors of the Company. Messrs. Knight and Olander are also executive officers of the Company.

(2) Includes Shares which may be acquired upon the exercise of stock options, as follows: Messrs. Bunting and Grandis and Ms. Kyle -- 8,138 Shares; Mr. Knight -- 41,176 Shares; Mr. Olander -- 22,224 Shares; and Messrs. Taubenfeld and Zuckerbrod -- 14,589 Shares.


(3) Number of Shares beneficially owned by Glade M. Knight includes (i) 5,000 restricted Shares issued in 1995 under the Incentive Plan (as defined below) and (ii) 616 Shares owned by a corporation wholly owned by him.

(4) Number of Shares beneficially owned by Stanley J. Olander includes 2,500 restricted Shares issued in 1995 under the Incentive Plan (as defined below).

                      FEDERAL INCOME TAX CONSIDERATIONS


   The following summary of all material United States federal income tax considerations applicable to the Company and its shareholders is based upon current law which is subject to change, that may be retroactively applied and alter significantly the tax considerations described herein. The following dis-cussion is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective Shareholder in light of his or her particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws.

   EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE, OWNERSHIP, AND SALE OF SHARES OF THE COMPANY, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND WITH RESPECT TO POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAXATION OF THE COMPANY

   The Company has elected to be treated for federal income tax purposes as a REIT and intends to conduct its operations in a manner that will permit it to continue so to qualify. While the Board of Directors and the Advisor intend to cause the Company to operate in a manner that will enable it to comply with the REIT requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and all succeeding years.


   The Company has not requested, and does not intend to request, a ruling from the Service that it will qualify as a REIT. However, the Company has received an opinion of its counsel, McGuire, Woods, Battle & Boothe, L.L.P., that, based upon various assumptions and certain representations made by the Company as to factual matters, the Company currently qualifies as a REIT, and will continue so to qualify if it conducts its operations in the manner assumed therein. However, investors should be aware that opinions of counsel are not binding upon the Service. Furthermore, both the validity of the opinion and the continued qualification of the Company for treatment as a REIT will depend on its continuing to meet various requirements concerning, among other things, the ownership of its Shares, the nature of its assets, the sources of its income and the amount of its distributions to Shareholders. McGuire, Woods, Battle & Boothe, L.L.P. will not review the actual annual operating results of the Company. Accordingly, no assurance can be given that the actual results of the Company's operation for any taxable year will satisfy the REIT requirements.


   As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any income or gain that is distributed currently to Shareholders. However, any undistributed income or gain will be taxed to the Company at regular corporate rates. In addition, the Company may be subject to (i) a 100% tax on certain income from any "prohibited transactions" (i.e., sales or other dispositions of Property (other than certain real estate assets held not less than four years) that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (ii) a 100% tax on the greater of the amount, if any, by which it fails the 75% income test or the 95% income test described below, multiplied by a fraction intended to reflect the REIT's profitability, (iii) a tax at the highest corporate rate on any net income relating to "dealer" activities with respect to foreclosure Property, (iv) a 4% excise tax on a portion of any undistributed income, and (v) a minimum tax on any items of tax preference.

REQUIREMENTS FOR QUALIFICATION AS A REIT

   In order to qualify as a REIT, the Company must satisfy a variety of complex tests relating to its organization, Share ownership, assets, income and distributions. Those tests are summarized below.

   Organizational Requirements. A REIT is defined in the Code as: (1) a corporation, trust or association; (2) which is managed by one or more directors or trustees; (3) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(4) which would
be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (5) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (6) the beneficial ownership of which is held by 100 or more persons; and (7) not more than 50% in value of the outstanding stock of which is owned during the last half of each taxable year, directly or indirectly, by or for five or fewer individuals (as defined in the Code to include certain entities). In addition, the organization must meet certain income and asset tests described below. Conditions (1) to (5), inclusive, must be met during the entire taxable year and condition (6) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. However, conditions
(6) and (7) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.

   In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. The Company's taxable year will be the calendar year.

   As a Virginia corporation, the Company satisfies the first and fourth requirements. The Company also will be managed by a board of directors. The Company has transferable shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company has more than 100 shareholders. To assure continued compliance with the 50% diversity of ownership requirement, the Company's Bylaws prohibit any individual investor from acquiring, directly or indirectly, more than 9.8% (by value) of the outstanding Shares and provide restrictions regarding the transfer of Shares. Treasury Regulations require the Company to maintain records of the actual ownership of its Shares. In accordance with those regulations, the Company must demand from record Shareholders written statements which disclose information concerning the actual ownership of the Shares. Any record Shareholder who does not provide the Company with required information concerning actual ownership of the Shares is required to include certain specified information relating thereto in his income tax return.


   Income Tests. To maintain qualification as a REIT for any taxable year, three gross income requirements must be met annually: the "75% income test," the "95% income test," and the "30% income test." The 75% income test requires that the Company derive, directly or indirectly, at least 75% of its gross income (excluding gross income from prohibited transactions) from certain real estate related sources, which include, but are not limited to: (i) certain types of "rents from real property," (ii) "interest" on obligations secured by mortgages on real property or interests in real property, (iii) income or gain from real property acquired through foreclosure or similar proceedings, (iv) gains from the sale or other disposition of certain real property or interests in real property that are not "dealer property" (i.e., property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (v) commitment fees with respect to mortgage loans, (vi) income from stock or debt instruments that were acquired as a temporary investment of new capital, if such income is received or accrued during the first year after the Company receives the new capital ("qualified temporary investment income"),
(vii) dividends or other dividends on shares of other qualified REITs, (viii) abatements and refunds of taxes on real property, and (ix) gains from the sale or disposition of real estate assets which are not prohibited transactions solely by reason of Section 857(b)(6) of the Code. The 95% income test requires that at least an additional 20% of the Company's gross income for the taxable year consist either of income that qualifies under the 75% income test or certain types of passive income, which include, but are not limited to: (i) dividends from companies other than REITs, (ii) interest on obligations that are not secured by interests in real property, and (iii) gains from the sale or other disposition of stock, securities, or real property, if such assets are not dealer property. The 30% income test, unlike the other income tests, prescribes a ceiling for certain types of income. The Company may not derive more than 30% of its gross income from the sale or other disposition of (i) stock or securities held for less than one year, (ii) property in a transaction which is a prohibited transaction, and (iii) real property (including interests in real property and interests in real property mortgages) held for less than four years other than property compulsorily or involuntarily converted within the meaning of Section 1033 of the Code or foreclosure property.


   In the case of a REIT that is a partner in a partnership, the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of

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the partnership  attributable  to such share. In addition,  the assets and gross income of the partnership attributed to the REIT retain the same character as in the hands of the partnership.


   The Company expects that substantially all its gross income from its Properties will be considered "rents from real property." Rents received by the Company will qualify as "rents from real property" for purposes of satisfying the income tests described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person although rents generally will not be excluded merely because they are based on a fixed percentage or percentages of receipts or sales. None of the rents from Properties that will be held by the Company are based on income or profits of a kind that would disqualify such rents from being treated as rents from real property. Second, rents received from a tenant will not qualify as rents from real property if the REIT, or an owner of 10% or more of the REIT, also directly or constructively owns 10% or more of such tenant (a "Related Party Tenant"). The Company does not anticipate receiving any rents from Related Party Tenants. Third, if rent attributable to personal property that is leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The Company anticipates that any rent attributable to personal property leased in connection with a lease of real Property will not be greater than 15% of the total rent received under the lease. Finally, for rents to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no income. However, the Company may perform directly certain services customary in the geographic markets in which it operates the property and customary to the type and class of such property, provided that such services are not services which are considered rendered to an occupant of the property. In this regard, the Company presently intends to have Cornerstone Management Group, Inc., a corporation that will qualify as an "independent contractor," manage and operate the Company's real Property assets.


   The term "interest" generally does not include any amount determined, in whole or in part, on the income or profits of any person, although an amount generally will not be excluded from the term interest solely by reason of being based on a fixed percentage or percentages of receipts or sales.


   Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT (and the net income from that transaction is subject to a 100% tax). The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that none of its assets are held for sale to customers and that sale of any Property will not be in the ordinary course of business for the Company. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning Property that may be characterized as property held "primarily for sale to customers in the ordinary course of business."


   If the Company fails to satisfy one or both of the 75% or 95% income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is eligible for relief under certain provisions of the Code. These relief provisions generally will be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not now possible to determine the circumstances under which the Company may be entitled to the benefit of these relief provisions. If these provisions apply, a 100% tax is imposed on the net income attributable to the greater of the amount by which the Company failed the 75% income test or the 95% income test. No analogous relief is available should the Company fail to satisfy the 30% income test.

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

   Asset Tests. At the close of each quarter of its taxable year, the Company also must satisfy several tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items (including receivables arising in the ordinary course of the Company's operations) and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those includible in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the Company's total assets. Finally, of the investments included in the 25% asset class, the Company may not own more than 10% of any one issuer's outstanding voting securities. The Properties in which the Company has invested and in which the Company proposes to invest generally will qualify largely or entirely as real estate assets under the 75% requirement described above.


   Although not anticipated, the Company may organize and hold all of the stock of one or more subsidiary corporations intended to qualify for treatment as a "qualified REIT subsidiary." The Company's ownership of the stock of one or more qualified REIT subsidiaries will not cause the Company to fail to satisfy the asset tests described above. The Code provides that a corporation which is a qualified REIT subsidiary will not be treated as a separate corporation, and, for purposes of the asset and income tests, all assets, liabilities, and items of income, deduction, and credit of a qualified REIT subsidiary will be treated as assets, liabilities, and items of income, deduction and credit (as the case may be) of the Company. Thus, in applying the income and asset tests described above, the separate corporate existence of the Company's qualified REIT subsidiary would be ignored in a manner analogous to an operating division of the Company.


   Annual Distribution Requirement. To qualify as a REIT, the Company is required to make distributions (other than capital gain dividends) to its Shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the after-tax net income, if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular distribution after such declaration. "REIT taxable income" generally is computed in the same manner as taxable income of ordinary corporations, with several adjustments, which include, but are not limited to, the deduction allowed for dividends paid, but not for dividends received. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular corporate tax rates. Finally, as discussed above, the Company may be subject to an excise tax if it fails to meet certain other distribution requirements.


   The Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. Although not anticipated, if such timing differences occur, the Company may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends to meet the distribution requirement.

   The distribution requirement may be determined not to have been met by the Company in a given year if the Service successfully challenges the deductibility of a Company expenditure in an audit of that year (for example; if any expense reimbursements or fees paid to the Advisor or an Affiliate are challenged or recharacterized). The Service also could challenge the deductibility of the Asset Management Fee and other fees paid by the Company by arguing, among other things, (i) that the amount of the fees are unreasonable, or (ii) that the fees were paid in advance of the performance of the services by the payees thereof and that such fees do not meet the "economic performance" test of Section 461(h) of the Code under which no fee may be deducted prior to the time the services for such fee are performed. If a challenge by the Service were successful, the Company may be able to rectify a resulting failure to meet the distribution requirement by paying "deficiency dividends" to Shareholders in a later year,

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
which may be included in the Company's deduction for distributions paid for the earlier year. Although the Company may be able, therefore, to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay interest to the Service based upon the amount of any deduction taken for deficiency dividends.

   Failure to Qualify as a REIT. If the Company fails to qualify as a REIT for any taxable year, and certain relief provisions do not apply, it will be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and will not receive deductions for distributions paid to Shareholders. As a result, the amount of after-tax earnings available for distribution to Shareholders would decrease substantially. All distributions to Shareholders would be taxable as ordinary income to the extent of current and accumulated earnings and profits and distributions received by corporate Shareholders may be eligible for a dividends-received deduction. In addition, the Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification at the end of such a four-year period, the Company would be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any such distributions would be taxable as ordinary income to Shareholders. In addition, the Company would be subjected to taxation on any unrealized gain inherent in its assets at such time. If the Company were to lose REIT status, however, it expects that it would liquidate over the period and in the manner that the Board of Directors deems to be in the best interest of the Shareholders, and such liquidation likely would be completed before the Company would be eligible to re-elect REIT status.

FEDERAL INCOME TAXATION OF THE SHAREHOLDERS

   While the Company qualifies for taxation as a REIT, distributions made to the Company's Shareholders from current or accumulated earnings and profits (and not designated as capital gain dividends) will be includible by the Shareholders as ordinary income for federal income tax purposes. None of these distributions will be eligible for the dividends-received deduction for corporate Shareholders. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the Shareholder has held his or her Shares in the Company. Corporate Shareholders, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

   Distributions in excess of current and accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares. Shareholders will be required to reduce the tax basis of their Shares by the amount of such distributions until such basis has been reduced to zero, after which such distributions will be taxable as capital gain (ordinary income in the case of a Shareholder who holds its Shares as a dealer). The tax basis as so reduced will be used in computing the capital gain or loss, if any, realized upon sale of the Shares. Any loss upon a sale or exchange of Shares by a Shareholder who held such Shares for six months or less (after applying certain holding period rules) generally will be treated as a long-term capital loss to the extent that such Shareholder previously received capital gain distributions with respect to such Shares. All or a portion of any loss realized upon a taxable disposition of Shares of the Company may be disallowed if other Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within 30 days before or after the disposition.

   Shareholders may not include in their individual federal income tax returns any net operating losses or capital losses of the Company. In addition, any distribution declared by the Company in October, November, or December of any year payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the Shareholder on December 31 of such year, provided that the distribution is actually paid by the Company no later than January 31 of the following year. The Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their non-foreign status to the Company.

   Those Shareholders who avail themselves of the Additional Share Option (described under "Plan of Distribution") or a dividend reinvestment plan, if implemented, will be deemed for federal income tax purposes to have received the gross amount distributed on their behalf notwithstanding its reinvest-

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
ment in Shares. Such Shareholders will thus be taxed as if they had received such distributions despite the fact that their distributions have been reinvested and, as a result, they will not receive any cash with which to pay the resulting tax liability associated with the distribution. Shares received pursuant to the Additional Share Option will have a holding period which begins on the day after purchase of the Shares. The tax basis of such Shares will generally be the gross amount of the deemed distribution.

INVESTMENT BY TAX-EXEMPT ENTITIES


   Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has ruled that distributions by a REIT to an exempt employee pension trust do not constitute UBTI. Based on such ruling and assuming the Company conducts its activities as a REIT as described in this Prospectus, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances the acquisition of its Shares, a portion of its income from the Company may constitute UBTI pursuant to the "debt-financed Property" rules under Section 514 of the Code.

   For taxable years beginning after December 31, 1993 qualified trusts that hold more than 10% (by value) of the shares of a REIT may be required to treat a percentage of REIT distributions as UBTI. The requirement applies only if (i) the qualification of the REIT depends upon the application of a "look-through" exception to the restriction on the holding of REIT shares by five or fewer individuals, including qualified trusts, (ii) the REIT is "predominantly held" by qualified trusts, and (iii) the REIT assets would have generated significant UBTI if the qualified trust held such assets directly. A REIT would be predominantly held if either (i) a single qualified trust held more than 25% by value of the interests in the REIT or (ii) one or more qualified trusts, each owning more than 10% by value, held in the aggregate more than 50% of the interests in the REIT. The percentage of any distribution paid (or treated as paid) to the qualified trust that will be treated as UBTI is determined by the amount of UBTI earned by the REIT (treating the REIT as if it were a qualified trust, and therefore subject to tax on UBTI) as a percentage of the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5%. For these purposes, a qualified trust is any trust defined under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The Company does not anticipate that it will be predominantly held by qualified trusts.


FOREIGN INVESTORS

   Foreign  Shareholders.  The rules  governing  United  States  federal  income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are complex. This discussion does not attempt to provide more than a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws with regard to an investment in the Shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws in their country of residence.

   Distributions that are not attributable to gain from sales or exchanges by the Company of United States real Property interests and not designated by the Company as capital gain dividends will be treated as dividend distributions and as ordinary income to the extent of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and may also be subject to the 30% branch profits tax in the case of a Shareholder that is a foreign corporation). The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Shareholder unless

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
(i) a lower treaty rate applies and an appropriate Form 1001 has been filed with the Company or (ii) the Non-U.S. Shareholder files an Internal Revenue Service Form 4224 with the Company claiming that the distribution is effectively connected income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's Shares but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, the excess will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of his or her Shares in the Company, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the same rate as dividends. However, amounts thus withheld are refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.


   For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980
("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States business. Thus, Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption. The Company is required by applicable Treasury Regulations to withhold 34% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.


   Gain recognized by a Non-U.S. Shareholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It currently is anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is effectively connected with the Non-U.S. Shareholder's United States trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), except that the purchaser of such Shares may be required to withhold a portion of the proceeds against such tax liability. In addition, distributions that are treated as gain from the disposition of Shares and are subject to tax under FIRPTA may also be subject to a 30% branch profits tax when made to a foreign corporate Shareholder that is not entitled to treaty exemptions.

   THE FOREGOING DISCUSSION DOES NOT PURPORT TO DESCRIBE ANY FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. NON-U.S. SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO ALL TAX ASPECTS OF AN INVESTMENT IN THE COMPANY.

   Backup Withholding. The Company will report to its Shareholders and the Service the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) has provided a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability.


STATE AND LOCAL TAXES

   Even if the Company qualifies on a continuing basis as a REIT for federal income tax purposes, the Company and its Shareholders may be subject to certain state and local taxes. This Prospectus does not purport to describe any state or local tax consequences of an investment in the Company. State and local tax treatment of the Company and the Shareholders may differ substantially from the federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT WITH HIS OR ITS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                      INVESTMENT BY TAX-EXEMPT ENTITIES

UNRELATED BUSINESS TAXABLE INCOME

   As discussed above, distributions from the Company will not constitute UBTI to most tax-exempt investors, except to the extent such investors finance the purchase of their Shares. See "Federal Income Tax Considerations -- Federal Income Taxation of the Shareholders -- Investment By Tax-Exempt Entities."

ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary responsibilities and other requirements regarding the assets of an employee benefit plan ("Plan Assets"). For example, ERISA requires that all Plan Assets shall be held in trust, that the plan shall avoid certain prohibited transactions involving Plan Assets, and that investment management responsibilities with respect to Plan Assets may be delegated only in certain permitted manners. Although the matter is not entirely free from doubt, under the relevant Department of Labor Regulations, the assets of the Company are not expected to constitute Plan Assets because, subject to certain factual determinations, the Shares should be treated as "publicly offered securities," i.e., securities that are widely held, freely transferable, and registered under certain federal securities laws. In addition, the Company's assets would not constitute Plan Assets to the extent that at least 75% of the Shares are held, at all times, by investors other than "benefit plan investors." The term "benefit plan investors" generally includes qualified employee pension or profit sharing trusts and Keogh Plan trusts ("Employee Trusts"), individual retirement accounts ("IRAs"), and certain other entities.

   The assets of the Company are expected to be exempt from the Plan Asset rules for the reasons set forth above. However, this determination is based, in part, on facts that cannot be ascertained at the present time. Consequently, there can be no assurance that the Company's assets will not be treated as Plan Assets at any given time. Nevertheless, the Advisor will use its best efforts to qualify the Company's assets for exemption from the Plan Asset rules. In order to help ensure that the Company will not be deemed to hold Plan Assets, in the event that either (i) the assets of the Company would constitute Plan Assets for purposes of ERISA, or (ii) the transactions contemplated hereunder would constitute prohibited transactions under ERISA or the Code and an exemption for such transactions could not be obtained from the Department of Labor, the Board of Directors and the Advisor have the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) (i) to restructure the Company's activities to the extent necessary to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in legislation or the Plan Asset Regulations adopted by the Department of Labor from time to time, including establishing a fixed percentage of Shares permitted to be held by employee benefit plans or other tax-exempt entities by discontinuing sales to such plans or entities as necessary, or (ii) to terminate the offering and compel a dissolution and termination of the Company.

   In considering the purchase of Shares and the number of Shares to be purchased, a fiduciary with respect to an Employee Trust or other entity subject to ERISA should consider, in addition to the foregoing, whether the investment will satisfy: (i) the prudence requirement of Section 404(a)(1)(B) of ERISA, considering the nature of an investment in, and the compensation structure of, the Company, the fact that the Company has no history of operations and the fact that the investments to be made by the Company have not been selected as of the date of this Prospectus; (ii) the diversification requirement of Section
404(a)(1)(C) of ERISA; and (iii) the requirements that the fiduciary provide benefits for the Plan participants and beneficiaries and value Plan Assets annually.

   In considering the purchase of Shares, a fiduciary with respect to an Employee Trust should consider the trust requirement of ERISA. In addition, a custodian or trustee of an IRA should consider the Code's prohibition against the commingling of IRA assets with other Property. Section 403(a) of ERISA generally provides that the assets of employee benefit plans must be held in trust. Section 408(a)(5) of the Code provides that an IRA must prohibit the commingling of IRA assets with other Property. The Department of the Treasury and the Service have not issued any rulings or regulations that provide guidance on the identification of the assets of an IRA for purposes of Section 408(a)(5) of the Code.

   If an IRA currently has insufficient funds to satisfy the minimum 200 Share purchase requirement for an investment in the Company, it may be possible to satisfy those requirements through contributions to the IRA by its owner (concurrent with the investment in the Company) with respect to his prior and/or current taxable year. In this regard, the owner of an IRA which is a prospective investor should consult with his or her tax advisor.

   Shares may not be purchased with Plan Assets by an Employee Trust or IRA with respect to which the Board of Directors, the Advisor, or any of their Affiliates
(i) regularly gives investment advice, (ii) provides management services on a discretionary basis, (iii) has an agreement, either written or unwritten, under which information, recommendations, and advice used as a primary basis for investment decisions is provided, (iv) has an agreement or understanding, either written or unwritten, under which individualized investment advice is given, or
(v) is otherwise a fiduciary within the meaning of Section 3(21) of ERISA.

                                   DILUTION

   The price per Share to the public of Shares offered hereby exceeds the net tangible book value per Share. Therefore, the holders of Shares previously outstanding will realize an immediate increase in the net tangible book value of their Shares, while purchasers of Shares sold in this offering will realize an immediate dilution in the net tangible book value of their Shares. Net tangible book value per Share is determined by subtracting total liabilities from total tangible assets and dividing the remainder by the number of Shares outstanding. The following table illustrates the dilution to purchasers of Shares sold in this offering, based on the public offering price of $11 per Share.

Price per Share to the public (1) ...................            $11.00
Net tangible book value per Share prior to this
Offering (2) ........................................              9.60
Increase in net tangible book value per Share
attributable to the Offering (3) ....................               .04
                                                                 ---------
Pro forma net tangible book value per Share after
the Offering ........................................              9.64
                                                                 ---------
Dilution per Share to new public investors (4) ......            $ 1.36
                                                                 =========

________________________
(1) Before deduction of Selling Commissions, Marketing Expense Allowance and estimated expenses of the offering.

(2) Based on the financial statements for the Company as of March 31, 1996 contained elsewhere in this Prospectus.

(3) Calculated using net proceeds after offering costs and before consideration of acquisition fees and expenses and working capital reserves associated with Property acquisitions. Assumes sale of $50 million in Shares.

(4) Dilution is determined by subtracting pro forma net tangible book value per Share after the offering from the public offering price paid by a new public investor for a Share.

                           SELECTED FINANCIAL DATA

   The following selected financial data should be read in conjunction with all of the financial statements contained elsewhere in this Prospectus.

                                                                                  THREE MONTHS     THREE MONTHS
                                             YEARS ENDED DECEMBER 31,                 ENDED           ENDED
                                   --------------------------------------------  MARCH 31, 1996   MARCH 31, 1995
                                        1995           1994          1993(B)
- ---------------------------------  -------------- -------------- --------------  --------------   --------------
Operating Results
 Rental Income...................  $ 16,300,821   $  8,177,576   $  1,784,868   $  6,552,688     $ 2,745,012
 Net Income......................     5,229,715      2,386,303        496,646      2,171,887         902,832
 Distributions Declared and Paid.     6,316,185      2,977,136        359,427      2,728,443       1,086,210
Per Share
 Net Income......................  $       0.64   $       0.60   $       0.30   $        .16     $       .16
 Distributions...................  $       0.96   $       0.89   $       0.27   $        .25     $       .23
 Distributions Representing
  Return of Capital..............            17 %           21 %           --   Not Available    Not Available
 Weighted Average Shares
  Outstanding....................     8,176,803      4,000,558      1,662,944     13,944,419       5,681,330
Balance Sheet Data
 Investment in Rental Property...  $129,696,447   $ 54,107,358   $ 25,549,790   $159,871,107     $55,161,173
 Total Assets....................  $133,181,032   $ 57,257,950   $ 29,199,079   $164,077,826     $61,225,538
 Shareholders' Equity............  $122,154,420   $ 51,436,863   $ 28,090,912   $149,451,275     $59,950,083
 Shares Outstanding..............    12,754,331      5,458,648      2,995,210     15,569,183       6,339,635
Other Data
Cash Flows from:
 Operating Activities............  $  9,618,956   $  3,718,086   $  1,670,406   $  2,774,883     $ 1,842,593
 Investing Activities............   (75,589,089)   (28,557,568)   (25,549,790)   (30,174,660)     (1,053,815)
 Financing Activities............    68,754,842     25,519,648     27,487,556     29,020,801       2,610,388
Number of Properties Owned at
 Period-End......................            19              9              5             23               9
Funds from Operations
 Calculation
 Net Income......................  $  5,229,715   $  2,386,303   $    496,646   $  2,171,887     $   902,832
  Amortization...................        30,564         30,628         17,832          7,641           7,641
  Depreciation...................     2,788,818      1,210,818        255,338      1,238,249         459,175
                                   -------------- -------------- -------------- ---------------- ---------------
 Funds from Operations (a).......     8,049,097      3,627,749        769,816      3,417,777       1,369,648
                                   ============== ============== ============== ================ ===============

______________________________
   (a) "Funds from operations" is defined as net income adjusted for depreciation and amortization. The Company considers funds from operations in evaluating Property acquisitions and its operating performance, and believes that funds from operations should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company's operating performance and liquidity. Funds from operations, which may not be comparable to other similarly titled measures of other REITs, does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

   (b) The Company did not purchase its first Property until June 1993 and did not have any operations in 1992.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

   The  following  is  management's  discussion  and  analysis of the  Company's financial condition and results of operations, reflecting the financial condition at, and the results of operations for, the calendar year ended December 31, 1995 and the three months ended March 31, 1996.

   The Company invests primarily in existing residential apartment communities located in the mid-Atlantic and southeastern United States. The Company is operated and has elected to be treated as a real investment trust ("REIT") under the Code for federal income tax purposes, and intends to qualify as a REIT on a continuing basis. The Company began operations on June 1, 1993 and completed its first full calendar year of operations in 1994. Changes in the Company's liquidity and capital resources reflect periodic closings of sales of Shares to investors and periodic acquisitions of Properties by the Company. Similarly, changes in results from operations reflect increases in the rental income of the Company's Properties and the addition of Properties to its asset base.

LIQUIDITY AND CAPITAL RESOURCES

   At December 31, 1995

   There was a significant change in the Company's liquidity during the year ended December 31, 1995 as the Company continued to grow. During 1995, the Company sold 7,285,683 Shares to its investors bringing the total number of Shares outstanding to 12,754,331. The total gross proceeds from the Shares sold in 1995 were $80,142,516 which netted $71,771,027 to the Company after the payment of selling commissions and other Offering expenses. This raised the total gross capitalization of the Company from $58,264,830 at December 31, 1994 to $138,407,346 at December 31, 1995. Shares were sold directly through David Lerner Associates, Inc. on a "best efforts" basis and through the Additional Share Option whereby Shareholders elect to purchase additional Shares with their dividends.

   Using proceeds from the sale of Shares and supplemented by short-term borrowings when necessary, the Company acquired 2,303 apartment units in 10 residential rental communities during 1995, as follows:

                                         INITIAL
                                       ACQUISITION    NUMBER
  DESCRIPTION          LOCATION           COST       OF UNITS       ACQUIRED
- ----------------  ------------------ -------------- ---------- -----------------
Wind Lake.......  Greensboro, NC     $ 8,760,000      299      April 1, 1995
Magnolia Run ...  Greenville, SC       5,500,000      212      June 1, 1995
Breckinridge ...  Greenville, SC       5,600,000      236      June 21, 1995
Bay Watch Pointe  Virginia Beach, VA   3,372,525      160      July 18, 1995
Hanover Landing.  Charlotte, NC        5,725,000      192      August 22, 1995
Mill Creek......  Winston-Salem, NC    8,550,000      220      September 1, 1995
Glen Eagles.....  Winston-Salem, NC    7,300,000      166      October 1, 1995
Sailboat Bay ...  Charlotte, NC        9,100,000      358      November 1, 1995
Tradewinds......  Hampton, VA         10,200,000      284      November 1, 1995
Osprey Landing .  Wilmington, NC       4,375,000      176      November 1, 1995
                                     -------------- ----------
                                     $68,482,525    2,303
                                     ============== ==========

   These acquisitions brought the total number of apartment units owned at year-end to 4,388. The Company continues to renovate the Properties it has acquired since its inception in 1993. In connection with these renovations, the Company capitalized improvements of $7,106,564 in 1995, $6,063,568 in 1994 and $2,290,646 in 1993. Approximately $4 million of additional capital improvements are budgeted for 1996 on the existing Property portfolio which will be funded through the sale of Shares and dividend reinvestment.

   The Company intends to hold all of its Properties on a totally unleveraged basis. However, the Company will continue to use its unsecured line of credit with a commercial bank to facilitate the timely acquisition of Properties if proceeds from the Offering are not immediately available. In these cases, the line of credit is used to fund the acquisition on a short-term basis and is subsequently repaid, generally within 60 days, with proceeds from the Offering. It is anticipated that any borrowings will be curtailed through the sale of additional Shares although there can be no assurance that such sales will be sufficient to repay such borrowings. If the future sale proceeds were insufficient, the Company could seek to extend the maturity dates or pay the balance of the loans due from its rental operations or cash reserves.

   At year-end, the Company had an outstanding balance of $6,000,000 on the line of credit. In addition, the Company carried a $2,300,000 non-interest-bearing purchase money promissory note. In January 1996, the Company repaid all outstanding notes payable with proceeds from the Offering.

   Cash and cash equivalents totaled $7,073,147 and $4,288,438 at December 31, 1995 and 1994, respectively. During the year the Company distributed $6,316,185 to the Shareholders of which $3,906,276 was reinvested in additional Shares under the terms of the Company's Additional Share Option. The reinvested funds netted the Company $3,515,644 after payment of selling commissions. Of the amounts distributed for the years ended December 31, 1995 and 1994, 17% and 21%, respectively, represented a return of capital.

   The Company is operated as, and annually elects to be taxed as, a real estate investment trust under the Code. Since inception, the Company distributed more than 95% of its REIT taxable income and met the requirements of the election. As a result, the Company has no provision for income taxes and thus, there is no effect on the Company's liquidity from liability for income taxes.

   Approximately 62% of the Shareholders were participating in the Additional Share Option as of December 31, 1995. The Company intends to maintain a cash reserve equal to 0.5% of the gross proceeds from the sale of the Shares which, in addition to cash flow from operations, is expected to be sufficient to satisfy general liquidity requirements. The Company is expecting to continue with significant growth during 1996. The Company plans to have monthly equity closings in 1996, until the Offering is fully funded or until such time as the Company may opt to discontinue it. It is anticipated that the equity funds will be invested in additional apartment communities.

   At March 31, 1996

   There was a significant change in the Company's liquidity during the quarter ended March 31, 1996. During the quarter, the Company closed the sale to investors of 2,814,852 shares at $11 per Share representing gross proceeds to the Company of $30,963,372 and net proceeds after payment of selling commissions of $27,844,244. The Company capitalized $2,769,660 of improvements to its various Properties during the quarter. It is anticipated that some $2,000,000 in additional capital improvements will be completed during the next year on the current portfolio. The source to fund these improvements is from equity raised and set aside specifically for the improvements and from the expected sale of additional Shares.


   Since December 31, 1995, the Company made six acquisitions of residential rental properties. On January 31, 1996, the Company acquired The Meadows Apartments, a 176-unit apartment community located in Asheville, North Carolina for $6,200,000. On March 20, 1996, effective March 1, 1996, the Company acquired West Eagle Green Apartments (formerly known as Scarlett Oaks), a 165-unit apartment community located in Augusta, Georgia for $4,000,000. On March 29, 1996, effective March 1, 1996, the Company acquired Ashley Park Apartments, a 272-unit apartment community located in Richmond, Virginia for $12,205,000. On March 29, 1996, effective March 1, 1996, the Company acquired Arbor Trace Apartments (formerly Colonial Ridge), a 148-unit apartment community located in Virginia Beach, Virginia for $5,000,000. In April 1996, the Company made two acquisitions as discussed in Note 5 to the unaudited financial statements for the quarter ended March 31, 1996. These acquisitions brought the total number of apartment units owned by the Company to 5,454.


   The Company borrowed $12,205,000 against the line of credit in conjunction with the purchase of Ashley Park Apartments. The Company has repaid $4,500,000 of the balance of the debt as of May 6, 1996 and expects to repay the balance within sixty days through the additional sale of Shares. This is consistent with the Company's long term business objective to hold its Properties on an unleveraged basis. As of April 1, 1996, the interest rate on the Company's unsecured line of credit is one-month LIBOR plus 160 basis points.

   Cash and cash equivalents totaled $8,694,171 at March 31, 1996. During January 1996, the Company distributed $2,728,443 (24.75 cents per Share) to its Shareholders of which $1,622,082 was reinvested in additional Shares per the terms of the Company's Additional Share Option. The reinvested funds netted the Company $1,459,874 after payment of selling commissions.

   While the Company is always assessing potential acquisitions, no material commitments existed on May 1, 1996 for the purchase of additional Properties. The Company's only on-going commitment for capital expenditures is to the renovation of its existing portfolio. Equity funds are raised in conjunction with the acquisition of Properties to fund these capital expenditures. In addition, the Company will acquire new Properties as funds are available.

   The Company has short-term cash flow needs to conduct the operation of its Properties. The rental income generated from the Properties supplies sufficient cash to provide for the payment of these operating expenses.

   The Company's capital resources are expected to grow with the continued sale of its Shares and through operations.

RESULTS OF OPERATIONS

   Year Ended December 31, 1995

   The results of the Company's Property operations for the year ended December 31, 1995 include the results of operations for the pre-1995 acquisitions and from the 10 Properties acquired in 1995 since their respective acquisition dates. The increased rental income, expenses and net income for the year ended December 31, 1995, over the year ended December 31, 1994, is primarily due to a full year of operation in 1995 of the 1994 acquisitions as well as the incremental effect of the 1995 acquisitions.

   Similarly, the increased rental income, expenses and net income noted in 1994 is due to the full year of operations from the Properties acquired in 1993 (the Company commenced operations in June 1993) as well as the incremental effect of the 1994 acquisitions since their respective acquisition dates. Since operations began in mid-1993, comparison between 1993 and subsequent full years of operations are not meaningful.

   Substantially all of the Company's revenue is from the rental operation of its apartment communities. Rental income increased to $16,300,821 in 1995 from $8,177,576 in 1994 and $1,784,868 in 1993 due to the factors described above. Rental income is expected to increase from the impact of planned improvements which are being made in an effort to improve the Properties' marketability, improve occupancies and increase rental rates.

   The Properties acquired prior to 1995 provided 71% of the Company's 1995 rental income. These Properties had an average occupancy of 94% during 1995 and 93% in 1994. For Properties acquired before 1995, approximately 25% of the revenue increase in 1995 was attributable to an increase in occupancy, and about 75% of the increase was attributable to increased rental rates. On a comparative basis, the five Properties owned during all of 1995 and 1994 (Properties acquired in 1993) provided rental and operating income of $6,681,120 and $3,567,290, respectively, in 1995 and $6,175,925 and $3,202,454 in 1994. This
represents an increase from 1994 to 1995 of 8% and 11%, respectively. The Properties acquired in 1995 provided 29% of the Company's 1995 rental income and had an average occupancy of 94% during 1995.

   The Properties acquired prior to 1994 provided 76% of the Company's 1994 rental income. These Properties had an average occupancy of 93% in 1994 and 1993. As previously stated, a comparison of results from 1994 to 1993 is not meaningful as the Company began operations in mid-1993.

   Overall, average monthly rental rates for the portfolio increased from $390 in 1993, to $454 in 1994, to $482 in 1995. This increase is due to a combination of increased rental rates and the acquisition of Properties with higher average rental rates.

   Total expenses increased to $11,049,541 in 1995 from $5,901,759 in 1994 and $1,334,855 in 1993 due largely to the acquisitions noted above. The operating expense ratio (the ratio of rental expenses, excluding general and administrative expense, amortization and depreciation, to rental income) was 47% in 1995, 48% in 1994 and 47% in 1993.

   General and administrative expenses totaled 4% of revenues in 1995, 9% in 1994 and 12% in 1993. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Company's Properties. This percentage is expected to further decrease as the Company's operations grow.

   The Company's other source of income is from the investment of its cash reserves. Interest income was $226,555 in 1995, $110,486 in 1994 and $46,633 in 1993. This growth is consistent with the growth in the Company's cash reserves.

   The Company incurred $248,120 of interest expense in 1995 associated with short-term borrowings under its line of credit. The year 1995 was the first year that the Company used unsecured borrowings to acquire Properties. As previously noted, these borrowings are typically for periods of 60 days or less and were repaid in January 1996 from the issuance of Shares.

   In 1995, the Company was able to reduce the Advisor fee from 1% of total funds raised to .25% through the acquisition of the assets of its previous advisor and the negotiation of a contract with a new advisor. The fee is a part of the above-referenced general and administrative expenses. Based on the old arrangement, the fee for 1995 would have been $879,720, as opposed to the actual cost of $219,930, under the new arrangement. This represents a savings of $659,790, or eight cents per Share as a result of the renegotiation of this contract. (See Note 6 of the financial statements for additional details.)

THREE MONTHS ENDED MARCH 31, 1996

   The Company's Property operations for the three months ended March 31, 1996 reflect the operations of the Company's pre-1996 acquisitions, The Meadows since February 1996, and West Eagle Green, Ashley Park and Arbor Trace since March 1996. The results of operations for the three months ended March 31, 1995 reflect the operations of the 1993 and 1994 acquisitions. The increase in income and expenses for the three months ended March 31, 1996 over 1995 is mainly due to a full three months of operation in 1996 of all of the 1995 acquisitions. As of March 31, 1996, and March 31, 1995 rental income for the 1993 and 1994 acquisitions was $2,927,230 and $2,745,013, respectively which represents a 7% increase.

   The occupancy levels for the Company's Properties averaged 91% and 93% at the end of the three months ended March 31, 1996 and 1995, respectively. The decrease in occupancy is primarily due to the vacancy at three of the 1995 acquisitions which are currently under renovation. Overall, average rental rates for the portfolio increased from $467 to $504 per month.

   The Company's revenue is primarily from rental operation of its apartment communities. Rental income for the first three months increased to $6,552,688 in 1996 from $2,745,012 in 1995. The increase is due to a combination of rental increases and Property acquisitions. Rental income is expected to increase further as a result of planned improvements, higher occupancies and increased rental rates. The Company's other source of income is the investment of its cash and cash reserves. Interest income for the three months ended March 31, 1996 and 1995 was $76,338 and $29,162, respectively.

   Total expenses for the first three months increased to $4,410,259 in 1996 from $1,829,260 in 1995. The operating expense ratio (the ratio of rental expenses, excluding general and administrative, amortization and depreciation expense, to rental income) was 45% for the three months ended March 31, 1996 and 1995. In addition, the Company incurred interest expense of $46,880 and $42,082 during the first three months of 1996 and 1995, respectively, which related to the short-term borrowings on Property acquisitions.

   General and administrative expenses totaled 3% of total rental income for the three months ended March 31, 1996 and 4% for the same period in 1995. This percentage is expected to further decrease as the Company's asset base and rental income grow. These expenses represent the administrative expenses of the Company as distinguished from the operations of the Company's Properties.

IMPACT OF INFLATION

   The Company does not believe that inflation had any significant impact on the operation of the Company in 1995 or during the three months ended March 31, 1996. Future inflation, if any, would likely cause increased operating expenses, but the Company believes that increases in expenses would be more than offset by increases in rental revenues. Continued inflation may also cause capital appreciation of the Company's Properties over time, as rental rates and replacement costs increase.

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                             PLAN OF DISTRIBUTION

   The Company is offering to sell the Shares using the services of David Lerner Associates, Inc. as the Managing Dealer, and other broker-dealers ("Selected Dealers"). The Shares are being offered on a "best efforts" basis, meaning that the Managing Dealer and Selected Dealers are not obligated to purchase any Shares.

   The offering of Shares will terminate when all Shares offered hereby have been sold or one year from the date hereof, unless sooner terminated by the Company or extended by the Company for up to an additional year. In some states, extension of the offering may not be allowed, or may be allowed only upon certain conditions.

   Purchasers will be issued Shares at one or more closings held from time to time during the offering period. Because there is no minimum number of Shares required to be sold in the offering made by this Prospectus, the prospective investors' payments for Shares are not required to be held by an escrow agent or in an escrow account. The Company may, however, as an administrative convenience to the Company, place prospective investors' subscription funds in a separate escrow account (with or without a separate "escrow agent") for disbursement to the Company in a block at a "closing" selected by the Company. Disbursement of such funds to the Company is not subject to any conditions pertaining to the receipt of a minimum amount of offering proceeds. The Company reserves the right to issue Shares at any time and from time to time, consistent with the terms of this Prospectus and the Subscription Agreements executed by investors.

   In no event is the Company required to accept the proffered subscription of any prospective investor, and no such proffered subscription shall become binding on the Company until a properly completed Subscription Agreement prepared and executed by the prospective investor has been accepted by a duly authorized representative of the Company. The Company intends to cause to be paid from any escrow account each investor's share of net interest on escrowed funds, whether or not the investor's subscription for Shares is accepted. The Company reserves the right to adopt reasonable simplifying conventions or assumptions in determining each investor's share of such net interest. If the Company elects to use a separate escrow account (with or without a separate "escrow agent"), investors' subscription funds will be deemed to remain the Property of the investors, and the investors' subscriptions will be revocable by written notice delivered to the escrow agent at least five days before the applicable closing. Subject to the foregoing, an investor's subscription funds may remain in escrow for an indefinite period of time.

   It is expected that Shareholders will be able to elect to reinvest any distributions from the Company in additional Shares available in this offering, for as long as this offering continues. This option is referred to herein as the "Additional Share Option." Any purchase by reinvestment of distributions would be at the same price per Share and on the same terms applicable generally to subscriptions in this offering effective at the time of reinvestment. The Company reserves the right to establish rules governing such reinvestment, as well as the right to modify or terminate such Additional Share Option at any time. The Company estimates that approximately 300,000 Shares ($3,300,000 at $11 per Share) offered through this Prospectus will be purchased through Shareholders' reinvestment of distributions in Shares pursuant to the Additional Share Option described in this paragraph, but the number of Shares which will be so purchased cannot be determined at this time.

   Subject to the Additional Share Option being available through the broker-dealer which initially sells a Shareholder his Shares, a Shareholder will be able to elect the option by directing, on his Subscription Agreement, that cash distributions be reinvested in additional Shares. Distributions attributable to any calendar quarter will then be used to purchase Shares in this offering. As described under "Federal Income Tax Considerations -- Federal Income Taxation of the Shareholders," a Shareholder who elects the Additional Share Option will be taxed as if he had received his distributions which are used to purchase additional Shares. A Shareholder may elect to terminate his participation in the Additional Share Option at any time by written notice sent to the Company or to the broker-dealer through which the Shareholder initially purchased Shares. The notice will be effective with respect to distributions attributable to any calendar quarter if it is sent at least 10 days before the end of such calendar quarter.

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

   Funds not invested in Properties may be invested by the Company in United States Government securities, certificates of deposit of banks located in the United States having a net worth of at least $50,000,000, bank repurchase agreements covering the securities of the United States Government or United States governmental agencies issued by banks located in the United States having a net worth of at least $50,000,000, bankers' acceptances, prime commercial paper or similar highly liquid investments (such as money market funds selected by the Company) or evidences of indebtedness.

   The Company will pay to the Managing Dealer Selling Commissions on all sales made in an amount equal to 7.5% of the purchase price of the Shares, or $0.825 per Share purchased at $11 per Share. The Company will also pay to the Managing Dealer a Marketing Expense Allowance equal to 2.5% of the purchase price of the Shares, as a non-accountable reimbursement for expenses incurred by it in connection with the offer and sale of the Shares. The Selling Commissions and Marketing Expense Allowance are payable to the Managing Dealer at the times of the issuance of Shares to purchasers. David Lerner, the President and sole shareholder of the Managing Dealer, served as a Director of the Company from August 3, 1992 until October 24, 1994, and as such received certain fees and stock options or stock grants.

   Prospective investors are advised that David Lerner Associates, Inc., and other broker-dealers participating in this offering, reserve the right to purchase Shares, on the same terms applicable generally to sales pursuant to this Prospectus, for their own accounts, at any time and in any amounts, to the extent not prohibited by relevant law.

   The Agency Agreement among the Company, the Advisor, Cornerstone Realty Group, Inc. and the Managing Dealer permits the Managing Dealer to use the services of other broker-dealers in offering and selling the Shares, subject to the Company's approval. The Managing Dealer will pay the compensation owing to such broker-dealers out of the Selling Commissions or Marketing Expense
Allowance payable to it. Sales by such broker-dealers would be carried on in accordance with customary securities distribution procedures. The Managing Dealer may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this offering. Purchasers' checks are to be made payable to "First Union National Bank, Escrow Agent" or as otherwise directed by the Managing Dealer.

   Purchasers are required to purchase a minimum of $5,000 in Shares ($2,000 in Shares for Qualified Plans). The Advisor and Affiliates of the Advisor may purchase in this offering up to 2.5% of the total number of Shares sold in the offering, on the same terms and conditions as the public. If the Advisor or Affiliates purchase any Shares, they will be permitted to vote on any matters submitted to a vote of holders of the Shares. Any purchase of Shares in this offering by the Advisor or Affiliates must be for investment, and not for resale or distribution. The Shares described in this paragraph are exclusive of the Shares which may be issued under the Company's stock incentive plans. See "Management -- Stock Incentive Plans."

   There has been no previous market for any of the Company's Shares. The initial offering price for the Shares is arbitrary and was determined on the basis of the proposed capitalization of the Company, market conditions and other relevant factors.

   The Company, the Advisor and Cornerstone Realty Group, Inc. have agreed to indemnify the Managing Dealer and other broker-dealers against certain liabilities, including liabilities under the Securities Act. No indemnification is provided for willful misfeasance, bad faith, gross negligence or reckless disregard of duties under the Securities Act by any of such persons.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL


   The authorized capital stock of the Company consists of 50,000,000 Common Shares, no par value. Each Common Share will be fully paid and nonassessable upon issuance and payment therefor. As of the completion of the Second Offering, there were 22,899,118 Common Shares of the Company issued and outstanding.


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
   The Common Shares will have the sole voting power to elect Directors and holders of the outstanding Common Shares wil l be entitled to one vote per Share on all matters submitted to a vote of the Shareholders. Common Shares of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. No equity securities of the Company shall have greater voting rights per share than those attributable to the Common Shares that will be sold in this offering. Holders of Common Shares will be entitled to participate on a per-Share basis in distributions paid in respect of the Shares if, when and as declared by the Board of Directors and in the distribution of net assets of the Company upon its liquidation, dissolution or winding up.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER

   Two of the requirements for qualification for the tax benefits accorded a REIT under the Code are that (i) at no time during the last half of each taxable year may more than 50% in value of the outstanding Shares be owned, directly or indirectly, by or for five or fewer individuals, and (ii) there must be at least 100 Shareholders for at least 335 days in any taxable year, or proportionate part of any shorter taxable year, after its first taxable year. See "Federal Income Tax Considerations."

   In order that the Company may meet these requirements at all times, the Bylaws prohibit any person from acquiring or holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of all the outstanding Shares. Shares owned by a person in excess of such amounts will be referred to in the Bylaws and herein as "Excess Shares." For this purpose the term "ownership" is defined in accordance with the constructive ownership provisions of Section 544 of the Code (as modified by Section 856(h) of the Code). Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the Shares outstanding nevertheless may be Excess Shares.

   Holders of Excess Shares are not entitled to voting rights, dividends or distributions. If, after the purported transfer or other event resulting in an exchange of Common Shares for Excess Shares and before discovery by the Company of such exchange, dividends or distributions are paid with respect to Common Shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to the Company upon demand.

   The Bylaws also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for redeemed Excess Shares shall be the lesser of (i) the price paid for the Excess Shares (or if no notice of such purchase price is given, at a price to be determined by the Board of Directors, in its sole discretion, but no lower than the lowest market price for the Common Shares during the year prior to the date the Company exercises its purchase option) and (ii) the fair market value of such Excess Shares, which shall be the fair market value of the Shares as determined in good faith by the Board of Directors or, if the Shares are listed on a national securities exchange, the closing price (average of closing bid and asked prices if the Shares are quoted on the NASDAQ National Market System) on the last business day prior to the redemption date. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than one week prior to the date fixed by the Board of Directors for redemption. The holder may sell such Excess Shares before the date fixed for redemption. If he does not, the redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of Excess Shares, such Shares shall cease to be entitled to any distributions and other benefits, other than the right to payment of the redemption price for such Shares. Under certain circumstances, the proceeds of redemption might be taxed as a distribution to the recipient.

   The constructive ownership provisions applicable under Section 544 of the Code (as modified by Section 856(h) of the Code) attribute ownership of securities by a corporation, partnership, estate or trust proportionately to its shareholders, partners or beneficiaries, attribute ownership of securities owned by family members to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth rules as to when securities constructively owned by a person are considered to be actually owned for the application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person

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
holds Excess Shares, a person will be treated as owning not only Shares actually or beneficially owned, but also any Shares attributed to such person under the attribution rules described above. Ownership of Shares through such attribution is generally referred to as constructive ownership.

   Under the Bylaws any acquisition of Shares of the Company that would result in the disqualification of the Company as a REIT under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a shareholder is required to file with the Company an affidavit setting forth, as to that shareholder, the information required to be reported in returns filed by shareholders under Treasury Regulation Section 1.857-9 and in reports filed under Section 13(d) of the Exchange Act. Additionally, each proposed transferee of Common Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Shares already owned by the transferee and any person to or from whom Shares may be attributed by or to the transferee.

   The transfer or sale of Shares also will be subject to compliance with applicable "Blue Sky" laws and federal securities laws.

FACILITIES FOR TRANSFERRING SHARES

   The Managing Dealer may, but is not obligated to, assist Shareholders who desire to transfer their Shares. In the event the Managing Dealer provides assistance, it will be entitled to receive compensation as specified by the Managing Dealer. Any assistance offered by the Managing Dealer may be terminated or modified at any time without notice, and any fee charged for transfer assistance may be modified or terminated at any time and without notice. The Managing Dealer currently has no plans for rendering the type of assistance referred to in this paragraph. Such assistance, if rendered, would likely consist of informally matching isolated potential buyers and sellers, and would not represent the creation of any "market" for the Shares.


   No public market for the Shares currently exists. The Company intends, by the end of the third quarter in 1996 or as soon thereafter as practicable, to use its best efforts to cause the Shares to be listed on a national securities exchange or quoted on the NASDAQ National Market System, if the Board of Directors determines such action to be prudent. However, there can be no assurance when or that the Shares will be so listed or quoted. See "Risk Factors
- -- Absence of Public Trading Market."


TRANSFER AGENT AND REGISTRAR

   The transfer agent and registrar for the Shares is First Union National Bank of North Carolina.

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
                     SUMMARY OF ORGANIZATIONAL DOCUMENTS

   The following is a summary of the principal provisions of the Company's Articles of Incorporation and Bylaws, some of which may be described or referred to elsewhere in this Prospectus. Neither this summary nor such descriptions appearing elsewhere in this Prospectus purport to be, or should be considered, a complete statement of the terms and conditions of the Articles of Incorporation or Bylaws or any specific provision thereof, and this summary and all such descriptions are qualified in their entirety by reference to, and the provisions of, the Articles of Incorporation and Bylaws, which have been filed as exhibits to the registration statement of which this Prospectus is a part. The Company's Articles of Incorporation have been reviewed and approved unanimously by the Directors.

BOARD OF DIRECTORS

   The Board of Directors, subject to specific limitations in the Articles of Incorporation and those imposed by law, has full, exclusive, and absolute power, control and authority over the Property and business of the Company. The Board of Directors, without approval of the Shareholders, may alter the Company's investment policies in view of changes in economic circumstances and other relevant factors, subject to the investment restrictions set forth in the Bylaws.

   A Director may be removed for cause by the vote or written consent of all Directors other than the Director whose removal is being considered or with or without cause at a special meeting of the Shareholders by vote of a majority of the outstanding Shares. "For cause" is defined as willful violations of the Articles of Incorporation or Bylaws, or gross negligence in the performance of a Director's duties. Any vacancies in the office of Director may be filled by a majority of the Directors continuing in office or at a special meeting of Shareholders by vote of a majority of the Shares present at a meeting at which there is a quorum. Any Director so elected shall hold office for the remainder of his predecessor's term. The number of Directors shall not be less than three nor more than 15. Currently, there are seven Directors, a majority of whom are Independent Directors. See "Management." The holders of the Common Shares are entitled to vote on the election or removal of the Board of Directors, with each Share entitled to one vote. Beginning in 1996, the terms of the Directors will be "staggered," as described under "Management."

   The Board of Directors is empowered to fix the compensation of all officers and the Board of Directors. Under the Bylaws, Directors may receive reasonable compensation for their services as Directors and officers of the Company and reimbursement of their expenses, and the Company may pay a Director such compensation for special services, including legal and accounting services, as the Board of Directors deems reasonable. The Board of Directors may delegate certain of its powers to an Executive Committee, which must be comprised of at least three Directors, the majority of whom are Independent Directors. At all times a majority of the Directors and a majority of the members of any Board committee shall be Independent Directors, except that upon the death, removal, or resignation of an Independent Director such requirement shall not be applicable for 60 days.

RESPONSIBILITY OF BOARD OF DIRECTORS, ADVISOR, OFFICERS AND EMPLOYEES

   Virginia law and the Articles of Incorporation of the Company provide that the Directors and officers of the Company shall have no liability to the Company or its Shareholders in certain actions by or in the right of the Company unless such officer or Director has engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities laws. The Advisory Agreement provides that the Advisor shall have no liability to the Company or its Shareholders unless the Advisor has engaged in gross negligence or willful misconduct. Generally, claimants must look solely to the Company's Property for satisfaction of claims arising in connection with the affairs of the Company. The Articles of Incorporation and the Advisory Agreement, respectively, provide that the Company shall indemnify any present or former Director, officer, employee or agent and the Advisor against any expense or liability in an action brought against such person if the Directors (excluding the indemnified party) determine in good faith that the Director, officer, employee or agent or the Advisor was acting in good faith within what he or it reasonably believed to be the scope of his or its employment or authority and for a purpose which he or it reasonably believed to be in the best interests of the Company or its

Shareholders, and that the liability was not the result of misconduct, bad faith, negligence, reckless disregard of duties or violation of the criminal law. Indemnification is not allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of federal or state securities laws associated with the public offering of the Common Shares unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable.

   The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement have been adopted to help induce the beneficiaries of such provisions to agree to serve on behalf of the Company or the Advisor by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. Such exculpation and indemnification provisions have been adopted, in part, in response to a perceived increase generally in shareholders' litigation alleging director and officer misconduct. The exculpation and indemnification provisions in the Articles of Incorporation and the Advisory Agreement may result in a Shareholder or the Company having a more limited right of action against a Director, the Advisor or its Affiliates than he or it would otherwise have had in the absence of such provisions. See "Risk Factors -- Responsibilities of Directors, Advisor and Affiliates -- Possible Inadequacy of Remedies." Conversely, the presence of such provisions may have the effect of conferring greater discretion upon the Directors, the Advisor and its Affiliates in making decisions and taking actions with respect to the Company. Subject to the exculpation and indemnification provisions in the Articles of Incorporation, the Advisory Agreement, and as otherwise provided by law, the Advisor and the Directors are accountable to the Company and its Shareholders as fiduciaries and must exercise good faith and integrity in handling the Company's affairs.

ISSUANCE OF SECURITIES


   The Board of Directors may in its discretion issue additional Shares or other equity or debt securities of the Company, including options, warrants, and other rights, on such terms and for such consideration as it may deem advisable. See "Risk Factors -- Potential Dilution." Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, issue Shares or other equity or debt securities of the Company, (1) to persons from whom the Company purchases a Property, as part or all of the purchase price of the Property, or (2) to the Advisor or its Affiliates in lieu of cash payments required under the Advisory Agreement or other contract or obligation. The Board of Directors, in its sole discretion, may determine the value of any Shares or other equity or debt securities issued in consideration of property or services provided, or to be provided, to the Company, except that while Shares are offered by the Company to the public, the public offering price of such Shares shall be deemed their value.


   The Company has adopted two stock incentive plans for the benefit of the Directors of the Company and certain employees of the Company and of the Advisor and its Affiliates. See "Management -- Stock Incentive Plans."

REDEMPTION AND RESTRICTIONS ON TRANSFER

   For the Company to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned directly or indirectly by five or fewer individuals during the last half of any year other than the first year, and after the first year all Shares of the Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As a means of attempting to ensure compliance with these requirements, the Bylaws provide that the Company may prohibit any person from directly or indirectly acquiring ownership (beneficial or otherwise) of Excess Shares. See "Description of Capital Stock -- Repurchase of Shares and Restrictions on Transfer."

AMENDMENT

   The Articles of Incorporation and the Bylaws may be amended or altered or the Company may be dissolved by the affirmative vote of the holders of a majority of the outstanding Common Shares, with each Shareholder entitled to cast one vote per Share held. The Company's Articles and Bylaws may not be amended unless approved by the vote of the holders of a majority of the Common Shares of the Company (except that the Directors may amend the Bylaws if they determine such amendment to be necessary to comply with the REIT provisions of the Code or other applicable laws and regulations). No amendment that would change any rights with respect to any outstanding Common Shares of the Company, or diminish or eliminate any voting rights pertaining thereto, may be made unless approved by the vote of the holders of two-thirds of the outstanding Common Shares so affected.

SHAREHOLDER LIABILITY

   The holders of the Company's Shares shall not be liable personally on account of any obligation of the Company.

                               SALES LITERATURE

   The Company may use certain sales or marketing literature in connection with the offering of the Shares. Sales or marketing materials which may be used include a sales brochure highlighting the Company. The literature may also include a brochure describing Affiliates of the Advisor, and a "tombstone" advertisement, mailer and introductory letter. The Company may, from time to time, also utilize brochures describing completed or proposed Property acquisitions, summaries of the Company or of the offering of the Shares, and discussions of REIT investments generally.

   The offering is, however, made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature in connection with the offering other than marketing bulletins to be used internally by broker-dealers. Although the information contained in such literature does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus or the registration statement of which this Prospectus is a part, as incorporated in this Prospectus or the registration statement by reference, or as forming the basis of the offering of the Shares described herein.

                           REPORTS TO SHAREHOLDERS

   Financial information contained in all reports to Shareholders will be prepared in accordance with generally accepted accounting principles. The annual report, which will contain financial statements audited by a nationally recognized accounting firm, will be furnished within 120 days following the close of each fiscal year. The annual report will contain a complete statement of compensation and fees paid or accrued by the Company to the Advisor and its Affiliates, together with a description of any new agreements with Affiliates.

                                LEGAL OPINIONS

   Certain legal matters with respect to the legality of the Shares offered hereby and certain federal income tax matters as set forth under "Risk Factors--Federal Income Tax Risks" and "Federal Income Tax Considerations" will be passed upon by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, as counsel to the Company. McGuire, Woods, Battle & Boothe also acts as counsel to the Advisor and certain of its Affiliates. Leslie A. Grandis, a partner in McGuire, Woods, Battle & Boothe, L.L.P., is a Director of the Company. See "Management."

                                   EXPERTS

   The financial statements of Cornerstone Realty Income Trust, Inc. at December 31, 1995 and December 31, 1994, and for the years then ended appearing in this Prospectus and the Registration Statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The statements of operations, shareholders' equity and cash flows of Cornerstone Realty Income Trust, Inc. for the year ended December 31, 1993 and the historical summary of operating revenue and expenses of Ashley Park Apartments for the year ended December 31, 1995 included herein and in the Registration Statement, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

   Certain Statements of Income and Direct Operating Expenses of Properties included in the Company's Prospectus and the Company's Registration Statement have been examined by L. P. Martin & Company, independent certified public accountants, for the periods indicated in their reports thereon. The financial statements examined by L. P. Martin & Company have been included in reliance upon their reports on their authority as experts in accounting and auditing.

                  CHANGE IN COMPANY'S CERTIFYING ACCOUNTANT

   As of May 5, 1994, the firm of KPMG Peat Marwick LLP was dismissed as independent auditors for the Company. As of the same date, the firm of Ernst & Young LLP was engaged as independent auditors for the Company. The decision to change accountants was made by the Company's Audit Committee.

   KPMG Peat Marwick LLP's Report (as defined below) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. "Report" means the report of KPMG Peat Marwick LLP under the date of March 7, 1994 (except for note (8) as to which the date is October 25, 1994), concerning the balance sheets of Cornerstone Realty Income Trust, Inc. as of December 31, 1993 and 1992, and the related statement of operations for the year ended December 31, 1993 and the related statements of shareholders' equity and cash flows for the year ended December 31, 1993 and the period from August 18, 1992 through December 31, 1992.

   In connection with its audits pertaining to the Report (as defined above), and in connection with the interim period preceding the dismissal, there have been no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its Report.

   KPMG Peat Marwick LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that KPMG Peat Marwick LLP agrees with the statements made by the Company in the preceding three paragraphs, except that it is not in a position to agree or disagree with the Company's statement that the decision to change accountants was made by the Company's Audit Committee.

                                   GLOSSARY

   The  following  definitions  are  provided  for  information  in reading this
Prospectus:

   ACQUISITION EXPENSES. The total expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on Property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

   ACQUISITION FEES. The total of all fees and commissions paid by any party in connection with the purchase or development of real Property by the Company, except a development fee paid to a person not Affiliated with the Sponsor in connection with the actual development of a project after acquisition of the land by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

   ADDITIONAL SHARE OPTION. The option of Shareholders to reinvest distributions from the Company in additional Shares so long as the registration statement of which this Prospectus is a part remains effective.

   ADJUSTED NET ASSET VALUE. The net assets of the Company (total assets before deducting depreciation or non-cash reserves less total liabilities) valued at fair market value as determined by qualified appraisals or valuations of the assets.

   ADVISOR. The person or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which the Advisor subcontracts substantially all such functions. The Company has entered into an Advisory Agreement with Cornerstone Advisors, Inc., which shall serve as the Advisor until it resigns such appointment or is replaced in accordance with the provisions of the Bylaws.

   ADVISORY AGREEMENT. The agreement between the Company and its Advisor, as the same may be in effect from time to time.

   AFFILIATE. Means (i) any person or entity directly or indirectly controlling, controlled by or under common control with another person or entity, (ii) any person or entity owning or controlling 10% or more of the outstanding voting securities or beneficial interests of such other person or entity, (iii) any officer, director, trustee or general partner of such person or entity, and (iv) if such other person or entity is an officer, director, trustee or partner of another entity, then the entity for which that person or entity acts in any such capacity. Affiliated means being an Affiliate of a specified person or entity.

   ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company, including all amendments, restatements or modifications thereof.

   ASSET MANAGEMENT FEE. The fee payable to Cornerstone Advisors, Inc. as the Advisor, pursuant to the Advisory Agreement.

   AVERAGE INVESTED ASSETS. The average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during any period.

   BOARD OF DIRECTORS. The Directors of the Company as of any particular time, under the Articles of Incorporation, whether they be the Directors named therein or additional or successor Directors.

   BYLAWS. The Bylaws of the Company, including all amendments, restatements or modifications thereof.

   CMG. Cornerstone Management Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

   CODE. The Internal Revenue Code of 1986, as amended from time to time, including successor statutes thereto.

   COMPANY. Cornerstone Realty Income Trust, Inc., a Virginia corporation.

   CRG. Cornerstone Realty Group, Inc., a Virginia corporation, which is an Affiliate of the Advisor.

   DIRECTORS. The persons holding such office, as of any particular time, whether they be the directors named under the Articles of Incorporation or additional or successor directors.

   EMPLOYEE TRUSTS. Qualified employee pension or profit sharing trusts and Keogh Plan trusts.

   ERISA. The Employee Retirement Income Security Act of 1974, as amended.

   ESCROW ACCOUNT. The account into which funds will be deposited and retained prior to the Initial Closing, and may be deposited thereafter pending investment in Properties.

   EXCESS SHARES. Shares owned, directly or indirectly (applying the rules of Sections 544 and 856(h) of the Code), by a person in excess of 9.8% of the Company's total outstanding Shares.

   EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

   EXEMPT ORGANIZATIONS. Tax-exempt entities, including Employee Trusts and
IRAs.

   FINAL CLOSING. The last closing of the sale of Shares offered by the Prospectus.

   FIRPTA. The Foreign Investment in Real Property Tax Act of 1980, as amended.

   FUNDS FROM OPERATIONS. Net income (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of Property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

   INDEPENDENT DIRECTORS. The Directors of the Company who are not Affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of, the Advisor or an Affiliated business entity of the Advisor (other than as an Independent Director of up to three other real estate investment trusts advised by the Advisor or an Affiliate of the Advisor). An Independent Director may perform no other services for the Company, except as a Director. Notwithstanding anything to the contrary herein, any member of a law firm whose only material business or professional relationship with the Company, the Advisor and their Affiliates is as legal counsel to any of such entities shall constitute an Independent Director (unless such person serves as a director for more than three REITs organized by the Advisor and its Affiliates). An "indirect" affiliation shall be deemed to refer to circumstances in which a member of the "immediate family" of a Director is Affiliated with the Advisor, and a person's "immediate family" shall mean such person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law.

   INITIAL  OFFERING.  The  offering  of Shares made  pursuant to the  Company's
Prospectus dated December 31, 1992, as amended and supplemented from time to time, which offering was completed on September 7, 1994.

   MANAGING DEALER. David Lerner Associates, Inc.

   MARKETING EXPENSE ALLOWANCE. An amount equal to up to 2.5% of the purchase price of the Shares payable by the Company to the Managing Dealer or the Selected Dealers as a non-accountable reimbursement for expenses incurred by them in connection with the offer and sale of the Shares.

   MAXIMUM OFFERING. The sale of $50,000,000 in Shares by the Company in the offering made by this Prospectus.

   NET ASSETS OR NET ASSET VALUE. The total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

   NET INCOME. The total revenues of the Company for any period, less the expenses applicable to such period other than additions to reserves for depreciation or bad debts or other similar non-cash reserves.

   OPERATING EXPENSES. All operating, general and administrative expenses of the Company as determined under generally accepted accounting principles (including regular compensation payable to the Advisor), excluding, however, the following:
(i) expenses of raising capital; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures, such as depreciation, amortization and bad debt reserve;
(v) incentive fees paid to the Advisor, if any; and (vi) costs related directly to asset acquisition, operation and disposition.

   ORGANIZATIONAL AND OFFERING EXPENSES. Those expenses incurred in connection with the formation and registration of the Company and in qualifying and marketing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares, including such expenses as (i) all marketing expenses and payments made to broker-dealers as compensation or reimbursement for all costs of reviewing the offering, including due diligence investigations and fees and expenses of their attorneys, accountants, and other experts; (ii) registration fees, filing fees, and taxes; (iii) the costs of printing, amending, supplementing and distributing the registration statement and Prospectus; (iv) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares; (v) the costs related to investor and broker-dealer sales meetings concerning the offering; and (vi) accounting and legal fees incurred in connection with any of the foregoing.

   PLAN ASSETS. The assets of an employee benefit plan.


   PROPERTIES. All real properties (together with associated personalty) owned by the Company from time to time, and as the context may require any such properties proposed or considered for acquisition by the Company.


   PROSPECTUS. The final prospectus of the Company in connection with the registration of the Shares filed with the Securities and Exchange Commission on Form S-11.

   QUALIFIED PLANS. Employee Trusts and IRAs.

   REIT. "REIT" and "real estate investment trust" shall mean a real estate investment trust as described in Sections 856 through 860 of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

   RETURN RATIO. For any period, the ratio of Funds from Operation to Total Contributions.


   SECOND OFFERING. The offering of Shares made pursuant to the Company's Prospectus dated November 4, 1994, as amended and supplemented from time to time.


   SECURITIES ACT. The Securities Act of 1933, as amended.

   SELECTED DEALERS. Broker-dealers (other than the Managing Dealer) which offer and sell Shares on behalf of the Company.

   SELLING COMMISSIONS. Selling Commissions payable to the Managing Dealer or the Selected Dealers in an amount equal to up to 7.5% of the purchase price of the Shares.

   SERVICE. The Internal Revenue Service.

   SHAREHOLDERS. Those persons who, at any particular time, are shown as the holders of record of the Common Shares.

   SHARES OR COMMON SHARES. The Common Shares of the Company, no par value, and all other Common Shares of the Company issued in this or any subsequent offering.

   SPONSOR. Any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person, but not including a person who is an Independent Director or whose only relationship with the Company is as that of an independent property manager, whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. No Independent Director shall be deemed to be a Sponsor.

   UBTI. Unrelated Business Taxable Income, as defined in the Code.

   TOTAL CONTRIBUTIONS. The gross offering proceeds which have been received by the Company from time to time from the sale or sales of the Shares.

                        INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                        ------
Company Financial Statements
 Balance Sheets as of December 31, 1995 and December 31, 1994...........................................  F-3
 Statement of Operations for Years Ended December 31, 1995, December 31, 1994 and December 31, 1993 (as
  restated, see Note 6).................................................................................  F-4
 Statements of Shareholders' Equity for Years Ended December 31, 1993 (as restated, see note 6),
  December 31, 1994 and December 31, 1995...............................................................  F-5
 Statements of Cash Flows for Years Ended December 31, 1995, December 31, 1994 and December 31, 1993 (as
  restated, see Note 6).................................................................................  F-6
 Notes to Financial Statements..........................................................................  F-7

Independent Auditors' Reports:
 Ernst & Young LLP......................................................................................  F-12
 KPMG Peat Marwick LLP..................................................................................  F-13
 Schedule III -- Real Estate and Accumulated Depreciation...............................................  F-14

Interim Financial Statements (Unaudited):
 Balance Sheets - March 31, 1996 and December 31, 1995..................................................  F-16
 Statements of Operations - Three Months ended March 31, 1996 and 1995..................................  F-17
 Statements of Shareholders' Equity - Three Months ended March 31, 1996 and Year ended December 31,
  1995..................................................................................................  F-18
 Statements of Cash Flows - Three Months ended March 31, 1996 and 1995..................................  F-19
 Notes to Financial Statements .........................................................................  F-20

Historical Statements of Operations*
 Independent Auditors' Report for LaVista Apartments (Polo Club Apartments).............................  F-22
 Statement of Income and Direct Operating Expenses for Year Ended December 31, 1992 and Unaudited
  Statement of Income and Direct Operating Expenses for Five Months Ended May 31, 1993 for LaVista
  Apartments (Polo Club Apartments) ....................................................................  F-23
 Independent Auditors' Report for The Hollows Apartments ...............................................  F-24
 Statement of Income and Direct Operating Expenses for Twelve Months Ended April 30, 1993 for The
  Hollows Apartments ...................................................................................  F-25
 Independent Auditors' Report for Mayflower Seaside Tower Apartments ...................................  F-26
 Statement of Income and Direct Operating Expenses for Twelve Months Ended June 30, 1993 for Mayflower
  Seaside Tower Apartments .............................................................................  F-27
 Independent Auditors' Report for Stone Ridge Apartments (River Ridge Apartments) ......................  F-28
 Statement of Income and Direct Operating Expenses for Twelve Months Ended September 30, 1993 for Stone
  Ridge Apartments (River Ridge Apartments).............................................................  F-29
 Independent Auditors' Report for County Green Apartments ..............................................  F-30
 Statements of Income and Direct Operating Expenses for Twelve Months Ended December 31, 1991 and
  December 31, 1992 and for Eleven Months Ended November 30, 1993 for County Green Apartments ..........  F-31
 Independent Auditors' Report for Fountain Head Manor Apartments (Wimbledon Chase Apartments) ..........  F-32
 Statement of Income and Direct Operating Expenses for Year Ended December 31, 1993 for Fountain Head
  Manor Apartments (Wimbledon Chase Apartments) ........................................................  F-33
 Independent Auditors' Report for Birdneck Lakes Apartments (Harbour Club Apartments) ..................  F-34
 Statement of Income and Direct Operating Expenses for Twelve Months Ended March 31, 1994 for Birdneck
  Lakes Apartments (Harbour Club Apartments) ...........................................................  F-35
 Independent Auditors' Report for The Palms Apartments (Chase Mooring Apartments) ......................  F-36
 Statement of Income and Direct Operating Expenses for Year Ended May 31, 1994 The Palms Apartments
  (Chase Mooring Apartments) ...........................................................................  F-37
 Independent Auditors' Report for The Trestles Apartments...............................................  F-38
 Statement of Income and Direct Operating Expenses for Twelve Months Ended September 30, 1994 for The
  Trestles Apartments...................................................................................  F-39

                                       F-1

                                                                                                          PAGE
                                                                                                         ------
 Independent Auditors' Report for Sterling Pointe (Wind Lake) Apartments................................  F-40
 Statement of Income and Direct Operating Expenses for Twelve Months Ended February 28, 1995 for
  Sterling Pointe (Wind Lake) Apartments................................................................  F-41
 Independent Auditors' Report for Breckinridge Apartments...............................................  F-42
 Statement of Income and Direct Operating Expenses for Twelve Months Ended April 30, 1995 for
  Breckinridge Apartments...............................................................................  F-43
 Independent Auditors' Report for Edgewood (Magnolia Run) Apartments....................................  F-44
 Statement of Income and Direct Operating Expenses for Twelve Months Ended April 30, 1995 for Edgewood
  (Magnolia Run) Apartments.............................................................................  F-45
 Independent Auditors' Report for Broad Meadows (Bay Watch Pointe) Apartments...........................  F-46
 Statement of Income and Direct Operating Expenses for Twelve Months Ended April 30, 1995 for Broad
  Meadows (Bay Watch Pointe) Apartments.................................................................  F-47
 Independent Auditors' Report for Lemon Tree (Hanover Landing) Apartments...............................  F-48
 Statement of Income and Direct Operating Expenses for Twelve Months Ended June 30, 1995 for Lemon Tree
  (Hanover Landing) Apartments..........................................................................  F-49
 Independent Auditors' Report for Mill Creek Apartments.................................................  F-50
 Statement of Income and Direct Operating Expenses for Twelve Months Ended July 31, 1995 for Mill Creek
  Apartments............................................................................................  F-51
 Independent Auditors' Report for Glen Eagles Apartments................................................  F-52
 Statement of Income and Direct Operating Expenses for Twelve Months Ended July 31, 1995 for Glen Eagles
  Apartments............................................................................................  F-53
 Independent Auditor's Report for Summer Hill (Osprey Landing) Apartments...............................  F-54
 Statement of Income and Direct Operating Expenses for Twelve Months Ended September 30, 1995 for Summer
  Hill (Osprey Landing) Apartments......................................................................  F-55
 Independent Auditors' Report for Tradewinds Apartments.................................................  F-56
 Statement of Income and Direct Operating Expenses for Twelve Months Ended September 30, 1995 for
  Tradewinds Apartments.................................................................................  F-57
 Independent Auditors' Report for The Lake (Sailboat Bay) Apartments....................................  F-58
 Statement of Income and Direct Operating Expenses for Twelve Months Ended September 30, 1995 for The
  Lake (Sailboat Bay) Apartments........................................................................  F-59
 Independent Auditors' Report for The Meadows Apartments................................................  F-60
 Statement of Income and Direct Operating Expenses for Year Ended December 31, 1995 for The Meadows
  Apartments............................................................................................  F-61
 Independent Auditors' Report for Scarlett Oaks (West Eagle Greens) Apartments..........................  F-62
 Statement of Income and Direct Operating Expenses for Twelve Months Ended January 31, 1996 for Scarlett
  Oaks (West Eagle Greens) Apartments...................................................................  F-63
 Independent Auditors' Report for Ashley Park Apartments................................................  F-64
 Statement of Income and Direct Operating Expenses for Year Ended December 31, 1995 for Ashley Park
  Apartments............................................................................................  F-65
 Independent Auditors' Report for Colonial Ridge Apartments.............................................  F-66
 Statement of Income and Direct Operating Expenses for Year Ended December 31, 1995 for Colonial Ridge
  Apartments............................................................................................  F-67

Company Pro Forma Financial Statements (Unaudited):*
 Pro Forma Statement of Operations (Unaudited) for Year ended December 31, 1995.........................  F-68
 Pro Forma Statement of Operations (Unaudited) for Three Months ended March 31, 1996 ...................  F-70


_________________________
   * As of the date of this Prospectus, the financial statements of, and pro forma financial information reflecting, the Properties Longmeadow, Trophy Chase, Beacon Hill, Meadow Creek, Summer Walk, Willow Creek and Lexington Towers Apartments are not yet available. They will be filed with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. All Properties for which financial statements are available are reflected in the Company's unaudited balance sheet of March 31, 1996. Thus, a pro forma balance sheet is not provided.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                                BALANCE SHEETS

                                                                 AS OF DECEMBER 31,
                                                           --------------------------
                                                                1995           1994
                                                           -------------- -----------
ASSETS
Investment in rental property
 Land....................................................  $ 19,852,544   $ 8,824,723
 Building................................................    96,862,036    37,718,928
 Property improvements...................................    10,627,687     6,132,911
 Furniture and fixtures..................................     2,354,180     1,430,796
                                                           -------------- -----------
                                                            129,696,447    54,107,358
 Less accumulated depreciation...........................    (4,254,974)   (1,466,156)
                                                           -------------- -----------
                                                            125,441,473    52,641,202
                                                           -------------- -----------
Cash and cash equivalents................................     7,073,147     4,288,438
Prepaid expenses.........................................       167,152       103,558
Other assets.............................................       499,260       224,752
                                                           -------------- -----------
                                                              7,739,559     4,616,748
                                                           -------------- -----------
Total Assets.............................................  $133,181,032   $57,257,950
                                                           ============== ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable............................................  $  8,300,000   $ 5,000,000
Accounts payable.........................................       555,691       213,398
Accrued expenses.........................................     1,257,231       230,817
Rents received in advance................................       129,648        66,137
Tenant security deposits.................................       784,042       310,735
                                                           -------------- -----------
                                                             11,026,612     5,821,087
Shareholders' equity
Common stock, no par value, authorized 50,000,000
 shares; issued and outstanding 12,754,331 shares and
 5,458,648 shares, respectively..........................   123,771,504    51,890,477
Deferred compensation....................................       (77,000)           --
Distributions greater than net income....................    (1,540,084)     (453,614)
                                                           -------------- ------------
                                                            122,154,420    51,436,863
                                                           -------------- ------------
Total Liabilities and Shareholders' Equity...............  $133,181,032   $57,257,950
                                                           ============== ============


                 See accompany notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                           STATEMENT OF OPERATIONS

                                                        YEARS ENDED DECEMBER 31,
                                               ----------------------------------------
                                                    1995         1994           1993
                                               ------------- ------------ -------------
                                                                          (AS RESTATED,
                                                                           SEE NOTE 6)
REVENUE
Rental income................................  $16,300,821   $8,177,576   $1,784,868
EXPENSES
 Utility expenses............................    1,676,938      925,075      181,676
 Repairs and maintenance.....................    2,042,819      971,376      222,033
 Taxes and insurance.........................    1,342,427      730,263      150,387
 Property management.........................      896,521      455,650      101,295
 Advertising.................................      378,089      189,111       45,951
 General and administrative..................      609,969      717,049      218,832
 Amortization expense........................       30,564       30,628       17,832
 Depreciation of rental property.............    2,788,818    1,210,818      255,338
 Other.......................................    1,283,396      671,789      141,511
                                               ------------- ------------ -------------
Total expenses...............................   11,049,541    5,901,759    1,334,855
                                               ------------- ------------ -------------

Income before interest income (expense) .....    5,251,280    2,275,817      450,013
Interest income..............................      226,555      110,486       46,633
Interest expense.............................     (248,120)          --           --
                                               ------------- ------------ -------------

Net income...................................  $ 5,229,715   $2,386,303   $  496,646
                                               ============= ============ =============
Net income per share.........................  $      0.64   $     0.60   $     0.30
                                               ============= ============ =============
Weighted average number of shares
 outstanding.................................    8,176,803    4,000,558    1,662,944
                                               ============= ============ =============


                See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                      STATEMENTS OF SHAREHOLDERS' EQUITY



                                                            COMMON STOCK                         DISTRIBUTION
                                                   ------------------------------                 (GREATER)         TOTAL
                                                     NUMBER                         DEFERRED      LESS THAN     SHAREHOLDERS'
                                                    OF SHARES      AMOUNT         COMPENSATION    NET INCOME       EQUITY
                                                  ------------- --------------- -------------- ---------------  --------------
Balance at December 31, 1992....................          10    $        100    $         --   $        --  $            100
Net proceeds from the sale of shares............   2,974,782      27,622,382              --            --        27,622,382
Net income......................................          --              --              --       496,646           496,646
Capital contribution............................          --         106,610              --            --           106,610
Cash distributions paid to shareholders ($.273
  per share)......................................        --              --              --      (359,427)         (359,427)
Shares issued through Additional Share Option ..      20,418         224,601              --            --           224,601
                                                  ------------- --------------- -------------- ---------------  ---------------
Balance at December 31, 1993 (as restated, see
  note 6).......................................   2,995,210      27,953,693              --       137,219        28,090,912
Net proceeds from the sale of shares............   2,294,773      22,223,000              --            --        22,223,000
Net income......................................          --              --              --     2,386,303         2,386,303
Shares issued to Cornerstone Realty Advisors,
  Inc...........................................      40,000         440,000              --            --           440,000
Cash distributions paid to shareholders ($.8855
  per share)....................................          --              --              --    (2,977,136)       (2,977,136)
Shares issued through Additional Share Option ..     128,665       1,273,784              --            --         1,273,784
                                                  ------------- --------------- -------------- ---------------  ---------------
Balance at December 31, 1994....................   5,458,648      51,890,477              --      (453,614)       51,436,863
Net proceeds from the sale of shares............   6,930,567      68,255,383              --            --        68,255,383
Net income......................................          --              --              --     5,229,715         5,229,715
Cash distributions paid to shareholders ($.9575
  per share)....................................          --              --              --    (6,316,185)       (6,316,185)
Restricted stock grant..........................      10,000         110,000        (110,000)           --                --
Amortization of deferred compensation...........          --              --          33,000            --            33,000
Shares issued through Additional Share Option ..     355,116       3,515,644              --            --         3,515,644
                                                  ------------- --------------- -------------- ---------------  ---------------
Balance at December 31, 1995 ...................  12,754,331    $123,771,504       $ (77,000)  $(1,540,084)     $122,154,420
                                                  ============= =============== ============== ===============  ===============


                 See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                           STATEMENTS OF CASH FLOWS

                                                              YEARS ENDED DECEMBER 31,
                                                    ---------------------------------------

                                                        1995           1994            1993
                                                        ----           ----            ----
                                                                                 (AS RESTATED,
                                                                                  SEE NOTE 6)
FROM OPERATING ACTIVITIES
 Net income.....................................  $  5,229,715   $  2,386,303   $    496,646
 Adjustments to reconcile net income to net cash
  provided by operating activities
  Depreciation and amortization ................     2,819,382      1,241,446        273,170
  Amortization of deferred compensation.........        33,000             --             --
  Advisor fee...................................            --        440,000        106,610
  Organization costs............................            --             --      (152,847)
  Changes in operating assets and liabilities:
   Prepaid expenses.............................       (63,594)       (39,377)       (64,181)
   Other assets.................................      (305,072)       (23,206)       (97,159)
   Accounts payable.............................       342,293         42,025        171,373
   Accrued expenses.............................     1,026,414       (387,720)       618,537
   Rent received in advance.....................        63,511        (55,156)       121,293
   Tenant security deposits.....................       473,307        113,771        196,964
                                                  -------------- -------------- -------------
    Net cash provided by operating activities...     9,618,956      3,718,086      1,670,406
FROM INVESTING ACTIVITIES
 Acquisitions of rental property................   (68,482,525)   (22,494,000)   (23,259,144)
 Capital improvements...........................    (7,106,564)    (6,063,568)    (2,290,646)
                                                  -------------- -------------- -------------
    Net cash used in investing activities.......   (75,589,089)   (28,557,568)   (25,549,790)
FROM FINANCING ACTIVITIES
 Proceeds from short-term borrowings............    38,300,000      5,000,000             --
 Repayments of short-term borrowings............   (35,000,000)            --             --
 Net proceeds from issuance of shares...........    71,771,027     23,496,784     27,846,983
 Cash distributions paid to shareholders........    (6,316,185)    (2,977,136)      (359,427)
                                                  -------------- -------------- -------------
    Net cash provided by financing activities...    68,754,842     25,519,648     27,487,556

    Increase in cash and cash equivalents.......     2,784,709        680,166      3,608,172
Cash and cash equivalents, beginning of period .     4,288,438      3,608,272            100
                                                  -------------- -------------- -------------
Cash and cash equivalents, end of period .......  $  7,073,147   $  4,288,438   $  3,608,272
                                                  ============== ============== =============


                 See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1995

NOTE 1 -- GENERAL INFORMATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES


Business: Cornerstone Realty Income Trust, Inc. (the "Company"), an externally advised real estate investment trust, is a Virginia corporation formed in 1992 to invest primarily in residential apartment communities in the southeastern region of the United States. Operations of rental property commenced on June 1, 1993. The company currently anticipates that it will hold its investment properties for an indefinite length of time.


Cash and Cash Equivalents: Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximates their carrying value.


Investment in Rental Property: The investment in rental property is recorded at the lower of depreciated cost or fair value and includes real estate brokerage commissions paid to Cornerstone Realty Group, a related party (see Note 6). The company records impairment losses on rental property used in operations if indicators of impairment are present and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. The company will adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in the first quarter of 1996 and, based on current circumstances, does not believe the effect of adoption will be material.


Repairs and maintenance costs are expensed as incurred while significant improvements, renovation, and replacements are capitalized. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which are 27.5 years for buildings and major improvements and a range from five to seven years for furniture and fixtures.

Income Recognition: Rental, interest and other income are recorded on an accrual basis. The company's Properties are leased under leases that, typically, have terms that do not exceed one year.

Use of Estimates: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying footnotes. Actual results may differ from those estimates.

Stock Incentive Plans: The company accounts for stock option grants under the Directors Plan and Incentive Plan (see additional details included in Note 5) in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and accordingly recognizes no compensation expense for stock option grants priced at fair market value.

Advertising Costs: Cost incurred for the production and distribution of advertising are expensed as incurred.

Income Per Share: Net income per share is computed based upon the weighted average number of shares outstanding during the year. Unexercised stock options are not included since their inclusion would not materially dilute net income per share.

Federal Income Taxes: The company is operated as, and annually elects to be taxed as, a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Generally, a real estate investment trust which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. Accordingly, no provision has been made for federal income taxes.

For income tax purposes, distributions paid to shareholders consist of ordinary income and return of capital or a combination thereof. Distributions per share were 95.75 cents, 88.55 cents and 27.30 cents in the years ended December 31, 1995, 1994 and 1993, respectively. In 1995, of the total distribution, 83% was taxable as ordinary income and 17% was a non-taxable return of capital. In 1994, 79% was taxable as ordinary income and 21% was a non-taxable return of capital. All distributions in 1993 were taxable as ordinary income.

Reclassifications: Certain previously reported amounts have been reclassified to conform with the current financial statement presentation.

NOTE 2 -- INVESTMENT IN RENTAL PROPERTY


The following is a summary of rental property owned at December 31, 1995.

                        INITIAL
                      ACQUISITION                    ACCUMULATED         DATE
   DESCRIPTION           COST            COST       DEPRECIATION       ACQUIRED
- -----------------  ---------------- -------------- -------------- ------------------
The Hollows......  $  4,200,000     $  5,288,688   $  375,794     June 1, 1993
Polo Club........     4,300,000        6,427,607      642,401     June 3, 1993
Mayflower Seaside     7,634,144        8,819,334      516,607     October 26, 1993
County Green.....     3,800,000        4,921,858      324,186     December 1, 1993
Stone Ridge......     3,325,000        5,340,562      379,073     December 8, 1993
Wimbledon Chase .     3,300,000        5,084,166      314,897     February 1, 1994
Harbour Club.....     5,250,000        5,672,670      282,393     May 1, 1994
Chase Mooring ...     3,594,000        4,586,234      208,802     August 1, 1994
The Trestles.....    10,350,000       11,021,668      357,460     December 30, 1994
Wind Lake........     8,760,000        9,197,665      220,640     April 1, 1995
Magnolia Run.....     5,500,000        6,135,797      117,594     June 1, 1995
Breckinridge.....     5,600,000        5,989,522       92,200     June 21, 1995
Bay Watch Pointe.     3,372,525        4,074,141       57,292     July 18, 1995
Hanover Landing .     5,725,000        6,197,069       79,502     August 22, 1995
Mill Creek.......     8,550,000        8,795,664       89,817     September 1, 1995
Glen Eagles......     7,300,000        7,490,073       64,476     October 1, 1995
Sailboat Bay.....     9,100,000        9,777,821       45,895     November 1, 1995
Tradewinds.......    10,200,000       10,407,351       58,946     November 1, 1995
Osprey Landing ..     4,375,000        4,468,557       26,999     November 1, 1995
                   ---------------- -------------- ----------
                   $114,235,669     $129,696,447   $4,254,974
                   ================ ============== ==========


The following is a reconciliation of the carrying amount of real estate owned:

                                       1995             1994             1993
                                  ------------     ------------     ------------
Balance at January 31 .......     $ 54,107,358     $ 25,549,790     $         --
Real estate purchased .......       68,482,525       22,494,000       23,259,144
Improvements ................        7,106,564        6,063,568        2,290,646
                                  ------------     ------------     ------------
Balance at December 31 ......     $129,696,447     $ 54,107,358     $ 25,549,790
                                  ============     ============     ============


The following is a reconciliation of accumulated depreciation:

                                              1995          1994          1993
                                          ----------    ----------    ----------
Balance at January 1 .................    $1,466,156    $  255,338    $     --
Depreciation expense for the year ....     2,788,818     1,210,818       255,338
                                          ----------    ----------    ----------
Balance at December 31 ...............    $4,254,974    $1,466,156    $  255,338
                                          ==========    ==========    ==========


NOTE 3 -- SHORT-TERM NOTES PAYABLE

In October 1995, the company purchased Glen Eagles Apartments for $7,300,000 with $5,000,000 in proceeds from the offering. At the request of the seller, an unsecured non-interest-bearing promissory note was executed for the remaining amount of $2,300,000. The note was repaid in full in January 1996 using proceeds from the sale of additional shares.

In March 1995, the company entered into an agreement with a commercial bank for a $10 million unsecured revolving line of credit which was subsequently increased to $20 million in November 1995. This line of credit currently expires in March 1996, but is renewable annually by mutual agreement between the company and bank. This agreement allows the company to finance a portion of the purchase price of future acquisitions. Borrowings under the current agreement are evidenced by an unsecured promissory note and bear interest at the one-month LIBOR plus 175 basis points. Borrowings under the agreement of $6,000,000 at December 31, 1995 were repaid in full in January 1996 using proceeds from the sale of additional shares.

In December 1994, the company entered into an agreement with a commercial bank to facilitate the short-term financing of the acquisition of The Trestles. The company repaid the full balance of the debt in February 1995 through the sale of additional shares.

The average interest rate incurred under the line of credit was 7.8% in 1995. The fair market value of the borrowings approximates the recorded amounts. No interest was capitalized in 1995, 1994 or 1993.

NOTE 4 -- COMMON STOCK

The company is raising capital through an offering of shares. The company received gross proceeds of $80,142,516, $26,630,317 and $31,634,513 from the sale of 7,285,683, 2,423,438 and 2,995,210 shares for the years ended December 31, 1995, 1994 and 1993, respectively. David Lerner Associates, Inc. receives selling commissions and a marketing expense allowance equal to 7.5% and 2.5%, respectively, of the gross proceeds of shares sold. During 1995, 1994 and 1993, David Lerner Associates, Inc. earned $8,014,252, $2,663,032 and $3,163,451, respectively. The net proceeds of the offering, after deducting selling commissions and other offering expenses, were $71,771,027 in 1995, $23,496,786 in 1994 and $27,846,983 in 1993.

The company provides an Additional Share Option which allows shareholders to reinvest distributions in the purchase of additional shares of the company. Of the total proceeds raised during the years ended December 31, 1995, 1994 and 1993, respectively, $3,906,276, $1,415,328 and $224,601 were provided through the Additional Share Option.

NOTE 5 -- STOCK INCENTIVE PLANS

In December 1992, the shareholders approved a Directors Stock Option Plan which provides automatic stock option grants to Directors who are not employees of the company or "Cornerstone Companies" (see Note 6). Also in December 1992, the shareholders approved an Incentive Plan whereby awards may be granted to certain employees of the company or the "Cornerstone Companies." Both the Directors Plan and Incentive Plan were amended by shareholder approval in July 1994.

Under the amended Directors Plan, the number of stock options to be granted is equal to 45,000 plus 1.8% of the number of shares sold in excess of 1,000,000. As of December 31, 1995, options to purchase 3,773 shares at $10 per share and 51,627 shares at $11 per share had been granted and 256,577 shares had been reserved for issuance. All granted options have a term of 10 years, become exercisable six months after the date of the grant, were distributed equally among the eligible directors and were priced at fair market value at the time of the grant.

Under the original Incentive Plan, the number of shares to be issued is equal to 35,000 plus 4.625% of the number of shares sold in excess of 1,000,000 in the company's initial public offering of $50 million. In addition, the Incentive Plan, as amended, provides for additional awards of 4.4% of the total number of shares sold in excess of the initial public offering. As of December 31, 1995, 560,435 shares had been reserved for issuance under the Incentive Plan. During 1994, options to purchase 204,495 shares were granted with a 10-year term that become exercisable in equal installments over a five-year period. These options will be priced at fair market value when they become exercisable.

During 1995, options to purchase 40,000 shares at $11.00 per share were granted. The 1995 options have a 10-year term and were immediately exercisable.

At December 31, 1995, all options awarded under the Directors Plan were exercisable and 111,798 shares awarded under the Incentive Plan were exercisable at $11.00 per share. None of the stock options awarded under these plans had been exercised at December 31, 1995.

Effective July 1, 1995, the company granted 10,000 shares of restricted stock to certain officers of the company under the Incentive Plan. The restricted stock awards vest over a four-year period.

NOTE 6 -- RELATED-PARTY TRANSACTIONS

Since inception, the company has had no paid employees, and certain services are provided by the "Cornerstone Companies" as described below. The "Cornerstone Companies," all of which are wholly owned by Glade M. Knight, a Director of the company, include Cornerstone Advisors, Inc., Cornerstone Management Group, Inc. and Cornerstone Realty Group, Inc.

Cornerstone Advisors, Inc. (the "Advisor") is the advisor to the company and provides its day-to-day management. The Advisor earns a quarterly fee not to exceed .25% of the company's assets, based on the company's financial performance as defined in the agreement with the Advisor, which expires in June 1996. During 1995, the Advisor earned $219,930 under the terms of the agreement.

During 1994, the company terminated its former advisory arrangement with Cornerstone Realty Advisors, Inc. (the "Old Advisor"). Under the former arrangement, the fee for management services was 1% of the company's assets, as defined in the agreement. In August 1994, the company purchased the assets of the Old Advisor in exchange for 40,000 of the company's shares, with a market value of $440,000, which were distributed to the beneficial owners of the Old Advisor, all of whom were either Directors and/or officers of affiliates of the company. The $440,000 market value of the shares issued was expensed in 1994.

The Old Advisor also waived its fee of $106,610 for 1993. Subsequently, management of the company determined that the waiver of this fee should be reflected in the financial statements as an expense and corresponding contribution to shareholders' equity. Accordingly, the 1993 financial statements were restated to reflect this contribution of services by the Old Advisor to the company.

As properties are acquired, the company enters into agreements to manage the properties with Cornerstone Management Group, Inc. (the "Management Company"). The Management Company earns a management fee equal to 5% of rental income and is entitled to be reimbursed for certain expenses, including the salaries and expenses for personnel employed to lease and maintain the company's properties. For the respective years of 1995, 1994 and 1993, the Management Company was paid $1,022,998, $581,520, and $240,615 for its management fee and certain reimbursable items, exclusive of salary reimbursement for the staffs of the company properties.

The staffs of the individual properties owned by the company were employees of the Management Company through December 31, 1995. These employees perform the leasing, collection and maintenance functions to run the properties on a day-to-day basis. In 1995, 1994 and 1993 respectively, the Management Company was reimbursed $1,663,206, $864,296, and $190,153 for the salary expenses of these employees as a direct reimbursement of the actual salary expense. Effective January 1, 1996, these employees were directly employed by the company, and not the Management Company, and there will no longer be reimbursement for these costs.

The company has contracted with Cornerstone Realty Group, Inc. to acquire and dispose of the real estate assets held by the company for a fee of 2% of the purchase or sale price of the property. The company paid $1,302,550, $349,880 and $465,183 for the years of 1995, 1994 and 1993, respectively, under the terms of this contract. The company also paid $166,000 to Cornerstone Realty Group,
Inc.  in  January  1996,   relating  to  commissions  earned  on  1995  Property
acquisitions, upon the January 1996 repayment of short-term borrowings as described in Note 3.

NOTE 7 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

The following is a summary of quarterly results of operations for the years ended December 31, 1995 and 1994:

                                                  1995                                                1994
                           -------------------------------------------------- -----------------------------------------------------
                              FIRST      SECOND        THIRD       FOURTH        FIRST       SECOND        THIRD         FOURTH
                             QUARTER     QUARTER      QUARTER      QUARTER      QUARTER      QUARTER      QUARTER       QUARTER
- ------------------------  ------------ ------------ ------------ ------------ ------------ ------------ ----------     ----------
Rental income .........   $2,745,012   $3,410,692   $4,383,403   $5,761,714   $1,558,564   $1,940,806   $2,233,247   $2,444,959
Income before interest
  income/expense ......      915,752    1,027,628    1,473,164    1,834,736      431,722      499,328      481,825      862,942
Net income ............      902,832    1,034,183    1,527,978    1,764,722      456,395      515,247      502,570      912,091
Net income per share ..          .16          .15          .17          .16          .15          .14          .12          .19
Distributions per share   $      .23   $      .24   $    .2425   $     .245   $    .2205   $    .2210   $    .2215   $    .2225


NOTE 8 -- PRO FORMA INFORMATION (UNAUDITED)

The following unaudited pro forma information for the years ended December 31, 1995 and 1994 is presented as if (a) the company had owned all the Properties on January 1, 1994; (b) the company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the period; and (c) the company had used proceeds from its best efforts offering to acquire the properties. The pro forma information does not purport to represent what the company's results of operations would actually have been if such transactions, in fact had occurred on January 1, 1994 nor does it purport to represent the results of operations for future periods.

                                                    UNAUDITED PRO FORMA TOTALS
                                                  -----------------------------
                                                      1995              1994
                                                  -------------   --------------
Rental Income ..........................         $24,078,845         $22,813,874
Net Income .............................           7,705,165           7,211,637
Net Income Per Share ...................         $       .61         $       .58


The pro forma information reflects adjustments for the actual rental income and rental expenses of Wimbledon Chase, Harbour Club, Chase Mooring, The Trestles, Wind Lake, Breckinridge, Magnolia Run, Bay Watch Pointe, Hanover Landing, Mill Creek, Glen Eagles, Sailboat Bay, Tradewinds and Osprey Landing, for the respective periods in 1995 and 1994 prior to acquisition by the company. Net income has been adjusted as follows: (1) property management and advisory expenses have been adjusted based on the company's contractual arrangements; and
(2) Depreciation has been adjusted based on the company's basis in the properties. The pro forma weighted average number of shares used to calculate net income per share includes the number of shares necessary to provide proceeds adequate to finance the purchase price of the acquired properties.


NOTE 9 -- SUBSEQUENT EVENTS


In January 1996, the company declared and paid a cash distribution to shareholders of $2,728,444 of which $1,622,083 was reinvested in the Additional Share Option. During January and February 1996, the company closed the sale to investors of 1,724,299 shares at $11 per share representing net proceeds after the payment of brokerage fees to the company of $18,530,429. These proceeds were used primarily to repay the outstanding borrowings at December 31, 1995 and fund the property acquisition, described below.


On January 31, 1996, the company purchased The Meadows Apartments in Asheville, North Carolina. The 176-unit apartment community was purchased for $6,200,000. The company borrowed $5,300,000 in conjunction with this purchase which was repaid in full in February 1996 using proceeds from the sale of additional shares as discussed above.

              REPORT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

The Board of Directors and Shareholders
Cornerstone Realty Income Trust, Inc.

We have audited the accompanying balance sheets of Cornerstone Realty Income Trust, Inc. as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 1, 1995. Our audits also included the financial statement schedule on page F-14. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cornerstone Realty Income Trust, Inc. at December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the financial statements as a whole, presents fairly in all material respects the information set forth therein.

                                                             Ernst & Young LLP

Richmond,  Virginia
February 6, 1996, except for Note 9,
as to which the date is February 22, 1996

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Cornerstone Realty Income Trust, Inc.:

We have audited the accompanying statements (as restated, see note 6) of operations, shareholders' equity and cash flows of Cornerstone Realty Income Trust, Inc. for the year ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Cornerstone Realty Income Trust, Inc. for the year ended December 31, 1993 in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Richmond,  Virginia
March 7, 1994,  except as to
the fourth paragraph of note 6,
which is as of October 25, 1994

                    CORNERSTONE REALTY INCOME TRUST, INC.
           SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                          (AS OF DECEMBER 31, 1995)





                       PURCHASE PRICE     SUBSEQUENTLY        GROSS AMOUNT CARRIED
                   ----------------------  CAPITALIZED   ------------------------------               DATE OF    DATE
 DESCRIPTION          LAND  BLDG. & IMPR.  CAP. COSTS    LAND     BLDG. & IMPR.   TOTAL   ACC. DEP.    CONST   ACQUIRED    DEP. LIFE
- ------------------    ----  ------------   ----------    ----     -------------   -----   ---------   ------   --------    --------
1) Polo Club
 Greenville, SC
 Multi-family
 housing...........$  264,698  $4,035,302  $2,127,607  $  264,698  $6,162,909  $ 6,427,607  $642,401   1972  June 3, 1993  27.5 yrs.
2) The Hollows
 Raleigh, NC
 Multi-family
 housing ..........$1,374,840  $2,825,160  $1,088,688  $1,388,546  $3,900,142  $ 5,288,688  $375,794   1974  June 1, 1993  27.5 yrs.
3) Mayflower
 Seaside
 Virginia Beach,
 Va
 Multi-family
 housing...........
 Retail shops .....$2,258,169  $5,375,975  $1,185,190  $2,258,169  $6,561,165  $ 8,819,334  $516,607   1950  Oct. 26, 1993 27.5 yrs.
4) River Ridge
 Columbia, SC
 Multi-family
 housing ..........$  374,271  $2,950,729  $2,015,562  $  374,271  $4,966,291  $ 5,340,562  $379,073   1975  Dec. 8, 1993  27.5 yrs.
5) County Green
 Lynchburg, Va
 Multi-family
 housing ..........$  319,250  $3,480,750  $1,121,858  $  319,250  $4,602,608  $ 4,921,858  $324,186   1976  Dec. 1, 1993  27.5 yrs.
6) Wimbledon Chase
 Wilmington, NC
 Multi-family
 housing ..........$  304,590  $2,995,410  $1,784,166  $  304,815  $4,779,351  $ 5,084,166  $314,897   1976  Feb. 1, 1994  27.5 yrs,
7) Harbour Club
 Virginia Beach,
 VA
 Multi-family
 housing ..........$1,019,895  $4,230,105  $  422,670  $1,020,275  $4,652,395  $ 5,672,670  $282,393   1988  May 1, 1994   27.5 yrs.
8) Chase Mooring
 Wilmington, NC
 Multi-family
 housing...........$  258,126  $3,335,874  $  992,234  $  258,210  $4,328,024  $ 4,586,234  $208,802   1968  Aug. 1, 1994  27.5 yrs,
9) The Trestles
 Raleigh, NC
 Multi-family
 housing...........$2,650,884  $7,699,116  $  671,668  $2,686,004  $8,335,664  $11,021,668  $357,460   1987  Dec. 30, 1994 27.5 yrs.
10) Wind Lake
 Greensboro, NC
 Multi-family
 housing ..........$1,051,200  $7,708,800  $  437,665  $1,088,780  $8,108,885  $ 9,197,665  $220,640   1985  April 1, 1995 27.5 yrs.


                            PURCHASE PRICE            SUBSEQUENTLY                GROSS AMOUNT CARRIED
                      -------------------------        CAPITALIZED       --------------------------------------
 DESCRIPTION          LAND         BLDG. & IMPR.       CAP. COSTS        LAND       BLDG. & IMPR.        TOTAL          ACC. DEP.
- ------------------    ----         ------------        ----------        ----       -------------         -----        ---------
11) Magnolia Run
Greenville, SC
Multi-family
housing.............  $  495,000     $5,005,000        $635,797        $  509,001    $5,626,796     $ 6,135,797         $117,594
12) Breckinridge
Greenville, SC
Multi-family
housing.............  $1,512,000     $4,088,000        $389,522        $1,558,060    $4,431,462     $ 5,989,522         $ 92,200
13) Bay Watch Pointe
Virginia Beach, VA
Multi-family housing  $  775,680     $2,596,845        $701,616        $  813,935    $3,260,206     $ 4,074,141         $ 57,292
14) Hanover Landing
Charlotte, NC
Multi-family
housing.............  $  801,500     $4,923,500        $472,069        $  822,006    $5,375,063     $ 6,197,069         $ 79,502
15) Mill Creek
Winston-Salem, NC
Multi-family
housing.............  $1,368,000     $7,182,000        $245,664        $1,417,593    $7,378,071     $ 8,795,664         $ 89,817
16) Glen Eagles
Winston-Salem, NC
Multi-family
housing.............  $1,095,000     $6,205,000        $190,073        $  875,840    $6,614,233     $ 7,490,073         $ 64,476
17) Sailboat Bay
Charlotte, NC
Multi-family
housing.............  $2,002,000     $7,098,000        $677,821        $2,065,456    $7,712,365     $ 9,777,821         $ 45,895
18) Trandwinds
Hampton, VA
Multi-family
housing.............  $1,428,000     $8,772,000        $207,351        $1,430,310    $8,977,041     $10,407,351         $ 58,946
19) Osprey Landing
Wilmington, NC
Multi-family
housing.............  $  393,750     $3,981,250        $ 93,557        $  397,325    $4,071,232     $ 4,468,557         $ 26,999

Totals...........  $19,746,853       94,488,816     $15,460,778       $19,852,544  $109,843,903     $129,696,447 (1)  $4,254,974
                   ===========     ============     ============       ==========  =============    ===============   ===========




                            DATE OF    DATE
 DESCRIPTION                 CONST   ACQUIRED    DEP. LIFE
- ------------------          ------   --------    ---------

11) Magnolia Run
Greenville, SC
Multi-family
housing.............       1972   June 1, 1995   27.5 yrs.
12) Breckinridge
Greenville, SC
Multi-family
housing.............       1973   June 21, 1995  27.5 yrs.
13) Bay Watch Pointe
Virginia Beach, VA
Multi-family housing       1972   July 18. 1995  27.5 yrs.
14) Hanover Landing
Charlotte, NC
Multi-family
housing.............       1972   Aug. 22, 1995  27.5 yrs.
15) Mill Creek
Winston-Salem, NC
Multi-family
housing.............       1984   Sept. 1, 1995  27.5 yrs.
16) Glen Eagles
Winston-Salem, NC
Multi-family
housing.............       1990   Oct. 1, 1995   27.5 yrs.
17) Sailboat Bay
Charlotte, NC
Multi-family
housing.............       1972   Nov. 1, 1995   27.5 yrs.
18) Trandwinds
Hampton, VA
Multi-family
housing.............       1988   Nov. 1, 1995   27.5 yrs.
19) Osprey Landing
Wilmington, NC
Multi-family
housing.............       1973   Nov.  1, 1995  27.5 yrs.


       (1) Represents the aggregate cost for Federal income tax purposes.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                                 BALANCE SHEETS

                                                          MARCH 31,     DECEMBER 31,
                                                            1996           1995
                                                       --------------  --------------
                                                         (unaudited)
ASSETS
Investment in rental property
Land ................................................  $ 23,094,078   $ 19,852,544
Building ............................................   121,605,544     96,862,036
Property improvements ...............................    12,627,797     10,627,687
Furniture and fixtures ..............................     2,543,688      2,354,180
                                                       -------------- ------------
                                                        159,871,107    129,696,447
Less accumulated depreciation .......................    (5,490,668)    (4,254,974)
                                                       -------------- ------------
                                                        154,380,439    125,441,473
Cash and cash equivalents ...........................     8,694,171      7,073,147
Prepaid expenses ....................................       382,221        167,152
Other assets ........................................       620,995        499,260
                                                       -------------- ------------
                                                          9,697,387      7,739,559
                                                       -------------- ------------
                                                       $164,077,826   $133,181,032
                                                       ============== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term notes payable ............................  $ 12,205,000   $  8,300,000
Accounts payable ....................................       403,072        555,691
Accrued expenses ....................................     1,063,026      1,257,231
Rents received in advance ...........................        98,659        129,648
Tenant security deposits ............................       856,794        784,042
                                                       -------------- ------------
                                                         14,626,551     11,026,612

Shareholders' equity
Common stock, no par value, authorized 50,000,000
shares; issued and outstanding 15,569,183 shares and
12,754,331 shares, respectively .....................   151,615,748    123,771,504
Deferred compensation ...............................       (67,833)       (77,000)
Distributions greater than net income ...............    (2,096,640)    (1,540,084)
                                                       -------------- ------------
                                                        149,451,275    122,154,420
                                                       -------------- ------------
                                                       $164,077,826   $133,181,032
                                                       ============== ============


                 See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                     STATEMENTS OF OPERATIONS (UNAUDITED)

                                             THREE MONTHS ENDED THREE MONTHS ENDED
                                                     MARCH 31,       MARCH 31,
                                                       1996            1995
                                               ------------------- ----------
REVENUE:
 Rental income ..............................  $ 6,552,688         $2,745,012
EXPENSES:
 Utility expenses ...........................      610,146            277,680
 Repairs and maintenance ....................      720,876            312,209
 Taxes and insurance ........................      580,250            238,545
 Property management ........................      349,665            159,506
 Advertising ................................      144,819             64,992
 General and administrative .................      217,912            113,922
 Amortization expense .......................        7,641              7,641
 Depreciation of rental property ............    1,238,249            459,175
 Other ......................................      540,701            195,590
                                               ------------------- ----------
   Total expenses ...........................    4,410,259          1,829,260
                                               ------------------- ----------
Income before interest income (expense)  ....    2,142,429            915,752
 Interest income ............................       76,338             29,162
 Interest expense ...........................      (46,880)           (42,082)
                                               ------------------- ----------
 Net income .................................  $ 2,171,887         $  902,832
                                               =================== ==========
Net income per share ........................  $      0.16         $     0.16
                                               =================== ==========
Weighted average number of shares
 outstanding.................................   13,944,419          5,681,330
                                               =================== ==========


               See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)

                                                                                       DISTRIBUTIONS
                                                                                         (GREATER)         TOTAL
                                             NUMBER                       DEFERRED       LESS THAN     SHAREHOLDERS'
                                            OF SHARES       AMOUNT      COMPENSATION     NET INCOME        EQUITY
                                          ------------ --------------- -------------- --------------- -------------
Balance at December 31, 1994 ...........   5,458,648   $ 51,890,477              --   $  (453,614)    $ 51,436,863

Net proceeds from the sale of shares  ..   6,930,567     68,255,383              --            --       68,255,383
Net income .............................          --             --              --     5,229,715        5,229,715
Cash distributions paid to shareholders
  ($.9575 per share) ...................          --             --              --    (6,316,185)      (6,316,185)
Restricted stock grant .................      10,000        110,000       $(110,000)           --               --
Amortization of deferred compensation  .          --             --          33,000            --           33,000
Shares issued through Additional Share
  Option ...............................     355,116      3,515,644              --            --        3,515,644
                                          ------------ --------------- -------------- --------------- -------------

Balance at December 31, 1995 ...........  12,754,331   $123,771,504       $ (77,000)  $(1,540,084)    $122,154,420

Net proceeds from the sale of shares  ..   2,667,390     26,384,370              --            --       26,384,370
Net income .............................          --             --              --     2,171,887        2,171,887
Cash distributions paid to shareholders
  ($.2475 per share) ...................          --             --              --    (2,728,443)      (2,728,443)
Amortization of deferred compensation  .          --             --           9,167            --            9,167
Shares issued through Additional Share
  Option ...............................     147,462      1,459,874              --            --        1,459,874
                                          ------------ --------------- -------------- --------------- -------------

Balance at March 31, 1996 ..............  15,569,183   $151,615,748       $ (67,833)  $(2,096,640)    $149,451,275
                                          ============ =============== ============== =============== =============


                 See accompanying notes to financial statements.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                     STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                            ---------------------------
                                                                  1996          1995
                                                            --------------- -----------
Cash flow from operating activities:
 Net income ..............................................  $  2,171,887    $   902,832
 Adjustments to reconcile net income to net cash provided
  by operating activities
  Depreciation and amortization ..........................     1,245,890        466,816
  Amortization of deferred compensation ..................         9,167             --
  Changes in operating assets and liabilities:
   Prepaid expenses ......................................      (215,069)        44,551
   Other assets ..........................................      (131,931)       (25,974)
   Accounts payable ......................................      (152,619)       (54,582)
   Accrued expenses ......................................      (194,205)       528,513
   Rent received in advance ..............................       (30,989)       (33,176)
   Tenant security deposits ..............................        72,752         13,613
                                                            --------------- -----------
    Net cash provided by operating activities ............     2,774,883      1,842,593
Cash flow from investing activities:
 Acquisitions of rental property .........................   (27,405,000)            --
 Capital improvements ....................................    (2,769,660)    (1,053,815)
                                                            --------------- -----------
    Net cash used in investing activities ................   (30,174,660)    (1,053,815)
Cash flow from financing activities:
 Proceeds from short-term borrowings .....................    17,505,000             --
 Repayments of short-term borrowings .....................   (13,600,000)    (5,000,000)
 Net proceeds from issuance of shares ....................    27,844,244      8,696,598
 Cash distributions paid to shareholders .................    (2,728,443)    (1,086,210)
                                                            --------------- -----------
    Net cash provided by financing activities ............    29,020,801      2,610,388
    Increase in cash and cash equivalents ................     1,621,024      3,399,166
Cash and cash equivalents, beginning of year .............     7,073,147      4,288,438
                                                            --------------- -----------

Cash and cash equivalents, end of period .................  $  8,694,171    $ 7,687,604
                                                            =============== ===========


                 See accompanying notes to financial statements

                    CORNERSTONE REALTY INCOME TRUST, INC.
                  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
                                MARCH 31, 1996

NOTE 1 -- BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information required by generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. These financial statements should be read in conjunction with the Company's December 31, 1995 Form 10-K.

NOTE 2 -- SHORT-TERM NOTE PAYABLE

In April 1996, the Company renewed its unsecured line of credit with an increased credit limit of $50 million. The terms of the renewed line are unchanged except that the expiration is March 31, 1997.

The Company borrowed $12,205,000 against the line of credit in March 1996, in conjunction with the purchase of Ashley Park Apartments. As of May 6, 1996, the Company had repaid $4,500,000 of the balance of the debt through the sale of additional shares.

NOTE 3 -- COMMON STOCK

During 1996, David Lerner Associates, Inc. has earned a total of $3,096,396 in connection with the offering of the Company's shares. The Company provides an Additional Share Option to the shareholders to reinvest distributions in the purchase of additional shares of the Company. During 1996, approximately $1,622,082 ($1,459,874 net of underwriter fees) has been invested in additional shares of the Company through the Additional Share Option.

During January 1996, the Company paid distributions of $2,728,443 (24.75 cents per share) to shareholders.

NOTE 4 -- RELATED PARTIES


As Properties are acquired, the Company enters into agreements to manage the properties with Cornerstone Management Group, Inc. (The "Management Company"). The Management Company earns a management fee equal to 5% of rental income and is entitled to be reimbursed for certain expenses. Effective January 1, 1996, the staffs of the individual properties owned by the Company were directly employed by the Company, and not the Management Company, and there will no longer be reimbursements for those costs. The Management Company was paid $368,931 and $172,293 for the three months ended March 31, 1996 and 1995 respectively, for its management fee and certain reimbursable items, exclusive of salary reimbursement for the staffs of the Company's properties.

The Company has contracted with Cornerstone Realty Group, Inc. to acquire the real estate assets held by the Company for a fee of 2% of the purchase price of the property. The Company was paid $392,082 and $147,000 for the three months ended March 31, 1996 and 1995, respectively.

Cornerstone Advisors, Inc. (the "Advisor") is the advisor to the Company and provides its day-to-day management. The Advisor is paid a quarterly fee not to exceed .25% of the Company's assets as defined in the agreement with the Advisor. The Company's agreement with the Advisor which was to expire in June 1995 has been extended by approval of the Board of Directors for an additional one year term under terms consistent with the expiring agreement. As of March 31, 1996 and 1995, the Advisor had earned a fee of approximately $93,616 and $37,974, respectively.


NOTE 5 -- SUBSEQUENT EVENTS


In April, 1996, the Company distributed to its shareholders approximately $3,393,770 (24.8 cents per share) of which approximately $2,023,408 was reinvested in the purchase of additional shares through the Additional Share Option.

On April 30, 1996, effective April 1, 1996, the Company acquired two apartment communities. Longmeadow Apartments, a 120-unit apartment community located in, Charlotte, North Carolina, was purchased for $5,025,000. Trophy Chase Apartments (formally Westfield Apartments), a 185-unit apartment community located in Charlottesville, Virginia, was purchased for $3,710,000. Both Properties were purchased with proceeds from the offering.

NOTE 6 -- ACQUISITIONS (UNAUDITED)


The following unaudited pro forma information for the three months ended March 31, 1996 and 1995 is presented as if (a) the Company had owned the properties listed below on January 1, 1995, (b) the Company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the period, and (c) the Company had used proceeds from its best efforts offering to acquire the properties. The pro forma information does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1995 nor does it purport to represent the results of operations for future periods.



                     THREE MONTHS   THREE MONTHS
                         ENDED          ENDED
                        3/31/96        3/31/95
                    -------------- --------------
Rental income.......  $7,054,398     $6,031,996
Net income..........  $2,341,981     $2,123,528
Net income per share..$      .15     $      .14



The pro forma information reflects adjustments for the actual rental income and rental expenses of Wind Lake, Breckinridge, Magnolia Run, Bay Watch, Hanover Landing, Mill Creek, Glen Eagles, Sailboat Bay, Tradewinds, Osprey Landing, The Meadows, Scarlett Oaks and Ashley Park Apartments for the respective periods in 1996 and 1995 prior to acquisition by the Company. Net income has been adjusted as follows: (1) property management and advisory expenses have been adjusted based on the Company's contractual arrangements, and (2) depreciation has been adjusted based on the Company's basis in the properties. The pro forma weighted average number of shares used to calculate net income per share includes the number of shares necessary to provide proceeds adequate to finance the purchase price of the acquired properties.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property of LaVista Apartments located in Greenville, South Carolina for the year ended December 31, 1992. This statement is the responsibility of the management of Cornerstone Realty Income Trust, Inc. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. Am audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in post effective amendments to be filed by Cornerstone Realty Income Trust, Inc.), and excludes material expenses described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the operating income of the LaVista Apartments (as defined above) for the year ended December 31, 1992, in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
May 24, 1993

                              LAVISTA APARTMENTS
                          GREENVILLE, SOUTH CAROLINA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                         YEAR ENDED DECEMBER 31, 1992

INCOME
 Rental and Other Income.................................  $993,450
                                                           ---------
DIRECT OPERATING EXPENSES (NOTE 1)
 Administrative..........................................    97,787
 Insurance...............................................    34,067
 Repairs & Maintenance...................................   209,343
 Taxes, Property ........................................    73,742
 Utilities...............................................    99,333
                                                           ---------
   TOTAL DIRECT OPERATING EXPENSES.......................   514,272
                                                           ---------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $479,178
                                                           =========


NOTE 1 -- BASIS OF PRESENTATION

In June, 1993, Cornerstone Realty Income Trust, Inc. acquired the LaVista Apartments from an affiliate of Limehouse Properties.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, mortgage interest, legal fees, accounting fees and management fees.

              UNAUDITED STATEMENT OF INCOME AND DIRECT OPERATING
                EXPENSES EXCLUSIVE OF ITEMS NOT COMPARABLE TO
                  PROPOSED FUTURE OPERATIONS OF THE PROPERTY

                                                              FIVE MONTHS
                                                             ENDED MAY 31,
                                                                 1993
                                                           -------------
INCOME
 Rental and Other Income.................................      $475,681
                                                           -------------
DIRECT OPERATING EXPENSES
 Administrative..........................................        86,518
 Insurance...............................................        36,425
 Repairs & Maintenance...................................        50,491
 Taxes, Property ........................................        13,894
 Utilities...............................................        27,500
                                                           -------------
   TOTAL DIRECT OPERATING EXPENSES.......................       214,828
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......      $260,853
                                                           =============


                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property of The Hollows Apartments located in Raleigh, North Carolina for the twelve months ended April 30, 1993. This statement is the responsibility of the management of Cornerstone Realty Income Trust, Inc. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in post effective amendments to be filed by Cornerstone Realty Income Trust, Inc.), and excludes material expenses described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the operating income of The Hollows Apartments (as defined above) for the twelve months ended April 30, 1993, in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
May 24, 1993

                            THE HOLLOWS APARTMENTS
                           RALEIGH, NORTH CAROLINA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED APRIL 30, 1993

INCOME
 Rental and Other Income.................................  $910,812
                                                           ---------
DIRECT OPERATING EXPENSES (NOTE 1)
 Administrative..........................................   111,505
 Insurance ..............................................    17,806
 Repairs & Maintenance...................................   248,201
 Taxes, Property.........................................    41,147
 Utilities...............................................    51,778
                                                           ---------
   TOTAL DIRECT OPERATING EXPENSES.......................   470,437
                                                           ---------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $440,375
                                                           =========


NOTE I -- BASIS OF PRESENTATION

In June 1993, Cornerstone Realty Income Trust, Inc. acquired The Hollows Apartments from an affiliate of Drucker and Falk Realtors.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, mortgage interest expense and loan costs, legal fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property of Mayflower Seaside Tower Apartments located in Virginia Beach, Virginia for the twelve month period ended June 30, 1993. This statement is the responsibility of the management of Cornerstone Realty Income Trust, Inc. and Pembroke Commerical Realty. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.), and excludes material expenses described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the operating income of the Mayflower Seaside Tower Apartments (as defined above) for the twelve month period ended June 30, 1993 in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
September 10, 1993

                      MAYFLOWER SEASIDE TOWER APARTMENTS
                           VIRGINIA BEACH, VIRGINIA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                   TWELVE MONTH PERIOD ENDED JUNE 30, 1993

INCOME
 Rental and Other Income.................................  $1,832,309
                                                           ----------
DIRECT OPERATING EXPENSES (NOTE 1)
 Administrative and Other................................     162,119
 Insurance...............................................      23,812
 Repairs and Maintenance.................................     344,374
 Taxes, Property.........................................     138,915
 Utilities...............................................     300,353
                                                           ----------
   TOTAL DIRECT OPERATING EXPENSES ......................     969,573
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $  862,736
                                                           ==========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Mayflower Seaside Tower Apartments is a 263 residential unit high-rise apartment complex located in Virginia Beach, Virginia. Usable residential space totals 183,542 square feet. There is also an additional 17,406 commercial square feet of space. Due to financial difficulties encountered by a previous owner, the project was placed in receivership during December 1991 and Pembroke Commercial Realty has managed the property since that time. The property was sold to T. R. Mayflower Ltd. partnership on June 17, 1993. Cornerstone Realty Income Trust has signed a contract to purchase the property from T. R. Mayflower Ltd. Partnership. The transaction should be completed prior to October 1993.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property of River Ridge Apartments located in Columbia, South Carolina for the twelve month period ended September 30, 1993. This statement is the responsibility of the management of River Ridge Apartments. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.), and excludes material expenses described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the properties.

In our opinion, the statement referred to above presents fairly, in all material respects, the operating income of River Ridge Apartments (as defined above) for the twelve month period ended September 30, 1993 in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
December 6, 1993

                            RIVER RIDGE APARTMENTS
                           COLUMBIA, SOUTH CAROLINA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                 TWELVE MONTH PERIOD ENDED SEPTEMBER 30,1993

INCOME
 Rental and Other Income.................................  $925,398
                                                           ---------
DIRECT OPERATING EXPENSES
 Administrative and Other................................   128,612
 Insurance...............................................    15,578
 Repairs and Maintenance.................................   138,426
 Taxes, Property and Business............................    83,336
 Utilities...............................................    64,031
                                                           ---------
   TOTAL DIRECT OPERATING EXPENSES.......................   429,983
                                                           ---------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $495,415
                                                           =========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

River Ridge Apartments is a 191 unit residential garden and townhouse style apartment complex located on 14.65 acres in Columbia, South Carolina. Living space totals 196,170 square feet. The assets comprising the property were held as an investment by McGuire Investment Group #8, a limited partnership. On December 6, 1993, the property and existing leases were sold to Cornerstone Realty Income Trust.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expenses and partnership expenses which are not attributable to the operation of the property.

Rental and other income includes $41,920 of insurance proceeds received for loss of rental earnings as a result of fire damage incurred December 5, 1992.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property County Green Apartments located in Lynchburg, Virginia for the eleven month period ended November 30, 1993 and twelve month periods ended December 31, 1992 and 1991. These statements are the responsibility of the management of County Green Apartments; Cornerstone Realty Group. Our responsibility is to express an opinion on the statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audits provides a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.), and exclude material expenses described in Note 1 to the statements, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statements referred to above present fairly, in all material respects, the operating income of County Green Apartments (as defined above) for the eleven month period ended November 30, 1993 and twelve month periods ended December 31, 1992 and 1991 in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
January 7, 1994

                           COUNTY GREEN APARTMENTS
                             LYNCHBURG, VIRGINIA
       STATEMENTS OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY

                                            ELEVEN
                                            MONTHS
                                             ENDED    TWELVE MONTHS ENDED
                                          ---------- -------------------
                                           11/30/93   12/31/92  12/31/91
                                          ---------- ---------- --------
INCOME
 Rental and Other Income................  $730,844   $787,776   $791,321
                                          ---------- ---------- --------
DIRECT OPERATING EXPENSES
 Administrative and Other...............    66,056     82,002     73,024
 Insurance..............................    15,235     17,174     17,426
 Repairs and Maintenance................   146,689    124,851    150,199
 Taxes, Property and Business...........    44,341     48,363     48,371
 Utilities..............................    41,457     44,455     44,315
                                          ---------- ---------- --------
   TOTAL DIRECT OPERATING
    EXPENSES............................   313,778    316,845    333,335
                                          ---------- ---------- --------
   Operating income exclusive of items
    not comparable to the proposed
    future operations of the property...  $417,066   $470,931   $457,986
                                          ========== ========== ========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

County Green Apartments is a 180 unit residential garden style apartment complex located on 21.11 acres in Lynchburg, Virginia. Living space totals 180,016 square feet.

Effective December 1, 1993, the property and existing leases were purchased from County Green Associates Limited Partnership (the partnership). Glade Knight, a fifty percent owner of Cornerstone Realty Advisors, Inc., the advisor to Cornerstone Realty Income Trust, Inc., is a general partner in the partnership. The company purchased the apartments at a price which approximates fair market value based on independent appraisal. All partnership distribution as a result of the sale were made to the limited partners.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expense and partnership expenses which are not attributable to the operation of the property.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Fountain Head Manor Apartments located in Wilmington, North
Carolina  for  the  year  ended  December  31,  1993.   This  statement  is  the
responsibility of the management of Fountain Head Manor Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.), and excludes material expenses described in Note 1 to the statements, that would not be comparable to those resulting from the proposed operations of the property.

In our opinion, the financial statements referred to above present fairly, in all material respects, the operating income of Fountain Head Manor Apartments (as defined above) for the year ended December 31, 1993, in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
February 4, 1994

                        FOUNTAIN HEAD MANOR APARTMENTS
                          WILMINGTON, NORTH CAROLINA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                         YEAR ENDED DECEMBER 31, 1993

    INCOME
     Rental and Other Income ................................  $849,775
                                                               --------
    DIRECT OPERATING EXPENSES
     Administrative and Other ...............................    54,524
     Insurance ..............................................    15,777
     Repairs and Maintenance ................................   187,285
     Taxes, Property ........................................    53,452
     Utilities ..............................................    74,418
                                                               --------
        TOTAL DIRECT OPERATING EXPENSES .....................   385,456
                                                               --------
        Operating income exclusive of items not comparable to
         the proposed future operations of the property .....  $464,319
                                                               ========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Fountain Head Manor Apartments is a 192 unit residential apartment complex located on 13.20 acres in Wilmington, North Carolina. Living space totals 165,600 square feet.

The assets comprising the property are held by Rand Associates, a former lender which acquired the property through foreclosure. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close in late February, 1994.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expenses.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Birdneck Lake Apartments (Phases I and II) located in Virginia Beach, Virginia for the twelve month period ended March 31, 1994. This statement is the responsibility of the management of Birdneck Lakes Apartment (Phases I and II). Our responsibiity is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statements, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Birdneck Lakes Apartments (Phases I and II) (as defined above) for the twelve month period ended March 31, 1994, in conformity with generally accepted accounting principles.

                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
April 28, 1994

                            BIRDNECK LAKES APARTMENTS
                            VIRGINIA BEACH, VIRGINIA
         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY
                       TWELVE MONTHS ENDED MARCH 31, 1994

 INCOME
  Rental and Other Income ................................  $1,077,658
                                                            ----------
 DIRECT OPERATING EXPENSES
  Administrative and Other ...............................      68,506
  Insurance ..............................................      13,663
  Repairs and Maintenance ................................     186,538
  Taxes, Property ........................................      76,128
  Utilities ..............................................     125,021
                                                            ----------
     TOTAL DIRECT OPERATING EXPENSES .....................     469,856
                                                            ----------
     Operating income exclusive of items not comparable to
      the proposed future operations of the property .....  $  607,802
                                                            ==========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Birdneck Lakes Apartments is a 214 unit residential apartment complex located on
13.6 acres in Virginia Beach, Virginia. Living space totals 173,972 square feet.

The assets comprising Phase I are held by T.R. Birdneck Corporation and the assets comprising Phase II are held by Birdneck Apartment Associates II. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to April 29, 1994.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expenses.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Palms Apartments located in Wilmington, North Carolina for the twelve month period ended May 31, 1994. This statement is the responsibility of the management of The Palms Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provide a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statements, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Palms Apartments (as defined above) for the twelve month period ended May 31, 1994, in conformity with generally accepted accounting principles.


                                                     L.P. MARTIN & COMPANY, P.C.

Richmond, Virginia
August 3, 1994

                              THE PALMS APARTMENTS
                           WILMINGTON, NORTH CAROLINA
         STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                   ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                           OPERATIONS OF THE PROPERTY
                             YEAR ENDED MAY 31, 1994


INCOME
 Rental and Other Income ................................  $947,098
                                                           --------
DIRECT OPERATING EXPENSES
 Administrative and Other ...............................    76,017
 Insurance ..............................................    28,312
 Repairs and Maintenance ................................   259,681
 Taxes, Property ........................................    44,247
 Utilities ..............................................   100,120
                                                           --------
    TOTAL DIRECT OPERATING EXPENSES .....................   508,377
                                                           --------
    Operating income exclusive of items not comparable to
     the proposed future operations of the property .....  $438,721
                                                           ========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Palms Apartments is a 224 unit residential garden style apartment complex located on 16 acres in Wilmington, North Carolina. Living space totals 194,221 square feet.

The assets comprising the property are owned by Malibu Wilmington, Inc. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close August 10, 1994.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expenses.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Trestles Apartments located in Raleigh, North Carolina for the twelve month period ended September 30, 1994. This statement is the responsibility of the management of The Trestles Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statements, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Trestles Apartments (as defined above) for the twelve month period ended September 30, 1994, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
December 6, 1994

                           THE TRESTLES APARTMENTS
                           RALEIGH, NORTH CAROLINA
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED SEPTEMBER 30, 1994

INCOME
 Rental and Other Income.................................  $1,629,779
                                                           -----------
DIRECT OPERATING EXPENSES
 Administrative and Other................................     192,599
 Insurance...............................................      20,759
 Repairs and Maintenance.................................     232,685
 Taxes, Property.........................................      98,536
 Utilities...............................................     116,662
                                                           -----------
   TOTAL DIRECT OPERATING EXPENSES.......................     661,241
                                                           -----------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $  968,538
                                                           ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Trestles Apartments is a 280 unit residential garden style apartment complex located on 14.8 acres in Raleigh, North Carolina. Living space totals 217,320 square feet.

The assets comprising the property are owned by MXM Mortgage Corporation. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close December, 1994.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, legal fees, accounting fees, management fees, interest expense and other debt related expenses.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Sterling Pointe Apartments located in Greensboro, North Carolina for the twelve month period ended February 28, 1995. This statement is the responsibility of the management of Sterling Pointe Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material aspects, the income and direct operating expenses of Sterling Pointe Apartments (as defined above) for the twelve month period ended February 28, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
April 11, 1995

                          STERLING POINTE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED FEBRUARY 28, 1995

INCOME
 Rental and Other Income............................................  $1,499,760
                                                                      -----------
DIRECT OPERATING EXPENSES
 Administrative and Other...........................................     189,705
 Insurance..........................................................      27,932
 Repairs and Maintenance............................................     224,187
 Taxes, Property....................................................     127,541
 Utilities..........................................................      70,727
                                                                      -----------
  TOTAL DIRECT OPERATING EXPENSES...................................     640,092
                                                                      -----------
  Operating income exclusive of items not comparable to the proposed future operations of the property................................  $  859,668
                                                                      ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Sterling Pointe Apartments is a 299 unit residential garden style apartment complex located on 23.7 acres in Greensboro, North Carolina. Living space totals 217,477 square feet.

The assets comprising the property are owned by Walden Residential Properties, Inc. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close April, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, legal fees and accounting fees.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Breckinridge Apartments located in Greenville, South Carolina for the twelve month period ended April 30, 1995. This statement is the responsibility of the management of Breckinridge Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) And excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Breckinridge Apartments (as defined above) for the twelve month period ended April 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
June 9, 1995

                           BRECKINRIDGE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED APRIL 30, 1995

INCOME
 Rental and Other Income..........................................  $974,334
                                                                    ---------

DIRECT OPERATING EXPENSES
 Administrative and Other.........................................   108,067
 Insurance........................................................    31,351
 Repairs and Maintenance..........................................   224,087
 Taxes, Property..................................................    59,499
 Utilities........................................................    71,924
                                                                    ---------

  TOTAL DIRECT OPERATING EXPENSES.................................   494,928
                                                                    ---------

  Operating income exclusive of items not comparable to the
   proposed future operations of the property.....................  $479,406
                                                                    =========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

   Breckinridge Apartments is a 236 unit residential garden style apartment complex located at 12.0 acres in Greenville, South Carolina. Living space totals 171,444 square feet.

   The assets comprising the property are owned by Breckinridge Associates Limited Partnership. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close June, 1995.

   In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, interest expense, legal, management and accounting fees.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


   We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Edgewood Apartments located in Greenville, South Carolina for the twelve month period ended April 30, 1995. This statement is the responsibility of the management of Edgewood Apartments. Our responsibility is to express an opinion on this statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

   In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Edgewood Apartments (as defined above) for the twelve month period ended April 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond , Virginia
May 23, 1995

                             EDGEWOOD APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED APRIL 30, 1995

INCOME
 Rental and Other Income..........................................  $1,031,088
                                                                    -----------

DIRECT OPERATING EXPENSES
 Administrative and Other.........................................      83,834
 Insurance .......................................................      26,574
 Repairs and Maintenance..........................................     223,795
 Taxes, Property..................................................      86,035
 Utilities........................................................      72,693
                                                                    -----------

  TOTAL DIRECT OPERATING EXPENSES.................................     502,931
                                                                    -----------

  Operating income exclusive of items not comparable to the
   proposed future operations of the property.....................  $  528,157
                                                                    ===========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Edgewood Apartments is a 212 unit residential garden style apartment complex located on 12.0 acres in Greenville, South Carolina. Living space totals 179,988 square feet.

The assets comprising the property are owned by Reedy River Development Corporation. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close May, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expense excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expense are property depreciation, amortization, mortgage interest expense, legal, accounting and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


   We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Board Meadows Apartments located in Virginia Beach, Virginia for the twelve month period ended April 30, 1995. This statement is the responsibility of the management of Broad Meadows Apartments. Our responsibility is to express an opinion on this statement based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

   In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Broad Meadows Apartments (as defined above) for the twelve month period ended April 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
July 13, 1995

                           BROAD MEADOWS APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED APRIL 30, 1995

INCOME
 Rental and Other Income..........................................  $966,209
                                                                    ---------

DIRECT OPERATING EXPENSES
 Administrative and Other.........................................   126,271
 Insurance........................................................     5,139
 Repairs and Maintenance..........................................   171,222
 Taxes, Property..................................................    50,670
 Utilities .......................................................   142,607
                                                                    ---------

  TOTAL DIRECT OPERATING EXPENSES ................................   495,909
                                                                    ---------

  Operating income exclusive of items not comparable to the
   proposed future operations of the property.....................  $470,300
                                                                    =========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

   Broad Meadows Apartments is a 160 unit residential garden style apartment complex located on 11.97 acres in Virginia Beach, Virginia. Living space totals 145,752 square feet.

   The assets comprising the property are owned by the Federal Deposit Insurance Corporation and were managed by Republic Management, Inc. throughout the period of the financial statements. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close July 1995.

   In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non-rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, legal, accounting and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Lemon Tree Apartments located in Charlotte, North Carolina for the twelve month period ended June 30, 1995. This statement is the responsibility of the management of Lemon Tree Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Lemon Tree Apartments (as defined above) for the twelve month period ended June 30, 1995, in conformity with generally accepted accounting principles.

                                                        L. P. Martin & Co., P.C.

Richmond, Virginia
August 21, 1995

                            LEMON TREE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED JUNE 30, 1995

INCOME
 Rental and Other Income..........................................  $954,240
                                                                    ---------

DIRECT OPERATING EXPENSES
 Administrative and Other.........................................    85,615
 Insurance........................................................    13,761
 Repairs and Maintenance..........................................   177,299
 Taxes, Property..................................................    57,270
 Utilities........................................................    67,474
                                                                    ---------

  TOTAL DIRECT OPERATING EXPENSES.................................   401,419
                                                                    ---------

  Operating income exclusive of items not comparable to the
   proposed future operations of the property.....................  $552,821
                                                                    =========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

   Lemon Tree Apartments is a 192 unit residential garden style apartment complex located on 14.05 acres in Charlotte, North Carolina. Living space totals 159,712 square feet.

   The  assets   comprising  the  property  are  owned  by  Lemon  Tree  Limited
Partnership. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close August, 1995.

   In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, mortgage interest, loan costs, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Mill Creek Apartments located in Winston Salem, North Carolina for the twelve month-period ended July 31, 1995. This statement is the responsibility of the management of Mill Creek Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Mill Creek Apartments (as defined above) for the twelve month period ended July 31, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
September 20, 1995

                            MILL CREEK APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED JULY 31, 1995

INCOME
 Rental and Other Income....................................  $1,208,746
                                                              -----------
DIRECT OPERATING EXPENSES
 Administrative and Other...................................      96,596
 Insurance..................................................      37,954
 Repairs and Maintenance....................................     175,091
 Taxes, Property............................................      85,296
 Utilities..................................................      46,648
                                                              -----------
   TOTAL DIRECT OPERATING EXPENSES..........................     441,585
                                                              -----------
   Operating income exclusive of items not comparable to the
    proposed future operations of the property..............  $  767,161
                                                              ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Mill Creek Apartments is a 220 unit residential garden style apartment complex located on 17.17 acres in Winston Salem, North Carolina. Living space totals 197,320 square feet.

The assets comprising the property are owned by MBL Life Assurance Corporation. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close September, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Glen Eagles Apartments located in Winston Salem, North Carolina for the twelve month period ended July 31, 1995. This statement is the responsibility of the management of Glen Eagles Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material income and expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Glen Eagles Apartments (as defined above) for the twelve month period ended July 31, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
October 18, 1995

                            GLEN EAGLES APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                      TWELVE MONTHS ENDED JULY 31, 1995

INCOME
 Rental and Other Income..........................................  $1,073,164
                                                                    -----------
DIRECT OPERATING EXPENSES
 Administrative and Other.........................................      86,204
 Insurance........................................................      15,692
 Repairs and Maintenance..........................................     183,309
 Taxes, Property..................................................      84,535
 Utilities........................................................      42,085
                                                                    -----------
   TOTAL DIRECT OPERATING EXPENSES................................     411,825
                                                                    -----------
   Operating income exclusive of items not comparable to the
    proposed future operations of the property....................  $  661,339
                                                                    ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Glen Eagles Apartments is a 166 unit residential garden style apartment complex located on approximately 17.159 acres in Winston Salem North Carolina. Living space totals 158,028 square feet.

The  assets   comprising   the  property  are  owned  by  Braehill  Way  Limited
Partnership. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close October, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation, amortization, mortgage interest, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Summer Hill Apartments located in Wilmington, North Carolina for the twelve month period ended September 30, 1995. This statement is the responsibility of the management of Summer Hill Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Summer Hill Apartments (as defined above) for the twelve month period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
November 13, 1995

                            SUMMER HILL APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED SEPTEMBER 30, 1995

INCOME
 Rental and Other Income..........................................  $885,049
                                                                    ---------
DIRECT OPERATING EXPENSES
 Administrative and Other.........................................    48,040
 Insurance........................................................    11,676
 Repairs and Maintenance..........................................   213,346
 Taxes, Property..................................................    59,368
 Utilities........................................................    96,187
                                                                    ---------
   TOTAL DIRECT OPERATING EXPENSES................................   428,617
                                                                    ---------
   Operating income exclusive of items not comparable to the
    proposed future operations of the property ...................  $456,432
                                                                    =========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Summer Hill Apartments is a 176 unit residential garden style apartment complex located on 13.00 acres in Wilmington, North Carolina. Living space totals 172,720 square feet.

The assets comprising the property are owned by Summer Hill Associates Limited Partnership. Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close November, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Tradewinds Apartments located in Hampton, Virginia for the twelve month period ended September 30, 1995. This statement is the responsibility of the management of Tradewinds Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Tradewinds Apartments (as defined above) for the twelve month period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
November 8, 1995

                            TRADEWINDS APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED SEPTEMBER 30, 1995

INCOME
 Rental and Other Income..........................................  $1,620,964
                                                                    -----------
DIRECT OPERATING EXPENSES
 Administrative and Other.........................................     158,217
 Insurance........................................................      14,415
 Repairs and Maintenance..........................................     227,914
 Taxes, Property..................................................     129,365
 Utilities........................................................     123,128
                                                                    -----------
   TOTAL DIRECT OPERATING EXPENSES................................     653,039
                                                                    -----------
   Operating income exclusive of items not comparable to the
    proposed future operations of the property ...................  $  967,925
                                                                    ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Tradewinds Apartments is a 284 unit residential garden style apartment complex located on 12.925 acres in Hampton, Virgina. Living space totals 263,920 square feet.

The  assets  comprising  the  property  are  owned  by  Tradewinds   Associates.
Cornerstone Realty Income Trust, Inc. has a contract to purchase the property and is scheduled to close November, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, accounting fees and penalties.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Lake Apartments located in Charlotte, North Carolina for the twelve month period ended September 30, 1995. This statement is the responsibility of the management of The Lake Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material income and expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Lake Apartments (as defined above) for the twelve month period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
November 28 , 1995

                             THE LAKE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED SEPTEMBER 30, 1995

INCOME
 Rental and Other Income..........................................  $1,784,084
                                                                    -----------
DIRECT OPERATING EXPENSES
 Administrative and Other.........................................     176,967
 Insurance........................................................      37,826
 Repairs and Maintenance..........................................     387,019
 Taxes, Property..................................................     105,729
 Utilities........................................................     139,296
                                                                    -----------
   TOTAL DIRECT OPERATING EXPENSES................................     846,837
                                                                    -----------
   Operating income exclusive of items not comparable to the
    proposed future operations of the property....................  $  937,247
                                                                    ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Lake Apartments is a 358 unit residential garden style apartment complex located on 27.13 acres in Charlotte, North Carolina. Living space totals 324,465 square feet.

The assets comprising the property are owned by EQR-Lake Vista, Inc. during the financial statement period. Cornerstone Realty Income Trust, Inc. purchased the property in November, 1995.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are property depreciation and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property The Meadows Apartments located in Asheville, North Carolina for the year ended December 31, 1995. This statement is the responsibility of the management of The Meadows Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of company with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of The Meadows Apartments (as defined above) for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         L.P. Martin & Co., P.C.

Richmond, Virginia
March 9, 1996

                            THE MEADOWS APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                         YEAR ENDED DECEMBER 31, 1995

INCOME
 Rental and Other Income.................................  $1,080,070
                                                           -----------
DIRECT OPERATING EXPENSES
 Administrative and Other................................      71,233
 Insurance...............................................       8,679
 Repairs and Maintenance.................................     174,632
 Taxes, Property.........................................      54,602
 Utilities...............................................      94,834
                                                           -----------
   TOTAL DIRECT OPERATING EXPENSES.......................     403,980
                                                           -----------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $  676,090
                                                           ===========


NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

The Meadows Apartments is a 176 unit residential garden style apartment complex located on 18.31 acres in Asheville, North Carolina. Living space totals 187,628 square feet.

The assets comprising the property were owned by Forest Properties throughout 1995. Cornerstone Realty Income Trust, Inc. purchased the property in February 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Scarlett Oaks Apartments located in Augusta, Georgia for the twelve month period ended January 31, 1996. This statement is the responsibility of the management of Scarlett Oaks Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Scarlett Oaks Apartments (as defined above) for the twelve month period ended January 31, 1996, in conformity with generally accepted accounting principles.

Richmond, Virginia                                     L.P. Martin & Co., P.C.
April 24, 1996

                           SCARLETT OAKS APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                     TWELVE MONTHS ENDED JANUARY 31, 1996

INCOME...................................................
 Rental and Other Income.................................  $763,810
DIRECT OPERATING EXPENSES................................  --------
 Administrative and Other................................    73,586
 Insurance...............................................    17,657
 Repairs and Maintenance.................................   136,915
 Taxes, Property.........................................    41,000
 Utilities...............................................    43,960
                                                           --------
   TOTAL DIRECT OPERATING EXPENSES.......................   313,118
   Operating income exclusive of items not comparable to   --------
    the proposed future operations of the property.......  $450,692
                                                           ========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Scarlett Oaks Apartments is a 165 unit residential garden style apartment complex located in Augusta, Georgia. Living space totals 131,340 square feet.

During the financial statement period, the assets comprising the property were owned by Scarlett Oaks of Augusta, L.L.C. Cornerstone Realty Income Trust, Inc. purchased the property in April, 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, property depreciation, legal fees, accounting fees and management fees.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.:

We have audited the accompanying historical summary of operating revenue and expenses, as defined in note 1, of Ashley Park Apartments for the year ended December 31, 1995. This historical summary is the responsibility of the Company's management. Our responsibility is to express an opinion on the historical summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenue and expenses of Ashley Park Apartments.

In our opinion, the historical summary referred to above presents fairly, in all material respects, the operating revenue and expenses described in note 1 of Ashley Park Apartments for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                         KPMG Peat Marwick LLP

Richmond, Virginia
April 25, 1996

                            ASHLEY PARK APARTMENTS
        HISTORICAL SUMMARY OF OPERATING REVENUE AND EXPENSES (NOTE 1)
                     FOR THE YEAR ENDED DECEMBER 31, 1995

OPERATING REVEUNE --
 Rental and other income...............  $1,706,415
OPERATING EXPENSES:
 Repairs and maintenance...............     147,125
 Salaries, wages and payroll taxes.....     170,663
 Insurance.............................      18,509
 Utilities.............................     100,612
 Advertising...........................      19,275
 Real estate taxes.....................     146,465
 Other.................................      27,629
  Total Operating Expenses.............     630,278
OPERATING REVENUE IN EXCESS OF
 OPERATING
 EXPENSES..............................  $1,076,137


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE PROPERTY

Ashley Park Apartments is a 272 unit residential garden style apartment complex located on approximately 27 acres of land on the southside of Richmond, Virginia. The buildings were completed in 1988 and contain total living space of approximately 208,000 square feet.

BASIS OF PRESENTATION

The accompanying historical summary of operating revenue and expenses is not representative of the actual operations for the period presented as certain revenues and expenses, which may not be comparable to those expected to be incurred by Cornerstone Realty Income Trust, Inc. in the proposed future operations of the apartments have been excluded. Interest and non-rent related income have been excluded from revenue, and mortgage interest, management fees, Property depreciation and amortization and other costs not directly related to the future operations of Ashley Park Apartments have been excluded from expenses. Management is not aware of any material factors relating to Ashley Park Apartments that would cause the historical summary of operating revenue and expenses to not be indicative of future operating results of the apartments.

(2) ACQUISITION TRANSACTION

Cornerstone Realty Income Trust, Inc. acquired Ashley Park Apartments on March 29, 1996, effective March 1, 1996.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia

We have audited the accompanying statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Colonial Ridge Apartments located in Virginia Beach, Virginia for the twelve month period ended December 31, 1995. This statement is the responsibility of the management of Colonial Ridge Apartments. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a filing by Cornerstone Realty Income Trust, Inc.) and excludes material expenses, described in Note 1 to the statement, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the statement referred to above presents fairly, in all material respects, the income and direct operating expenses of Colonial Ridge Apartments (as defined above) for the twelve month period ended December 31, 1995, in conformity with generally accepted accounting principles.


Richmond, Virginia                                     L.P. Martin & Co., P.C.
June 4, 1996

                          COLONIAL RIDGE APARTMENTS
        STATEMENT OF INCOME AND DIRECT OPERATING EXPENSES EXCLUSIVE OF
                 ITEMS NOT COMPARABLE TO THE PROPOSED FUTURE
                          OPERATIONS OF THE PROPERTY
                    TWELVE MONTHS ENDED DECEMBER 31, 1995

INCOME...................................................
 Rental and Other Income.................................  $832,771
                                                           --------
DIRECT OPERATING EXPENSES................................
 Administrative and Other................................    77,159
 Insurance...............................................     6,690
 Repairs and Maintenance.................................   118,212
 Taxes, Property.........................................    58,224
 Utilities...............................................    89,092
                                                           --------
   TOTAL DIRECT OPERATING EXPENSES.......................   349,377
                                                           --------
   Operating income exclusive of items not comparable to
    the proposed future operations of the property.......  $483,394
                                                           ========

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

Colonial Ridge Apartments is a 148 unit residential garden style apartment complex located on 7.75 acres in Virginia Beach, Virginia. Living space totals 125,800 square feet.

The assets comprising the property were owned by Colonial Ridge, L.C. during the financial statement period. Cornerstone Realty Income Trust, Inc. purchased the property in April 1996.

In accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission, the statement of income and direct operating expenses excludes interest and non rent related income and expenses not considered comparable to those resulting from the proposed future operations of the property. Excluded expenses are mortgage interest, loan amortization, property depreciation, legal fees, management fees and accounting fees.

PRO FORMA STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)

The accompanying unaudited Pro Forma Statement of Operations for the year ended December 31, 1995 is presented as if (a) the Company had owned the acquired properties shown below on January 1, 1995, (b) the Company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the year, and (c) the Company had used proceeds from its offering to acquire the properties. The unadjusted Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1995, nor does it purport to represent the results of operations for future periods.

                                         Historical                        1995        Meadows    West Eagle   Ashley Park
                                        Statement of        1995         Pro Forma    Pro Forma   Pro Forma   Pro Forma
                                         Operations    Acquisitions(3)  Adjustments  Adjustments Adjustments  Adjustments
                                         ----------    ---------------  -----------  -----------------------  -----------
Date of acquisition...................           --                --           --    1/31/96       3/1/96      3/1/96
Revenues from rental properties ......  $16,300,821   $     7,778,024           --   $1,080,070  $  763,810$  1,706,415
Rental expenses:
  Utilities...........................    1,676,938           577,495           --       94,834      43,960     100,612
  Repairs and maintenance.............    2,042,819         1,442,619           --      174,632     136,915     234,163
  Taxes and insurance.................    1,342,427           677,381           --       63,281      58,657     164,974
  Property management.................      896,521                --    $  451,856          --          --          --
  Advertising.........................      378,089           180,896           --       17,808      18,397      19,275
  General and administrative..........      609,969                --       112,858          --          --          --
  Amortization........................       30,564                --           --           --          --          --
  Depreciation of rental property.....    2,788,818                --     1,316,783          --          --          --
  Other...............................    1,283,396           542,686           --       53,425      55,189     111,254
                                          ---------           -------                    ------      ------     -------
                                         11,049,541         3,421,077     1,881,497     403,980     313,118     630,278
                                         ----------         ---------     ---------     -------     -------     -------
Income before interest income
 (expense)............................    5,251,280         4,356,947    (1,881,497)    676,090     450,692   1,076,137
Interest income ......................      226,555                --           --          --           --          --
Interest expense......................     (248,120)               --           --          --           --          --
                                           --------
Net income............................  $ 5,229,715   $     4,356,947   ($1,881,497)  $ 676,090   $ 450,692  $1,076,137
                                        ===========   ===============   ===========   =========   =========  ==========
Net income per share..................  $      0.64
                                        ===========
Wgt. avg. number of shares
 outstanding..........................    8,176,803
                                          =========

                                           Arbor Trace      1996
                                            Pro Forma     Pro Forma     Total
                                           Adjustments   Adjustments  Pro Forma
                                           -----------   -----------  ---------
Date of Acquisition...................        3/1/96           --         --
Revenues from rental properties ......        832,771          --   $28,461,911
Rental expenses:
  Utilities...........................         89,092          --     2,582,931
  Repairs and maintenance.............        118,212          --     4,149,360
  Taxes and insurance.................         64,914          --     2,371,634
  Property management.................             --   $ 241,983     1,590,360
  Advertising.........................         19,290          --       633,755
  General and administrative..........             --      68,513       791,340
  Amortization........................             --          --        30,564
  Depreciation of rental property.....             --     880,944     4,986,545
  Other...............................         57,869          --     2,103,819
                                               ------    --------     ---------
                                              349,377   1,191,440    19,240,308
                                              -------   ---------    ----------
Income before interest income
  (expense)...........................     $  483,394  $1,191,440)    9,221,603
Interest income ......................             --         --             --
Interest expense......................             --         --       (248,120)
                                              =======  ==========    ==========
Net income............................        483,394 ($1,191,440)  $ 9,200,038
Net income per share..................                              $      0.60
                                                                    ===========
Wgt. avg. number of shares
 outstanding..........................                               15,389,944
                                                                     ==========

The pro forma adjustments give effect to the actual rental income and expenses for the properties for the period in 1996 prior to their acquisition by the Company. Notes to the Pro Forma Statement of Operations are as follows: (1) property management expense has been adjusted based on the Company's contractual arrangements, and (2) depreciation has been adjusted based on the Company's depreciable basis of the acquired properties of $81,786,345, a 27.5 year life and the respective periods prior to their acquisition. The pro forma rental income and expenses of each property are based on the annual financial results of each respective property as obtained in an audit by an independent auditor. Management believes these results are representative of the actual results of operations for the periods in which the Company did not own the properties. The Company financed part of the purchase price of certain acquisitions with short term borrowings, which were subsequently retired with proceeds of the Company's on-going best efforts offering within approximately 60 days of acquisition. The pro forma weighted average number of shares includes the number of shares necessary to provide proceeds adequate to finance the purchase price. (3) See F-69 for details of 1995 acquisitions.

PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995
(UNAUDITED)

The following schedule provides detail of 1995 acquisitions by property included in the Pro Forma Statement of Operations for the year ended December 31, 1995. (See F-68)


                                          Sterling Pointe  Breckinridge    Magnolia   Bay Watch    Hanover    Mill Creek
                                           Pro Forma        Pro Forma     Pro Forma   Pro Forma   Pro Forma    Pro Forma
                                          Adjustments      Adjustments    Adjustments Adjustments Adjustments Adjustments
                                          -----------      -----------    ----------- ----------- ----------- ------------
Date of Acquisition                           4/1/95         6/21/95        6/1/95     7/18/95     8/22/95     9/22/95

 Property Operations
 Revenues from rental properties......  $    374,940    $    487,168  $    429,620   $  63,622   $ 636,160   $ 906,560
 Rental expenses:
   Utilities .........................        17,682          35,962        30,289      83,187      44,983      34,986
   Repairs and maintenance ...........        56,047         112,044        97,415      99,880     118,199     131,318
   Taxes and insurance ...............        38,868          45,426        46,920      32,555      47,354      92,438
   Property management ...............            --              --            --          --          --          --
   Advertising .......................        11,857          13,508         8,733      18,415      14,269      18,112
   General and administrative ........            --              --            --          --          --          --
   Amortization ......................            --              --            --          --          --          --
   Depreciation of rental property....            --              --            --          --          --          --
   Other .............................        35,570          40,526        26,198      55,244      42,808      54,335
                                              ------          ------        ------      ------      ------      ------
                                             160,024         247,466       209,555     289,281     267,613     331,189
                                             -------         -------       -------     -------     -------     -------

Income before interest income                     --              --            --          --          --          --
                                             -------         -------       -------     ------      -------     -------
 (expense)............................       214,916         239,702       220,065     274,341     368,547     575,371

Interest income ......................            --              --            --          --          --          --

Interest expense......................            --              --            --          --          --          --
                                             -------        --------       -------   ---------      ------     -------
Net income ...........................  $    214,916    $    239,702  $    220,065  $  274,341  $  368,547  $  575,371
                                             =======         ======        =======     =======     =======     =======



                                       Glen Eagles      Sailboat    Tradewinds     Osprey        1995
                                        Pro Forma      Pro Forma     Pro Forma    Pro Forma   Acquisition
                                       Adjustments    Adjustments   Adjustments  Adjustments  Adjustments
                                       -----------    -----------   ----------- -----------  -----------
                                        10/26/95       11/1/95        11/9/95     11/16/95
Property Operations...................  $ 804,873  $ 1,486,737  $ 1,350,803     $ 737,541  $ 7,778,024
   Rental expenses:
   Utilities .........................     31,564      116,080      102,607        80,155      577,495
   Repairs and maintenance ...........    137,482      322,516      189,926       177,192    1,442,619
   Taxes and insurance ...............     75,170      119,629      119,817        59,204      677,381
   Property management ...............         --           --           --            --           --
   Advertising .......................     16,163       36,868       32,962        10,009      180,896
   General and administrative ........         --           --           --            --           --
   Amortization ......................         --           --           --            --           --
   Depreciation of rental property....         --           --           --            --           --
   Other .............................     48,490      110,604       98,888        30,023      542,686
                                           ------      -------       ------        ------      -------
                                          308,869      705,697      544,200       357,183    3,421,077
                                          -------      -------      -------       -------    ---------
Income before interest income
 (expense)............................    496,004      781,040      806,603       380,358    4,356,947
Interest income ......................         --           --           --            --           --
Interest expense......................         --           --           --            --           --
                                         --------    ---------    ----------      -------   ----------
Net income ...........................   $496,004  $   781,040  $   806,603     $ 380,358  $ 4,356,947
                                         ========  ===========  ===========     =========  ===========

PRO FORMA STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1996 (UNAUDITED)


The accompanying unaudited Pro Forma Statement of Operations for the quarter ended March 31, 1996 is presented as if (a) the Company had owned the acquired properties shown below on January 1, 1996, (b) the Company had qualified as a REIT, distributed all of its taxable income and, therefore, incurred no federal income tax expense during the year, and (c) the Company had used proceeds from its offering to acquire the properties. The unadjusted Pro Forma Statement of Operations does not purport to represent what the Company's results of operations would actually have been if such transactions, in fact, had occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.



                                   Historical         Meadows      West Eagle   Ashley Park   Arbor Trace      1996
                                   Statement of      Pro Forma     Pro Forma     Pro Forma     Pro Forma     Pro Forma      Total
                                    Operations      Adjustments   Adjustments   Adjustments   Adjustments   Adjustments    Pro Forma
Date of Acquisitions.............           --        1/31/96        3/1/96        3/1/96            --         --

Revenues from rental properties .  $ 6,552,688     $   90,006     $ 127,302    $  284,403     $ 138,795         --    $  7,193,194

Rental expenses:
  Utilities......................      610,146          7,903         7,327        16,769        14,849         --         656,994

  Repairs and maintenance........      720,876         14,553        22,819        39,027        19,702         --         816,977
  Taxes and insurance............      580,250          5,273         9,776        27,496        10,819         --         633,614
  Property management............      349,665             --            --            --            --     35,573         385,238
  Advertising....................      144,819          1,484         3,066         3,213         3,215         --         155,797
  General and administrative.....      217,912             --            --            --            --     10,127         228,039
  Amortization...................        7,641             --            --            --            --         --           7,641
  Depreciation of rental property    1,238,249             --            --            --            --    128,600       1,366,849
  Other..........................      540,701          4,452         9,198        18,542         9,645         --         582,538
                                       -------          -----         -----        ------         -----    -------         -------

                                     4,410,259         33,665        52,186       105,047        58,230    174,300       4,833,687
                                     ---------         ------        ------       -------        ------    -------       ---------
Income before interest income
 (expense).......................    2,142,429         56,341        75,116       179,356       80,,565   (174,300)      2,359,507
Interest income .................       76,338             --            --            --            --         --          76,338
Interest expense.................      (46,880)            --            --            --            --         --         (46,880)
                                       -------       --------       -------     ---------       -------   --------         -------
Net income.......................  $ 2,171,887     $    56,341    $  75,116   $   179,356     $  80,565  ($174,300)     $2,388,965
                                   ===========     ===========    =========   ===========      =========  =========      =========
Net income per share.............  $      0.16                                                                              $ 0.15
                                   ===========                                                                              ======

Wgt. avg. number of shares
 outstanding.....................   13,944,419                                                                          15,599,509
                                    ==========                                                                          ==========


The pro forma adjustments give effect to the actual rental income and expenses for the properties for the period in 1996 prior to their acquisition by the Company. Notes to the Pro Forma Statement of Operations are as follows: (1) property management expense has been adjusted based on the Company's contractual arrangements, and (2) depreciation has been adjusted based on the Company's depreciable basis of the acquired properties of $24,225,000, a 27.5 year life and the respective periods prior to their acquisition. The pro forma rental income and expenses of each property are based on the annual financial results of each respective property as obtained in an audit by an independent auditor. Management believes these results are representative of the actual results of operations for the periods in which the Company did not own the properties. The Company financed part of the purchase price of certain acquisitions with short term borrowings, which were subsequently retired with proceeds of the Company's on-going best efforts offering within approximately 60 days of acquisition. The pro forma weighted average number of shares includes the number of shares necessary to provide proceeds adequate to finance the purchase price.

                                                                     [SPECIMEN]
                                                                     EXHIBIT A
                             SUBSCRIPTION AGREEMENT

To: Cornerstone Realty Income Trust, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:

   By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Cornerstone Realty Income Trust, Inc. ("REIT") at a purchase price of Eleven and 00/100 Dollars ($11.00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:
   (a) acknowledge receipt of a copy of the Prospectus of Cornerstone Realty Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;
   (b) represent that I am (we are) of majority age;
   (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;
   (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;
   (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;
   (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and
   (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).
   It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion and that, to the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

   (h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

         1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

         2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

         3. PRE-ARBITRATION   DISCOVERY  IS  GENERALLY  MORE  LIMITED  THAN  AND
            DIFFERENT FROM COURT PROCEEDINGS.

         4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

         5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

   THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                                                                      [SPECIMEN]
                    CORNERSTONE REALTY INCOME TRUST, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1. Social Security Number(s)____________________________________________________
   Tax ID Number(s)_____________________________________________________________
   Account # (If applicable)

2. Name(s) in which shares are to be registered:
   _____________________________________________________________________________
   _____________________________________________________________________________

3. Manner in which title is to be held (Please check one).

[]Individual        []Joint Tenants WROS   []Corporation    []Community Property
[]Tenants in Common []Partnership          []Trust
[]As Custodian for______________________________________________________________
[]For Estate of_________________________________________________________________
[]Other_________________________________________________________________________

4. Address for correspondence___________________________________________________
   _____________________________________________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [] Yes [] No

6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [] Liquidate funds from money market [] Check enclosed

7. Instructions for cash distributions [] Deposit to money market [] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (h).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

   x____________________________________________________________________________
      Signature                          Date

   x____________________________________________________________________________
      Signature                          Date

10. Broker/Dealer Information:

   ________________________________   __________________________________________
   Registered Representative's Name   Second Registered Representative's Name

   ________________________________   __________________________________________
   Broker/Dealer Firm                 Registered Representative's Office Address

   ________________________________   __________________________________________
   City/State/Zip                     Telephone Number

11.To substantiate  compliance with Appendix F to Article III, Section 34 of the
   NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

   _____________________________________________________________________________
   Registered  Representative         Date

   _____________________________________________________________________________
   General Securities Principal       Date

   _____________________________________________________________________________
   Cornerstone Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Cornerstone Realty Income Trust, Inc.

Agreed and accepted by:
Cornerstone Realty Income Trust, Inc.
By______________________________________________________________________________
Date____________________________________________________________________________

                             SUBSCRIPTION AGREEMENT

To: Cornerstone Realty Income Trust, Inc.
    306 East Main Street
    Richmond, VA 23219

Gentlemen:

   By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) hereby subscribe for the number of shares of stock set forth on the reverse hereof in Cornerstone Realty Income Trust, Inc. ("REIT") at a purchase price of Eleven and 00/100 Dollars ($11.00) per Share. By executing or having executed on my (our) behalf this Subscription Agreement and submitting payment, I (we) further:
   (a) acknowledge receipt of a copy of the Prospectus of Cornerstone Realty Income Trust, Inc., of which this Subscription Agreement is a part, and understand that the shares being acquired will be governed by the terms of such Prospectus and any amendments and supplements thereto;
   (b) represent that I am (we are) of majority age;
   (c) represent that I (we) have adequate means of providing for my (our) current needs and personal contingencies; have no need for liquidity from this investment; and through employment experience, educational level attained, access to advice from qualified advisors, prior experience with similar investments, or a combination thereof, understand the financial risks and lack of liquidity of an investment in the REIT;
   (d) represent that I (we) have either: (i) a net worth (excluding home, home furnishings and automobiles) of at least $50,000 and estimate that (without regard to investment in the REIT) I (we) will have gross income during the current year of $50,000, or (ii) a net worth (excluding home, home furnishings and automobiles) of at least $100,000 ($150,000 in the case of North Carolina purchasers); and, in either event, further represent that the purchase amount is 10% or less of my (our) net worth as defined above;
   (e) represent (if purchasing in a fiduciary or other representative capacity) that I (we) have due authority to execute the Subscription Agreement and to thereby legally bind the trust or other entity of which I am (we are) trustee(s), legal representative(s) or authorized agent(s); and agree to fully indemnify and hold the REIT, its officers and directors, its affiliates and employees, harmless from any and all claims, actions and causes of action whatsoever which may result by a breach or an alleged breach of the representations contained in this paragraph;
   (f) certify, under penalties of perjury, (i) that the taxpayer identification number shown on the signature page of this Subscription Agreement is true, correct and complete (or I am (we are) waiting for a number to be issued to me
(us)), and (ii) that I am (we are) not subject to backup withholding either because (a) I am (we are) exempt from backup withholding, or (b) I (we) have not been notified by the Internal Revenue Service that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or (c) the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding; and
   (g) represent that I (we) have due authority to execute (or cause to be executed on my (or our) behalf) the signature page hereto and to thereby legally bind myself (ourselves) or the entity of which I am (we are) authorized agent(s).
   It is understood that the REIT shall have the right to accept or reject this subscription in whole or in part in its sole and absolute discretion and that, to the extent permitted by applicable law, the REIT intends to assert the foregoing representations as a defense to any claim based on factual assertions contrary to those set forth above.

   (h) PRE-DISPUTE ARBITRATION CLAUSE. REGULATORY AUTHORITIES REQUIRE THAT ANY BROKERAGE AGREEMENT CONTAINING A PRE-DISPUTE ARBITRATION AGREEMENT DISCLOSE THE
FOLLOWING:

         1. ARBITRATION IS FINAL AND BINDING BETWEEN THE PARTIES.

         2. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

         3. PRE-ARBITRATION   DISCOVERY  IS  GENERALLY  MORE  LIMITED  THAN  AND
            DIFFERENT FROM COURT PROCEEDINGS.

         4. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OR RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

         5. THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

         6. NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION, OR WHO IS A MEMBER OF A PUTATIVE CLASS ACTION WHO HAS OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (1) THE CLASS CERTIFICATION IS DENIED; OR (II) THE CLASS IS DECERTIFIED; OR (III) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

   THE CUSTOMER AGREES TO SETTLE BY ARBITRATION ANY CONTROVERSY BETWEEN HIM/HER AND THE BROKER CONCERNING THIS AGREEMENT, HIS/HER ACCOUNTS(S), OR ACCOUNT TRANSACTIONS, OR IN ANY WAY ARISING FROM HIS/HER RELATIONSHIP WITH BROKER WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THIS DATE. SUCH ARBITRATION WILL BE CONDUCTED BEFORE AND ACCORDING TO THE ARBITRATION RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. (NASD) OR ANY OTHER SELF-REGULATORY ORGANIZATION OF WHICH BROKER IS A MEMBER. EITHER THE BROKER OR THE CUSTOMER MAY INITIATE ARBITRATION BY MAILING A WRITTEN NOTICE. IF THE CUSTOMER DOES NOT DESIGNATE THE ARBITRATION FORUM IN HIS/HER NOTICE, OR RESPOND IN WRITING WITHIN 5 DAYS AFTER RECEIPT OF BROKER'S NOTICE, CUSTOMER AUTHORIZES BROKER TO DESIGNATE THE ARBITRATION FORUM ON CUSTOMER'S BEHALF. JUDGMENT ON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION, AND CUSTOMER SUBMITS HIMSELF/HERSELF AND PERSONAL REPRESENTATIVES TO THE JURISDICTION OF SUCH COURT.

                    CORNERSTONE REALTY INCOME TRUST, INC.
                 SIGNATURE PAGE OF THE SUBSCRIPTION AGREEMENT

1. Social Security Number(s)____________________________________________________
   Tax ID Number(s)_____________________________________________________________
   Account # (If applicable)

2. Name(s) in which shares are to be registered:
   _____________________________________________________________________________
   _____________________________________________________________________________

3. Manner in which title is to be held (Please check one).

[]Individual        []Joint Tenants WROS   []Corporation    []Community Property
[]Tenants in Common []Partnership          []Trust
[]As Custodian for______________________________________________________________
[]For Estate of_________________________________________________________________
[]Other_________________________________________________________________________

4. Address for correspondence___________________________________________________
   _____________________________________________________________________________

5. Are you a non-resident alien individual (other than a non-resident alien who has elected to be taxed as a resident), a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, or otherwise not qualified as a United States person? If so, transaction will not be executed without a completed W-8 Form. [] Yes [] No

6. Amount of Investment $___________ for _____________ Shares (Investment must be for a minimum of $5,000 in Shares or $2,000 in Shares for qualified plans). Make check payable to: First Union National Bank, Escrow Agent (or as otherwise instructed). [] Liquidate funds from money market [] Check enclosed

7. Instructions for cash distributions [] Deposit to money market [] Reinvest in additional Shares

8. I (WE) UNDERSTAND THAT THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPH (h).

9. Signature(s) of Investor(s) (Please sign in same manner in which Shares are to be registered. Read Subscription Agreement, an important legal document, before signing.)

   x____________________________________________________________________________
      Signature                          Date

   x____________________________________________________________________________
      Signature                          Date

10. Broker/Dealer Information:

   ________________________________   __________________________________________
   Registered Representative's Name   Second Registered Representative's Name

   ________________________________   __________________________________________
   Broker/Dealer Firm                 Registered Representative's Office Address

   ________________________________   __________________________________________
   City/State/Zip                     Telephone Number

11.To substantiate  compliance with Appendix F to Article III, Section 34 of the
   NASD's Rules of Fair Practice, the undersigned Registered Representative hereby certifies: I have reasonable grounds to believe, based on information obtained from the investor(s) concerning investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the REIT is suitable for such investor(s) in light of financial position, net worth and other suitability characteristics.

   _____________________________________________________________________________
   Registered  Representative         Date

   _____________________________________________________________________________
   General Securities Principal       Date

   _____________________________________________________________________________
   Cornerstone Use Only

This Subscription Agreement and Signature page will not be an effective agreement until it is signed by a duly authorized agent of Cornerstone Realty Income Trust, Inc.

Agreed and accepted by:
Cornerstone Realty Income Trust, Inc.
By______________________________________________________________________________
Date____________________________________________________________________________

   NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH SUCH OFFER MAY NOT LEGALLY BE MADE. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN HAS NOT CHANGED AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                              -----------------
                              TABLE OF CONTENTS

                                            PAGE
                                          -------
Available Information...................    i
Summary of the Offering.................    1
Risk Factors............................   10
Estimated Use of Proceeds...............   18
Compensation............................   20
Conflicts of Interest...................   25
Investment Objectives and Policies .....   27
Distribution Policy.....................   33
Business and Properties.................   34
Management..............................   93
The Advisor and Affiliates..............  102
Principal and Management Stockholders ..  106
Federal Income Tax Considerations ......  107
Investment by Tax-Exempt Entities ......  114
Dilution................................  115
Selected Financial Data.................  117
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations.............................  118
Plan of Distribution....................  122
Description of Capital Stock............  123
Summary of Organizational Documents ....  126
Sales Literature........................  128
Reports to Shareholders.................  128
Legal Opinions..........................  128
Experts.................................  129
Change in Company's Certifying
 Accountant.............................  129
Glossary................................  130
Index to Financial Statements of the
 Company................................  F-1
Subscription Agreement............. Exhibit A


                                 CORNERSTONE
                                    REALTY
                              INCOME TRUST, INC.

                                  PROSPECTUS

                        DAVID LERNER ASSOCIATES, INC.


                                 July 19, 1996

                  II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following are estimates of the expenses to be incurred in connection with the issuance and distribution of the securities to be registered:

SEC registration fee........  $   17,242
NASD filing fee.............       5,125
Printing and engraving
fees........................     162,500
Legal fees and expenses ....     187,500
Accounting fees and
expenses....................      75,000
Blue Sky fees and expense ..      27,633
Transfer agent and
registrar...................      12,500
Registrant travel expense ..      12,500
Marketing Expense
Allowance...................   1,250,000
                              ------------
TOTAL.......................  $1,750,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $2 million (subject to a retention or "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

   The Virginia Stock Corporation Act (the "Virginia Act") permits, and the Registrant's Articles of Incorporation and Bylaws require, indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. Under Section 13.1-697 of the Virginia Act, a Virginia corporation generally is authorized to indemnify its directors in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Registrant's Articles of Incorporation and Bylaws require indemnification of officers and directors with respect to any action except in the case of misconduct, bad faith, negligence, reckless disregard of duties or violations of the criminal law. In addition, the Registrant may carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation, as permitted by the Virginia Act, eliminate the damages that may be assessed against a director or officer of the Registrant in a shareholder or derivative proceeding. This limit on liability will not apply in the event of willful misconduct or a knowing violation of the criminal law or of federal or state securities laws. Reference also is made to the indemnification provisions set forth in the form of Agency Agreement filed as Exhibit 1 hereto.

ITEM 16. EXHIBITS.

   The following exhibits have been previously filed at the places indicated, except as stated.


1.1        Form of Agency  Agreement  between the  Registrant  and David  Lerner
           Associates,   Inc.  Filed  herewith.

1.2 Escrow Agreement among the Registrant, First Union National Bank of North Carolina and David LernerAssociates, Inc. Filed herewith.

3.1        Amended and Restated  Articles of  Incorporation  of the  Registrant.
           (Exhibit 3.1)**

 3.2       Bylaws of the Registrant. (Exhibit 3.2)***

 3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc. (3)

 3.4 Amended and Restated Articles of Incorporation of Cornerstone Realty Income Trust, Inc., as amended (Incorporated by reference to Exhibit
           3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

 3.5 Bylaws of Cornerstone Realty Income Trust, Inc. (Amended through April 26, 1995)(Incorporated by reference to Exhibit 3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

 5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered. Filed herewith.

 8 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters. Filed herewith.

10.1 Advisory Agreement between the Registrant and Cornerstone Advisors, Inc. (1,2,3,4)

10.2 Form of Property Management Agreement between the Registrant and Cornerstone Management Group, Inc. (Exhibit 10.2)***

10.3 Property Acquisition/Disposition Agreement between the Registrant and Cornerstone Realty Group, Inc. (1,2,4)

10.4       Cornerstone  Realty Income Trust, Inc. 1992 Incentive Plan.  (Exhibit
           10.5)***

10.5 Cornerstone Realty Income Trust, Inc. 1992 Non-Employee Directors Stock Option Plan. (Exhibit 10.6)***

10.6 Registrar, Transfer Agent and Disbursement Agent Agreement between the Registrant and Bankers Trust Company. (Exhibit 10.7)****

10.7       Property  Management   Agreement  dated  June  1,  1993  between  the
           Registrant and  Cornerstone  Management  Group,  Inc. (The
           Hollows Apartments). (Exhibit 10.8)*****

10.8       Property  Management   Agreement  dated  June  1,  1993  between  the
           Registrant and Cornerstone  Management  Group,  Inc. (Polo
           Club Apartments). (Exhibit 10.9)*****

10.9       Property  Management  Agreement  dated  October 1, 1993  between  the
           Registrant  and  Cornerstone     Management   Group,   Inc.
           (Mayflower Seaside Tower Apartments). (Exhibit 10.10)*****

10.10 Property Management Agreement dated December 7, 1993 between the Registrant and Cornerstone Management Group, Inc. (Stone
           Ridge Apartments). (Exhibit 10.11)*****

10.11 Property Management Agreement dated December 15, 1993 between the Registrant and Cornerstone Management Group, Inc. (County
           Green Apartments). (Exhibit 10.12)*****

10.12 Property Management Agreement dated February 1, 1994 between the Registrant and Cornerstone Management Group, Inc. (Fountain Head Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the Registrant's Report on Form 8-K dated March 15, 1994; File No. 33-51296).

10.13 Form of Amendment and Restatement of Cornerstone Realty Income Trust, Inc. 1992 Incentive Plan. (Exhibit 10.14)******

10.14      Form of Amendment and Restatement of Cornerstone Realty Income Trust,
           Inc.  1992  Non-Employee   Directors  Stock  Option  Plan.   (Exhibit
           10.15)******

10.15 Property Management Agreement dated April 29, 1994 between the Registrant and Cornerstone Management Group, Inc. (Birdneck Lakes Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated April 29, 1994; File No. 33-51296).

10.16 Property Management Agreement dated August 1, 1994 between the Registrant and Cornerstone Management Group, Inc. (Chase Mooring Apartments)(Incorporated by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated August 10, 1994; File No. 33-51296).

10.17 Property Management Agreement dated December 9, 1994 between the Registrant and Cornerstone Management Group, Inc. (The Trestles Apartments)(Incorporated by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated December 30, 1994; File No. 0-23954).

10.19 Agreement for Appointment of Transfer Agent and Registrar between the Company and First Union National Bank of North Carolina (Incorporated by reference to Exhibit 10.19 to the Company's Report on Form 10-K for the Year Ended December 31, 1994; File No. 0-23954).

10.20 Property Management Agreement dated April 1, 1995 between the Registrant and Cornerstone Management Group, Inc. (Sterling Pointe Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the Registrant's Report on Form 8-K dated April 7, 1995; File No. 0-23954).

10.21 Property Management Agreement dated June 29, 1995 between the Registrant and Cornerstone Management Group, Inc. (Magnolia Run Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated July 5, 1995; File No. 0-23954).

10.22 Property Management Agreement dated June 21, 1995 between the Registrant and Cornerstone Management Group, Inc. (Breckinridge Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated July 5, 1995; File No. 0-23954).

10.23 Property Management Agreement dated July 18, 1995 between the Registrant and Cornerstone Management Group, Inc. (Bay Watch Pointe Apartments). (7)

10.24 Property Management Agreement dated August 22, 1995 between the Registrant and Cornerstone Management Group, Inc. (Hanover Landing Apartments). (7)

10.25 Property Management Agreement dated September 22, 1995 between the Registrant and Cornerstone Management Group, Inc. (Mill Creek Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the Registrant's Report on Form 8-K dated October 26, 1995; File No. 0-23954).

10.26 Property Management Agreement dated October 26, 1995 between the Registrant and Cornerstone Management Group, Inc. (Glen Eagles Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the Registrant's Report on Form 8-K dated October 26, 1995; File No. 0-23954).

10.27 Property Management Agreement dated November 1, 1995 between the Registrant and Cornerstone Management Group, Inc. (Summer Hill Apartments)(Incorporated herein by reference to Exhibit 10.4 included in the Registrant's Report on Form 8-K dated November 9, 1995; File No. 0-23954).

10.28 Property Management Agreement dated November 1, 1995 between the Registrant and Cornerstone Management Group, Inc. (Tradewinds Apartments)(Incorporated herein by reference to Exhibit 10.5 included in the Registrant's Report on Form 8-K dated November 9, 1995; File No. 0-23954).

10.29 Property Management Agreement dated November 1, 1995 between the Registrant and Cornerstone Management Group, Inc. (The Lake Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the Registrant's Report on Form 8-K dated November 9, 1995; File No. 0-23954).

10.30 Property Management Agreement dated February 25, 1996 between the Registrant and Cornerstone Management Group, Inc. (The Meadows Apartments). (11)

10.31 Property Management Agreement dated March 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Scarlett Oaks Apartments). (12)

10.32      Property  Management  Agreement  dated  March  1,  1996  between  the
           Registrant and Cornerstone Management . Group, Inc. (Ashley Park Apartments). (12)

10.33 Property Management Agreement dated March 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Colonial Ridge Apartments). (12)

10.34 Property Management Agreement dated April 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Longmeadow Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

10.35 Property Management Agreement dated April 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Trophy Chase Apartments)(Incorporated herein by reference to Exhibit 10.4 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

10.36 Property Management Agreement dated May 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Beacon Hill Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

10.37 Property Management Agreement dated May 31, 1996 between the Registrant and Cornerstone Management Group, Inc. (Meadow Creek Apartments)(Incorporated herein by reference to Exhibit 10.8 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

10.38 Property Management Agreement dated May 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Summer Walk Apartments)(Incorporated herein by reference to Exhibit 10.10 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

10.39 Property Management Agreement dated May 1, 1996 between the Registrant and Cornerstone Management Group, Inc. (Willow Creek Apartments)(Incorporated herein by reference to Exhibit 10.12 included in . the Registrant's Report on Form 8-K dated April 30, 1996; File No. 0-23954).

16 Letter regarding Change in Certifying Accountant (Incorporated herein by reference to Exhibit 6 included in the Registrant's Report on Form 8-K dated May 11, 1994; File No. 33-51296).

23.1       Consent  of   McGuire,  Woods,  Battle &  Boothe, L.L.P. (included in
           Exhibits 5 and 8).

23.2       Consent of Ernst & Young LLP. (13)

23.3       Consent of KPMG Peat Marwick LLP. (13)

23.4       Consent of L. P. Martin & Company. (13)

24.1       Power of Attorney of Glade M. Knight. (13)

24.2       Power of Attorney of Stanley J. Olander, Jr. (13)

24.3       Power of Attorney of Martin Zuckerbrod. (13)

24.4       Power of Attorney of Harry S. Taubenfeld. (13)

24.5       Power of Attorney of Penelope W. Kyle. (13)

24.6       Power of Attorney of Glenn W. Bunting. (13)
- -------

(1)   Included in Form S-11 filed on June 30, 1994 (File No. 33-81050).

(2) Included in Amendment No. 1 to Form S-11 filed on September 19, 1994 (File No. 33-81050).

(3) Included in Amendment No. 2 to Form S-11 filed on October 12, 1994 (File No. 33-81050).

(4) Included in Amendment No. 3 to Form S-11 filed October 28, 1994 (File No. 33-81050).

(5) Included in Post-Effective Amendment No. 1 to Form S-11 filed March 31, 1995 (File No. 33-81050).

(6) Included in Post-Effective Amendment No. 2 to Form S-11 filed June 2, 1995 (File No. 33-81050).

(7) Included in Post-Effective Amendment No. 3 to Form S-11 filed September 5, 1995 (File No. 33-81050).

(8) Included in Post-Effective Amendment No. 4 to Form S-11 filed September 14, 1995 (File No. 33-81050).

(9) Included in Post-Effective Amendment No. 5 to Form S-11 filed October 6, 1995 (File No. 33-81050).

(10) Included in Post-Effective Amendment No. 6 to Form S-11 filed January 10, 1996 (File No. 33-81050).

(11) Included in Post-Effective Amendment No. 7 to Form S-11 filed March 29, 1996 (File No. 33-81050).

(12) Included in Post-Effective Amendment No. 8 to Form S-11 filed April 15, 1996 (File No. 33-81050).


(13)  Included in Form S-3 filed on July 9, 1996 (File No. 333-07821).


*     Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on August 25, 1992.

**    Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's (Pre-Effective) Amendment No. 1 to its Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on October 30, 1992.

***   Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's (Pre-Effective) Amendment No. 2 to its Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on December 24, 1992.

****  Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's Post-Effective Amendment No. 1 to its Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on June 4, 1993.

***** Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's Post-Effective Amendment No. 4 to its Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on January 24, 1994.

******Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses, which was filed as an Exhibit to the Registrant's Post-Effective Amendment No. 5 to its Registration Statement on Form S-11 (File No. 33-51296), as filed with the Securities and Exchange Commission on April 28, 1994.

ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) That all post-effective amendments will comply with the applicable forms,
rules  and   regulations   of  the   Commission  in  effect  at  the  time  such
post-effective amendments are filed.

   (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 17, 1996.


                              Cornerstone Realty Income Trust,


                              By:  /s/ Stanley J. Olander, Jr., Vice President
                                  ---------------------------------------------
                                       Stanley J. Olander, Jr., Vice President


   Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                         TITLE                      DATE
          ---------                         -----                      ----

/s/ *
- ----------------------------
Glade M. Knight               Director and President            July 17, 1996


/s/ *                         Director, Vice President and
- ----------------------------  Secretary                         July 17, 1996
Stanley J. Olander, Jr.

/s/ *
- ----------------------------
Martin Zuckerbrod             Director                          July 17, 1996

/s/ *
- ----------------------------
Harry S. Taubenfeld           Director                          July 17, 1996

/s/
- ----------------------------
Leslie A. Grandis             Director                          July 17, 1996

/s/ *
- ----------------------------
Glenn W. Bunting, Jr.         Director                          July 17, 1996

/s/ *
- ----------------------------
Penelope W. Kyle              Director                          July 17, 1996


*By: /s/ Stanley J. Olander, Jr.
- -----------------------------
Stanley J. Olander, Jr.
Attorney-in-Fact for
the above-named persons


                                EXHIBIT INDEX
 (EXCEPT AS STATED, THE FOLLOWING EXHIBITS HAVE BEEN PREVIOUSLY FILED AT THE
                              PLACES INDICATED)

                                                                                   SEQUENTIAL
EXHIBIT                                                                              PAGE
NUMBER                           DESCRIPTION                                         NUMBER
- ------                           -----------                                         ------

1.1        Form of Agency  Agreement  between the  Registrant  and David  Lerner
           Associates,   Inc.  Filed  herewith.

1.2        Escrow  Agreement among the Registrant,  First Union National Bank of
           North Carolina and David LernerAssociates, Inc. Filed herewith.

3.1        Amended and Restated  Articles of  Incorporation  of the  Registrant.
           (Exhibit 3.1)**

3.2        Bylaws of the Registrant. (Exhibit 3.2)***

3.3        Articles  of  Amendment  to the  Amended  and  Restated  Articles  of
           Incorporation of Cornerstone Realty Income Trust, Inc. (3)

3.4        Amended and Restated Articles of Incorporation of Cornerstone  Realty
           Income Trust, Inc., as amended  (Incorporated by reference to Exhibit
           3.1 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30, 1995; File No. 0-23954).

3.5        Bylaws of  Cornerstone  Realty Income Trust,  Inc.  (Amended  through
           April 26, 1995)(Incorporated by reference to Exhibit 3.2 included in the Registrant's Report on Form 10-Q for the Quarter ended June 30,
           1995; File No. 0-23954).

5 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to the legality of the securities being registered. Filed herewith.

8 Opinion of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters. Filed herewith.

10.1       Advisory  Agreement between the Registrant and Cornerstone  Advisors,
           Inc.  (1,2,3,4)

10.2       Form of Property  Management  Agreement  between the  Registrant  and
           Cornerstone Management Group, Inc. (Exhibit 10.2)***

10.3       Property Acquisition/Disposition Agreement between the Registrant and
           Cornerstone Realty Group, Inc. (1,2,4)

10.4       Cornerstone  Realty Income Trust, Inc. 1992 Incentive Plan.  (Exhibit
           10.5)***

10.5       Cornerstone  Realty Income Trust,  Inc. 1992  Non-Employee  Directors
           Stock Option Plan. (Exhibit 10.6)***

10.6 Registrar, Transfer Agent and Disbursement Agent Agreement between the Registrant and Bankers Trust Company. (Exhibit 10.7)****

10.7       Property  Management   Agreement  dated  June  1,  1993  between  the
           Registrant and  Cornerstone  Management  Group,  Inc. (The
           Hollows Apartments). (Exhibit 10.8)*****

10.8       Property  Management   Agreement  dated  June  1,  1993  between  the
           Registrant and Cornerstone  Management  Group,  Inc. (Polo
           Club Apartments). (Exhibit 10.9)*****

10.9       Property  Management  Agreement  dated  October 1, 1993  between  the
           Registrant  and  Cornerstone     Management   Group,   Inc.
           (Mayflower Seaside Tower Apartments). (Exhibit 10.10)*****

10.10      Property  Management  Agreement  dated  December 7, 1993  between the
           Registrant and Cornerstone  Management  Group, Inc. (Stone
           Ridge Apartments). (Exhibit 10.11)*****


                                                                                   SEQUENTIAL
EXHIBIT                                                                              PAGE
NUMBER                           DESCRIPTION                                         NUMBER
- ------                           -----------                                         ------

10.11      Property  Management  Agreement  dated  December 15, 1993 between the
           Registrant and Cornerstone  Management Group, Inc. (County
           Green Apartments). (Exhibit 10.12)*****

10.12      Property  Management  Agreement  dated  February 1, 1994  between the
           Registrant and  Cornerstone  Management  Group,  Inc.  (Fountain Head
           Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the Registrant's Report on Form 8-K dated March 15, 1994; File No.
           33-51296).

10.13      Form of Amendment and Restatement of Cornerstone Realty Income Trust,
           Inc. 1992 Incentive Plan. (Exhibit 10.14)******

10.14      Form of Amendment and Restatement of Cornerstone Realty Income Trust,
           Inc.  1992  Non-Employee   Directors  Stock  Option  Plan.   (Exhibit
           10.15)******

10.15      Property  Management  Agreement  dated  April 29,  1994  between  the
           Registrant and Cornerstone  Management  Group,  Inc.  (Birdneck Lakes
           Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated April 29, 1994; File No.
           33-51296).

10.16      Property  Management  Agreement  dated  August  1, 1994  between  the
           Registrant and  Cornerstone  Management  Group,  Inc.  (Chase Mooring
           Apartments)(Incorporated by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated August 10, 1994; File No.
           33-51296).

10.17      Property  Management  Agreement  dated  December 9, 1994  between the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (The Trestles
           Apartments)(Incorporated by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated December 30, 1994; File No.
           0-23954).

10.19      Agreement for Appointment of Transfer Agent and Registrar between the
           Company and First Union National Bank of North Carolina (Incorporated by reference to Exhibit 10.19 to the Company's Report on Form 10-K for the Year Ended December 31, 1994; File No. 0-23954).

10.20      Property  Management  Agreement  dated  April  1,  1995  between  the
           Registrant and Cornerstone  Management Group,  Inc.  (Sterling Pointe
           Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the Registrant's Report on Form 8-K dated April 7, 1995; File No.
           0-23954).

10.21      Property  Management  Agreement  dated  June  29,  1995  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Magnolia Run
           Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated July 5, 1995; File No.
           0-23954).

10.22      Property  Management  Agreement  dated  June  21,  1995  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Breckinridge
           Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated July 5, 1995; File No.
           0-23954).

10.23      Property  Management  Agreement  dated  July  18,  1995  between  the
           Registrant and Cornerstone  Management  Group, Inc. (Bay Watch Pointe
           Apartments).  (7)

10.24      Property  Management  Agreement  dated  August 22,  1995  between the
           Registrant and Cornerstone  Management  Group,  Inc. (Hanover Landing
           Apartments). (7)

10.25      Property  Management  Agreement  dated September 22, 1995 between the
           Registrant  and  Cornerstone   Management  Group,  Inc.  (Mill  Creek
           Apartments)(Incorporated herein by reference to Exhibit 10.3 included in the  Registrant's  Report on Form 8-K dated October 26, 1995; File
           No. 0-23954).

                                                                                   SEQUENTIAL
EXHIBIT                                                                              PAGE
NUMBER                           DESCRIPTION                                         NUMBER
- ------                           -----------                                         ------


10.26      Property  Management  Agreement  dated  October 26, 1995  between the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Glen  Eagles
           Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the Registrant's Report on Form 8-K dated October 26, 1995; File
           No. 0-23954).

10.27      Property  Management  Agreement  dated  November 1, 1995  between the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Summer  Hill
           Apartments)(Incorporated herein by reference to Exhibit 10.4 included in the Registrant's Report on Form 8-K dated November 9, 1995; File
           No. 0-23954).

10.28      Property  Management  Agreement  dated  November 1, 1995  between the
           Registrant  and  Cornerstone   Management  Group,  Inc.   (Tradewinds
           Apartments)(Incorporated herein by reference to Exhibit 10.5 included in the  Registrant's  Report on Form 8-K dated November 9, 1995; File
           No. 0-23954).

10.29      Property  Management  Agreement  dated  November 1, 1995  between the
           Registrant  and  Cornerstone   Management   Group,   Inc.  (The  Lake
           Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the  Registrant's  Report on Form 8-K dated November 9, 1995; File
           No. 0-23954).

10.30      Property  Management  Agreement  dated  February 25, 1996 between the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (The  Meadows
           Apartments). (11)

10.31      Property  Management  Agreement  dated  March  1,  1996  between  the
           Registrant and  Cornerstone  Management  Group,  Inc.  (Scarlett Oaks
           Apartments). (12)

10.32      Property  Management  Agreement  dated  March  1,  1996  between  the
           Registrant  and  Cornerstone  Management . Group,  Inc.  (Ashley Park
           Apartments). (12)

10.33      Property  Management  Agreement  dated  March  1,  1996  between  the
           Registrant and Cornerstone  Management  Group,  Inc.  (Colonial Ridge
           Apartments). (12)

10.34      Property  Management  Agreement  dated  April  1,  1996  between  the
           Registrant  and  Cornerstone   Management  Group,  Inc.   (Longmeadow
           Apartments)(Incorporated herein by reference to Exhibit 10.2 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No.
           0-23954).

10.35      Property  Management  Agreement  dated  April  1,  1996  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Trophy Chase
           Apartments)(Incorporated herein by reference to Exhibit 10.4 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No.
           0-23954).

10.36      Property   Management   Agreement  dated  May  1,  1996  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Beacon  Hill
           Apartments)(Incorporated herein by reference to Exhibit 10.6 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No.
           0-23954).

10.37      Property  Management   Agreement  dated  May  31,  1996  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Meadow Creek
           Apartments)(Incorporated herein by reference to Exhibit 10.8 included in the Registrant's Report on Form 8-K dated April 30, 1996; File No.
           0-23954).

10.38      Property   Management   Agreement  dated  May  1,  1996  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Summer  Walk
           Apartments)(Incorporated   herein  by  reference  to  Exhibit   10.10
           included in the Registrant's Report on Form 8-K dated April 30, 1996;
           File No. 0-23954).


                                                                                   SEQUENTIAL
EXHIBIT                                                                              PAGE
NUMBER                           DESCRIPTION                                         NUMBER
- ------                           -----------                                         ------

10.39      Property   Management   Agreement  dated  May  1,  1996  between  the
           Registrant  and  Cornerstone  Management  Group,  Inc.  (Willow Creek
           Apartments)(Incorporated   herein  by  reference  to  Exhibit   10.12
           included  in . the  Registrant's  Report on Form 8-K dated  April 30,
           1996; File No. 0-23954).

16 Letter regarding Change in Certifying Accountant (Incorporated herein by reference to Exhibit 6 included in the Registrant's Report on Form
           8-K dated May 11, 1994; File No. 33-51296).

23.1       Consent  of   McGuire,  Woods,  Battle &  Boothe, L.L.P. (included in
           Exhibits 5 and 8).

23.2       Consent of Ernst & Young LLP. (13)

23.3       Consent of KPMG Peat Marwick LLP. (13)

23.4       Consent of L. P. Martin & Company. (13)

24.1       Power of Attorney of Glade M. Knight. (13)

24.2       Power of Attorney of Stanley J. Olander, Jr. (13)

24.3       Power of Attorney of Martin Zuckerbrod. (13)

24.4       Power of Attorney of Harry S. Taubenfeld. (13)

24.5       Power of Attorney of Penelope W. Kyle. (13)

24.6       Power of Attorney of Glenn W. Bunting. (13)
- -------

(1)   Included in Form S-11 filed on June 30, 1994 (File No. 33-81050).

(2)   Included in Amendment No. 1 to Form S-11 filed on September 19, 1994 (File
      No. 33-81050).

(3)   Included in  Amendment  No. 2 to Form S-11 filed on October 12, 1994 (File
      No. 33-81050).

(4)   Included in Amendment  No. 3 to Form S-11 filed October 28, 1994 (File No.
      33-81050).

(5)   Included in  Post-Effective  Amendment  No. 1 to Form S-11 filed March 31,
      1995 (File No. 33-81050).

(6)   Included in Post-Effective Amendment No. 2 to Form S-11 filed June 2, 1995
      (File No. 33-81050).

(7)   Included in Post-Effective Amendment No. 3 to Form S-11 filed September 5,
      1995 (File No. 33-81050).

(8)   Included in  Post-Effective  Amendment No. 4 to Form S-11 filed  September
      14, 1995 (File No. 33-81050).

(9)   Included in  Post-Effective  Amendment No. 5 to Form S-11 filed October 6,
      1995 (File No. 33-81050).

(10)  Included in Post-Effective  Amendment No. 6 to Form S-11 filed January 10,
      1996 (File No. 33-81050).

(11)  Included in  Post-Effective  Amendment  No. 7 to Form S-11 filed March 29,
      1996 (File No. 33-81050).

(12)  Included in  Post-Effective  Amendment  No. 8 to Form S-11 filed April 15,
      1996 (File No. 33-81050).


(13)  Included in Form S-3 filed on July 9, 1996 (File No. 333-07821).


*     Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      Registration Statement on Form S-11 (File No. 33-51296), as filed with the
      Securities and Exchange Commission on August 25, 1992.

**    Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      (Pre-Effective) Amendment No. 1 to its Registration Statement on Form S-11
      (File No. 33-51296),  as filed with the Securities and Exchange Commission on October 30, 1992.

***   Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      (Pre-Effective) Amendment No. 2 to its Registration Statement on Form S-11
      (File No. 33-51296),  as filed with the Securities and Exchange Commission on December 24, 1992.

****  Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      Post-Effective  Amendment No. 1 to its Registration Statement on Form S-11
      (File No. 33-51296),  as filed with the Securities and Exchange Commission on June 4, 1993.

***** Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      Post-Effective  Amendment No. 4 to its Registration Statement on Form S-11
      (File No. 33-51296),  as filed with the Securities and Exchange Commission on January 24, 1994.

******Incorporated   herein  by  reference   to  the  Exhibit   referred  to  in
      parentheses,   which  was  filed  as  an  Exhibit   to  the   Registrant's
      Post-Effective  Amendment No. 5 to its Registration Statement on Form S-11
      (File No. 33-51296),  as filed with the Securities and Exchange Commission on April 28, 1994.